EXHIBIT 4.1

Share Sale Agreement

Dated 13 MAY 2011 (11:33PM NY time)

GS Power Holdings LLC (“Seller”)

Austar Coal Mine Pty Ltd (“Buyer”)

Yancoal Australia Limited (“Guarantor”)

Mallesons Stephen Jaques

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999

DX 113 Sydney

www.mallesons.com

10658005_12

Share Sale Agreement

Contents

Details		1

General terms		3

1	Interpretation	3

1.1	Definitions	3
1.2	References to certain general terms	16
1.3	Next day	17
1.4	Next Business Day	17
1.5	Headings	17
1.6	Knowledge of Seller	17
1.7	Knowledge of the Buyer	17

2	Sale and purchase of Sale Shares	18

2.1	Sale and purchase	18
2.2	Free from Encumbrance	18
2.3	Seller	19
2.4	Exclusivity Deed	19

3	Conditions Precedent	19

3.1	Conditions precedent to Completion	19
3.2	Reasonable endeavours	20
3.3	Waiver	20
3.4	Right to rectify	21
3.5	Termination of agreement by either party	21
3.6	Break Fee	21
3.7	Effect of termination	21

4	Purchase Price	22

4.1	Syntech Purchase Price	22
4.2	Syntech II Purchase Price	22

5	Completion	22

5.1	Time and place of Completion	22
5.2	Action before Completion	22
5.3	Seller’s obligations	23
5.4	Deliver at Business premises	24
5.5	Buyer’s obligations	24
5.6	Simultaneous actions at Completion	25
5.7	Post-Completion notices	26
5.8	Indemnity for Completion and pre-Completion matters	26

6	Adjustment Statement	27

6.1	Preparation of Adjustment Statement	27
6.2	Seller’s proposed changes to Adjustment Statement	27
6.3	Independent Accountant to decide and costs	27
6.4	Adjustment Amount	27

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7	Default	28

7.1	Failure by a party to Complete	28
7.2	Specific performance or termination	29
7.3	Effect of termination	29

8	Payments and directions	29

8.1	Payments and payment directions on Completion	29
8.2	Method of payment	30
8.3	Notification of Estimated Repayment Amount	30

9	Conduct of business pending Completion	30

9.1	Conduct of business	30
9.2	Access to Business Premises, personnel and Records	32
9.3	Confidentiality undertaking	33

10	Exclusion from liability	33

11	Warranties and representations	33

11.1	Seller	33
11.2	Separate Warranties	33
11.3	Matters disclosed	34
11.4	Buyer’s acknowledgement	34
11.5	Buyer’s representation	35
11.6	Seller’s acknowledgment	35

12	Limitations of Liability	35

12.1	Notice of Claims	35
12.2	Third party Claims	35
12.3	Seller to consider Claims	36
12.4	Seller to defend Claim	37
12.5	Seller not liable	37
12.6	Recovery	38
12.7	Time limit on Claim	38
12.8	Minimum amount of Claim	39
12.9	Maximum Liability	39
12.10	Exclusion of consequential liability	39
12.11	Insured Claim or loss	39
12.12	Breach or act or omission after Completion	40
12.13	Obligation to mitigate	40
12.14	Tax benefit	40

13	Buyer’s warranties	40

14	Guarantee and indemnity	41

14.1	Consideration	41
14.2	Guarantee	41
14.3	Indemnity	41
14.4	Extent of guarantee and indemnity	42
14.5	Obligation to pay interest	42
14.6	Compounding	42
14.7	Payments	42
14.8	No merger	42
14.9	Rights of the Seller are protected	43

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14.10	Guarantor’s rights are suspended	43
14.11	Reinstatement of rights	44
14.12	Costs	44
14.13	Expiry of guarantee and indemnity	44

15	Confidential Information and privacy	45

15.1	Confidential Information	45
15.2	Disclosure of Confidential Information	45
15.3	Use of Confidential Information	45
15.4	Excluded Information	45
15.5	Delivery of materials	45
15.6	Destruction of materials	45
15.7	Enforcement by the Seller	46
15.8	Confidentiality following Completion	46
15.9	Privacy	46
15.10	Use of Personal Information by Seller after Completion	46
15.11	Group Member information following Completion	46
15.12	Disclosure to minority shareholder	47
15.13	Survival of termination	47

16	Announcements	47

16.1	Public announcements	47
16.2	Public announcements required by Law	47

17	GST	47

17.1	Construction	47
17.2	Consideration GST exclusive	48
17.3	Payment of GST	48
17.4	Timing of GST payment	48
17.5	Tax Invoice	48
17.6	Adjustment event	48
17.7	Reimbursements	48

18	Costs and stamp duty	48

18.1	Legal costs	48
18.2	Stamp duty	49

19	Notices and other communications	49

19.1	Form - all communications	49
19.2	Delivery	50
19.3	When effective	50
19.4	When taken to be received	50
19.5	Receipt outside business hours	50

20	No assignment	50

21	Miscellaneous	51

21.1	Discretion in exercising rights	51
21.2	Partial exercising of rights	51
21.3	No liability for loss	51
21.4	Approvals and consents	51
21.5	Conflict of interest	51
21.6	Remedies cumulative	51
21.7	Rights and obligations are unaffected	51

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21.8	Variation and waiver	51
21.9	No merger	51
21.10	Further steps	51
21.11	Entire agreement	52
21.12	Construction	52

22	Governing law and jurisdiction	52

22.1	Governing law	52
22.2	Jurisdiction	52

23	Counterparts	52

24	Supervening legislation	52

Schedule 1 - Sale Shares		53

Part A - Syntech Sale Shares		53

Part B - Syntech II Sale Shares		53

Schedule 2 - Form of officers’ release		54

Schedule 3 - Not used		59

Schedule 4 - Properties		60

Schedule 5 - Subsidiaries		61

Schedule 6 - Warranties		62

Schedule 7 - Security Interests		74

Schedule 8 - Performance Guarantees		80

Schedule 9 - Material Contracts		81

Schedule 10 - Relevant Persons		82

Schedule 11 - Existing Facilities		83

Schedule 12 - Officers		85

Part A - Retiring Officers		85

Part B - Incoming Officers		85

Schedule 13 - Form of release		86

Signing page		91

Annexure A - Last Accounts		92

Annexure B - Data Room		93

Part A - Data Room Index		93

Part B - Requests		93

Annexure C - Estimated Adjustment Statement		94

Annexure D - Adjustment Statement		95

Annexure E - Current Budget		96

Annexure F - Form of Escrow Deed		97

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Share Sale Agreement

Details

Parties	Seller, Buyer and Guarantor

Seller	Name	GS Power Holdings LLC

	Formed in	A limited liability company formed under the laws of the State of Delaware, USA

	Address	200 West Street, New York, NY 10282 - 2198

	Fax	+1 212 256 5669

	Attention	Global Commodities Principal Investments

Buyer	Name	Austar Coal Mine Pty Ltd

	ABN	67 111 910 822

	Incorporated in	Australia

	Address	Suite 1105, Level 11 68 York Street Sydney NSW 2000

	Telephone	+61 2 8243 5330

	Fax	+61 2 8243 5399

	Attention	Laura Zhang

Guarantor	Name	Yancoal Australia Limited

	ABN	82 111 859 119

	Incorporated in	Australia

	Address	Suite 1105, Level 11 68 York Street Sydney NSW 2000

	Telephone	+61 2 8243 5330

	Fax	+61 2 8243 5399

	Attention	Laura Zhang

Recitals	A	Syntech and Syntech II are companies incorporated in Australia and have their registered office at Level 17, 80 Albert Street, Brisbane, Qld, 4001.

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	B	The Syntech Group owns various coal assets located in the Surat Basin, Queensland.

	C	At the date of this agreement Syntech has issued 13,333,333 ordinary shares all of which have been credited as fully paid and Syntech II has issued 3,500,001 ordinary shares all of which have been credited as fully paid.

	D	The Seller has agreed to sell the Seller Sale Shares and to procure the sale of the AMH Shares, and the Buyer has agreed to buy the Sale Shares on the terms of this agreement. The Seller has the right to transfer the Seller Sale Shares to the Buyer and cause the AMH Shares to be transferred to the Buyer.

	E	The Guarantor has agreed to guarantee the obligations of the Buyer and acknowledges incurring obligations and giving rights under this agreement for valuable consideration received from the Buyer.

Governing law	Queensland

Date of agreement	See Signing page

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Share Sale Agreement

General terms

1	Interpretation

1.1	Definitions

These meanings apply unless the contrary intention appears.

Accounting Standards means International Financial Reporting Standards.

Action means an action, dispute, Claim, demand, investigation, inquiry, prosecution, litigation, proceeding, arbitration, mediation or dispute resolution.

Adjustment Amount means the sum of the “Adjustment Amount” for each of Syntech and Syntech II as at the Completion Date, as determined in accordance with Annexure D (“Adjustment Statement”).

Adjustment Statement means a statement prepared under clause 6.1 in relation to each of Syntech and Syntech II, calculating the Adjustment Amount.

Access Facilitation Deed means the access facilitation deed between QRN and Syntech Resources dated 11 September 2009.

Affiliate of a person means any other person, controlled directly or indirectly by the first person, controlling directly or indirectly the first person or directly or indirectly under common control as the first person and the term “control” (including the terms “controlling”, “controlled by” and “under common control”), as used with respect to any person (other than an individual) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise, and shall include, without limitation, the following: (i) direct or indirect ownership of more than 50% of the voting rights of such person, or (ii) the right to appoint the majority of the members of the board of directors (or similar governing body) or to manage on a discretionary basis the assets of such person.

AMH CC means AMH (Chinchilla Coal) Pty Ltd (ACN 124 649 216).

AMH Parties means the holders of the AMH Shares.

AMH Shares means the Sale Shares not held by the Seller.

Approval means any licence, consent, certificate, notification, declaration or other authorisation required for the lawful conduct of the Business.

Assets means the assets from time to time of Syntech, Syntech II and each of their Subsidiaries including:

(a)	all assets included in the Last Accounts except inventory since disposed of in the ordinary course of business;

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(b)	the Properties; and

(c)	the Syntech Group’s interests in the Mining Tenements.

Authorised Officer means, in respect of a party, a director or secretary of the party or a person appointed by the party to act as an Authorised Officer under this agreement.

Authority means any Government Agency responsible for Tax, wherever situated.

Break Fee means $2,000,000.

Business means the exploration and development of coal mines, for the purpose of producing thermal coal in commercial quantities, as it is presently being conducted by Group Members.

Business Day means a day other than a Saturday, Sunday or public holiday in Brisbane, Queensland.

Buyer Relevant Person means a person designated as such in schedule 10 (“Relevant Persons”).

CBA means Commonwealth Bank of Australia (ACN 123 123 124) and its Affiliates.

Claim means any allegation, debt, cause of action, Liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at Law, in equity, under statute or otherwise.

Coal Assets means the aggregate of the proceeds of all coal sales invoiced but not paid and the coal stockpiles (which is all coal that has been extracted including ROM stockpiles (including pithead and ROM (both bypass and non- bypass)), product stockpiles (both bypass and non bypass) and port stockpiles) at Completion.

Completion means completion of the sale and purchase of the Sale Shares, and the repayment of the External Debt from the Repayment Amount, and the payment of the Withholding Tax in accordance with clause 5 (“Completion”), and Complete has a corresponding meaning.

Completion Date means the later to occur of 31 May 2011 and the date which is five Business Days after the satisfaction or waiver of the last Condition Precedent (other than the Condition Precedent set out in clause 3.1(f) which must be satisfied or waived immediately prior to Completion and the Condition Precedent set out in clause 3.1(h), which must be satisfied or waived not more than one Business Day prior to the Completion Date) (as deferred by the operation of clause 3.4(a)(ii)).

Conditions Precedent means the conditions precedent set out in clause 3 (“Conditions Precedent”).

Confidential Information means all Information disclosed to the Buyer or any Affiliate or Representative of the Buyer, under or in connection with this agreement, including:

(a)	information which, either orally or in writing, is designated or indicated as being the proprietary or confidential information of the Seller, any Group Member or any of their Affiliates;

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(b)	information derived or produced partly or wholly from the Information including any calculation, conclusion, summary or computer modelling; and

(c)	information which is capable of protection at Law or equity as confidential information,

whether the Information was disclosed:

(i)	orally, in writing or in electronic or machine readable form;

(ii)	before, on or after the date of this agreement;

(iii)	as a result of discussions between the parties concerning or arising out of the acquisition of the Business; or

(iv)	by the Seller or any of its Representatives, any of its Affiliates, any Representatives of its Affiliates or by any third person.

Constitution means, as the context requires, the constitution of a Group Member.

Contamination means the presence in, on under or emanating from or onto land or waters of a substance at a concentration above which the substance is normally present in, on or under (respectively) land or water or groundwater in the same locality being a presence that presents a significant risk of harm to human health and Contaminated has a similar meaning.

Contribution Amount means $202,500,000.

Convertible Participating Notes means the notes issued under the terms of the Syntech Convertible Participating Note Subscription Agreement and the Syntech II Convertible Participating Note Subscription Agreement.

Corporations Act means the Corporations Act 2001 (Cwlth).

Data Room means the information contained in the Syntech Group virtual data room provided by the Seller to the Buyer and contained on a CD-ROM labelled “Syntech Virtual Data Room”, an index of which is attached in Part A of Annexure B.

Details means the section of this agreement headed “Details”.

Disclosure Letter means the letter from the Seller addressed to the Buyer and dated and delivered to it before the date of this agreement in the form agreed between the Seller and the Buyer and includes all of its schedules and annexures.

Disclosure Material means:

(a)	all of the information and material which was contained in the Data Room including the Requests; and

(b)	the matters disclosed in the Disclosure Letter.

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Due Diligence means the enquiries and investigations into the Syntech Group carried out by the Buyer and its Representatives.

Duty means any stamp, transaction or registration duty or similar charge which is imposed by any Government Agency and includes, but is not limited to, any interest, fine, penalty, charge or other amount which is imposed in that regard.

Employees means all the employees set out in the letter from the Seller to the Buyer on or about the date of this agreement.

Encumbrance means any:

(a)	security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power, title retention or flawed deposit arrangement; or

(b)	right, interest or arrangement which has the effect of giving another person a preference, priority or advantage over creditors including any right of set-off; or

(c)	right that a person (other than the owner) has to remove something from land (known as a profit a prendre), easement, public right of way, restrictive or positive covenant, lease, or licence to use or occupy; or

(d)	third party right or interest or any right arising as a consequence of the enforcement of a judgment,

or any agreement to create any of them or allow them to exist.

End Date means 14 August 2011 or the date which results under the operation of clause 3.4(a)(ii), unless the parties agree otherwise.

Environment means all of the physical surroundings of humans including:

(a)	land, water, atmosphere, climate, sound, odour and taste;

(b)	the biological factors of animals and plants; and

(c)	the social factor of aesthetics affecting any human individually or in their social groupings.

Environmental Law means any Law (including the Laws of tort, negligence and nuisance) whose purpose is to protect, or prevent pollution of, the Environment.

Escrow Account means the bank account maintained by the Escrow Holder pursuant to the Escrow Deed.

Escrow Deed means the Escrow Deed dated on or after the date of this agreement between the Escrow Holder, the Buyer and the Seller, substantially in the form set out in Annexure F (with such other amendments as requested by the Escrow Holder and agreed to by the Buyer and the Seller).

Escrow Holder means Computershare Investor Services Pty Limited.

Estimated Adjustment Amount has the meaning given to that phrase in clause 5.2(a).

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Estimated Adjustment Statement has the meaning given to that phrase in clause 5.2(a).

Estimated Repayment Amount means the amount of the Contribution Amount plus the Estimated Adjustment Amount, less the Estimated Withholding Tax.

Estimated Restructure Fee has the meaning set out in the Restructure Deed.

Estimated Withholding Tax has the meaning given to that phrase in clause 5.2(a).

Excluded Information means Confidential Information which:

(a)	is in or becomes part of the public domain other than through breach of this agreement or an obligation of confidence owed to the Seller or any Affiliate of the Seller;

(b)	the Buyer can prove by contemporaneous written documentation was already known to it at the time of disclosure by the Seller or its Affiliates or Representatives (unless such knowledge arose from disclosure of information in breach of an obligation of confidentiality); or

(c)	the Buyer acquires from a source other than the Seller or any Affiliate or Representative of the Seller where such source is entitled to disclose it.

Exclusivity Deed means the exclusivity deed between the Buyer, the Seller, Syntech and Syntech II dated 11 April 2011.

Existing Facilities means the existing facilities which are set out in schedule 11 (“Existing Facilities”).

Existing Shareholder Agreements means each of the shareholders agreement dated 22 March 2007 in relation to Syntech and the shareholders agreement dated 29 June 2007 in relation to Syntech II.

External Debt means all amounts of principal and interest owing by Syntech as at the Completion Date under the Existing Facilities and under the Reimbursement Facilities.

External Debt Repayment means the repayment by Syntech of the External Debt from the Repayment Amount on the Completion Date, immediately following the transfer of Sale Shares to the Buyer, in accordance with the repayment schedule set out in schedule 11 (“Existing Facilities”).

External Financiers means GS, the Seller and CBA.

Feasibility Funding Facility means the facility established by the Feasibility Funding Facility Agreement between Gladstone Ports Corporation Limited (ACN 131 965 896) and Syntech Resources dated October 2008.

Government Agency means any government, governmental, semi- governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity, and includes any other person authorised by law to give consents or impose requirements in connection with the Environment.

Group Member means, subject to clauses 2.3(a) and (b), any member of the Syntech Group.

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GS means The Goldman Sachs Group, Inc.

GS Encumbrances means the Security Interests granted by a Group Member in favour of GS, the Seller or any Affiliate of either of them.

GST means a goods and services or similar tax imposed in Australia.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cwlth).

Guarantee means the guarantee and indemnity in clause 14 (“Guarantee and indemnity”).

Hazardous Substances means any natural or artificial substance which is capable of causing harm or damage to human health or welfare.

Incoming Directors means the persons nominated by the Buyer as the directors of each Group Member as from Completion as set out in Part C of schedule 12 (“Officers”).

Independent Accountant means the Managing Partner of the Brisbane office of BDO Australia Limited or a person within the Brisbane office of BDO Australia Limited nominated by such Managing Partner.

Information means all information regardless of its Material Form relating to or developed in connection with:

(a)	the Business, technology or other affairs of the Seller or the Syntech Group; or

(b)	any systems, technology, ideas, concepts, know-how, techniques, designs, specifications, blueprints, tracings, diagrams, models, functions, capabilities and designs (including computer software, manufacturing processes or other information embodied in drawings or specifications), intellectual property or any other information which is marked “confidential” or is otherwise indicated to be subject to an obligation of confidence owned or used by or licensed to the Seller or the Syntech Group.

Interest Rate means the rate of interest applying to each daily balance at the rate of 4% per annum above the 60 day Bank Bill Swap Reference Rate last published on or before that day in The Australian Financial Review (or if that rate has not been published, another rate set by the Seller in good faith).

Joint Venture Agreement means the joint venture agreement between Chandail Pty Ltd (ACN 069 631 250), Ecarlate Pty Ltd (ACN 071 377 761) (together the Original Developers) and Australian Mining Holdings Pty Ltd (ACN 105 871 270) dated 28 December 2005.

Last Accounts means:

(a)	the audited consolidated balance sheet of Syntech and Syntech II as at the Last Balance Date and the audited consolidated profit and loss statement and audited consolidated statement of cash flows for the 12 months ending on the Last Balance Date; and

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(b)	applicable notes to each of the financial statements required by the Accounting Standards,

copies of which are attached as Annexure A.

Last Balance Date means 30 June 2010.

Law includes:

(a)	any relevant law, regulation, authorisation, ruling, judgment, order or decree of any Government Agency; and

(b)	any relevant statute, regulation, proclamation, ordinance or by-law in:
(i)	Australia; or

(ii)	any other jurisdiction.

Liability means any liability or obligation (whether actual, contingent or prospective), including for any Loss irrespective of when the acts, events or things giving rise to the liability occurred.

Loss means all damage, loss, cost and expense (including legal costs and expenses of whatsoever nature or description).

MAC Cure Period has the meaning set out in clause 3.4(a)(i).

MAC Event Cure has the meaning set out in clause 3.4(a)(i).

MAC Event Notice has the meaning set out in clause 3.4(a).

Mallesons means Mallesons Stephen Jaques, solicitors to the Seller.

Material Adverse Change means Specified Events that, individually or when aggregated with all such events, have or would reasonably be expected to have a materially adverse effect on the business, financial condition or results of operations, trading or financial position, assets or liabilities of, the Syntech Group taken as a whole, which are materially adversely affected for a material period of time, but does not include:

(a)	any change in economic conditions generally, or in the industry in which the Syntech Group operates and which does not have a materially disproportionate effect on Syntech or the Syntech Group;

(b)	any change in any Laws (including Environmental Laws), or any new Laws (including Environmental Laws), being passed or coming into effect or proposed or promulgated by any Government Agency or person;

(c)	any change in the international, national, regional or local markets for the price of coal generally;

(d)	any changes in the costs of commodities, services, equipment, materials or supplies, including fuel and other consumables, or changes in the price of energy or other commodities produced utilising coal;

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(e)	any matter relating to the rate at which United States dollars or Chinese currency can be exchanged for Australian dollars or vice versa;

(f)	any matter publicly disclosed on or before the date of this agreement;

(g)	any change in generally accepted accounting policies applicable to Syntech or the Syntech Group;

(h)	the failure by Syntech or the Syntech Group to meet any public projections, forecasts or estimates of earnings or revenues (it being agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from this clause may be taken into account in determining whether a material adverse change has occurred for the purpose of this clause);

(i)	any change occurring directly or indirectly as a result of any matter, event or circumstance contemplated by this agreement or the transactions contemplated by them;

(j)	any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement of the transactions contemplated by this agreement (including any cancellations of or delays in customer orders, any reductions in sales, any disruption in supplier, distributor, contractor, transportation, port, partner or similar relationships or any loss of employees); or

(k)	any of the following causes provided that they are outside the reasonable control of the affected party, and could not have been prevented or avoided by that party taking all reasonable steps:

(i)	war (declared or undeclared), invasion, act of a foreign enemy, hostilities between nations, civil insurrection or militarily usurped power; or

(ii)	act of public enemy, sabotage, malicious damage, terrorism or civil unrest,

provided, however that any such causes do not primarily relate only to Syntech or the Syntech Group taken as a whole compared to other companies of similar size operating in the mining industry.

Material Contracts means those contracts set out at schedule 9 (“Material Contracts”).

Material Form includes any form (whether visible or not) of storage from which reproductions can be made.

Mineral Resources Act means Mineral Resources Act 1989 (Qld).

Mining Tenement means:

(a)	Syntech Resources’ right, title and interest in Exploration Permit for Coal number 732 and Mining Lease number 50233;

(b)	Syntech II and its Subsidiaries’ right, title and interest in Exploration Permit for Coal numbers 873 and 562 and Mineral Development Licence numbers 246 and 247;

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(c)	any mining lease or tenement issued:

(i)	in renewal or substitution or replacement of the tenements referred to in paragraphs (a) or (b) or upon a consolidation, subdivision or variation of any of those tenements; or

(ii)	over any part of the same ground as the tenements referred to in paragraphs (a) or (b); and

(d)	any other tenement, issued and held under the Mineral Resources Act in the name of any Group Member.

NDRC means the National Development and Reform Commission of the People’s Republic of China.

Notices means any Claim, demand, action, suit or order concerning the Environment made by a Government Agency.

Payables means all amounts due in respect of the Business as at Completion, but excludes:

(a)	any termination or redundancy payment made to any employee of any Group Member as a result of the transaction contemplated by this agreement;

(b)	all amounts (including any termination fees) in relation to the Existing Facilities;

(c)	the guarantee payment in kind fee payable to the Seller in relation to the Reimbursement Facilities; and

(d)	the Bank Guarantee amounts in relation to the Feasibility Funding Facility owing to Gladstone Ports Corporation Limited (ACN 131 965 896).

Performance Guarantees means the guarantees issued by Syntech, CBA or by GS or any of its Affiliates on behalf of Syntech, Syntech II or any of their Subsidiaries, to various third parties as set out in schedule 8 (“Performance Guarantees”).

Personal Information means information or an opinion (including information or an opinion forming part of a database), whether true or not, and whether recorded in a Material Form or not, about an individual whose identity is apparent, or can reasonably be ascertained, from the information or opinion.

Privacy Laws means:

(a)	the Privacy Act 1988 (Cwlth);

(b)	any other requirement under Australian Law, industry code, policy or statement relating to the handling of Personal Information.

Project means the Cameby Downs, Sefton Park, Chinchilla and Rywung coal related projects relating to mining tenements in the Surat Basin in Queensland, Australia comprising the exploration and development of a coal mine and the construction and operation of associated infrastructure and facilities, as currently conducted by the Syntech Group.

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Project Area means:

(a)	the areas where any Group Member is entitled to explore the feasibility of conducting mining operations in accordance with the Mining Tenements;

(b)	the areas where any Group Member is entitled to conduct mining operations in accordance with the Mining Tenements; and

(c)	any freehold, leasehold and other land in respect of which any Group Member has:

(i)	an interest; or

(ii)	an easement; or

(iii)	a right of access to or entry upon,

for the purposes of the exploration, development and operation of the Mining Tenements. The Project Area does not include the Syntech Group’s interests in its head office location.

Properties means the interests of each Group Member in real property set out in schedule 4 (“Properties”).

QRN means QR Network Pty Ltd (ACN 132 181 116).

Records means originals and copies, in any Material Form, of all books, files, reports, records, correspondence, documents and other material of or used by the Syntech Group and includes:

(a)	minute books, statutory books and registers, books of account and copies of taxation and other returns;

(b)	all sales and purchasing records, contracts, designs and working papers;

(c)	all trading and financial and accounting records; and

(d)	all information with respect to the Mining Tenements including, but not limited to, all surveys, maps, mosaics, aerial photographs, electromagnetic tapes, electromagnetic or optical disks, sketches, drawings, memoranda, drill cores, logs of drill cores, geophysical, geological or drill maps, sampling and assay reports, notes and other relevant information and data in whatever form.

Receivables means the sum of the cash, accounts receivables and Stock in Hand of Syntech or Syntech II (as the case may be), as determined in accordance with Annexure C and D, but excluding the Bank Guarantee amounts receivable in relation to the Feasibility Funding Facility.

Recovered Sum means the amount recovered by the Buyer under clause 12.6 (“Recovery”).

Reimbursement Facilities means the documents or agreements referred to in the table under the heading “Reimbursement Facilities” in schedule 11 (“Existing Facilities”).

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Related Body Corporate has the meaning it has in the Corporations Act.

Repayment Amount means the amount of the Contribution Amount plus the Adjustment Amount, less the Withholding Tax.

Representative of a party includes:

(a)	an Affiliate of the party; and

(b)	an employee, agent, officer, director, managing director, auditor, adviser, partner, associate, consultant, joint venturer or sub-contractor of that party or of an Affiliate of that party.

Requests means the requests for information made by the Buyer and the responses provided by the Seller in the Due Diligence process set out in the table in Part B of Annexure B.

Restructure Deed means the document between Syntech, Syntech II, GS and the Seller pursuant to which (amongst other things) the Convertible Participating Notes and the Warrants are cancelled and certain debts of the Syntech Group are forgiven immediately prior to Completion.

Restructure Fee has the meaning set out in the Restructure Deed.

Retiring Directors means the existing directors or company secretary of each Group Member listed in Part A of schedule 12 (“Officers”).

Sale Shares means all of the issued share capital in Syntech and Syntech II.

SASAC means the Shandong Branch of the State-owned Assets Supervision and Administration Commission of the People’s Republic of China.

Security Interests means the security interests set out in schedule 7 (“Security Interests”) which have been granted by the Syntech Group for the benefit of CBA, GS and the Seller or any Affiliate of either thereof.

Seller Relevant Person means a person designated as such in schedule 10 (“Relevant Persons”).

Seller Sale Shares means the Sale Shares in respect of which the Seller is the registered shareholder.

Specified Events means an event, occurrence or matter that:

(a)	occurs after the date of this agreement;

(b)	occurs before the date of this agreement but is only announced or publicly disclosed after the date of this agreement; or

(c)	will or is likely to occur after the date of this agreement and which has not been publicly announced prior to the date of this agreement,

but in the case of paragraphs (b) and (c) above, does not include any event, occurrence or matter that was known by the Buyer or a Buyer Relevant Person.

Subsidiaries means any subsidiaries of Syntech or Syntech II, as the case may be, including all of the bodies corporate described in schedule 5 (“Subsidiaries”) for Syntech or Syntech II, respectively, and Subsidiary means any one of those bodies corporate.

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Syntech means Syntech Holdings Pty Ltd (ABN 21 123 782 445).

Syntech II means Syntech Holdings II Pty Ltd (ABN 30 126 174 847).

Syntech Convertible Participating Note Subscription Agreement means the Convertible Participating Note Subscription Agreement dated 22 March 2007 to which Syntech, the Seller and others are party.

Syntech II Convertible Participating Note Subscription Agreement means the Convertible Participating Note Subscription Agreement dated 29 June 2010 to which Syntech II, the Seller and others are party.

Syntech AMH Shares means the Syntech Sale Shares not held by the Seller.

Syntech II AMH Shares means the Syntech II Sale Shares not held by the Seller.

Syntech Group means, subject to clause 2.3(a) and (b), Syntech, Syntech II and each of their Subsidiaries.

Syntech Option Deed (Additional Funding Warrants) means the Syntech Holdings Option Deed (Funding Warrants) between Syntech and the Seller dated 11 November 2010.

Syntech II Option Deed (Additional Funding Warrants) means the Syntech Holdings II Option Deed (Funding Warrants) between Syntech II and the Seller dated 11 November 2010.

Syntech Option Deed (Additional Guarantee Warrants) means the Syntech Holdings Option Deed (Additional Guarantee Warrants) between Syntech and the Seller dated 15 September 2010.

Syntech II Option Deed (Additional Guarantee Warrants) means the Syntech Holdings II Option Deed (Additional Guarantee Warrants) between Syntech II and the Seller dated 15 September 2010.

Syntech Option Deed (Funding Warrants) means the Syntech Holdings Option Deed (Funding Warrants) between Syntech and the Seller dated 20 August 2009.

Syntech II Option Deed (Funding Warrants) means the Syntech Holdings II Option Deed (Funding Warrants) between Syntech II and the Seller dated 20 August 2009.

Syntech Option Deed (Guarantee Warrants) means the Syntech Holdings Option Deed (Guarantee Warrants) between Syntech and the Seller dated 20 August 2009.

Syntech II Option Deed (Guarantee Warrants) means the Syntech Holdings II Option Deed (Guarantee Holdings) between Syntech II and the Seller dated 20 August 2009.

Syntech Purchase Price has the meaning given to that term in clause 4.1. Syntech II Purchase Price has the meaning given to that term in clause 4.2.

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Syntech Sale Shares means all of the issued shares in the capital of Syntech, being all of the Syntech Seller Sale Shares and the Syntech AMH Shares as set out in schedule 1 (“Sale Shares”).

Syntech II Sale Shares means all of the issued shares in the capital of Syntech II, being all of the Syntech II Seller Sale Shares and the Syntech II AMH Shares as set out in schedule 1 (“Sale Shares”).

Syntech Resources means Syntech Resources Pty Ltd (ACN 095 102 971).

Syntech Seller Sale Shares means the Syntech Sale Shares held by the Seller.

Syntech II Seller Sale Shares means the Syntech II Sale Shares held by the Seller.

Syntech Tax Warranties means the warranties given by the Seller in paragraph 14 of schedule 6 (“Warranties”) in respect of Syntech and its Subsidiaries only.

Syntech II Tax Warranties means the warranties given by the Seller in paragraph 14 of schedule 6 (“Warranties”) in respect of Syntech II and its Subsidiaries only.

Syntech Title Warranties means the warranties given by the Seller in paragraph 2.2 of schedule 6 (“Warranties”) in respect of Syntech and its Subsidiaries only, and Syntech Title Warranty has a corresponding meaning.

Syntech II Title Warranties means the warranties given by the Seller in paragraph 2.2 of schedule 6 (“Warranties”) in respect of Syntech II and its Subsidiaries only, and Syntech II Title Warranty has a corresponding meaning.

Syntech Warranties means the warranties and representations in this agreement including clause 11 (“Warranties and representations”) and schedule 6 (“Warranties”) which are given by the Seller in respect of Syntech and its Subsidiaries only, and Syntech Warranty has a corresponding meaning.

Syntech II Warranties means the warranties and representations in this agreement including clause 11 (“Warranties and representations”) and schedule 6 (“Warranties”) which are given by the Seller in respect of Syntech II and its Subsidiaries only, and Syntech II Warranty has a corresponding meaning.

Tax means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding, which is assessed, levied, imposed or collected by any Authority and includes, but is not limited to any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of any of the above but excludes Duty.

Tax Act means the Income Tax Assessment Act 1936 (Cwlth) or the Income Tax Assessment Act 1997 (Cwlth), as the context requires.

Tax Benefit for a company includes:

(a)	the amount of an allowable rebate, credit, or refund for the Group Member or a Related Body Corporate of the Group Member; and

(b)	an amount equal to an allowable deduction (including, but not limited to, amortisation and depreciation), relief or other allowance, for any income year for the Group Member or a Related Body Corporate of the Group Member, multiplied by the income tax rate applicable to companies at the time the benefit arises.

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Tax Warranties means the Syntech Tax Warranties and the Syntech II Tax Warranties and Tax Warranty has a corresponding meaning.

Title Warranties means the Syntech Title Warranties and the Syntech II Title Warranties and Title Warranty has a corresponding meaning.

Warranties means the Syntech Warranties and the Syntech II Warranties and Warranty has a corresponding meaning.

Warrants means the options issued under the Syntech Option Deed (Funding Warrants), Syntech II Option Deed (Funding Warrants), Syntech Option Deed (Additional Funding Warrants), Syntech II Option Deed (Additional Funding Warrants), Syntech Option Deed (Guarantee Warrants), Syntech II Option Deed (Guarantee Warrants), Syntech Option Deed (Additional Guarantee Warrants), Syntech II Option Deed (Additional Guarantee Warrants).

Withholding Tax means all withholding tax that is required to be withheld from any repayment in respect of the External Debt by any Group Member, and remitted to the relevant Government Agency.

1.2	References to certain general terms

Unless	the contrary intention appears, a reference in this agreement to:

(a)	(clauses, annexures and schedules) a clause, annexure or schedule is a reference to a clause in or annexure or schedule to this agreement;

(b)	(variations or replacements) a document (including this agreement) includes any variation or replacement of it;

(c)	(reference to statutes) a statute, ordinance, code or other Law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d)	(singular includes plural) the singular includes the plural and vice versa;

(e)	(person) the word “person” includes an individual, a firm, a body corporate, a partnership, joint venture, an unincorporated body or association, or any Government Agency;

(f)	(executors, administrators, successors) a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(g)	(two or more persons) an agreement, representation or Warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(h)	(US dollars) US$ is a reference to the lawful currency of the United States of America;

(i)	(Australian dollars) $, Australian dollars or A$ is a reference to the lawful currency of Australia;

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(j)	(calculation of time) a period of time dating from a given day or the day of an act or event is to be calculated exclusive of that day;

(k)	(time) a reference to time is a reference to the time in Brisbane, Queensland, Australia;

(l)	(reference to a day) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(m)	(accounting terms) an accounting term is a reference to that term as it is used in accounting standards under the Corporations Act or, if not inconsistent with those standards, in accounting principles and practices generally accepted in Australia;

(n)	(meaning not limited) the words “include”, “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind; and

(o)	(External Debt and Withholding Tax) a reference to “Withholding Tax” is a reference to that part of the External Debt that represents interest that is required to be withheld by the payer and paid to the Commissioner of Taxation in accordance with the Tax Act. Where the terms “External Debt” and “Withholding Tax” are used together in this agreement, the quantum of such “External Debt” should be reduced by that amount of interest that would need to be withheld and therefore constitute “Withholding Tax”.

1.3	Next day

If an act under this agreement to be done by a party on or by a given day is done after 5.30pm on that day, it is taken to be done on the next day.

1.4	Next Business Day

If an event must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day.

1.5	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this agreement.

1.6	Knowledge of Seller

All references to matters known to the Seller, or to similar effect, means that a Seller Relevant Person is actually aware of the relevant matter, including matters notified to it by Brett Purkiss or Paul Kelly.

1.7	Knowledge of the Buyer

All references to matters known to the Buyer, or to similar effect, means that a Buyer Relevant Person is actually aware of the relevant matter.

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2	Sale and purchase of Sale Shares

2.1	Sale and purchase

The Buyer and the Seller agree that on Completion:

(a)	the Buyer shall:

(i)	buy the Sale Shares;

(ii)	procure that the External Debt is repaid from the Repayment Amount in accordance with the repayment schedule set out in schedule 11 (“Existing Facilities”);

(iii)	procure that any outstanding Withholding Tax is remitted to the relevant Government Agency; and

(iv)	procure that the Restructure Fee (if any) is paid from the Repayment Amount to the Seller by Syntech and Syntech II; and

(b)	the Seller shall sell the Seller Sale Shares, and procure the sale of the AMH Shares, to the Buyer,

on the terms and conditions of this agreement.

2.2	Free from Encumbrance

Subject to:

(a)	the deposit by the Buyer of the sum of the Contribution Amount and the Estimated Adjustment Amount into the Escrow Account not more than one Business Day prior to the Completion Date in accordance with the terms of the Escrow Deed;

(b)	the repayment of the External Debt from the Repayment Amount in accordance with the repayment schedule set out in schedule 11 (“Existing Facilities”);

(c)	the payment of the Withholding Tax to the relevant Government Agency; and

(d)	the payment of the Restructure Fee (if any) from the Repayment Amount to the Seller,

the Seller must on the Completion Date:

(b)	transfer the Seller Sale Shares; and

(c)	procure that the AMH Shares are transferred,

to the Buyer free from any Encumbrance and with all rights, including dividend rights, attached or accruing to them on and from the Completion Date.

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2.3	Seller

In this agreement:

(a)	(Syntech Warranties) for the purposes of the Syntech Warranties in schedule 6, a reference to “Syntech Group” is a reference to Syntech and its Subsidiaries and a reference to “Group Member” is a reference to any one of Syntech or its Subsidiaries; and

(b)	(Syntech II Warranties) for the purposes of the Syntech II Warranties in schedule 6, a reference to “Syntech Group” is a reference to Syntech II and its Subsidiaries and a reference to “Group Member” is a reference to any one of Syntech II or its Subsidiaries.

2.4	Exclusivity Deed

(a)	The Exclusivity Deed is terminated on execution of this agreement by the Buyer and the Seller and despite anything to the contrary in the Exclusivity Deed, no term of the Exclusivity Deed survives termination of that document.

(b)	Each party represents to each other party that, immediately prior to the execution of this agreement, it has complied with all of its obligations under the Exclusivity Deed.

3	Conditions Precedent

3.1	Conditions precedent to Completion

Completion is conditional on the satisfaction or waiver of the following conditions precedent:

(a)	(Restructure Deed) as a condition for the benefit of the Buyer and the Seller, the Restructure Deed being executed by all parties to it;

(b)	(FIRB approval) as a condition for the benefit of the Seller, either:

(i)	the Treasurer of the Commonwealth of Australia (or his delegate) gives written advice which is unconditional or subject only to conditions acceptable to the Buyer that there are no objections under Australia’s foreign investment policy to the proposed acquisition by the Buyer of the Sale Shares; or

(ii)	after notice of the proposed acquisition of the Sale Shares has been given by the Buyer to the Treasurer of the Commonwealth of Australia under the Foreign Acquisitions and Takeovers Act 1975 (Cwlth), the Treasurer ceases to be empowered to make any order under Part II of that Act because of lapse of time;

(c)	(NDRC approval) as a condition for the benefit of the Seller, the NDRC approve the execution of this agreement and Completion of the transaction contemplated by the agreement;

(d)	(SASAC Approval) as a condition for the benefit of the Seller, the SASAC approve the transaction contemplated by the agreement;

(e)	(Joint Venture Agreement) as a condition for the benefit of the Buyer, that AMH CC has elected the Royalty as the Nominated Payment (as each of those terms are defined in the Joint Venture Agreement) under clause 6.4 of the Joint Venture Agreement;

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(f)	(no Material Adverse Change) as a condition for the benefit of the Buyer, and subject to clause 3.4, no Material Adverse Change having occurred between the date of this agreement and Completion which is continuing as at the time immediately before Completion;

(g)	(Performance Guarantees) as a condition for the benefit of the Seller, the termination, cancellation or return to the Seller (either unconditionally or conditional only on Completion occurring) of all Performance Guarantees;

(h)	(escrow) as a condition for the benefit of the Seller, the Escrow Deed having been executed by all parties to it, and the Buyer having deposited the sum of the Contribution Amount and the Estimated Adjustment Amount into the Escrow Account of the Escrow Holder in accordance with the terms of the Escrow Deed;

(i)	(payment of Duty) as a condition for the benefit of the Seller, the Buyer having lodged this agreement for payment of Duty, and paid any Duty payable in respect of the transfer of the Sale Shares contemplated by this agreement, prior to Completion; and

(j)	(other) any other Condition Precedent agreed in writing between the parties.

3.2	Reasonable endeavours

(a)	Each party must use its reasonable endeavours to obtain the satisfaction of the Conditions Precedent, including procuring performance by a third party. The parties must keep each other informed of any circumstances which may result in any Condition Precedent not being satisfied in accordance with its terms.

(b)	The Buyer agrees to provide the Seller, Syntech and Syntech II with a reasonable opportunity to review any application to be made by the Buyer to give effect to the transactions contemplated by this agreement (including those referred to in clauses 3.1(b), (c) and (d) (with any redactions necessary to protect any commercially sensitive information)).

3.3	Waiver

(a)	The Buyer may waive the Conditions Precedent set out at clauses 3.1(e) and (f).

(b)	The Seller may waive the Conditions Precedent set out at clauses 3.1 (g), (h) and (i). A waiver of clause 3.1(g) may be conditional on GS Encumbrances remaining in place or other arrangements being entered into by GS and its Affiliates and the Buyer and any relevant Group Member which are to the satisfaction of the Seller.

(c)	The Buyer and the Seller may waive the Conditions Precedent set out at clauses 3.1(a) and (j).

(d)	No party may waive the Conditions Precedent set out at clauses 3.1 (b), (c) and (d).

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3.4	Right to rectify

(a)	If a Material Adverse Change occurs and the Buyer gives the Seller notice in writing of the Material Adverse Change (specifying, in reasonable detail, the circumstances known to the Buyer giving rise to the Material Adverse Change) (“MAC Event Notice”) before the time proposed for Completion then:

(i)	the Seller is entitled during the period from the date of receipt of the MAC Event Notice until 30 days after that date (“MAC Cure Period”) to effect a cure of the Material Adverse Change (“MAC Event Cure”); and

(ii)	if the proposed Completion Date occurs during the MAC Cure Period, the proposed Completion Date is deferred by 30 days and if that date is after the End Date, the End Date is deferred to the last day of the next calendar month.

(b)	If the Seller effects a MAC Event Cure during the MAC Cure Period, it is to be treated as if no Material Adverse Change had taken place.

3.5	Termination of agreement by either party

If any of the Conditions Precedent are not satisfied by 11pm on the End Date (or any later date agreed by the Seller and the Buyer) and, where applicable, have not been waived by the relevant party entitled to waive the Condition Precedent in accordance with clause 3.3 then, if the party who wishes to terminate this agreement has complied with clause 3.2 and if the Condition Precedent that has not been satisfied is expressed to be for that party’s benefit, this agreement may be terminated at any time before Completion by notice given by that party to the other parties.

3.6	Break Fee

If the Seller has elected to terminate this agreement under clause 3.5 or clause 7 then, provided there is no material default in relation to clause 5.3 by the Seller, the Buyer must pay the Break Fee to the Seller within 14 days of being notified by the Seller that the agreement is terminated.

3.7	Effect of termination

If this agreement is terminated under clause 3.5 then, in addition to any other rights, powers or remedies provided by Law:

(a)	each party is released from its obligations under this agreement other than in relation to clauses 3.6, 15 and 18; and

(b)	the Buyer must return to the Seller all documents and other materials in any medium in its possession, power or control or in the possession, power or control of its Affiliate or any Representative of the Buyer or any of their Affiliates which contain any information relating to the Syntech Group, including all Data Room information.

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4	Purchase Price

4.1	Syntech Purchase Price

The price payable for the Syntech Sale Shares is $1.00 (“Syntech Purchase Price”).

4.2	Syntech II Purchase Price

The price payable for the Syntech II Sale Shares is $1.00 (“Syntech II Purchase Price”).

5	Completion

5.1	Time and place of Completion

Completion will take place at 10am on the Completion Date at the offices of Mallesons in Sydney, or any other time and place agreed between the Seller and the Buyer, but in any event no later than 11pm on the End Date.

5.2	Action before Completion

(a)	At least 10 Business Days prior to Completion and in any event prior to the Buyer depositing the sum of the Contribution Amount and the Estimated Adjustment Amount into the Escrow Account in accordance with the terms of the Escrow Deed, the Seller must deliver to the Buyer:

(i)	a written estimate of the Adjustment Amount by completing the column entitled “Estimate as at Completion Date ($m) in Annexure C (“Estimated Adjustment Statement”) on the basis that this is calculated immediately prior to Completion (“Estimated Adjustment Amount”);

(ii)	a written estimate of the Withholding Tax (“Estimated Withholding Tax”) together with reasonable supporting material to enable the Buyer to understand the calculation to be paid by Syntech and/or Syntech II on Completion; and

(iii)	written notice of the Estimated Restructure Fee together with reasonable supporting material to enable the Buyer to understand the calculation to be paid by Syntech and/or Syntech II on Completion.

(b)	Except as expressly provided in Annexure C, the Estimated Adjustment Statement is to prepared on a consistent basis with the January 2011 management accounts and otherwise in accordance with the Accounting Standards. The Buyer has 24 hours from receipt of the Sellers’ Estimated Adjustment Amount, Estimated Withholding Tax or Estimated Restructure Fee provided under clause 5.2(a) to advise the Seller of any changes that it considers should be made to the Estimated Adjustment Statement, Estimated Withholding Tax or Estimated Restructure Fee. If no notice is given, then the Estimated Adjustment Statement, Estimated Withholding Tax and Estimated Restructure Fee is deemed to be agreed by the parties. If notice is given, then the Seller must consider the changes to the Estimated Adjustment Statement, Estimated Withholding Tax or Estimated Restructure Fee requested by the Buyer, however if the Estimated Adjustment Statement, Estimated Withholding Tax or Estimated Restructure Fee is not agreed within 24 hours of the Buyer’s request, then the Estimated Adjustment Statement, Estimated Withholding Tax or Estimated Restructure Fee to be used is that as determined by the Seller.

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5.3	Seller’s obligations

On Completion, the Seller must:

(a)	(transfer of Seller Sale Shares) deliver to the Buyer duly executed transfers in favour of the Buyer (or as it may direct) of the Seller Sale Shares and the share certificates for the Seller Sale Shares;

(b)	(transfer of AMH Shares) procure that the following are delivered to the Buyer:

(i)	transfer forms for the AMH Shares duly executed by the relevant shareholder, or executed under power of attorney, in favour of the Buyer (or as it may direct); and

(ii)	the certificates for the AMH Shares, or evidence of destruction or loss of the certificates;

(c)	(resignations) deliver to the Buyer written resignations of the Retiring Directors of each Group Member;

(d)	(directors’ resolution of Syntech and Syntech II) deliver to the Buyer a certified copy of a resolution of directors of Syntech and Syntech II resolving that:

(i)	subject to the payment of stamp duty, the transfer of the Sale Shares will be registered; and

(ii)	subject to the Constitution, each of the Incoming Directors be appointed, and the resignation of the Retiring Directors be accepted, all with effect from the payments under clause 5.5(c) being made, but so that a properly constituted board of directors is in existence at all times;

(e)	(registration of Sale Shares) procure that, provided stamp duty has been paid, the transfer of the Sale Shares are registered in the relevant Syntech or Syntech II share register;

(f)	(resolution of directors of each Subsidiary) deliver to the Buyer a certified copy of a resolution of directors of each Subsidiary of Syntech and Syntech II, resolving that, subject to the Constitution, each of the Incoming Directors be appointed, and the resignation of the Retiring Directors be accepted, all with effect from the payments under clause 5.5(c) being made, but so that a properly constituted board of directors is in existence at all times;

(g)	(Security Interests) deliver to the Buyer a deed of release and where relevant an ASIC form 312 executed by the relevant financier or chargee in respect of each Security Interest to be released upon the receipt by the External Financiers of the relevant External Debt Repayment amount;

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(h)	(bank authority) deliver to the Buyer duly completed bank authorities directed to the bankers of each Group Member authorising the operation of each of its bank accounts by nominees of the Buyer;

(i)	(release in favour of former officers) deliver to the Buyer a release executed in favour of each of the Retiring Directors in the form set out in schedule 2 (“Form of officer’s release”);

(j)	(waiver of change of control) deliver to the Buyer a waiver by the Seller of any event of default under the Existing Facilities to which GS or the Seller is a party, which may arise as a result of the transfer of the Sale Shares in accordance with this agreement;

(k)	(waiver of External Facility charges) deliver to the Buyer a waiver by the Seller of any termination charges under the Existing Facilities to which GS or the Seller is a party which may arise as a result of the repayment of External Debt under clause 5.5(c);

(l)	(confirmation of no External Debt) deliver to the Buyer written confirmation that following repayment of the External Debt in accordance with clause 5.5(c), no amounts are outstanding under the Existing Facilities or Reimbursement Facilities;

(m)	(Records) deliver to the Buyer the Records, complete and up to date;

(n)	(Restructure Deed) deliver to the Buyer a certified copy of the Restructure Deed executed by all parties to that document;

(o)	(foreign exchange gain) deliver to the Buyer reasonably satisfactory evidence that Syntech and its lenders have converted all foreign currency denominated External Debt to Australian dollar denominated External Debt; and

(p)	(other documents) deliver to the Buyer any other document or thing reasonably necessary to give full effect to this agreement and which has been requested by the Buyer at least 5 Business Days prior to Completion.

5.4	Deliver at Business premises

Delivery of the Records referred to in clause 5.3(m) is taken to have occurred by those items being left at the Business premises under the control of Syntech and Syntech II.

5.5	Buyer’s obligations

On Completion the Buyer must:

(a)	(registration of Sale Shares) pay stamp duty on the transfer forms for the Sale Shares, and assist the Seller in procuring that the transfer of the Sale Shares are registered in the relevant Syntech or Syntech II share register;

(b)	(equity subscription) procure that Syntech and Syntech II raises funds (in aggregate) to the value of:

(i)	the Repayment Amount; and

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(ii)	the Withholding Tax for the purpose of remitting to the relevant Government Agency,

through Syntech and Syntech II issuing shares to the Buyer and the Buyer subscribing for such shares. The Buyer acknowledges that no payment will be made directly to Syntech and Syntech II for the subscription of such shares as Syntech and Syntech II will direct the Buyer to pay the relevant amounts in accordance with clause 8.1.

(c)	(repayment of External Debt and payment of Withholding Tax and Restructure Fee) procure that Syntech and Syntech II use the funds raised by the equity subscription under clause 5.5(b) to:

(i)	repay the External Debt from the Repayment Amount, in accordance with the repayment schedule set out in schedule 11 (“Existing Facilities”);

(ii)	remit the Withholding Tax to the relevant Government Agency; and

(iii)	pay the Restructure Fee (if any) from the Repayment Amount.

Payment under clause 5.5(c)(i) must be made by direct deposit of cleared funds to the credit of the bank accounts specified in writing by the External Financier to the Buyer before Completion. The Buyer acknowledges that these obligations will be satisfied by compliance with the payment and payment directions set out in clause 8.1;

(d)	(consents to act) deliver executed consents to act by the Incoming Directors;

(e)	(directors’ resolution of Syntech and Syntech II) procure that the Incoming Directors (as directors of Syntech and Syntech II) resolve to approve the matters referred to in clauses 5.5(b) and (c) and deliver to the Seller a certified copy of the resolution;

(f)	(release under Existing Facilities) procure that Syntech and Syntech II, and each of their Subsidiaries, as applicable, release GS and the Seller from all Claims under all Existing Facilities to which GS or the Seller is a party and under all the Reimbursement Facilities, in the form set out in schedule 13 (“Form of release”); and

(g)	(release of GS Performance Guarantees) subject to any agreement reached in accordance with clause 3.3(b), deliver to the Seller evidence satisfactory to the Seller that the Performance Guarantees have been released, returned or cancelled by the applicable third party and that there are no further obligations or liabilities with respect to any such Performance Guarantees.

5.6	Simultaneous actions at Completion

In respect of Completion:

(a)	the obligations of the parties under this agreement are interdependent;

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(b)	the parties acknowledge that:

(i)	at the time the Sale Shares are transferred to the Buyer under clause 5.3, they will still be subject to the Encumbrances and Security Interests that will be released upon payment of the amounts referred to in clause 5.5(c); and

(ii)	upon payment of the amounts referred to in clause 5.5(c), the Sale Shares will be released from those Encumbrances and Security Interests; and

(c)	unless otherwise stated, all actions required to be performed by a party at Completion are taken to have occurred simultaneously on the Completion Date.

5.7	Post-Completion notices

Each party will immediately give to the other party all payments, notices, correspondence, information or enquiries in relation to Syntech and Syntech II which it receives after Completion and which belong to the other party.

5.8	Indemnity for Completion and pre-Completion matters

(a)	The Seller is responsible for and indemnifies the Buyer and each Group Member against, any Claims that arise under:

(i)	in any way relating to, arising out of or associated with, the cancellation of the Convertible Participating Notes or the cancellation of the Warrants; or

(ii)	in any way relating to, arising out of or associated with, the payment of Withholding Tax on the External Debt and any liability for Tax on foreign exchange gains associated with the repayment of the External Debt, including Claims in respect of Duty or Tax.

(b)	The thresholds and time limits on Claims set out in clauses 12.7 to 12.10 (inclusive) of this agreement do not apply to any Claim under the indemnity contained in this clause 5.8.

(c)	However, for any Claim under this clause 5.8, the Seller excludes all liability for indirect and consequential loss or damage (including for loss of profit (whether direct, indirect, anticipated or otherwise), loss of expected savings, opportunity costs, loss of business (including loss or reduction of goodwill), damage to reputation, and loss or corruption of data.

(d)	The parties acknowledge that where a Claim under this clause 5.8 arises as result of or in connection with a Claim by or to a third party, it is the Seller’s current intention to assume the defence of that Claim pursuant to clause 12.2.

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6	Adjustment Statement

6.1	Preparation of Adjustment Statement

Within 30 days after Completion, the Buyer must:

(a)	prepare the Adjustment Statement in respect of Syntech and Syntech II, in the form set out in Annexure D, on a consistent basis with the January 2011 management accounts and otherwise in accordance with the Accounting Standards;

(b)	determine the final amount of the Withholding Tax and the Restructure Fee; and

(c)	calculate and deliver each Adjustment Statement to the Seller, stating the Adjustment Amount for the Syntech and Syntech II and the amount of the Withholding Tax and Restructure Fee.

6.2	Seller’s proposed changes to Adjustment Statement

The Seller must notify the Buyer within 14 days after receipt of each Adjustment Statement of any changes that it considers should be made to the Adjustment Statement or the amount of the Withholding Tax or Restructure Fee. If no notice is given, then the Adjustment Statement or the amount of the Withholding Tax and Restructure Fee is deemed to be agreed by the parties.

6.3	Independent Accountant to decide and costs

(a)	If the Seller and the Buyer cannot agree on an Adjustment Statement and the amount of the Withholding Tax and Restructure Fee within 14 days after the Seller notifying the Buyer in accordance with clause 6.2, then:

(i)	either party may refer the disagreement to an Independent Accountant with a request that the Independent Accountant make a decision on the disagreement within 14 days;

(ii)	the Independent Accountant will determine the procedures for settlement of the disagreement; and

(iii)	the Independent Accountant is appointed as an expert and not as an arbitrator.

(b)	The decision of the Independent Accountant is conclusive and binding on the parties in the absence of manifest error.

(c)	The Seller and the Buyer will each pay one half of the Independent Accountant’s costs and expenses in connection with the reference.

6.4	Adjustment Amount

(a)	If the Adjustment Statement or the calculation of the amount of the Withholding Tax or Restructure Fee confirms that there has been an overpayment of the Repayment Amount or the Withholding Tax by Syntech or Syntech II under clause 5.5(c), then:

(i)	in the case of an overpayment of the Repayment Amount, the Seller must refund the amount of the overpayment to Syntech or Syntech II (as the case may be) and the Seller agrees to hold the amount of that overpayment for the benefit of Syntech or Syntech II (as the case may be) until it is repaid; and

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(ii)	in the case of an overpayment of the Withholding Tax, Syntech or Syntech II (as the case may be) must assist the Seller in seeking a refund from the relevant Government Agency.

The parties acknowledge that an overpayment of the amount of Withholding Tax may impact on the correct level of the Repayment Amount, and that any refund due to Syntech or Syntech II from a relevant Government Agency in respect of Withholding Tax must be factored into determining the amount of the overpayment (if any) of the Repayment Amount.

(b)	If the Adjustment Statement or the calculation of the amount of the Withholding Tax confirms that there has been an underpayment of the Repayment Amount or the Withholding Tax by Syntech or Syntech II under clause 5.5(c), then:

(i)	in the case of an underpayment of the Repayment Amount, Syntech or Syntech II must pay the amount of the underpayment to the Seller and Syntech or Syntech II (as the case may be) agrees to hold the amount of that underpayment for the benefit of the Seller until it is paid; and

(ii)	in the case of an underpayment of the Withholding Tax, Syntech or Syntech II (as the case may be) must pay the amount of the underpayment to the relevant Government Agency.

The parties acknowledge that an underpayment of the amount of Withholding Tax may impact on the correct level of the Repayment Amount, and that any additional payment due to be made by Syntech or Syntech II (as the case may be) to a relevant Government Agency in respect of Withholding Tax must be factored into determining the amount of the underpayment (if any) of the Repayment Amount.

(c)	Any overpayment or underpayment must be refunded or paid within five Business Days of the finalisation of the Adjustment Statement in accordance with this clause 6.

(d)	The Buyer must procure that, from Completion, Syntech and Syntech II perform its obligations under the Restructure Deed.

7	Default

7.1	Failure by a party to Complete

If all Conditions Precedent are satisfied or (where permitted) waived by the relevant party, and a party does not Complete, other than as a result of default by the other party or as a result of any action taken by any Governmental Authority preventing or delaying Completion, the non-defaulting party may give the defaulting party notice requiring it to Complete within seven days of receipt of the notice. For the purposes of this clause 7, “party” means the Seller on the one hand and the Buyer on the other.

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7.2	Specific performance or termination

If the defaulting party does not Complete within the period specified in clause 7.1 (“Failure by a party to Complete”) the non-defaulting party may choose either to proceed for specific performance or terminate this agreement. In either case, the non-defaulting party may seek damages for the default.

7.3	Effect of termination

If this agreement is terminated under clause 7.2 (“Specific performance or termination”) then, in addition to any other rights, powers or remedies provided by Law:

(a)	each party is released from its obligations under this agreement other than in relation to clause 3.6 (“Break fee”), 15 (“Confidential Information and privacy”) and clause 18 (“Costs and stamp duty”);

(b)	each party retains the rights it has against any other party in connection with any breach or Claim that has arisen before termination; and

(c)	the Buyer must return to the Seller all documents and other materials in any medium in its possession, power or control or in the possession, power or control of its Affiliate or any Representative of the Buyer or any of their Affiliates which contain any information relating to the Syntech Group, including any Data Room information.

A termination of this agreement under this clause will not affect any other rights the parties have against one another at Law or in equity.

8	Payments and directions

8.1	Payments and payment directions on Completion

On Completion:

(a)	the Buyer must pay:

(i)	the Syntech Purchase Price to the Seller; and

(ii)	the Syntech II Purchase Price to the Seller;

(b)	the Buyer agrees to procure that Syntech and Syntech II each irrevocably directs the Buyer, in satisfaction of the Buyer’s obligation to pay the Repayment Amount and the Withholding Tax to it as subscription proceeds under clause 5.5(b), to pay:

(i)	from the Repayment Amount to the External Financiers the amount of the External Debt in accordance with the repayment schedule set out in schedule 11 (“Existing Facilities”);

(ii)	the Withholding Tax to the relevant Government Agency; and

(iii)	from the Repayment Amount, the Restructure Fee (if any) to the Seller; and

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(c)	the Buyer agrees to irrevocably direct the Escrow Holder to pay out of the Escrow Account:

(i)	from the Estimated Repayment Amount:

(A)	the External Debt to the External Financiers in accordance with the repayment schedule set out in schedule 11 (“Existing Facilities”); and

(B)	the Estimated Restructure Fee (if any) to the Seller; and

(ii)	the Estimated Withholding Tax to the relevant Government Agency.

8.2	Method of payment

The payments referred to in clause 8.1 (“Payment on Completion”) must be made by direct deposit of cleared funds to the credit of the bank accounts specified in writing by the Seller or External Financier to the Buyer before Completion.

8.3	Notification of Estimated Repayment Amount

The Seller must notify the Buyer of the Estimated Repayment Amount no later than 10 Business Days prior to Completion.

9	Conduct of business pending Completion

9.1	Conduct of business

Subject to the exercise by directors of any Group Member of their fiduciary duties, the Seller will ensure that (except as disclosed in writing by the Seller and agreed to in writing by the Buyer, acting reasonably) from the date of this agreement until the Completion Date, each Group Member:

(a)	(operation of business) will operate its business in accordance with its usual business practices, and to the extent relevant the Existing Shareholders Agreements, including as to proposed levels of capital expenditure, in accordance with its current capital budget a copy of which is annexed as Annexure E;

(b)	(compliance with Laws, etc) will comply in all material respects with the Approvals and all applicable Laws, and with their obligations under the Material Contracts and the Mining Tenements;

(c)	(Asset disposal) will not:

(i)	acquire or dispose of any asset for a consideration of more than $500,000, except:

(A)	in accordance with the approved current business plan or budget for that Group Member; or

(B)	as disclosed in the Disclosure Material, or

(C)	as required or directed by the Queensland Department of Mines and Energy; or

(ii)	acquire or dispose of, or grant or take an option over, any assets other than on commercial arms length terms;

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(d)	(contracts) will not:

(i)	terminate or vary the terms of any Material Contracts in any material respect; or

(ii)	enter into any other contract or commitment which would be reasonably anticipated to have an effect on their revenue or expenditure of more than $500,000 per annum;

(e)	(notify Claims, etc) will promptly notify the Buyer of any Action brought, asserted or commenced against it, its officers or directors, involving its business or assets for an amount exceeding $500,000;

(f)	(accounting practices) will not make any material change in the accounting methods, principles or practices used by it at the Last Balance Date;

(g)	(capital expenditure) will not make any capital expenditure in excess of $500,000 (for any one capital expenditure) or $2,500,000 in aggregate, except;

(i)	in accordance with the approved current business plan or budget for that Group Member; or

(ii)	as disclosed in the Disclosure Material;

(h)	(financings) will not:

(i)	unless required for the proper functioning of the Business, raise any new financial accommodation (but this does not prevent raising any new financial accommodation in accordance with the Existing Shareholders Agreements, or the use or increase of Existing Facilities, or prevent the increase of the contingent liability of the Syntech Group to the Seller (or its Related Bodies Corporate) or the Commonwealth Bank of Australia, in connection with the issuance, or increase in the stated amount, of guarantees issued by the Seller (or its Related Bodies Corporate) or the Commonwealth Bank of Australia to third parties for the benefit of the Syntech Group); or

(ii)	provide any guarantee or other security to any third party;

(i)	(capital restructures) except in relation to the Convertible Participating Notes and the Warrants, will not:

(i)	distribute or return any capital to their members or effect a buy back of any shares; or

(ii)	issue any shares, options or securities which are convertible into shares;

(j)	(dividends, etc) will not declare or pay any dividend to their members or pay any management fee, or similar amount, other than as permitted under this agreement or in relation to the Performance Guarantees (including fees payable in connection with any Performance Guarantee);

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(k)	(mergers and acquisitions) will not merge or consolidate with any other corporation or acquire all or substantially all of the shares, business or assets of any other person, firm, association, corporation or business organisation, or agree to do any of the foregoing;

(l)	(arrangements) will not enter into or resolve to enter into any compromise, arrangement, scheme or other form of arrangement with a receiver, receiver and manager, administrator or other controller in relation to any of their assets or undertaking;

(m)	(Warranties) will not do or omit to do anything as a result of which any of the Warranties, as qualified by the Disclosure Letter, would not be true in all material respects if given at any time before Completion;

(n)	(Constitution) will not alter or agree to alter its Constitution;

(o)	(employment contracts) will not enter into any employment contract, or renew or amend any existing material employment contract (including with regard to superannuation benefits) where that contract, renewal or amendment is inconsistent with information provided to the Buyer in the Disclosure Material;

(p)	(maintain insurances) will maintain (and where necessary use reasonable efforts to renew) each of the insurance polices currently in place and will promptly notify the Buyer if any renewal proposal is not accepted by the relevant insurer;

(q)	(no forgiveness of debt) will not cancel (or enter into any arrangement to cancel) any indebtedness for money owed to it, or waive any claim or right for an amount in excess of $50,000; and

(r)	(abnormal or unusual transactions) will not enter into any abnormal or unusual transaction which adversely affects its business,

and, at the request of the Buyer, a representative of the Seller will, from the date of this agreement until the Completion Date, on one occasion per week, discuss developments in the business of the Syntech Group with a representative of the Buyer and will consider in good faith any suggestions or comments made by the Buyer’s representative in relation to the Syntech Group business.

9.2	Access to Business Premises, personnel and Records

(a)	The Seller agrees to allow the Buyer and its Representatives access to the Records, Assets and personnel of the Syntech Group on reasonable notice and at all commercially reasonable times before the Completion Date, to enable the Buyer to become familiar with the affairs of the Syntech Group and to permit valuers and similar advisers access to the Business. The Buyer agrees not to copy or remove any of the Records before Completion.

(b)	Before the Completion Date, the Seller must:

(i)	ensure that the Buyer is notified about any issues which (in the Seller’s reasonable opinion) have a material effect on the Business as soon as reasonably practicable after such issues arise; and

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(ii)	give to the Buyer in a timely manner copies of all written management reports or updates prepared by, or relating to, the Syntech Group or the Business.

9.3	Confidentiality undertaking

Before any of its Representatives obtains access under clause 9.2 (“Access to Business Premises, personnel and Records”), the Buyer must ensure that each Representative enters into a confidentiality agreement with the Seller which includes an undertaking similar to that contained in clause 15.2 (“Disclosure of Confidential Information”).

10	Exclusion from liability

From Completion, the Buyer will ensure that each Group Member does not take any Action or proceeding or make any Claim or demand against:

(a)	any of the present or former directors or officers of the relevant Group Member in respect of any act or omission on the part of such director or officer before Completion, other than any matter arising from the wilful misconduct, gross negligence or fraud of that director or officer; and

(b)	any AMH Party, including Mr Erik Schafer (“Schäfer”), and any current or former Affiliate, employee, officer, director, managing director or auditor of any AMH Party or Schafer or Related Body Corporate of any AMH Party or Schäfer, but excluding:

(i)	any employee of the Syntech Group;

(ii)	any consultant to the Syntech Group; and

(iii)	any consultant to an AMH Party or any Related Body Corporate of an AMH Party,

but only, in the case of paragraphs (i), (ii) and (iii) above, as that person acts in that capacity.

The Buyer acknowledges that the Seller holds the benefit of this clause for itself and for the benefit of the people referred to in paragraphs (a) and (b) above.

11	Warranties and representations

11.1	Seller

The Seller represents and warrants to the Buyer that each Warranty is correct and not misleading in any material respect on the date of this agreement and will be correct in all material respects and not misleading in any material respect on the Completion Date as if made on and as at each of those dates.

11.2	Separate Warranties

Each Warranty is to be treated as a separate representation and warranty.

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11.3	Matters disclosed

Each Warranty is to be read down and qualified by any information:

(a)	fully and fairly disclosed to the Buyer by the Seller in the Disclosure Material;

(b)	which is otherwise within the actual knowledge of the Buyer or its Representatives, or of which the Buyer or its Representatives ought reasonably to have been aware having regard to the Disclosure Material and the public searches referred to in accordance with paragraph (d);

(c)	fully and fairly disclosed in writing to the Buyer during the course of the Due Diligence; or

(d)	that would have been disclosed to the Buyer had the Buyer conducted searches prior to the signing of this agreement of records open to public inspection maintained by the Australian Securities and Investments Commission, the High Court, the Federal Court and the Supreme Courts in every State and Territory in Australia, the Queensland Land Court or any Government Agency, including the Queensland Department of Environment and Resource Management, Queensland Environmental Protection Agency, Commonwealth Department of Sustainability, Environment, Water, Population and Communities and the National Native Title Tribunal,

which is or may be inconsistent with that Warranty and, to the extent that any Warranty is incorrect or misleading having regard to any such information, that Warranty is deemed not to have been given. No amount will be recoverable by the Buyer in respect of any breach of a Warranty to the extent that the breach arises by reason of or in relation to any such information.

11.4	Buyer’s acknowledgement

The Buyer acknowledges and agrees that:

(a)	in entering into this agreement and in proceeding to Completion, the Buyer does not rely on any statement, representation, warranty, condition, forecast or other conduct which may have been made by or on behalf of the Seller, except the Warranties;

(b)	it has received and understood the contents of the Disclosure Material;

(c)	it has had the opportunity to conduct a due diligence investigation and has satisfied itself in relation to matters arising from the Due Diligence;

(d)	irrespective of whether or not the Due Diligence was as full or exhaustive as the Buyer would have wished, it has nevertheless independently and without the benefit of any inducement, representation or warranty (other than the Warranties) from the Seller or their agents, determined to enter into this agreement;

(e)	the Seller is not liable for any Claim, and the Buyer must not make any Claim, to the extent that the Claim arises out of or relates to any forecast, projection or other statement relating to future events, provided that such forecast, projection or other statement had some reasonable basis at the time that it was made or given; and

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(f)	subject to any Law to the contrary and except as provided in the Warranties, all terms, conditions, warranties and statements, whether express, implied, written, oral, collateral, statutory or otherwise, are excluded, and the Seller disclaims all Liability in relation to them, to the maximum extent permitted by Law.

11.5	Buyer’s representation

The Buyer represents that, on the basis of the Disclosure Material and the other matters listed in clause 11.3, it does not have knowledge or belief of any matter which is, or would with the passage of time become, a material breach of any Warranty.

11.6	Seller’s acknowledgment

The Seller acknowledges that:

(a)	the representation given by the Buyer in clause 11.5 (“Buyer’s representation”) does not give the Seller a cause of Action against the Buyer and may only be raised by the Sellers as a defence to any Claim by the Buyer; and

(b)	the Buyer is subscribing for shares and purchasing shares under the terms of this document and that in order to determine the Loss suffered by the Buyer, the amount of the Contribution Amount must be taken into account.

12	Limitations of Liability

12.1	Notice of Claims

If the Buyer becomes aware of any matter or circumstance that may give rise to a Claim under or in relation to or arising out of this agreement, including a breach of a Warranty:

(a)	the Buyer must give notice of the Claim to the Seller as soon as reasonably practicable and in any event no later than within 30 days; and

(b)	the notice must contain:

(i)	the facts, matters or circumstances that may give rise to the Claim;

(ii)	if it is alleged that the facts, matters or circumstances referred to in sub-clause (i) constitute a breach of this agreement, including a breach of a Warranty, the basis for that allegation; and

(iii)	an estimate of the amount of the Loss, if any, arising out of or resulting from the Claim or the facts, matters or circumstances that may give rise to the Claim.

12.2	Third party Claims

If the matter or circumstance that may give rise to a Claim against the Seller under or in relation to or arising out of this agreement, including a breach of a Warranty, is a result of or in connection with a Claim by or liability to a third party then:

(a)	the Buyer must give notice of the Claim to the Seller as soon as reasonably practicable and in any event no later than within 30 days;

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(b)	the notice must contain:

(i)	the facts, matters or circumstances that may give rise to the Claim;

(ii)	if it is alleged that the facts, matters or circumstances referred to in sub-clause (i) constitute a breach of this agreement including a breach of a Warranty, the basis for that allegation; and

(iii)	an estimate of the amount of the Loss, if any, arising out of or resulting from the Claim or the facts, matters or circumstances that may give rise to the Claim;

(c)	at the expense and direction of the Seller, the Buyer must either:

(i)	take such Action (including legal proceedings or making claims under any insurance policies) as the Seller may reasonably require to avoid, dispute, resist, defend, appeal, compromise or mitigate the Claim, provided that the Seller has first delivered to the Buyer (and to the relevant Group Member) an indemnity and security for costs in a form, and on terms, satisfactory to the Buyer (acting reasonably); or

(ii)	offer the Seller the option to assume defence of the Claim;

(d)	the Buyer must not settle, make any admission of liability or compromise any Claim, or any matter which gives or may give rise to a Claim, without the prior consent of the Seller which must not be unreasonably withheld or delayed; and

(e)	the Buyer must give the Seller and its professional advisers reasonable access to the personnel and premises of the Buyer and each Group Member and to relevant chattels, accounts, documents and records within the power, possession or control of the Buyer and each Group Member, to enable the Seller and its professional advisers to examine such circumstances, premises, chattels, accounts, documents and records and to take copies or photographs thereof at their own expense. However:

(i)	the parties must at all times act having regard to the extent to which legal professional privilege or similar privilege extends to any communication or document; and

(ii)	the Seller and its professional advisers must keep all information confidential.

12.3	Seller to consider Claims

The Seller must notify the Buyer within 20 Business Days of receipt of a notice of a Claim under clause 12.1 (“Notice of Claims”) or clause 12.2 (“Third party Claims”) indicating whether it admits or denies the Claim (in whole or in part) or, in the case of third party Claims, whether it exercises the option in clause 12.2(c)(ii) (“Third party Claims”).

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12.4	Seller to defend Claim

If the Seller exercises the option in clause 12.2(c)(ii) (“Third party Claims”), then:

(a)	the Buyer agrees to co-operate with the Seller and do all things reasonably requested by the Seller in respect of the Claim;

(b)	the Seller must deliver to the Buyer (and to the relevant Group Member) an indemnity for the Buyer’s or relevant Group Member’s costs for complying with the Seller’s requests under paragraph (a) above in a form, and on terms, satisfactory to the Buyer (acting reasonably);

(c)	the Seller agrees, at its own expense, to defend the Claim;

(d)	the Seller may not settle or compromise the Claim without the consent of the Buyer, such consent not to be unreasonably withheld, conditioned or delayed;

(e)	the Seller agrees to consult with the Buyer in relation to the conduct of the Claim and not take or persist in any course that might reasonably be regarded as materially harmful to the goodwill, reputation, affairs or operation of the Buyer or the Syntech Group (taken as a whole), and which is outside the usual process for dealing with similar claims.

12.5	Seller not liable

The Seller is not liable to the Buyer (or any person deriving title from the Buyer) for any Claim under or in relation to or arising out of this agreement including a breach of a Warranty:

(a)	if the Buyer has failed to comply in some material respect with clause 12.1 (“Notice of Claims”), clause 12.2 (“Third party Claims”) or clause 12.4 (“Seller to defend Claim”) as the case may be;

(b)	if the Claim is as a result of or in respect of any change in legislation or regulation, or any legislation or regulation not in force at the date of this agreement (including legislation or regulation which takes effect retrospectively);

(c)	to the extent that the Claim arises or is increased as a result of any change in Accounting Standards after Completion;

(d)	if the Claim arises or is increased as a result of action taken or not taken by the Seller after consultation with and the prior written approval of the Buyer;

(e)	to the extent that the Claim arises or is increased as a result only of an increase in the rates, method of calculation or scope of taxation after Completion (including where any such change has a retroactive effect);

(f)	to the extent that express provision has been made for any fact, matter or circumstance giving rise to a Claim in the Last Accounts; or

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(g)	if, without the written approval of the Sellers, the Buyer amends, procures the amendment of, or permits the self amendment by a Syntech Group Member of, any Tax Return for, or in respect of, a Syntech Group Member for any period, or part thereof, prior to the Completion Date and such action has resulted in the Claim.

12.6	Recovery

(a)	Where the Buyer is or may be entitled to recover from some other person any sum in respect of any matter or event which could give rise to a Claim (including under any insurance policy held by a Group Member which may allow recovery of that sum), the Buyer will:

(i)	use its best endeavours to recover that sum before making the Claim (provided that nothing in this clause will prevent the Buyer from making a Claim so as to avoid the expiry of the timeframes set out in clause 12.7);

(ii)	keep the Seller at all times fully and promptly informed of the conduct of such recovery; and

(iii)	reduce the amount of the Claim by the amount of the Recovered Sum (after deducting the Buyer’s costs of recovery).

(b)	If the recovery is delayed until after the Claim has been paid by the Seller to the Buyer, the Recovered Sum (up to but not exceeding the amount paid by the Seller) will be paid to the Seller provided that the Buyer will not be obliged to repay any such amount to the extent that it can demonstrate, to the Seller’s satisfaction, acting reasonably, that the losses, damages, costs, expenses and disbursements suffered or incurred by the Buyer in respect of the Claim is for an amount in excess of the Recovered Sum.

(c)	The Buyer acknowledges and agrees that it is not entitled to recover more than once in respect of the same Loss or Claim, and that the Seller is not liable to the Buyer in respect of a Claim to the extent the Buyer has already recovered the Loss.

12.7	Time limit on Claim

(a)	The Buyer may not make any Claim under this agreement including for a breach of a Warranty unless full details of the Claim have been notified to the Seller in accordance with clause 12.1 (“Notice of Claims”) or clause 12.2 (“Third party Claims”):

(i)	in respect of a breach of a Tax Warranty within 4 years from the Completion Date; and

(ii)	in any other case, within 18 months from the Completion Date.

(b)	A Claim will not be enforceable against the Seller and is to be taken for all purposes to have been withdrawn unless any legal proceedings in connection with the Claim are commenced within six months after written notice of the Claim is served on the Seller in accordance with clause 12.1 (“Notice of Claims”) or clause 12.2 (“Third party Claims”).

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12.8	Minimum amount of Claim

The Buyer may not make any Claim (other than a Claim for breach of a Tax Warranty):

(a)	that is a Claim for a breach of a Syntech Warranty, if the amount of the Claim is less than $1,000,000;

(b)	that is a Claim for a breach of a Syntech II Warranty, if the amount of the Claim is less than $500,000;

(c)	that is any other Claim under this agreement, if the amount of the Claim is less than $500,000; and

(d)	unless and until the aggregate amount of all Claims properly made under this agreement exceeds $2,500,000,

in which event the Buyer may claim for the full amount of the Claims (provided each Claim satisfies the relevant threshold set out in clauses 12.8(a) to 12.8(c), and subject to this clause 12), not just the amount by which the threshold in clause 12.8(d) is exceeded by such Claim.

12.9	Maximum Liability

The liability of the Seller for loss or damage of any kind not excluded by clause 12.10 however caused, in contract, tort, (including negligence), under any statute or otherwise for:

(a)	a Claim arising from a breach of a Title Warranty, is limited in aggregate for any and all such Claims to the Repayment Amount; and

(b)	any other Claim relating in any way to this agreement or its subject matter, is limited in aggregate for any and all Claims to $50,000,000,

provided, that in all cases the maximum aggregate liability of the Seller under or in connection with this agreement does not exceed the Repayment Amount.

12.10	Exclusion of consequential liability

The Seller excludes all liability in contract, tort (including negligence), under any statute or otherwise arising from or related in any way to this agreement or its subject matter, for indirect and consequential loss or damage, including for loss of expected savings, opportunity costs, loss of business (including loss or reduction of goodwill), damage to reputation, loss or corruption of data and loss of profit (but only to the extent such losses are considered to be indirect or consequential losses or damage).

12.11	Insured Claim or loss

The Seller will not be liable for any Claim under or in relation to or arising out of this agreement including a breach of a Warranty unless the Buyer has first caused a Group Member to make a Claim under any insurance policy held by that Group Member which may cover that Claim and that Claim has been denied in whole or in part by the relevant insurer. If the Buyer has still incurred some damage or Loss, that remaining amount will be the amount of the Buyer’s Loss for the purposes of this agreement.

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12.12	Breach or act or omission after Completion

The Seller’s liability to the Buyer for loss or damage of any kind in contract, tort (including negligence), under any statute or in relation to or arising out of this agreement including a breach of a Warranty will be reduced to the extent that the Claim arises as a result of or in connection with any breach by the Buyer of this agreement, or any act or omission after Completion by the Buyer, or any Group Member.

12.13	Obligation to mitigate

Nothing in this clause 12 (“Limitations of Liability”) in any way restricts or limits the general obligation at Law of the Buyer to mitigate any Loss or damage which it may incur in consequence of any breach by the Seller of the terms of this agreement including a breach of a Warranty.

12.14	Tax benefit

In calculating the Liability of the Seller for a Claim arising under, in relation to or arising out of this agreement, including a breach of any Warranty, any Tax Benefit or reduction received by the Buyer as a result of the loss or damage arising from that breach must be taken into account.

13	Buyer’s warranties

The Buyer represents and warrants to the Seller that each of the following statements is correct and not misleading in any material respect on the date of this agreement and will be correct in all material respects and not misleading in any material respect as at the Completion Date as if made on each of those dates and subject to satisfaction of the Conditions Precedent in clauses 3.1(b), (c) and (d):

(a)	it has the power to enter into and perform this agreement and has obtained all necessary consents and authorisations to enable it to do so;

(b)	the entry into and performance of this agreement by it does not constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation), or default under any agreement or undertaking by which it is bound;

(c)	this agreement constitutes valid and binding obligations upon it enforceable in accordance with its terms by appropriate legal remedy;

(d)	this agreement and Completion do not conflict with or result in a breach of or default under any applicable Law, any provision of its constitution or other constituent documents or any material term or provision of its constitution or any material term or provision of any agreement or deed or writ, order or injunction, judgment, Law, rule or regulation to which it is a party or is subject or by which it is bound;

(e)	no voluntary arrangement has been proposed or reached with any creditors of the Buyer;

(f)	the Buyer is able to pay its debts as and when they fall due;

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(g)	the Buyer has not paid or contracted to pay any finders fee, deal fee or other similar fee (excluding fees paid in respect of due diligence assistance) in respect of this transaction; and

(h)	the Buyer has in place binding agreements in respect of all finance which it requires in order to fund the Purchase Price and the Repayment Amount.

14	Guarantee and indemnity

14.1	Consideration

The Guarantor acknowledges that the Seller is acting in reliance on the Guarantor incurring obligations and giving rights under this Guarantee.

14.2	Guarantee

(a)	The Guarantor unconditionally and irrevocably guarantees to the Seller the Buyer’s compliance with the Buyer’s obligations in connection with this agreement, including each obligation to pay money.

(b)	If the Buyer does not comply with those obligations on time and in accordance with this agreement, then the Guarantor agrees to comply with those obligations on demand from the Seller. A demand may be made whether or not the Seller has made demand on the Buyer.

14.3	Indemnity

(a)	The Guarantor indemnifies the Seller against any liability or loss arising from, and any Costs it incurs, if:

(i)	the Buyer does not, or is unable to, comply with an obligation it has (including any obligation to pay money) in connection with this agreement; or

(ii)	an obligation the Buyer would otherwise have under this agreement (including an obligation pay money) is found to be void, voidable or unenforceable; or

(iii)	an obligation the Guarantor would otherwise have under clause 14.2 (“Guarantee”) is found to be void, voidable or enforceable; or

(iv)	a representation or warranty by the Buyer in this agreement is found to have been incorrect or misleading when made or taken to be made.

(b)	The Guarantor agrees to pay amounts due under this clause on demand from the Seller.

(c)	The Seller need not incur expense or make payment before enforcing this right of indemnity.

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14.4	Extent of guarantee and indemnity

Each of the Guarantee in clause 14.2 (“Guarantee”) and the indemnity in clause 14.3 (“Indemnity”) is a continuing obligation despite any intervening payment, settlement or other thing and extends to all of the Buyer’s obligations in connection with this agreement. The Guarantor waives any right it has of first requiring the Seller to commence proceedings or enforce any other right against the Buyer or any other person before claiming from the Guarantor under this Guarantee.

14.5	Obligation to pay interest

(a)	The Guarantor agrees to pay interest at the Interest Rate on any amount under this Guarantee which is not paid on the due date for payment and is not otherwise incurring interest.

(b)	The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and a year of 365 days.

(c)	The Guarantor agrees to pay interest under this clause on demand from the Seller.

14.6	Compounding

Interest payable under clause 14.5 (“Obligation to pay interest”) which is not paid when due for payment may be added to the overdue amount by the Seller at intervals which the Seller reasonably determines from time to time or, if no determination is made, every month. Interest is payable on the increased overdue amount at the Interest Rate and in the manner set out in clause 14.5 (“Obligation to pay interest”).

14.7	Payments

The Guarantor agrees to make payments under this Guarantee:

(a)	in full without set-off or counterclaim, and without any deduction in respect of Taxes unless prohibited by law; and

(b)	in the currency in which the payment is due, and otherwise in Australian dollars, in immediately available funds.

14.8	No merger

(a)	This Guarantee does not merge with or adversely affect, and is not adversely affected by, any of the following:

(i)	any other guarantee, indemnity, mortgage, charge or other encumbrance, or other right or remedy to which the Seller is entitled; or

(ii)	a judgment which the Seller obtains against the Guarantor, the Buyer or any other person in connection with this agreement.

(b)	The Seller may still exercise its rights under this Guarantee as well as under the judgment, mortgage, charge or other encumbrance or the right or remedy.

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14.9	Rights of the Seller are protected

The rights given to the Seller under this Guarantee, and the Guarantor’s liabilities under it, are not affected by any act or omission or any other thing which might otherwise affect them under law or otherwise. For example, those rights and liabilities are not affected by:

(a)	any act or omission:

(i)	varying or replacing in any way and for any reason any agreement or arrangement under which the obligations guaranteed under clause 14.2 (“Guarantee”) are expressed to be owing; or

(ii)	releasing the Buyer or giving the Buyer a concession (such as more time to pay); or

(iii)	releasing any person who gives a guarantee or indemnity in connection with any of the Buyer’s obligations; or

(iv)	by which a person becomes a Guarantor after the date of this Guarantee; or

(v)	by which the obligations of any person who guarantees any of the Buyer’s obligations (including obligations under this Guarantee) may become unenforceable; or

(vi)	by which any person who was intended to guarantee any of the Buyer’s obligations does not do so, or does not do so effectively; or

(vii)	by which a person who is co-surety or co-indemnifier is discharged under an agreement or by operation of law; or

(b)	a person dealing in any way with this agreement or this Guarantee; or

(c)	the death, mental or physical disability, or liquidation, administration or insolvency of any person, including the Guarantor or the Buyer; or

(d)	changes in the membership, name or business of any person; or

(e)	acquiescence or delay by the Seller or any other person.

14.10	Guarantor’s rights are suspended

As long as any obligation is required, or may be required, to be complied with in connection with this Guarantee, the Guarantor may not, without the Seller’s consent:

(a)	reduce its liability under this Guarantee by claiming that it or the Buyer or any other person has a right of set-off or counterclaim against the Seller; or

(b)	exercise any legal right to claim to be entitled to the benefit of another guarantee, indemnity, mortgage, charge or other encumbrance given in connection with this agreement or any other amount payable under this Guarantee; or

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(c)	claim an amount from the Buyer, or another guarantor (including a person who has signed this Guarantee as a “Guarantor”), under a right of indemnity or contribution; or

(d)	claim an amount in the liquidation, administration or insolvency of the Buyer or of another guarantor of any of the Buyer’s obligations (including a person who has signed this Guarantee as a “Guarantor”).

This clause continues after this Guarantee ends.

14.11	Reinstatement of rights

(a)	Under any Law relating to insolvency, a person may claim that a transaction (including a payment) in connection with this Guarantee or this agreement is void or voidable. If such a claim is made and upheld, conceded or compromised, then:

(i)	the Seller is immediately entitled as against the Guarantor to the rights in connection with this Guarantee or this agreement to which it was entitled immediately before the transaction; and

(ii)	on request from the Seller, the Guarantor agrees to do anything (including signing any document) to restore to the Seller any mortgage, charge or other encumbrance (including this Guarantee) held by them from the Guarantor immediately before the transaction.

(b)	The Guarantor’s obligations under this clause are continuing obligations, independent of the Guarantor’s other obligations under this Guarantee and continue after this Guarantee ends.

14.12	Costs

The Guarantor agrees to pay or reimburse the Seller on demand for:

(a)	the Seller’s costs in making, enforcing and doing anything in connection with this Guarantee; and

(b)	all duties, fees, Taxes and charges which are payable in connection with this Guarantee or a payment or receipt or other transaction contemplated by it.

14.13	Expiry of guarantee and indemnity

Except for a Tax Claim, the obligations of the Guarantor under this clause will terminate upon the second anniversary of the Completion Date unless, at that time, there is an outstanding Claim by the Seller against the Buyer under this Agreement or the Guarantor under this clause 14, in which case the obligations of the Guarantor under this clause will terminate upon that outstanding Claim being resolved and finalised.

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15	Confidential Information and privacy

15.1	Confidential Information

Subject to clause 15.11, no Confidential Information may be disclosed by the Buyer to any person except:

(a)	to Affiliates of the Buyer and to Representatives of the Buyer and its Affiliates requiring the information for the purposes of this agreement;

(b)	with the consent of the Seller;

(c)	if the Buyer is required to do so by Law, rule, stock exchange or any regulatory authority; or

(d)	if the Buyer is required to do so in connection with legal proceedings relating to this agreement.

15.2	Disclosure of Confidential Information

If the Buyer discloses information under clause 15.1(a) or (b) (“Confidential Information”) the Buyer must use its reasonable endeavours to ensure that recipients of the Confidential Information do not disclose the Confidential Information except in the circumstances permitted in clause 15.1 (“Confidential Information”).

15.3	Use of Confidential Information

Subject to clauses 15.8 and 15.11 the Buyer must not use any Confidential Information except for the purpose of performing its obligations under this agreement.

15.4	Excluded Information

Clauses 15.1 (“Confidential Information”), 15.2 (“Disclosure of Confidential Information”) and 15.3 (“Use of Confidential Information”) do not apply to Excluded Information.

15.5	Delivery of materials

Subject to clauses 15.6, 15.8 and 15.11, the Buyer must, on the request of the Seller, immediately deliver to the Seller all documents or other materials containing or referring to Confidential Information of the Seller which are:

(a)	in the Buyer’s possession, power or control; or

(b)	in the possession, power or control of persons who have received Confidential Information under clause 15.1(a) or (b) (“Confidential Information”).

15.6	Destruction of materials

With the consent of the Seller, rather than delivering documents or materials in accordance with clause 15.5, the Buyer may cause them to be destroyed, subject to the Buyer providing a written statement to the Seller that this has been done.

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15.7	Enforcement by the Seller

Subject to clause 15.8, nothing in this clause 15 (“Confidential Information and privacy”) will prevent the Seller from enforcing any confidentiality agreement entered into by potential buyers of the Sale Shares before the date of this agreement, to the extent that the confidentiality agreement was for the benefit of and is enforceable by a Group Member or the Seller.

15.8	Confidentiality following Completion

(a)	On and from the date of this agreement, any confidentiality agreement entered into by the Buyer in favour of the Seller before the date of this agreement will continue up until the earlier of the End Date and Completion. On and from Completion, any such agreement terminates and ceases to be of any further force or effect.

(b)	On and from Completion, the Buyer will be entitled to use and disclose any confidential information belonging to the Syntech Group, or relating to the Syntech Group, the Assets or the Business, as the Buyer sees fit.

15.9	Privacy

The Buyer agrees:

(a)	to comply with all Privacy Laws;

(i)	by which it is bound; and

(ii)	by which the Seller is bound and notifies the Buyer,

in connection with Personal Information collected, used or disclosed in connection with this agreement; and

(b)	to notify the Seller immediately after it becomes aware that a disclosure of Personal Information may be required by Law before Completion.

15.10	Use of Personal Information by Seller after Completion

If the Seller is required by this agreement or by Law to retain any Personal Information which is part of the Confidential Information, the Seller may use and disclose that Personal Information for the purpose for which it is required to be retained under this agreement or as required by that other Law or by any Privacy Laws.

15.11	Group Member information following Completion

(a)	Following Completion, all information relating to Group Members ceases to be subject to this clause, subject to paragraph (b).

(b)	Paragraph (a) does not apply to the terms of this agreement, the Existing Shareholder Agreements or any document relating to the External Debts and Security Interests discharged at Completion, which shall all remain subject to this clause 15.

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15.12	Disclosure to minority shareholder

The Buyer agrees that the Seller may disclose to the AMH Parties all signed written agreements, arrangements and understandings between the Seller (and its Affiliates) and the Buyer (and its Affiliates) in connection with the transfer of the Sale Shares as contemplated by this agreement, including all consideration, fees, rebates and other consideration (monetary or otherwise) payable or receivable by the Seller (or any of its Affiliates) payable under such agreements, arrangements or understandings, including the terms of this agreement, the Escrow Deed, the Exclusivity Deed, the Restructure Deed, and the documents and agreements contemplated by any of them.

15.13	Survival of termination

This clause 15 (“Confidential information and privacy”) will survive termination of this agreement.

16	Announcements

16.1	Public announcements

No party may, before or after Completion, make or send a public announcement, communication or circular concerning the transactions referred to in this agreement unless it has first obtained the written consent of the other parties, such consent not to be unreasonably withheld or delayed.

16.2	Public announcements required by Law

Clauses 15.1 (“Confidential Information”) and 16.1 (“Public announcements”) do not apply to a public announcement, communication or circular required by Law or a regulation or rule of a stock exchange, if the party required to make or send it has:

(a)	where practicable, provided the other party with sufficient notice to enable it to seek a protective order or other remedy;

(b)	consulted with the other party on the required disclosure and provided the other party with an opportunity (where practicable) to comment on the content of the disclosure; and

(c)	provided all reasonable assistance and co-operation that the other party considers necessary to prevent or minimise that disclosure.

17	GST

17.1	Construction

In this clause 17:

(a)	words and expressions which are not defined in this agreement but which have a defined meaning in GST Law have the same meaning as in the GST Law; and

(b)	GST Law has the same meaning given to that expression in the GST Act.

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17.2	Consideration GST exclusive

Unless expressly stated, all prices or other sums payable or consideration to be provided under this agreement are exclusive of GST.

17.3	Payment of GST

If GST is payable on any supply made under this agreement, for which the consideration is not expressly stated to include GST, the recipient will pay to the supplier (or as directed by the supplier) an amount equal to the GST payable on the supply.

17.4	Timing of GST payment

The recipient will pay the amount referred to in clause 17.3 in addition to and at the same time that the consideration for the supply is to be provided under this agreement.

17.5	Tax Invoice

The supplier must deliver a tax invoice or an adjustment note to the recipient before the supplier is entitled to payment of an amount under clause 17.3. The recipient can withhold payment of the amount until the supplier provides a tax invoice or adjustment note as appropriate.

17.6	Adjustment event

If an adjustment event arises in respect of a taxable supply made by a supplier under this agreement, the amount payable by the recipient under clause 17.3 will be recalculated to reflect the adjustment event and a payment will be made by the recipient to the supplier or by the supplier to the recipient as the case requires.

17.7	Reimbursements

Where a party is required under this agreement to pay or reimburse an expense or outgoing of another party, the amount to be paid or reimbursed by the first party will be the sum of:

(a)	the amount of the expense or outgoing less any input tax credits in respect of the expense or outgoing to which the other party, or to which the representative member for a GST group of which the other party is a member, is entitled; and

(b)	if the payment or reimbursement is subject to GST, an amount equal to that GST.

18	Costs and stamp duty

18.1	Legal costs

The Seller and the Buyer agree to pay their own legal and other costs and expenses in connection with the negotiation, preparation, execution and completion of this agreement and other related documentation, except for stamp duty.

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18.2	Stamp duty

(a)	The Buyer agrees to pay all stamp duty (including fines and penalties) chargeable, payable or assessed in relation to this agreement and the transfer of the Sale Shares to the Buyer.

(b)	Nothing in this clause 18.2 requires the Buyer to pay any stamp duty (including fines and penalties) chargeable, payable or assessed in relation to the cancellation of the Convertible Participating Notes or the cancellation of the Warrants (if any), which must be paid by the Seller.

19	Notices and other communications

19.1	Form - all communications

Unless expressly stated otherwise in this agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this agreement must be:

(a)	in writing in English;

(b)	signed by the sender (if an individual) or an Authorised Officer of the sender;

(c)	marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified;

(d)	copied to each of Syntech and Syntech II for their information only;

(e)	in the case of notices sent to the Seller must be copied to:

Name	GS Power Holdings, LLC

Address	200 West Street, New York, NY 10282 - 2198

Fax	+1 212 256 6147

Attention	John R. Thomas Commodities Legal

(f)	in the case of notices sent to the Buyer must be copied to:

Name	Corrs Chambers Westgarth

Address	Level 36, Governor Phillip Tower, 1 Farrer Place, Sydney NSW 2000

Fax	+ 61 2 9210 6611

Attention	Andrew Lumsden

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19.2	Delivery

Communications must be:

(a)	left at the address set out or referred to in the Details;

(b)	sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in the Details;

(c)	sent by fax to the fax number set out or referred to in the Details; or

(d)	where an email address has been provided by the party, to that email address.

However, if the intended recipient has notified a changed address or fax number or email address then the communication must be to that address or fax number or email address.

19.3	When effective

Communications take effect from the time they are received or taken to be received under clause 19.4 (“When taken to be received”) (whichever happens first) unless a later time is specified.

19.4	When taken to be received

Communications are taken to be received:

(a)	if sent by post, three days after posting (or seven days after posting if sent from one country to another);

(b)	if sent by fax, at the time shown in the transmission report as the time that the whole fax was sent, whichever happens first; or

(c)	if sent by email, 8 hours after sending provided that no delivery failure notification report is received by the sender.

19.5	Receipt outside business hours

Despite clauses 19.3 (“When effective”) and 19.4 (“When taken to be received”), if communications are received or taken to be received under clause 19.4 after 5.00pm in the place of receipt or on a non-Business Day, they are taken to be received at 9.00am on the next Business Day and take effect from that time unless a later time is specified.

20	No assignment

No party may assign or otherwise deal with its rights under this agreement or allow any interest in them to arise or be varied in each case without the consent of the other party, which consent must not be unreasonably withheld or delayed.

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21	Miscellaneous

21.1	Discretion in exercising rights

A party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this agreement expressly states otherwise.

21.2	Partial exercising of rights

If a party does not exercise a right or remedy fully or at a given time, the party may still exercise it later.

21.3	No liability for loss

A party is not liable for Loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy under this agreement.

21.4	Approvals and consents

By giving its approval or consent a party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.

21.5	Conflict of interest

The parties’ rights and remedies under this agreement may be exercised even if it involves a conflict of duty or a party has a personal interest in their exercise.

21.6	Remedies cumulative

The rights and remedies provided in this agreement are in addition to other rights and remedies given by Law independently of this agreement.

21.7	Rights and obligations are unaffected

Rights given to the parties under this agreement and the parties’ liabilities under it are not affected by anything which might otherwise affect them by Law.

21.8	Variation and waiver

A provision of this agreement or a right created under it may not be waived or varied except in writing, signed by the party or parties to be bound.

21.9	No merger

The Warranties, undertakings and indemnities in this agreement including those contained in clause 13 (“Buyer’s warranties”) do not merge and are not extinguished on Completion and will survive after Completion.

21.10	Further steps

Each party agrees, at its own expense, to do anything the other party asks (such as obtaining consents, signing and producing documents and getting documents completed and signed) as may be reasonably necessary or desirable to give full effect to the provisions of this agreement and the transactions contemplated by it.

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21.11	Entire agreement

This agreement constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

21.12	Construction

No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this agreement or any part of it.

22	Governing law and jurisdiction

22.1	Governing law

This agreement is governed by the law in force in Queensland, Australia.

22.2	Jurisdiction

Each party submits to the non-exclusive jurisdiction of the courts of Queensland and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

23	Counterparts

This agreement may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument.

24	Supervening legislation

Any present or future legislation which operates to vary the obligations of a party in connection with this agreement with the result that another party’s rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by Law.

EXECUTED as an agreement.

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Share Sale Agreement

Schedule 1 - Sale Shares

Part A - Syntech Sale Shares

Registered shareholder	ACN	Number of Syntech shares immediately prior to Completion	AMH Shares	Syntech Seller Sale Shares
AMH Syntech Holdings Pty Ltd	123 783 095	1,954,800	Yes	No
Australian Finance 1 GmbH & Co KG	Incorporated in Germany	8,045,200	Yes	No
GS Power Holdings LLC	A Delaware limited liability Corporation	3,333,333	No	Yes

Part B - Syntech II Sale Shares

Registered shareholder	ACN	Number of Syntech II shares immediately prior to Completion	AMH Shares	Syntech II Seller Sale Shares
AMH Syntech Holdings II Pty Ltd	126 143 744	3,500,000	Yes	No
GS Power Holdings LLC	A Delaware limited liability Corporation	1	No	Yes

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Share Sale Agreement

Schedule 2 - Form of officers’ release

Parties	Company and Officer

Company	Name	[—]

	ABN/ACN/ARBN	[—]

	Address	[—]

	Telephone	[—]

	Fax	[—]

	Attention	[—]

Officer	Name	[—]

	Address	[—]

Recitals	A The Officer is a [director] [company secretary] of [—] (the “Company”).

B The Officer will be resigning as a [director] [company secretary] of the Company on completion of the sale of the Company from [—] to [—] (“Completion”).

C The Company agrees to release the Officer on the terms set out in this deed.

Date of deed	See Signing page

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1	Release

1.1	Release of Officer

Subject to sl99A of the Corporations Act, the Company agrees:

(a)	to unconditionally release the Officer from all rights and Claims relating to his employment or his engagement by the Company; and

(b)	not to issue any proceedings in respect of rights and Claims relating to employment with the Company.

The Officer may plead this deed in bar to any Claim or proceedings by the Company or any person claiming on their behalf in respect of Claims or any matter related thereto other than a Claim in relation to a breach of this deed by the Officer.

1.2	Release of Company

The Officer agrees:

(c)	to unconditionally release the Company from all rights and Claims relating to his employment or his engagement by the Company; and

(d)	not to issue any proceedings in respect of rights and Claims relating to his employment with the Company.

The Company may plead this deed in bar to any Claim or proceedings by the Officer or any person claiming on his behalf in respect of Claims or any matter related thereto other than a Claim in relation to a breach of this deed by the Company.

2	Indemnity

2.1	By Company

The Company indemnifies the Officer against all Claims which the Company or any shareholder of the Company has or may have at any time against the Officer in respect of his employment with or position as a director of the Company and any conduct of the Officer involving or relating in any way whatsoever to other shareholders of the Company as at Completion.

2.2	By Officer

The Officer indemnifies the Company against all Claims which the Officer has or may have at any time against the Company in respect of his employment with or position as a director of the Company and any conduct of the Officer involving or relating in any way whatsoever to other shareholders of the Company as at Completion.

3	Severability

If the whole or any part of a provision of this deed is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this deed has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this deed or is contrary to public policy.

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4	Entire agreement

This deed constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

5	General

5.1	Partial exercising of rights

If a party does not exercise a right or remedy fully or at a given time, the party may still exercise it later.

5.2	Remedies cumulative

The rights and remedies provided in this deed are in addition to other rights and remedies given by law independently of this agreement.

5.3	Rights and obligations are unaffected

Rights given to the parties under this deed and the parties’ liabilities under it are not affected by anything which might otherwise affect them by law.

5.4	Variation and waiver

A provision of this deed or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

5.5	Costs

Each party will pay its reasonable legal costs and expenses in connection with the preparation, execution and completion of this deed.

5.6	Supervening legislation

Any present or future legislation which operates to vary the obligations of a party in connection with this deed with the result that another party’s rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

5.7	Counterparts

This deed may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument.

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6	Governing law

6.1	Governing law

This deed is governed by the law in force in Queensland, Australia. Each party submits to the non-exclusive jurisdiction of the courts of that place.

6.2	Jurisdiction

Each party submits to the non-exclusive jurisdiction of the courts of Queensland, Australia and courts of appeal from them. Each party waives any right it has to object to an Action being brought in those courts including, without limitation, by claiming that the Action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

6.3	Serving documents

Without preventing any other method of service, any document in an Action may be served on a party by being delivered or left at that party’s address in the Details.

7	Interpretation

7.1	Definitions

These meanings apply unless the contrary intention appears:

Action means an action, dispute, Claim, demand, investigation, inquiry, prosecution, litigation, proceeding, arbitration, mediation or dispute resolution.

Claim means any allegation, debt, cause of action, liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent whether at law, in equity, under statute or otherwise and which either party has or may have against the other in connection with the cessation of the Officer’s employment with or service as a director of the Company.

EXECUTED as a deed.

DATED:

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EXECUTED by [—] in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:	) ) ) )
Signature of director	) ) ) )	Signature of director/company secretary* * delete whichever is not applicable
Name of director (block letters)	) ) ) )	Name of director/company secretary* (block letters) * delete whichever is not applicable

SIGNED, SEALED AND DELIVERED by [—] in the presence of:	) ) ) )
Signature of witness	) ) ) )
Name of witness (block letters)	) ) )	Signature of [—]

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Share Sale Agreement

Schedule 3 - Not used

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Share Sale Agreement

Schedule 4 - Properties

Property	Lot No	Company	Acquisition Date	Area	County of	Parish of	RP
Cameby Downs	1	Mountfield Properties	15 Apr 2003	2022 ha	Bulwer	Cameby	893208

	2

	3

	4

	5

Avon Downs	64	Mountfield Properties	29 May 2007	1437.957 ha	Bulwer	Dogwood	CP BWR 154

	65

	2				Bulwer	Dogwood	CP BWR 149

Glennie	13	Mountfield Properties	29 May 2007	40.2 ha	Bulwer	Cameby	187208

Morris	16	Mountfield Properties	29 May 2007	197.3 ha	Bulwer	Cameby	187207

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Share Sale Agreement

Schedule 5 - Subsidiaries

The Subsidiaries of Syntech are as follows:

Name of Subsidiary	ABN	Place of incorporation	Registered office	Issued capital	Registered shareholders
Syntech Resources Pty Limited	67 095 102 971	NSW	As Syntech	10,079,363	Syntech
Mountfield Properties Pty Limited	94 095 103 012	NSW	As Syntech	100	Syntech Resources Pty Limited
The Subsidiary of Syntech II is:
Name of Subsidiary	ABN	Place of incorporation	Registered office	Issued capital	Registered shareholders
AMH (Chinchilla Coal) Pty Limited	38 124 649 216	QLD	As Syntech II	1	Syntech II

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Share Sale Agreement

Schedule 6 - Warranties

For clarity, each of the Warranties in this schedule 6 are subject to clause 11.3 of the body of this agreement, and are read down and qualified by any information fully and fairly disclosed to the Buyer by the Seller in the Disclosure Material.

1	Incorporation and power

1.1	Incorporation

Each Group Member is validly incorporated.

1.2	Power

Each Group Member has the power to own its Assets and to carry on its Business as it is now being conducted.

1.3	Compliance with constituent documents

The Business and affairs of each Group Member have at all times been and continue to be conducted in accordance with their respective Constitutions.

2	Sale Shares

2.1	Proportion of capital

(a)	The Syntech Sale Shares comprise the whole of the issued capital of Syntech and are fully paid.

(b)	The Syntech II Sale Shares comprise the whole of the issued capital of Syntech II and are fully paid.

2.2	Title

(a)	The registered owners of the Syntech Sale Shares are set out in schedule 1 (“Sale Shares”).

(b)	The registered owners of the Syntech II Sale Shares are set out in schedule 1 (“Sale Shares”).

2.3	No Encumbrances

There are no Encumbrances over the Sale Shares, except such Encumbrances as shall be discharged upon Completion upon repayment of the External Debt from the Repayment Amount to the relevant External Financier in accordance with the repayment schedule set out in schedule 11 (“Existing Facilities”).

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2.4	No restriction

Subject to the satisfaction or waiver of the Conditions Precedent there is no restriction on the transfer of the Seller Sale Shares to the Buyer.

2.5	Consents

The Seller has obtained all consents necessary to enable it to transfer the Seller Sale Shares to the Buyer.

2.6	AMH Shares

The Seller has the right on Completion to require the AMH Shares to be transferred to the Buyer free from any Encumbrance, except such Encumbrances as shall be discharged upon Completion upon repayment of the External Debt from the Repayment Amount to the relevant External Financier in accordance with the repayment schedule set out in schedule 11 (“Existing Facilities”).

2.7	No breach

The transfer of the Sale Shares does not breach any obligation or agreement binding on the Seller or any Group Member.

3	Power and authority

3.1	Authority

The Seller has taken all action which is necessary to authorise the entry into and performance of its obligations under this agreement.

3.2	Power

The Seller has the power, without any further consent of any other person, to enter into and perform its obligations under this agreement.

3.3	Binding obligations

This agreement constitutes legal, valid and binding obligations of the Seller, enforceable against it in accordance with its terms.

3.4	No impediment

The execution of and performance by the Seller of its obligations under this agreement does not breach any applicable Law or any Encumbrance or document which is binding on the Seller and (to the knowledge of the Seller) does not result in any material breach or material default under any agreement to which a Group Member is a party.

4	Information

The information concerning Syntech and Syntech II, each of their Subsidiaries, and the Business, prepared by or on behalf of the Seller and contained in the Disclosure Material is true and accurate in all material respects, and is not misleading or deceptive or likely to mislead in any material respect.

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5	Documents and Records

5.1	Records complete, accurate and up to date

So far as the Seller is aware, the Records of each Group Member are complete, accurate and up-to-date and have been maintained in accordance with all applicable Laws.

5.2	Other documents

So far as the Seller is aware, all other material documents (including documents of title and copies of all agreements to which each Group Member is a party) which are the property of that Group Member or ought to be in its possession, are in its possession or under its control.

5.3	Filings required by Law

So far as the Seller is aware, each document or filing which is required by Law to be delivered or made to any Government Agency by a Group Member has been duly delivered or made.

6	Corporate information

6.1	Share details

Schedule 1 (“Sale Shares”) contains complete, accurate and up-to-date details of the Sale Shares.

6.2	Subsidiary details

Schedule 5 (“Subsidiaries”) contains complete, accurate and up to date details of the Subsidiaries of Syntech and Syntech II.

6.3	Issued Sale Shares

All of the issued Sale Shares in the capital of each Group Member are fully paid validly allotted and issued and were not allotted or issued or transferred in breach of any:

(a)	pre-emptive or similar rights of any person; or

(b)	contract which is binding on that Group Member.

7	Financial statements

7.1	Last Accounts

The Last Accounts:

(a)	were prepared in accordance with the requirements of the Corporations Act (as applicable) and any other applicable Laws and in accordance with the Accounting Standards consistently applied; and

(b)	give a true and fair view of each of the financial position and the performance of Syntech and Syntech II and their respective consolidated entities as at the Last Balance Date or for the period ending on the Last Balance Date (as applicable).

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7.2	No Change

There has been no change in the consolidated financial position of Syntech and Syntech II and their respective consolidated entities since the Last Balance Date which is, or is reasonably likely to have, a material adverse effect on the Syntech Group.

8	Assets and Liabilities

8.1	Assets

Except as disclosed in the Disclosure Material, the material Assets are:

(a)	legally and beneficially owned by the relevant Group Member free from any Encumbrance, except the Security Interests to be released at Completion and those arising by operation of Law;

(b)	in the possession of Syntech Group; and

(c)	not the subject of any lease or hire purchase agreement or contract for purchase on deferred terms.

8.2	Liabilities

Except in relation to the External Debt, the Syntech Group does not have any borrowings, debts or other liabilities (whether actual or, so far as the Seller is aware, prospective or contingent), other than amounts which:

(a)	are owing to creditors of the Syntech Group who are not Related Bodies Corporate of a Group Member or the Seller in respect of goods or services received by the Syntech Group;

(b)	are related to the on-going operations of the Syntech Group incurred in the normal and usual course of business; and

(c)	other than as maybe set out in the Adjustment Statement, do not, in aggregate, exceed $500,000.

9	Property

(a)	The Properties comprise all of the premises and land which are owned, occupied or otherwise used by the Syntech Group to conduct the Business.

(b)	Other than in relation to the Properties, the Syntech Group has no interest in any premises or land (whether as registered owner, lessee or holder of any other interest).

(c)	The Syntech Group has exclusive occupation and quiet enjoyment of the Properties other than any Encumbrances of third parties that do not adversely interfere with the conduct of the Business in any material respect.

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(d)	So far as the Seller is aware, there is no default under any applicable instrument, agreement, law or Approval affecting any Property which would have a material adverse effect on the Business or the Syntech Group.

(e)	So far as the Seller is aware, no Property is adversely affected by a proposal of any Government Agency (for example, a proposal of a local authority involving compulsory acquisition, a change in zoning or a requirement to perform work or to pay money) in any material respect.

10	Material Contracts

10.1	Disclosure

So far as the Seller is aware, copies of the Material Contracts have been fully disclosed in the Disclosure Material.

10.2	Valid and binding

Each Material Contract is valid, binding and enforceable against the relevant Group Member, and so far as the Seller is aware, valid, binding and enforceable against the counterparty to that Material Contract, in accordance with its terms.

10.3	No breach

So far as the Seller is aware:

(a)	no party to a Material Contract is in breach of, or in default under, any Material Contract; and

(b)	no fact or circumstance exists which might give rise to such a breach.

11	Employment

11.1	Employees

The Disclosure Material contains a complete list of:

(a)	the period of service of each Employee and accrued annual, long service and sick leave entitlements; and

(b)	the remuneration and other benefits paid or conferred on each Employee including whether any Employee is entitled to participate in a share or option scheme,

in each case, as at 30 April 2011.

11.2	Re-employment

So far as the Seller is aware, there is no person who is not currently employed by a Group Member who has a right to be employed by that Group Member.

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11.3	Employment contracts

All contracts of service and letters of appointment of Employees have been provided to the Buyer.

11.4	Claims and disciplinary action

(a)	None of the Employees or former employee of any Group Member have pending, or so far as the Seller is aware, threatened, any Claims against any Group Member.

(b)	No material disciplinary action or grievance procedures have been taken against any Employee.

11.5	Payments due to Employees

The Syntech Group has paid all amounts which are presently due and payable in respect of the Employees, directors and officers of the Syntech Group.

11.6	Future payments

No Group Member is liable to pay any material allowance, annuity, benefit, lump sum, pension, premium or other payment in respect of the death, disability, retirement, resignation or dismissal of any persons other than that as may be specified in a written contract of employment or in the Disclosure Material.

11.7	Notice of termination

No director or Employee of any Group Member has given or been given notice of termination of his or her employment with that Group Member or will be entitled to terminate their employment as a result of the execution and performance of this agreement and, so far as the Seller is aware, no director or Employee intends to terminate their employment with the relevant Group Member.

11.8	Federal awards and enterprise agreements

No industrial awards, industrial agreement made under any state or federal law (including federal awards or enterprise agreements), or unregistered agreements apply to the Employees.

11.9	No independent contractors

There are no independent contractors or employees employed on a casual basis engaged in the Business.

12	Litigation

No Group Member is:

(a)	a party to or the subject of any Action; or

(b)	the subject of any ruling, judgement, order or decree by any Government Agency or any other person,

which may have a material adverse effect upon the Syntech Group, the Business, any of the Assets or any of the Mining Tenements, and so far as the Seller is aware no such Action, judgement, order or decree is pending, threatened or anticipated by the Seller.

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13	Environmental matters

13.1	Compliance with Environmental Laws

So far as the Seller is aware, each Group Member:

(a)	has, in all material respects, complied with all Environmental Laws in respect of the Business;

(b)	is, in all materials respects, currently complying with all Environmental Laws in respect of the Business;

(c)	is not the subject of any outstanding Notices; and

(d)	is not aware of any existing circumstances which is reasonably likely to give rise to a Notice being issued.

13.2	Approvals

(a)	So far as the Seller is aware, each Group Member currently holds, and is complying with all Approvals necessary for the lawful operation of the Business.

(b)	The Seller is not aware of any circumstances that could lead to the cancellation, termination or non-renewal or non-extension of any material Approval.

13.3	Properties

(a)	So far as the Seller is aware, no Property is:

(i)	subject to any order or current or outstanding Notice;

(ii)	Contaminated; or

(iii)	other than as required under Law, the subject of any charge in favour of any relevant environmental protection authority as security for clean-up or other costs under any relevant Environmental Law, in each case, in a manner or to an extent which would reasonably be expected to have a material adverse effect on the Syntech Group.

(b)	So far as the Seller is aware, there is no condition of any Property which would entitle any person to require a Group Member or the Buyer as an owner or as an occupier to remediate Contamination.

(c)	So far as the Seller is aware, no written complaints have been made by any person to Syntech or Syntech II in relation to Hazardous Substances or Contamination.

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(d)	So far as the Seller is aware, there are no circumstances which have been or are likely to give rise to a material Claim in relation to Hazardous Substances or Contamination.

14	Tax and Duty

14.1	Tax returns etc lodged

All material Tax returns or any other material documents required by Law to be lodged or filed by each Group Member prior to the Completion Date, have been, or will be duly lodged or filed.

14.2	Returns etc accurate

Any information, notice, computation and return which has been submitted by any Group Member to any Authority in respect of any Tax:

(a)	is complete and accurate in all material respects and discloses all material facts that must be disclosed under any Tax Law; and

(b)	is not false, misleading or deceptive in any material respect.

14.3	Taxes Paid

So far as the seller is aware all Taxes, levies, assessments, contributions, fees, rates, duties, and other governmental or municipal charges or impositions (other than those which may be still paid without penalty or interest or those that are being contested in good faith by Syntech) for which the Syntech Group is liable, including any penalty or interest, have been paid to the proper Tax Authority.

14.4	Correct withholdings

So far as the seller is aware all material amounts required by any Tax Law to be deducted by or on behalf of each Group Member from the salary or wages of employees or from any other amount (including, without limitation, amounts referred to in Division 11A of Part III of the Tax Act) have been duly deducted and, where appropriate, duly paid to the relevant Authority in accordance with the relevant Law.

14.5	No deficit

The Syntech Group’s franking account is not in deficit as at the time of Completion.

14.6	No tainting

The share capital account of each Group Member is not tainted within the meaning of the Tax Act.

14.7	No debt forgiveness

Other than as contemplated by this agreement or the Restructure Deed, no debt or other obligation of any Group Member has been forgiven within the meaning of Division 245 of Schedule 2C to the Tax Act nor has any arrangement for such a forgiveness been entered into in relation to any such debts or other liabilities.

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14.8	Adequate and correct records

So far as the seller is aware each Group Member has created and maintained adequate and correct records to enable it to comply with its obligations to:

(a)	prepare and submit any information, notices, computations, returns and payments required in respect of any Tax Law;

(b)	prepare any accounts necessary for the compliance of any Tax Law; and

(c)	retain necessary records as required by any Tax Law.

14.9	Public officer

The office of public officer as required under any Tax Law has always been occupied.

14.10	No dispute

(a)	Neither the Seller nor any Group Member is aware that the Commissioner of Taxation or any other Authority is at present conducting, or proposes to conduct, any investigation or audit into all or any part of the business or affairs of any Group Member.

(b)	So far as the seller is aware there is no unresolved dispute between any Group Member and the Commissioner of Taxation or any other Authority.

14.11	Compliance

So far as the seller is aware each Group Member has complied in all material respects with the terms of all communications issued by Authorities and addressed to the Group Member (including rulings and communications by way of agreement).

14.12	GST warranty

There is no contract requiring the Group Member to supply anything which does not contain a provision enabling the Group Member as supplier to require the other party to the contract to pay the Group Company the amount of any GST for which the Group Member is liable on a supply under the contract, in addition to the consideration for that supply, or otherwise seek reimbursement so that the Group Member retains the amount it would have retained but for the imposition of GST.

14.13	Stamping

So far as the seller is aware all documents and transactions entered into by each Group Member which are required to be stamped have been duly stamped.

14.14	No rollover relief

Section 104-175 of the Tax Act (CGT event J1) will not operate to result in a capital gain or a capital loss to any Group Member as a result of entry into or completion of this agreement.

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14.15	No deemed dividends

No Group Member has made a distribution that:

(a)	does not constitute a dividend pursuant to the definition of “dividend” in section 6(1) of the Tax Act; and

(b)	is deemed to be or is treated as a “dividend” for the purposes of the Tax Act through the operation of another provision in the Tax Act.

15	Insurance

(a)	At Completion, the Syntech Group has in place all insurances usual for a project of the nature of the Project.

(b)	At Completion each Group Member has in place all insurances required to be effected by it under the terms of all contractual arrangements to which it is a party.

(c)	So far as the Seller is aware, nothing has been done or omitted to be done which would make any insurance policy of any Group Member void, voidable or unenforceable.

16	Compliance with Laws

Each Group Member has conducted the Business in all material respects in accordance with applicable Laws. So far as the Seller is aware, no allegation has been made of any material breach of any applicable Law.

17	Shareholdings and memberships

17.1	Shareholdings

Except for shares held in the Subsidiaries, no Group Member is the holder or the beneficial owner of:

(a)	any shares or capital of another company; or

(b)	any other securities; or

(c)	controls (within the meaning of section 50AA of the Corporations Act) any other entity.

17.2	Memberships

Other than as set out in the Disclosure Material, no Group Member is or has agreed to become:

(a)	a member of any joint venture, consortium, partnership or unincorporated association (other than a recognised trade association); or

(b)	a party to any contract for participating with others in any business sharing commissions or other income.

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18	Project

18.1	Project Area

(a)	So far as the Seller is aware, the Project Area, together with any other rights of access and other appurtenant rights granted or to be granted to a member of the Syntech Group in connection with or in relation to the Project, comprise, in all material respects, the land, licences and other such rights which are required and which are necessary for the proper and lawful carrying out of all work that has been carried out.

(b)	So far as the Seller is aware, there is no reason why the Syntech Group would not be granted all such rights required and which are necessary for future work in the operation and development of the Project.

18.2	Authorisations

(a)	Each material authorisation which has been required for the conduct of the Business has been obtained for all work carried out in relation to the Project and there has been no material default in the performance of any of the material terms or conditions of those authorisations.

(b)	So far as the Seller is aware, there is no litigation or administrative proceeding, current or pending or threatened in writing, in which the validity or effectiveness of any of those authorisations is being challenged.

19	Mining Tenements

19.1	Mining Tenements

Each Mining Tenement is:

(a)	legally and beneficially held by the relevant Group Member;

(b)	in good standing; and

(c)	not liable to forfeiture or cancellation.

19.2	Compliance

In relation to each Mining Tenement:

(a)	so far as the Seller is aware, each Group Member has complied with or performed in all material respects all conditions and obligations (including any reporting obligations under the Mineral Resources Act) incumbent upon it under each of the relevant Mining Tenements;

(b)	so far as the Seller is aware, there are no outstanding amounts (including rental or rates due and owing by any Syntech Group Member); and

(c)	other than this agreement, neither the Seller nor any Group Member has entered into any agreement or option or granted a right capable of becoming or giving rise to an option for the purchase of any Mining Tenement; and

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(d)	other than as disclosed in the Disclosure Material, the Seller is not aware of any circumstances that could lead to the cancellation, termination or non-renewal or non-extension of a Permit the loss of which would reasonably be expected to have a material adverse effect on the Syntech Group.

20	No donations

So far as the Seller is aware, no Group Member has made any donations to any political party in Australia, in the past 12 months, in excess of $1,000.

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Share Sale Agreement

Schedule 7 - Security Interests

Transaction Document

Syntech Security Deed dated 22 March 2007 between GS Power Holdings LLC (“Chargee”), Syntech Holdings Pty Ltd, Syntech Resources Pty Ltd, Mountfield Properties Pty Ltd, AMH Syntech Holdings Pty. Ltd. and Australian Mining Finance I GmbH & Co KG (each a “Chargor”)

Security	Granted by	In favour of

Fixed and floating charge over all of the present and future rights, property and undertaking of each Chargor and each mortgage set out in clause 3.1 of the Syntech Security Deed	Each Chargor	GS Power Holdings LLC

Registered Fixed and Floating Charge (charge number 1432385) dated 23 March 2007	AMH Syntech Holdings Pty Ltd	GS Power Holdings LLC

Registered Real Property Mortgage (Mortgage No 710515890) dated 22 March 2007 over Lot 1 (title reference 50091551), Lot 2 (title reference 50091552), Lot 3 (title reference 50091553) Lot 4 (title reference 50091554) and Lot 5 (title reference 50091555) on Registered Plan 893208	Mountfield Properties Pty Ltd	GS Power Holdings LLC
Transaction Document

CPNSA Syntech Security Deed dated 22 March 2007 between GS Power Holdings LLC (“Chargee”), Syntech Holdings Pty Ltd, Syntech Resources Pty Ltd, Mountfield Properties Pty Ltd, AMH Syntech Holdings Pty. Ltd. and Australian Mining Finance I GmbH & Co KG (each a “Chargor”)

Security	Granted by	In favour of

Fixed and floating charge over all of the present and future rights, property and undertaking of each Chargor and each mortgage set out in clause 3.1 of the CPNSA Syntech Security Deed	Each Chargor	GS Power Holdings LLC

Registered Fixed and Floating Charge (charge number 1432388) dated 23 March 2007	AMH Syntech Holdings Pty Ltd	GS Power Holdings LLC

Registered CPNSA Real Property Mortgage (Mortgage No 710515895) dated 22 March 2007 over Lot 1 on Registered Plan 893208 (title reference 50091551), Lot 2 on Registered Plan 893208 (title reference 50091552), Lot 3 on Registered Plan 893208 (title reference 50091553) Lot 4 on Registered Plan 893208 (title reference 50091554) and Lot 5 on Registered Plan 893208 (title reference 50091555)	Mountfield Properties Pty Ltd	GS Power Holdings LLC

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Transaction Document

Syntech / GS Power Security Deed dated 20 August 2009 between GS Power Holdings LLC (“Chargee”), Syntech Holdings Pty Ltd, Syntech Resources Pty Ltd, Mountfield Properties Pty Ltd, AMH Syntech Holdings Pty. Ltd., Australian Mining Finance I GmbH & Co KG, Syntech Holdings II Pty Ltd, AMH Syntech Holdings II Pty. Ltd. and AMH (Chinchilla Coal) Pty Ltd (each a “Chargor”)

Security	Granted by	In favour of

Fixed and floating charge over all of the present and future rights, property and undertaking of each Chargor and each mortgage set out in clause 3.1 of the Syntech / GS Power Security Deed	Each Chargor	GS Power Holdings LLC

Registered Fixed and Floating Charge (charge number 1845911) dated 28 August 2009	Syntech Holdings Pty Ltd	GS Power Holdings LLC

Registered Fixed and Floating Charge (charge number 1845912) dated 28 August 2009	Syntech Resources Pty Ltd	GS Power Holdings LLC

Registered Fixed and Floating Charge (charge number 1845913) dated 28 August 2009	Mountfield Properties Pty Ltd	GS Power Holdings LLC

Registered Fixed and Floating Charge (charge number 1845910) dated 28 August 2009	AMH Syntech Holdings Pty. Ltd.	GS Power Holdings LLC

Registered Fixed and Floating Charge (charge number 1845916) dated 28 August 2009	Syntech Holdings II Pty Ltd	GS Power Holdings LLC

Registered Fixed and Floating Charge (charge number 1845917) dated 28 August 2009	AMH Syntech Holdings II Pty. Ltd.	GS Power Holdings LLC

Registered Fixed and Floating Charge (charge number 1845918) dated 28 August 2009	AMH (Chinchilla Coal) Pty Ltd	GS Power Holdings LLC

Registered Mortgage of Mineral Development Licences 246 and 247 (dealing number 1016165 and 1016167) dated 3 September 2009	AMH (Chinchilla Coal) Pty Ltd	GS Power Holdings LLC

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Registered Mortgage of Mining Lease 50233 (dealing number 1016125) dated 2 September 2009	Syntech Resources Pty Ltd	GS Power Holdings LLC

Registered Real Property Mortgage (Mortgage No 712691780) over Lot 1 on Registered Plan 893208 (title reference 50091551), Lot 2 on Registered Plan 893208 (title reference 50091552), Lot 3 on Registered Plan 893208 (title reference 50091553) Lot 4 on Registered Plan 893208 (title reference 50091554) and Lot 5 on Registered Plan 893208 (title reference 50091555), Lot 16 on Registered Plan 187207 (title reference 16396204), Lots 64 and 65 on Crown Plan BWR154 (title reference 50832057 and 50832052), Lot 2 on Crown Plan BWR149 (title reference 15229006) and Lot 13 on Registered Plan 187208 (title reference 16393126)	Mountfield Properties Pty Ltd	GS Power Holdings LLC
Transaction Document

Syntech / GS Power Security Deed Poll dated 20 August 2009 between The Goldman Sachs Group, Inc (“Chargee”), Syntech Holdings Pty Ltd, Syntech Resources Pty Ltd, Mountfield Properties Pty Ltd, AM FI Syntech Holdings Pty. Ltd., Australian Mining Finance I GmbH & Co KG, Syntech Holdings II Pty Ltd, AMH Syntech Holdings II Pty. Ltd. and AMH (Chinchilla Coal) Pty Ltd (each a “Chargor”)

Security	Granted by	In favour of

Fixed and floating charge over all of the present and future rights, property and undertaking of each Chargor and each mortgage set out in clause 3.1 of the Syntech / GS Power Security Deed Poll	Each Chargor	The Goldman Sachs Group, Inc

Registered Fixed and Floating Charge (charge number 1845368) dated 28 August 2009	Syntech Holdings Pty Ltd	The Goldman Sachs Group, Inc

Registered Fixed and Floating Charge (charge number 1845922) dated 28 August 2009	Syntech Resources Pty Ltd	The Goldman Sachs Group, Inc

Registered Fixed and Floating Charge (charge number 1845371) dated 28 August 2009	Mountfield Properties Pty Ltd	The Goldman Sachs Group, Inc

Registered Fixed and Floating Charge (charge number 1845923) dated 28 August 2009	AMH Syntech Holdings Pty. Ltd.	The Goldman Sachs Group, Inc

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Registered Fixed and Floating Charge (charge number 1845924) dated 28 August 2009	Syntech Holdings II Pty Ltd	The Goldman Sachs Group, Inc

Registered Fixed and Floating Charge (charge number 1845920) dated 28 August 2009	AMH Syntech Holdings II Pty. Ltd.	The Goldman Sachs Group, Inc

Registered Fixed and Floating Charge (charge number 1845921) dated 28 August 2009	AMH (Chinchilla Coal) Pty Ltd	The Goldman Sachs Group, Inc

Registered Mortgage of Mineral Development Licences 246 and 247 (dealing number 1016164 and 1016166) dated 3 September 2009	AMH (Chinchilla Coal) Pty Ltd	The Goldman Sachs Group, Inc

Registered Mortgage of Mining Lease 50233 (dealing number 1016124) dated 2 September 2009	Syntech Resources Pty Ltd	The Goldman Sachs Group, Inc

Caveat forbidding dealing over Exploration Permit 562 (dealing number 1017864) dated 3 March 2010	AMH (Chinchilla Coal) Pty Ltd	The Goldman Sachs Group, Inc

Caveat forbidding dealing over Exploration Permit 873 (dealing number 1017874) dated 4 March 2010	AMH (Chinchilla Coal) Pty Ltd	The Goldman Sachs Group, Inc

Caveat forbidding dealing over Exploration Permit 732 (dealing number 1017870) dated 4 March 2010	Syntech Resources Pty Ltd	The Goldman Sachs Group, Inc

Registered Real Property Mortgage (Mortgage No 712691784) over Lot 1 on Registered Plan 893208 (title reference 50091551), Lot 2 on Registered Plan 893208 (title reference 50091552), Lot 3 on Registered Plan 893208 (title reference 50091553) Lot 4 on Registered Plan 893208 (title reference 50091554) and Lot 5 on Registered Plan 893208 (title reference 50091555), Lot 16 on Registered Plan 187207 (title reference 16396204), Lots 64 and 65 on Crown Plan BWR154 (title reference 50832057 and 50832052), Lot 2 on Crown Plan BWR149 (title reference 15229006) and Lot 13 on Registered Plan 187208 (title reference 16393126)	Mountfield Properties Pty Ltd	The Goldman Sachs Group, Inc

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Other
Security	Granted by	In favour of

Registered Caveat forbidding dealing over Exploration Permit 562 (dealing number 1017869) dated 4 March 2010	AMH (Chinchilla Coal) Pty Ltd	GS Power Holdings LLC

Registered Caveat forbidding dealing over Exploration Permit 873 (dealing number 1017878) dated 4 March 2010	AMH (Chinchilla Coal) Pty Ltd	GS Power Holdings LLC

Registered Caveat forbidding dealing over Exploration Permit 732 (dealing number 1009676 ) dated 29 March 2007	Syntech Resources Pty Ltd	GS Power Holdings LLC

Registered Fixed and Floating Charge (charge number 1432386) dated 23 March 2007	Mountfield Properties Pty Ltd	GS Power Holdings LLC

Registered Fixed and Floating Charge (charge number 1432390) dated 23 March 2007	Mountfield Properties Pty Ltd	GS Power Holdings LLC

Registered Fixed and Floating Charge (charge number 2051400) dated 24 September 2010	Mountfield Properties Pty Ltd	Commonwealth Bank of Australia

Registered Fixed and Floating Charge (charge number 1432375) dated 23 March 2007	Syntech Holdings Pty Ltd	GS Power Holdings LLC

Registered Fixed and Floating Charge (charge number 1432387) dated 23 March 2007	Syntech Holdings Pty Ltd	GS Power Holdings LLC

Registered Fixed and Floating Charge (charge number 2051401) dated 24 September 2010	Syntech Holdings Pty Ltd	Commonwealth Bank of Australia

Registered Fixed and Floating Charge (charge number 1432384) dated 23 March 2007	Syntech Resources Pty Ltd	GS Power Holdings LLC

Registered Fixed and Floating Charge (charge number 1432389) dated 23 March 2007	Syntech Resources Pty Ltd	GS Power Holdings LLC

Registered Fixed and Floating Charge (charge number 2051402) dated 24 September 2010	Syntech Resources Pty Ltd	Commonwealth Bank of Australia

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Registered Real Property Mortgage (Mortgage No 713492031) over Lot 1 (title reference 50091551), Lot 2 (title reference 50091552), Lot 3 (title reference 50091553) Lot 4 (title reference 50091554) and Lot 5 (title reference 5001555) on Registered Plan 893208, Lot 16 on Registered Plan 187207 (title reference 16396204), Lot 65 on Crown Plan BWR154 (title reference 50832052), Lot 2 on Crown Plan BWR149 (title reference 15229006) and Lot 13 on Registered Plan 187208 (title reference 16393126)	Mountfield Properties Pty Ltd	Commonwealth Bank of Australia

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Share Sale Agreement

Schedule 8 - Performance Guarantees

Guarantees issued to:	Amount	Security for
Guarantees on issue under CBA Guarantee Facility (1):
October Nominees Pty Ltd	A$32,353.75	Office Lease 80 Albert Street
State of Queensland – EPA	A$5,486,094.00	Cameby Downs Mining Lease ML 50233
State of Queensland	A$2,500.00	EPC 873
State of Queensland	A$2,500.00	MDL 247
State of Queensland	A$6,500.00	EPC 562
State of Queensland	A$17,500.00	MDL 246
State of Queensland (2)	A$20,000.00	EPC 732
Queensland Bulk Handling Pty Ltd	A$20,000,000.00	Brisbane Port access Take or Pay security
Gladstone Ports Corporation	(3)	Feasibility Funding Facility
Wiggins Island Coal Export Terminal Pty Ltd	A$819,342.32	Stage 2 WICET EOI
QR Limited	A$1,400,000.00	Coal transport services agreement
QR Network Pty Ltd (4)	A$3,142,133.00	Banana to Gladstone Prefeasibility Study costs
Ergon Energy Queensland Pty Limited	A$300,000.00	Electrical retail supply agreement
Goldman Sachs Corporate Guarantees on Syntech behalf
Queensland Rail Ltd	A$58,520,000.00	Access Facilitation Deed
Commonwealth Bank	A$30,000,000.00	Loan Facility

(1)	GS counter-guarantees amounts issued under the CBA Guarantee Facility (up to A$40,000,000, not all of which has been utilized). The guarantee issued by GS to CBA covers both the guarantee facility and the loan facility as well as guaranteeing certain potential enforcement costs relating thereto. The entire guarantee shall be release or cancelled as a condition to Completion.
(2)	As at 25 March 2011, this guarantee is cash collateralised, but is likely to be transferred to the CBA Guarantee Facility prior to 30 June 2011.
(3)	Current guarantee of A$7,274,499.47 expected to be released upon Financial Close of Stage 1 of the Wiggins Island Coal Export Terminal project, expected to occur prior to 30 June 2011.
(4)	May be subject to increase of approximately A$ 100,000 for interest cost prior to 30 June 2011.

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Share Sale Agreement

Schedule 9 - Material Contracts

Contract	Parties	Date
Rail
Access Facilitation Deed	QRN and Syntech Resources	11 September 2009
Rail Infrastructure Construction Deed	QRN and Syntech Resources	11 September 2009
Coal Transport Service Agreement	QR Limited and Syntech Resources	16 October 2008
Port
Coal Port Services Agreement	Queensland Bulk Handling Pty Ltd and Syntech Resources	2 June 2009
Consortium Agreement: Wiggins Island Coal Export Terminal	Consortium Members	18 July 2008
Water
Water Supply Agreement	Queensland Gas Company Limited and Syntech Resources	26 March 2008
Water Pipeline Agreement	Lindsay Allan Boyle and Ann Michelle Boyle and Syntech Resources	undated
Water Pipeline Agreement	Kenneth Edward Curtis and Patricia Curtis and Syntech Resources	undated
Water Pipeline Agreement	Bruce Leonard Rowbotham and Linda Margaret Rowbotham and Syntech Resources	undated
Water Supply Agreement	Carmel Victoria Davies and Syntech Resources	3 September 2010
Power
Customer Connection Agreement	Ergon Energy Corporation Limited and Syntech Resources	31 May 2010
MacMahons
Cameby Downs Mine - Mine Operations and Maintenance Contract - General Conditions	Syntech Resources and MacMahon Contractors Pty Ltd	16 March 2010
Mining Lease
ML50233	Syntech Resources

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Share Sale Agreement

Schedule 10 - Relevant Persons

Seller Relevant Persons	Darian Hielscher Robert Mancini Shameek Konar Karl Robijns

Buyer Relevant Persons	Terry Crawford Boyun Xu Bede Cunningham Peter Barton

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Share Sale Agreement

Schedule 11 - Existing Facilities

Existing Facilities:

Facility	Owner	Principal	Maturity	Reference Documents
Cash Advance Facility and Term Facility	CBA	A$30,000,000	15-Sep-2012	Amending Deed dated 15-Sep-2010, annexing the Amended and Restated Facilities Agreement

Bank Guarantee and Letter of Credit Facility	CBA	Commitment of up to A$40,000,000		Amending Deed dated 15-Sep-2010, annexing the Amended and Restated Facilities Agreement

Senior Loan Facility	Seller	US$40,000,000	23-Mar-2014	Senior Loan Facility Agreement dated 22-Mar-2007 (as amended and restated on 20-Aug-2009) Deed of Variation of Senior Loan Facility Agreement dated 20-Aug-2009

Senior Note	Seller	US$65,000,000	20-Aug-2011

Note Subscription Deed dated 20-Aug-2009 (as amended and restated on 11-Nov-2010)

Note Deed Poll dated 20-Aug-2009 (as amended and restated on 11-Nov-2010)

Deed of Variation of Note Deed Poll and Note Subscription Deed dated 11-Nov-10

Senior Note	Seller	US$30,000,000	20-Aug-2011

Reimbursement Facilities:

Debt Type	Owner	Reference Documents
Fees under Syntech Reimbursement Agreement	GS	Amending Agreement dated 15 September 2010, annexing the Amended and Restated Syntech Reimbursement Agreement

Fees under QR Reimbursement Agreement (1)	GS	QR Reimbursement Agreement dated 20 August 2009

(1)	For the purposes of this agreement, the payments under this reimbursement agreement are treated as being owed to GS by Syntech, instead of Syntech Resources, as (pursuant to the letter dated 20 August 2009 between Syntech and GS) Syntech will unconditionally pay on demand to GS any sum or sums owed by Syntech Resources to GS under the QR Reimbursement Agreement.

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Payments from Repayment Amount:

External Financier	Allocation of Repayment Amount
CBA	All amounts owing to CBA in connection with the facilities mentioned in the above table (being A$30,000,000 plus any accrued interest and fees and any termination fees which arise)

Seller/GS	Balance of the Repayment Amount to repay the remaining External Debt and (if applicable) the Restructure Fee

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Share Sale Agreement

Schedule 12 - Officers

Part A - Retiring Officers

Syntech	Syntech II	AMH CC	Mountfield Properties Pty Ltd	Syntech Resources Pty Ltd
Robert Mancini	Robert Mancini	Robert Mancini	Robert Mancini	Robert Mancini
Shameek Konar	Shameek Konar	Shameek Konar	Shameek Konar	Shameek Konar
Karl Robijns	Karl Robijns	Karl Robijns	Karl Robijns	Karl Robijns
Erik Schafer	Erik Schafer	Erik Schafer	Erik Schafer	Erik Schafer
Ravi Chidambaram	Ravi Chidambaram	Ravi Chidambaram	Ravi Chidambaram	Ravi Chidambaram

Part B - Incoming Officers

Syntech	Syntech II	AMH CC	Mountfield Properties Pty Ltd	Syntech Resources Pty Ltd
Vincent O’Rourke	Vincent O’Rourke	Vincent O’Rourke	Vincent O’Rourke	Vincent O’Rourke
Terence Crawford	Terence Crawford	Terence Crawford	Terence Crawford	Terence Crawford
Murray Bailey	Murray Bailey	Murray Bailey	Murray Bailey	Murray Bailey
Peter Barton	Peter Barton	Peter Barton	Peter Barton	Peter Barton

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Schedule 13 - Form of release

Parties	GSPH, GS and the Syntech Group Members

GSPH	Name	GS Power Holdings LLC

	Address	[—]

	Fax	[—]

	Attention	[—]

GS	Name	The Goldman Sachs Group, Inc.

	Address	[—]

	Fax	[—]

	Attention	[—]

Syntech	Name	Syntech Holdings Pty Ltd

	ABN	21 123 782 445

	Address	[—]

	Email	[—]

	Attention	[—]

Syntech II	Name	Syntech Holdings II Pty Ltd

	ABN	30 126 174 847

	Address	[—]

	Email	[—]

	Attention	[—]

Syntech Resources	Name	Syntech Resources Pty Limited

	ABN	67 095 102 971

	Address	[—]

	Telephone	[—]

	Fax	[—]

	Attention	[—]

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Mountfield Properties	Name	Mountfield Properties Pty Limited

	ABN	94 095 103 012

	Address	[—]

	Telephone	[—]

	Fax	[—]

	Attention	[—]

AMH (Chinchilla Coal)	Name	AMH (Chinchilla Coal) Pty Limited

	ABN	38 124 649 216

	Address	[—]

	Telephone	[—]

	Fax	[—]

	Attention	[—]

Recitals

A      Certain of GSPH, GS and the Syntech Group Members are party to each of the Facilities.

B      Each member of the Syntech Group agrees to release GSPH and GS in relation to the Facilities on the terms set out in this deed.

Date of deed	See Signing page

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Share Sale Agreement

1	Consideration

This deed is entered into in consideration of the parties incurring obligations and giving rights under this deed and for other valuable consideration.

2	Release

On and from the date of this deed, each Syntech Group Member:

(e)	unconditionally releases GSPH and GS from all Claims (including any claim for costs), present and future, and waives all rights and Claims the Syntech Group Member has or may have against GSPH or GS relating to the Facilities;

(f)	agrees that GSPH and GS may plead this deed to bar any Claim (including any claim for costs) brought by any Syntech Group Member relating to the Facilities;

(g)	agrees not to commence or maintain any Claim, or to encourage, facilitate, consult with or assist in any way any other person in respect of any Claim (including any claim for costs) against GSPH or GS relating to the Facilities; and

(h)	agrees to ensure that any person with whom it is associated in any way does not commence or maintain any Claim (including any claim for costs) against GSPH or GS relating to the Facilities.

3	Indemnity

Each Syntech Group Member agrees to indemnify GSPH and GS against any Liability arising from a breach of clause 2.

4	Severability

If the whole or any part of a provision of this deed is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this deed has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this deed or is contrary to public policy.

5	Entire agreement

This deed constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

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6	General

6.1	Partial exercising of rights

If a party does not exercise a right or remedy fully or at a given time, the party may still exercise it later.

6.2	Remedies cumulative

The rights and remedies provided in this deed are in addition to other rights and remedies given by law independently of this deed.

6.3	Rights and obligations are unaffected

Rights given to the parties under this deed and the parties’ liabilities under it are not affected by anything which might otherwise affect them by law.

6.4	Variation and waiver

A provision of this deed or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

6.5	Costs

Each party will pay its reasonable legal costs and expenses in connection with the preparation, execution and completion of this deed.

6.6	Supervening legislation

Any present or future legislation which operates to vary the obligations of a party in connection with this deed with the result that another party’s rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

6.7	Counterparts

This deed may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument.

7	Governing law

7.1	Governing law

This deed is governed by the law in force in Queensland, Australia. Each party submits to the non-exclusive jurisdiction of the courts of that place.

7.2	Jurisdiction

Each party submits to the non-exclusive jurisdiction of the courts of Queensland, Australia and courts of appeal from them. Each party waives any right it has to object to an Action being brought in those courts including, without limitation, by claiming that the Action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

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8	Interpretation

8.1	Definitions

Unless the context requires otherwise, terms used but not defined in this deed have the meaning given to them in the Share Sale Agreement.

These meanings apply unless the contrary intention appears:

Facilities means

(a)	the Existing Facilities to which GSPH or GS is a party; and

(b)	the Reimbursement Facilities.

Share Sale Agreement means the Share Sale Agreement dated [insert] between GSPH, Yancoal Australia Limited and Austar Coal Mine Pty Ltd.

Syntech Group Members means Syntech, Syntech II, Syntech Resources, Mountfield Properties and AMH (Chinchilla Coal).

EXECUTED as a deed.

DATED:

[appropriate execution clauses to be inserted]

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Share Sale Agreement

Signing page

DATED: 13 MAY 2011	(11:33pm NY time)

EXECUTED by GS POWER HOLDINGS LLC by its duly authorised representative	) )
) ) ) )
Signature of witness	) ) )	Signature of representative
)
Name of witness (block letters))		Name of representative (block letters)

EXECUTED by AUSTAR COAL MINE PTY LIMITED by authority of its directors:	) ) ) )
)
Signature of director	) ) ) )	Signature of director/company secretary* * delete whichever is not applicable
)
Name of director (block letters)	) )	Name of director/company secretary* (block letters) * delete whichever is not applicable

EXECUTED by YANCOAL AUSTRALIA LIMITED by authority of its directors:	) ) ) ) )
)
Signature of director	) ) ) )	Signature of director/company secretary* * delete whichever is not applicable
)
Name of director (block letters))		Name of director/company secretary* (block letters) * delete whichever is not applicable

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Share Sale Agreement

Annexure A - Last Accounts

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SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

FINANCIAL REPORT

FOR THE YEAR ENDED

30 JUNE 2010

All amounts are in Australian dollars ($), except

as stated otherwise.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

DIRECTORS’ REPORT

The directors present their report together with the financial report of the Syntech Holdings group (“the Group”), being Syntech Holdings Pty Ltd (“the Company”) and its subsidiaries, for the financial year ended 30 June 2010 and the auditor’s report thereon.

The directors of the Company at any time during or since the end of the financial year are:

Darian Edward Hielscher	Appointed 6 February 2007
Erik Karl Schafer	Appointed 6 February 2007
Elmar Schafer	Resigned 24 August 2009
Ravi Chidambaram	Appointed 2 August 2007
Robert Mancini	Appointed 2 August 2007
Allan Marson	Resigned 1 September 2010
Stefan Dorfmeister	Appointed 24 August 2009
Shameek Konar	Appointed 24 September 2010

Company particulars

Syntech Holdings Pty Ltd was incorporated in Australia on 6 February 2007. The address of the registered office is:

Level 17

80 Albert Street

Brisbane QLD 4000

Principal activities

The principal activities of the consolidated entity during the course of the period were:

•	The exploration and evaluation of coal reserves.

•	Development of the Cameby Downs coal mine.

The group had 11 employees as at 30 June 2010.

Review and results of operations

The operating result of the Group for the year ended 30 June 2010 was a loss of $7,284,089 (2009: profit of $6,712,075).

During the year the group continued the development of mining tenements held by Syntech Resources Pty Ltd, and the development of the Cameby Downs mine. Construction of mine infrastructure was well advanced by 30 June 2010, with completion of construction and commissioning targeted for October 2010.

The Mining Lease Application lodged on 8 June 2007 was granted on 31 July 2008 as Mining Lease 50233 for a term of 30 years from 1 August 2008.

Further exploration continued within the area of the mining lease as well as outlying areas covered by the Group’s Exploration Permit.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

DIRECTORS’ REPORT

During the year the Company obtained additional finance facilities to enable activities to progress. The finance fee was satisfied by an issue of an option for 20% equity interest in the Company. The fair value of the 20% equity interest has been estimated at $80m.

Dividends

No dividends have been paid or declared by the Company since the end of the previous financial year.

Likely developments

Information about likely developments in the operations of the Group and the expected results of those operations in the future financial years has not been included in this report because disclosure of the information would be likely to result in unreasonable prejudice to the Group.

Events subsequent to balance date

Subsequent to year end the Group has entered into a financing facility with the Commonwealth Bank to provide further funding that will enable the Group to complete the construction of the mine, and provide bank guarantees to third party providers as required in the normal course of business. This facility is supported by security provided by the Group as well as a guarantee provided by the Group’s major shareholder.

In addition, in November 2010 the Group entered into a further financing facility with Goldman Sachs for an additional US$30m. This further facility is an extension to the existing facility.

Other than the above matter, there has not arisen in the interval between the end of the period and the date of this report any item, transaction or event of a material and unusual nature likely, in the opinion of the directors, to affect significantly the operations of the Group, the results of those operations, or the state of affairs of the Group, in future financial years.

Directors’ interest and benefits

Other than as set out below, no Director has received or become entitled to receive, during or since the end of the financial year, a benefit because of a contract made by the chief entity, controlled entity, or a related body corporate with a Director, a firm of which a Director is a member of any entity in which a Director has a substantial financial interest.

In accordance with Clause 9.3 of the Shareholders Agreement, Direct Invest AG a company controlled by Mr Erik Schafer, has provided Consultancy Services to the Company for which it has received US$250,000 [AUD$281,901.51] for the period to 30 June 2010.

Mr Robert Mancini, Mr Allan Marson, Mr Stefan Dorfmeister and Mr Shameek Konar are employed by affiliates of GS Power Holdings LLC which provides financing facilities to the Group for which it receives interest and equity entitlements.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

DIRECTORS’ REPORT

Environmental Regulation

Environmental Authority number MIN100568007 has been granted to the Group in respect of carrying out activities as part of the mining project authorised by Mining Lease 50233. The Group is in compliance with all environmental obligations and legislative requirements imposed by this Authority.

Indemnification and insurance of directors and officers

The Company has agreed to indemnify all the directors to the maximum extent permitted by law for any liability of the Director connected with being a director of the Company or any subsidiary of the Company. Such indemnity applied to the extent the Director is not indemnified under the insurance policy.

Signed in accordance with a resolution of the directors of Syntech Holdings Pty Ltd

17 NOV 2010
Director	Dated

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED 30 JUNE 2010

	Note	Consolidated
		2010	2009
Management fees		182,400	182,400
Realised foreign currency gains		707,508	408,774
Unrealised foreign currency gains		497,809	10,336,989

		1,387,717	10,928,163

Expenses
Operating costs		(4,379,311)	(3,821,132)
Depreciation and amortisation expenses		(144,855)	(123,728)

Total expenses		(4,524,166)	(3,944,860)

Results from operating activities		(3,136,449)	6,983,303

Financial income		901,200	675,882
Financial expenses		(53,156,656)	(8,028,173)
Borrowing costs capitalised		48,107,816	7,081,063

Net financial expenses		(4,147,640)	(271,228)

Profit/(loss) before income tax		(7,284,089)	6,712,075

Income tax expense		—	—

Profit/(loss) for the year		(7,284,089)	6,712,075

Other comprehensive income		—	—

Total comprehensive income		(7,284,089)	6,712,075

The notes on pages 10 to 24 are an integral part of these consolidated financial statements.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 30 JUNE 2010

Consolidated

	Note	Share Capital	Convertible Note	Option Reserve	Retained Earnings	Total Equity
Balance at 1 July 2008		21,872,119	18,164,522	12,998,087	(2,475,742)	50,558,986

Total comprehensive income for the period
Profit or loss		—	—	—	6,712,075	6,712,075
Other comprehensive income		—	—	—	—	—

Total other comprehensive income		—	—	—	—	—

Total comprehensive income for the period		—	—	—	6,712,075	6,712,075

Transactions with owners, recorded directly in equity
Contributions by and distributions to owners		—	—	—	—	—

Total contributions by and distributions to owners		—	—	—	—	—

Balance at 30 June 2009		21,872,119	18,164,522	12,998,087	4,236,333	57,271,061

Balance at 1 July 2009		21,872,119	18,154,522	12,998,087	4,236,333	57,271,061

Total comprehensive income for the period
Profit or loss		—	—	—	(7,284,089)	(7,284,089)
Other comprehensive income		—	—	—	—	—

Total other comprehensive income		—	—	—	—	—

Total comprehensive income for the period		—	—	—	(7,284,089)	(7,284,089)

Transactions with owners, recorded directly in equity
Contributions by and distributions to owners		—	—	—	—	—
Options issued re debt financing & provision of guarantees		—	—	80,000,000	—	80,000,000

Total contributions by and distributions to owners		—	—	80,000,000	—	80,000,000

Balance at 30 June 2010		21,872,119	18,164,522	92,998,087	(3,047,756)	129,986,972

The notes on pages 10 to 24 are an integral part of these consolidated financial statements.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS AT 30 JUNE 2010

	Note	Consolidated
		2010	2009
Assets
Cash	3b	17,023,662	8,490,909
Security deposit	3a	—	13,104,497
Receivables	4	10,668,420	864,050
Prepayments		206,554	157,046
Other current assets	5	322,299	—

Total current assets		28,220,935	22,616,502

Receivables	4	574,936	247,109
Property, plant and equipment	6	113,797,354	27,957,410
Mining tenements	7	91,152,060	57,207,477
Finance facility fees	8	61,883,356	16,205,550

Total non-current assets		267,407,706	101,617,546

Total assets		295,628,642	124,234,048

Liabilities
Trade and other payables	9	12,963,899	5,416,231
Interest bearing liabilities	11	7,696,934	—
Provisions	12	142,493	100,228

Total current liabilities		20,803,325	5,516,459

Trade and other payables	9	2,679,658	—
Convertible note interest	10	10,057,099	9,029,083
Interest bearing liabilities	11	130,035,955	52,417,445
Provisions	12	2,065,633	—

Total non-current liabilities		144,838,345	61,446,528

Total liabilities		165,641,671	66,962,987

		129,986,971	57,271,061

Net assets
Equity
Issued capital	13	21,872,119	21,872,119
Convertible note	14	18,164,522	18,164,522
Option reserve	15	92,998,087	12,998,087
Retained earnings/(Accumulated losses)	16	(3,047,756)	4,236,333

Total Equity		129,986,971	57,271,061

The notes on pages 10 to 24 are an integral part of these consolidated financial statements.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

CONSOLIDATED STATEMENT OF CASH FLOWS

AS AT 30 JUNE 2010

	Note	Consolidated
		2010	2009
Cash flows from operating activities
Payments to suppliers and employees		(5,543,116)	(4,011,562)
Received for services to related parties		—	95,760
Interest received		773,865	507,029

Net cash from / (used in) operating activities	3b	(4,769,251)	(3,408,773)

Cash flows from investing activities
Development of mining tenements		(2,703,626)	(4,144,164)
Expansion of mining lease		(3,149,380)	(623,277)
Mine development - work in progress		(56,243,538)	(13,441,414)
Purchase property, plant & equipment		(645,368)	(587,552)
Proceeds on sale of plant & equipment		124,909	10,846
Funds (applied)/released as security		13,104,497	(13,104,497)

Net cash from / (used in) investing activities		(49,512,505)	(31,890,058)

Cash flows from financing activities
Proceeds from borrowing		64,500,806	60,304,520
Repayment of borrowings		—	(17,000,000)
Borrowing costs		(816,375)	—
Guarantee fees paid		(562,898)	—
Interest paid on borrowings		(305,972)	(1,857,799)

Net cash from / (used in) financing activities		62,815,562	41,446,721

Net increase / (decrease) in cash and cash equivalents		8,533,806	6,147,890

Cash and cash equivalents at beginning of year		8,490,909	2,336,511
Effect of currency movements		(1,052)	6,507

Cash and cash equivalents at end of year	3b	17,023,662	8,490,909

The notes on pages 10 to 24 are an integral part of these consolidated financial statements.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

1.	STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Statement of compliance

Syntech Holdings Pty Ltd (the “Company”) is a company domiciled in Australia. The address of the Company’s registered office is Level 17, 80 Albert Street, Brisbane, Queensland 4000, The consolidated financial statements of the Company as at and for the year ended 30 June 2010 comprise the Company and its subsidiaries (together referred to as the “Group”). Parent entity financial information has not been provided in this financial report.

In the opinion of the directors the Group is not a reporting entity. The financial report of the Group has been drawn up as a special purpose financial report for distribution to the members.

The special purpose financial report has been prepared in accordance with the recognition and measurement aspects of all applicable Australian Accounting Standards (“AASBs”) adopted by the Australian Accounting Standards Board (“AASB”),

The financial report does not include the disclosure requirements of the following pronouncements having a material effect:

• AASB 7	Financial instruments: disclosures
• AASB 8	Segment reporting
• AASB 112	Income taxes
• AASB 116	Property, plant & equipment
• AASB 118	Revenue
• AASB 123	Borrowing costs
• AASB 124	Related party disclosures
• AASB 132	Financial instruments: presentation
• AASB 137	Provisions, contingent liabilities and contingent assets

(b)	Basis of preparation

The financial report is presented in Australian dollars.

The financial report is prepared on the historical cost basis.

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements, and have been applied consistently by Group entities.

Going concern

The financial report has been prepared on a going concern basis which contemplates the continuity of normal business activities and the realisation of assets and settlement of liabilities in the normal course of business.

The ability of the Group to continue as a going concern is dependant upon funds being provided under loan facilities supported by GS Power Holdings LLC as disclosed in notes 11 and 18 and additional finance guarantees provided by GS Power Holdings LLC, and/or as outlined in the following paragraphs, the Group obtaining alternative finance from its shareholders or third party financiers.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

1.	STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONT)

(b)	Going concern (cont.)

Note 11 outlines that the face value of the discounted notes with a book value of $67,933,838 at 30 June 2010 are repayable in August 2011. The ability of the company to continue as a going concern for 12 months from the date of this report is also dependent upon the company being able to either obtain an extension of the notes past August 2011 or the company obtaining alternate finance facilities to enable the notes to be repaid from shareholders or third party financiers.

The directors consider that:

•	the funding under the loan facilities disclosed as non-current in note 11 and note 18 will be available to the company, and

•	that the notes with a book value of $67,933,838 at 30 June 2010 are either extended past August 2011 or the company is able to obtain alternate finance facilities to enable the notes to be repaid.

In the event that the Group could not continue as a going concern, the Group may not be able to realise its assets and extinguish liabilities in the normal course of business and at the amounts stated in the financial statements.

(c)	Basis of Consolidation

(i) Subsidiaries

Subsidiaries are entities controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that presently are exercisable or convertible are taken into account. The financial statements of subsidiaries are included in the consolidated financial report from the date that control commences until the date that control ceases.

(ii) Transactions eliminated on consolidation

Intragroup balances, and any unrealised gains and losses or income and expenses arising from intragroup transactions, are eliminated in preparing the consolidated financial statements.

Unrealised losses are eliminated in the same way as unrealised gains, but only to the extent that there is no evidence of impairment.

(d)	Foreign currency

Transactions

Transactions in foreign currencies are translated at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to Australian dollars at the foreign exchange rate ruling at that date. Foreign exchange differences arising on translation are recognised in profit or loss.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

1.	STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONT)

(e)	Taxation

Income tax on the profit or loss for the year comprises current and deferred tax. Income tax is recognised in profit or loss except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the balance sheet date, and any adjustments to tax payable in respect of previous years.

Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Deferred taxes are not recognised on temporary differences upon asset acquisitions that neither affect accounting profit or taxable income.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

(f)	Goods and services tax

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the taxation authority. In these circumstances, the GST is recognised as part of the cost of acquisition of the asset or as part of the expense. Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from or payable to, the ATO is included as a current asset or liability in the balance sheet.

Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising investing and financing activities which are recoverable from, or payable to, the ATO are classified as operating cash flows.

(g)	Cash

Cash comprises cash balances and deposits maturing within 3 months.

(h)	Trade and other receivables

Trade and other receivables are stated at their amortised cost using the effective interest method less any impairment losses.

(i)	Property, plant and equipment

All assets acquired, including property plant and equipment, are initially recorded at their cost of acquisition at the date of acquisition, being the fair value of the consideration provided plus incidental costs directly attributable to the acquisition,

Expenditure is only recognised as an asset when the group controls future economic benefits as a result of the costs incurred that are probable and can be measured reliably.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

1.	STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONT)

(i)	Property, plant and equipment (cont.)

Depreciation

All assets have limited useful lives and are depreciated using both the straight line method and diminishing value method over their estimated useful lives, taking into account estimated residual values. All assets are depreciated from when each asset is available for use, that is, when it is in the location and condition necessary for it to be capable of operating in the manner intended by management.

Depreciation rates and methods are reviewed annually for appropriateness. When changes are made, adjustments are reflected prospectively in current and future periods only. Depreciation amounts are expensed.

The estimated useful lives of assets in the current and comparative periods are as follows:

Plant and equipment	7.5 years
Low value pool	2.5 years
Motor vehicles	4.5 years
Office equipment	2.5 years
Furniture, fixtures and fittings	9 years
Computer equipment	2.5 years

(j)	Impairment

The carrying amounts of the group’s assets, other than deferred tax assets, are reviewed at each balance sheet date to determine whether there is any indication of impairment. If any such indication exists, the asset’s recoverable amount is estimated.

An impairment loss is recognised whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. The recoverable amount of an asset or a cash generating unit is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Impairment losses are recognised in profit or loss.

(k)	Trade and other payables

Trade and other payables are stated at their amortised cost using the effective interest method. Trade payables are non-interest bearing and are normally settled on 30-day terms.

(l)	Mining tenement - exploration and evaluation costs

Mining tenement - exploration and evaluation costs, including the costs of acquiring assets and licences, are capitalised as exploration and evaluation assets on an area of interest basis. Mining tenements acquired by the Group are reflected at fair value upon acquisition. Costs incurred before the Group has obtained the legal rights to explore an area are recognised as an expense in profit or loss.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

1.	STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONT)

(1)	Mining tenement - exploration and evaluation costs (cont.)

Mining tenement, exploration and evaluation assets are only recognised if the rights of the area of interest are current and either:

(i)	the expenditures are expected to be recouped through successful development and exploitation of the area of interest; or

(ii)	activities in the area of interest have not at the reporting date, reached a stage which permits a reasonable assessment of the existence or other wise of economically recoverable reserves and active and significant operations in, or in relation to, the area of interest are continuing.

Mining tenement, exploration and evaluation assets are assessed for impairment if sufficient data exists to determine technical feasibility and commercial viability and facts and circumstances suggest that the carrying amount exceeds the recoverable amount. For the purposes of impairment testing, exploration and evaluation assets are allocated to cash-generating units to which the exploration activity relates.

The cash generating unit shall not be larger than the area of interest.

Once the technical feasibility and commercial viability of the extraction of mineral holdings in an area of interest are demonstrable, exploration and evaluation assets attributable to that area of interest are first tested for impairment and reclassified to mining property and development assets within mining tenements.

(m)	Employee benefits

Wages, salaries, annual leave, sick leave and non-monetary benefits

Liabilities for employee benefits for wages, salaries, annual leave and sick leave that are expected to be settled within 12 months of the reporting date represent present obligations resulting from employees’ services provided to reporting date, are calculated at undiscounted amounts based on remuneration wages and salary rates that the entity expects to pay at reporting date including related on-costs, such as, workers compensation insurance and payroll tax.

Non-accumulating non-monetary benefits are expensed based on the net marginal cost to the entity as the benefits are taken by the employees.

Superannuation plan

Obligations for contributions to defined contribution superannuation funds are recognised as an expense in profit or loss as incurred.

(n)	Finance facility fee

Finance facility fee on loan arrangements that are probable to be drawn down, which include the fair value of options issued to lenders over the Company’s own equity, are capitalised and subsequently recognised as an expanded interest expense policy adjustment to the effective interest expense over the estimated period of the facility when drawn down.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

1.	STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONT)

(o)	Convertible participating notes - converting note

Convertible participating notes issued by the Company are accounted for as compound financial instruments, containing liability and equity components.

The liability component of the note is calculated as the present value of the expected stream of future contractual cash flows discounted at a market rate applicable to similar debt instruments without such a conversion option. The conversion feature of the note is accounted for as an equity component. The value ascribed to this feature is the residual, that is the fair value of the entire instrument less the value of the liability component determined above.

(p)	Option reserve

The fair value of options issued in connection with the provision of funding arrangements and recorded in the option reserve is based on the fair value of the options issued by the Company. The fair value of the options issued is based on an estimate of the fair value of the Group, determined using a discounted cash flow model of certain proven and probable reserves and evidence of the market value of the Group’s coal resources provided by recent sales of developing coal mines.

(q)	Issued capital

Shares issued as consideration for the acquisition of assets, including mining tenements, by the Company are recorded based on the fair value of the assets received by the Company in exchange for issuing the shares.

(r)	Finance income and expenses

Finance income comprises interest income on funds invested. Interest income is recognised as it accrues, using the effective interest method.

Finance expenses comprise interest expense on borrowings, amortisation of the liability component of convertible participating notes and amortisation of capitalised borrowing costs and other associated costs of borrowings. Borrowing costs incurred that are directly attributable to the acquisition, construction or production of a qualifying asset are capitalised as part of the cost of that asset. All other borrowing costs are recognised in profit or loss using the effective interest method.

(s)	Accounting estimates and judgements

The preparation of a financial report in conformity with Australian Accounting Standards requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. These accounting policies have been consistently applied by the Group.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

1.	STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONT)

(s)	Accounting estimates and judgements (cont.)

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Management have determined with the directors the development, selection and disclosure of the consolidated entity’s critical accounting policies and estimates and the application of these policies and estimates. The estimates and judgements that have a significant risk of causing material adjustment to the carrying amounts are discussed below.

Fair value of mining tenements, exploration & evaluation assets and value of issued capital

Note 7 contains information and calculations about the basis used to measure the fair value of mining tenement exploration & evaluation assets upon acquisition by the Group.

Note 13 contains information about the basis of the issued capital, including amounts being recorded based on the fair value of the assets received by the Company, in exchange for issuing the shares.

These calculations involved making an estimation of the fair value of the Cameby Downs mining tenement asset acquired, which was based on an alternative acquirer valuation methodology through the value of a 40% equity interest acquired under the converting note (convertible participating note) for US$20m. The stage of development of the Cameby Downs mining tenement did not enable at that time the fair value of the asset to be reliably determined under any other valuation approach, including the value in use of the asset.

Fair value of option issued

Note 15 contains information about the basis of the option reserve, including the fair value of options issued during the year and in prior years.

Valuation of the initial option issued to acquire 25% of the Company was based on the fair value of the Company’s shares determined using an alternative acquirer valuation methodology through the value of a 40% equity interest acquired under the converting note (convertible participating note) for US$20m.

During the year additional options were issued to acquire a further 20% interest in the Company. These options were issued in connection with agreements entered into for a US$65m discounted note facility and AU$92m in guarantee facilities and have been brought to account at directors’ valuation. The directors’ valuation is supported by a discounted cashflow of certain proven and probable reserves of the Group and evidence of the market value of the Group’s coal resources provided by recent sales of developing coal mines.

Finance facility fee

Note 8 contains information on finance facility fees capitalised and the amortisation on the deferred costs. The amortisation expenses for the period includes an estimate of the interest expenses based on the effective interest rate over the estimated loan draw downs over the life of the finance facility.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

1.	STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONT)

(s)	Accounting estimates and judgements (cont.)

Classification of convertible participating notes

Note 14 contains information about the basis for classification of convertible participating notes. The liability component was calculated as the present value of the estimated stream of future contractual interest cash flows. The equity component was determined to be the difference between the face value less the fair value of the liability component.

(t)	Change in accounting policy - presentation of financial statements

The Group applies revised AASB 101 Presentation of Financial Statements (2007), which became effective as of 1 July 2009. As a result, the Group presents in the consolidated statement of changes in equity all owner changes in equity, whereas all non-owner changes in equity are presented in the consolidated statement of comprehensive income.

Comparative information has been re-presented so that it is also in conformity with the revised standard.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

2.	AUDITOR’S REMUNERATION

	Consolidated
	2010	2009
Audit services :
Audit of the Group - KPMG Australia	34,500	30,059

	34,500	30,059

3a.	SECURITY DEPOSITS

Call deposit	—	13,104,497

Security deposits	—	13,104,497

The security deposits relate to performance obligations of the Group and will be forfeited under certain conditions.

3b.	CASH AND CASH EQUIVALENTS

Bank balances	17,023,662	8,490,909

Cash and cash equivalents in the statements of cash flows	17,023,662	8,490,909

Reconciliation of cash flows from operating activities

Profit/(loss) for the period	(7,284,089)	6,712,075
Adjustments for :
Depreciation	144,855	123,728
Net finance expense	53,156,656	7,751,330
Borrowing costs capitalised	(48,107,816)	(7,081,063)
Unrealised foreign exchange (gain)/loss	(820,108)	(10,336,989)
(Profit)/loss on sale of property, plant and equipment	(7,140)	14,010

Operating profit/(loss) before changes in working capital and provisions	(2,917,643)	(2,816,909)
Changes in operating assets and liabilities :
(Increase)/decrease in trade debtors and other receivables	(1,999,961)	(260,307)
(Increase)/decrease in prepayments	(25,066)	147,248
(Decrease)/increase in trade creditor and accruals	123,347	(503,177)
(Decrease)/increase in provisions and employee benefits	50,072	24,372

Net cash from operating activities	(4,769,251)	(3,408,773)

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

4.	RECEIVABLES

	Consolidated
	30 June 2010	30 June 2009
CURRENT
GST receivable	2,085,560	574,617
Loans and advances re development of Wiggins Island Coal Export Terminal (WICET)	7,696,934	—
Other debtors & receivables	885,927	136,589

	10,668,420	711,206

NON-CURRENT
Long term receivable	—	152,844
Loan to related party	574,936	247,109

	574,936	399,953

5.	OTHER CURRENT ASSETS

Option Premium paid for hedging program of USD drawdowns	2,533,000	—
Less transferred to profit or loss	(2,210,701)	—

	322,299	—

6.	PROPERTY, PLANT AND EQUIPMENT

Land and buildings	3,979,732	3,882,349

	3,979,732	3,882,349

Fixed assets
Plant and equipment	258,711	252,150
Low value pool	7,905	12,195
Motor vehicles	428,548	177,689
Furniture, fixtures & fittings	81,864	95,368
Computer equipment	30,868	23,828
WIP - mine construction	109,009,727	23,513,831

	109,817,622	24,075,061

Total Property, Plant & Equipment	113,797,354	27,957,410

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

7.	MINING TENEMENTS

	0000000000000	0000000000000
	Consolidated
	30 June 2010	30 June 2009
Exploration and evaluation:
EPC 732	47,539,335	33,753,297
WIP - expansion mining leases	5,830,275	686,951

Mine development:
ML 50233	35,716,817	22,767,229
Rehabilitation Asset	2,065,633	—

Total Mining Tenements	91,152,060	57,207,477

The initial carrying value of the Cameby Downs mining tenement was based on the fair value at acquisition of the asset using an alternate acquirer valuation methodology through the value of a 40% equity interest acquired in Cameby Downs under the converting note for US$20m issued to GS Power Holdings LLC, direct expenditure and associated costs.

The recoverability of the carrying value of the mining tenement - exploration and evaluation assets is dependent upon successful development of Cameby Downs or alternatively the sale of Cameby Downs.

8.	FINANCE FACILITY FEE

	0000000000000	0000000000000
Finance facility fee	100,235,713	20,235,712
Less accumulated amortisation	(38,352,356)	(4,030,162)

	61,883,356	16,205,550

The finance facility fee recognised at 30 June 2007 represented the fair value of the 25% option granted to acquire ordinary shares in the Company (refer note 13), as a condition of the finance facility. The finance facility fee is being expensed over the estimated life of the finance facility as a finance expense based on the effective interest rate of the loan provided under the finance facility.

During the year ended 30 June 2010, the Company issued options in connection with the provision of funding arrangements to the Company that entitle the holder to 20% of the share capital of the company. The fair value of these options has been estimated at $80m, based on an estimate of the fair value of the Group, determined using a discounted cash flow model of certain proven and probable reserves of the Group and evidence of the market value of the Group’s coal resources provided by recent sales of developing coal mines. This fee is being amortised over the life of the funding arrangements.

9.	TRADE AND OTHER PAYABLES

	0000000000000	0000000000000
CURRENT
Trade creditors	3,461,777	4,091,543
Employment liabilities	57,593	49,786
Accruals	9,444,528	1,274,902

	12,963,899	5,416,231

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

9.	TRADE AND OTHER PAYABLES (cont.)

	0000000000000	0000000000000
	Consolidated
	30 June 2010	30 June 2009
NON-CURRENT
GSPH guarantee fee	2,679,658	—

	2,679,658	—

No interest is payable on creditors.

The GSPH guarantee fee is payable when guarantees provided by GSPH are released, which is not expected to occur prior to 30 June 2011.

10.	CONVERTIBLE NOTE INTEREST

	0000000000000	0000000000000
Deferred interest on converting note (note 14)	6,421,100	6,421,100
Accrued interest since issue	4,019,471	2,687,117
Currency movement on USD liability	(383,472)	(79,134)

	10,057,099	9,029,083

The basis of recording the deferred interest on the converting note is outlined in note 14.

11.	INTEREST BEARING LIABILITIES

	0000000000000	0000000000000
CURRENT
Loan - Gladstone Port Corporation	7,696,934	—

	7,696,934	—

NON-CURRENT
Loan - GS Power Holdings LLC	46,931,840	49,297,520
Accrued interest GS Power Holdings Loan	10,009,983	3,119,925
Discounted notes - GS Power Holdings LLC	67,933,838	—
Interest accrued discounted notes	5,160,294	—

	130,035,955	52,417,445

Non-current loans and notes bear interest at 15% per annum. The loan and associated accrued interest are repayable in March 2014 and the face value of the discounted notes is repayable in August 2011.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

12.	PROVISIONS

	Annual Leave	Rehabilitation	Total
Balance at 1 July 2009	100,228	—	100,228
Provisions made during the period	142,493	2,065,633	2,208,126
Provisions used during the period	—	—	—
Provisions reversed during the period	(100,228)	—	(100,228)
Unwind of discount	—	—	—

Balance at 30 June 2010	142,493	2,065,633	2,208,126

Non-current	—	2,065,633	2,065,633
Current	142,493	—	142,493

	142,493	2,065,633	2,208,126

Rehabilitation Provision

A rehabilitation provision has been recognised based upon the discounted value of the forecast costs to complete the rehabilitation work by an external contractor on the basis of an arms-length agreement.

13.	ISSUED CAPITAL

	Consolidated
	30 June 2010	30 June 2009
Share capital 13,333,333 ordinary shares, fully paid (2009: 13,333,333)	21,872,119	21,872,119

The issued capital represents:-

(a)	an amount recorded for the issue of 10,000,000 ordinary shares, based on the fair value of the net assets received, including the Cameby Downs mining tenement asset, by the Company in exchange for issuing the shares. The fair value of the Cameby Downs mining tenement asset acquired was based on the value of a 40% equity interest acquired under the converting note for US$20m issued by the Company to GS Power Holdings LLC, plus

(b)	consideration received on the exercise of an option granted to GS Power Holdings LLC as detailed in note 15.

No dividends have been paid or declared by the Company since incorporation.

Terms and conditions

Holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at shareholders’ meetings.

In the event of winding up of the group, ordinary shareholders rank after all other shareholders and creditors and are fully entitled to receive any proceeds of liquidation.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

14.	CONVERTING NOTE

	Consolidated
	30 June 2010	30 June 2009
Converting note	18,535,227	18,535,227
Equity raising costs	(370,705)	(370,705)

	18,164,522	18,164,522

The convertible participating note has no stated maturity date and may only be redeemed in the event of liquidation of the Company or its subsidiaries. The agreement requires that interest be accrued at an interest rate of 11% p.a., payable on conversion of the note. The liability component of the note has been calculated as the present value of the estimated stream of future contractual interest cash flows discounted at a market rate applicable to similar debt instruments without such a conversion option. The liability component of the convertible note is disclosed in note 10.

Under the agreement, the Company has an obligation to issue shares upon occurrence of a conversion event. Conversion events include the allotment of shares allotted under an IPO, sale or transfer of substantially all of the assets and undertakings of the Company or its subsidiary, date of agreement of sale of 100% of issued shares to someone who is not a shareholder or reorganization that would result in current holders owning less than 50% of voting shares. The equity component relating to this obligation is accounted for as the difference between the face value of the convertible participating note less the fair value of the liability component determined above.

15.	OPTION RESERVE

	0000000000000	0000000000000
Option reserve	92,998,087	12,998,087

	92,998,087	12,998,087

Valuation of the initial option issued to acquire 25% of the Company was based on the fair value of the Company’s shares determined using an alternative acquirer valuation methodology through the value of a 40% equity interest acquired under the converting note (convertible participating note) for US$20m.

During the year additional options were issued to acquire a further 20% interest in the Company. These options were issued in connection with agreements entered into for a US$65m discounted note facility and AU$92m in guarantee facilities and have been brought to account at directors’ valuation. The directors’ valuation is supported by a discounted cashflow of certain proven and probable reserves of the Group and evidence of the market value of the Group’s coal resources provided by recent sales of developing coal mines.

16.	RETAINED EARNINGS/(ACCUMULATED LOSSES)

	0000000000000	0000000000000
Opening balance	4,236,333	(2,475,742)
Profit/(Loss) for the year	(7,284,089)	6,712,075

	(3,047,756)	4,236,333

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

17.	CONTROLLED ENTITIES

	Equity Interest % Held By Consolidated Entity
	30 June 2010	30 June 2009
Investment in subsidiaries	%	%
Comprising:
Syntech Resources Pty Ltd	100	100
Mountfield Properties Pty Ltd	100	100

18.	SUBSEQUENT EVENTS

Subsequent to year end the Group has entered into a financing facility with the Commonwealth Bank to provide further funding that will enable the Group to complete the construction of the mine, and provide bank guarantees to third party providers as required in the normal course of business. This facility is supported by security provided by the Group as well as a guarantee provided by the Group’s major shareholder.

In addition, in November 2010 the Group entered into a further financing facility with Goldman Sachs for an additional US$30m, This further facility is an extension to the existing facility.

Other than the above matter, there has not arisen in the interval between the end of the period and the date of this report any item, transaction or event of a material and unusual nature likely, in the opinion of the Group, to affect significantly the operations of the Group, the results of those operations, or the state of affairs of the Group, in future financial years.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

DIRECTORS’ DECLARATION

In the opinion of the directors of the Syntech Holdings Pty Ltd (‘the Company’):

(a)	the Group is not a reporting entity;

(b)	the financial statements and notes, set out on pages 5 to 23:

(i)	present fairly the financial position of the Group as at 30 June 2010 and its performance for the financial year ended on that date in accordance with the accounting policies described in Note 1; and

(ii)	comply with Australian Accounting Standards (including the Australian Accounting Interpretations) to the extent described in Note 1; and

(c)	there are reasonable grounds to believe that the Group will be able to pay their debts as and when they become due and payable,

Signed in accordance with a resolution of the directors of Syntech Holdings Pty Ltd:

Director

Brisbane

17 NOV. 2010

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

INDEPENDENT AUDIT REPORT TO THE MEMBERS OF SYNTECH HOLDINGS PTY LTD

We have audited the accompanying financial report, being a special purpose financial report, of Syntech Holdings Pty Ltd (the “Company”) and its controlled entities (collectively the “Group”), which comprises the consolidated statement of financial position as at 30 June 2010, and the consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows for the year ended on that date, a summary of significant accounting policies and other explanatory notes set out on pages 5 to 23.

Directors’ responsibility for the financial report

The directors of the Company are responsible for the preparation and fair presentation of the financial report and have determined that the accounting policies described in Note 1 to the financial statements, which form part of the financial report, are appropriate to meet the needs of the members. The directors’ responsibility also includes establishing and maintaining internal control relevant to the preparation and fair presentation of the financial report that is free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.

Auditor’s responsibility

Our responsibility is to express an opinion on the financial report based on our audit. No opinion is expressed as to whether the accounting policies used, as described in Note 1, are appropriate to meet the needs of members. We conducted our audit in accordance with Australian Auditing Standards. These Auditing Standards require that we comply with relevant ethical requirements relating to audit engagements and plan and perform the audit to obtain reasonable assurance whether the financial report is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial report. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial report, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial report in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the financial report.

These procedures have been undertaken to form an opinion whether, in all material respects, the financial report is presented fairly in accordance with the basis of accounting described in Note 1 to the financial statements so as to present a view which is consistent with our understanding of the Group’s financial position, and of its performance and cash flows.

The financial report has been prepared for distribution to members. We disclaim any assumption of responsibility for any reliance on this report or on the financial report to which it relates to any person other than the members, or for any purpose other than that for which it was prepared.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

SYNTECH HOLDINGS PTY LTD

ABN 21 123 782 445

Independence

In conducting our audit, we have complied with the independence requirements of the Australian professional accounting bodies.

Auditor’s opinion

In our opinion the financial report presents fairly, in all material respects, the financial position of the Group as at 30 June 2010 and of its financial performance and its cash flows for the year then ended in accordance with the accounting policies described in Note 1 to the financial statements.

KPMG

PG Steer

Partner

Brisbane

17 November 2010

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

FINANCIAL REPORT

FOR THE YEAR ENDED

30 JUNE 2010

All amounts are in Australian dollars ($), except

as stated otherwise.

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

DIRECTORS’ REPORT

The directors present their report together with the financial report of Syntech Holdings II group (“the Group”), being Syntech Holdings II Pty Ltd (“the Company”) and its subsidiaries, for the financial year ended 30 June 2010 and the auditor’s report thereon.

The directors of the Company at any time during or since the end of the financial year are:

Darian Edward Hielscher	Appointed 6 February 2007
Erik Karl Schafer	Appointed 6 February 2007
Elmar Schafer	Resigned 24 August 2009
Ravi Chidambaram	Appointed 2 August 2007
Robert Mancini	Appointed 2 August 2007
Allan Marson	Resigned 1 September 2010
Stefan Dorfmeister	Appointed 24 August 2009
Shameek Konar	Appointed 24 September 2010

Company particulars

Syntech Holdings II Pty Limited was incorporated in Australia on 6 February 2007. The address of the registered office is:

Level 17

80 Albert Street

Brisbane QLD 4000

Principal activities

The principal activities of the consolidated entity during the course of the period was the exploration and evaluation of coal reserves.

The Group has no employees as at 30 June 2010.

Review and results of operations

The operating result of the Group for the year ended 30 June 2010 was a loss of $23,818 (2009: loss of $926,554).

During the year the Group continued exploration work in the four mining tenements held by AMH (Chinchilla Coal) Pty Ltd, with work primarily carried out in EPC 873.

Dividends

No dividends have been paid or declared by the Company since the end of the previous financial year.

Likely developments

Information about likely developments in the operations of the Group and the expected results of those operations in the future financial years has not been included in this report because disclosure of the information would be likely to result in unreasonable prejudice to the Group.

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

DIRECTORS’ REPORT

Events subsequent to balance date

There has not arisen in the interval between the end of the period and the date of this report any item, transaction or event of a material and unusual nature likely, in the opinion of the directors, to affect significantly the operations of the Group, the results of those operations, or the state of affairs of the Group, in future financial years.

Directors’ interest and benefits

Other than as set out below, no Director has received or become entitled to receive, during or since the end of the financial year, a benefit because of a contract made by the chief entity, controlled entity, or a related body corporate with a Director, a firm of which a Director is a member of any entity in which a Director has a substantial financial interest.

Mr Robert Mancini, Mr Allan Marson, Mr Stefan Dorfmeister and Mr Shameek Konar are employed by affiliates of GS Power Holdings LLC which provides financing facilities to the Group by way of converting notes for which it receives interest and equity entitlements.

Environmental Regulation

The Group is in compliance with all environmental obligations and legislative requirements imposed by the Environmental Protection Act 1994 and the Mineral Resources Act 1989.

Indemnification and insurance of directors and officers

The Company has agreed to indemnify all the directors to the maximum extent permitted by law for any liability of the Director connected with being a director of the Company or any subsidiary of the Company. Such indemnity applied to the extent the Director is not indemnified under the insurance policy.

Signed in accordance with a resolution of the directors of Syntech Holdings II Pty Ltd

17 NOV 2010
Director	Dated

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED 30 JUNE 2010

	Note	Consolidated
		2010	2009
Unrealised foreign currency gains		243,111	(668,942)

		243,111	(668,942)

Expenses
Operating costs		(266,306)	(281,944)

Total expenses		(266,306)	(281,944)

Results from operating activities		(23,195)	(950,886)

Financial income		5,268	24,335
Financial expenses		(8,916,895)	(983,262)
Borrowing costs capitalised		8,911,004	983,259

Net financial expenses		(623)	24,332

Profit/(loss) before income tax		(23,818)	(926,554)

Income tax expense		—	—

Profit/(loss) for the year		(23,818)	(926,554)

Other comprehensive income		—	—

Total comprehensive income		(23,818)	(926,554)

The notes on pages 9 to 20 are an integral part of these consolidated financial statements.

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 30 JUNE 2010

Consolidated

	Note	Share Capital	Convertible Note	Option Reserve	Retained Earnings	Total Equity
Balance at 1 July 2008		6,318,490	7,606,039	—	275,224	14,199,753

Total comprehensive income for the period
Profit or loss		—	—	—	(926,554)	(926,554)
Other comprehensive income		—	—	—	—	—

Total other comprehensive income		—	—	—	—	—

Total comprehensive income for the period		—	—	—	(926,554)	(926,554)

Transactions with owners, recorded directly in equity
Contributions by and distributions to owners		—	—	—	—	—

Total contributions by and distributions to owners		—	—	—	—	—

Balance at 30 June 2009		6,318,490	7,606,039	—	(651,330)	13,273,199

Balance at 1 July 2009		6,318,490	7,606,039	—	(651,330)	13,273,199

Total comprehensive income for the period
Profit or loss		—	—	—	(23,818)	(23,818)
Other comprehensive income		—	—	—	—	—

Total other comprehensive income		—	—	—	—	—

Total comprehensive income for the period		—	—	—	(23,818)	(23,818)

Transactions with owners, recorded directly in equity
Contributions by and distributions to owners		—	—	—	—	—
Options issued re debt financing & provision of guarantees		—	—	20,000,000	—	20,000,000

Total contributions by and distributions to owners		—	—	20,000,000	—	20,000,000

Balance at 30 June 2010		6,318,490	7,606,039	20,000,000	(675,148)	33,249,381

The notes on pages 9 to 20 are an integral part of these consolidated financial statements.

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS AT 30 JUNE 2010

	Note	Consolidated
		2010	2009
Assets
Cash	3	153,127	149,552
Receivables	4	5,570	7,550
Prepayments		8,663	18,620

Total current assets		167,360	175,722

Mining tenements	5	28,080,551	19,169,546
Finance facility fees	6	12,086,135	61,056

Total non-current assets		40,166,686	19,230,602

Total assets		40,334,046	19,406,324

Liabilities
Trade and other payables	7	28,440	350,076

Total current liabilities		28,440	350,076

Trade and other payables	7	574,936	—
Convertible note interest	8	6,481,289	5,783,049

Total non-current liabilities		7,056,225	5,783,049

Total liabilities		7,084,665	6,133,125

Net assets		33,249,381	13,273,199

Equity
Issued capital	9	6,318,490	6,318,490
Convertible note	10	7,606,039	7,606,039
Option reserve	11	20,000,000	—
Retained earnings/(Accumulated losses)	12	(675,148)	(651,330)

Total Equity		33,249,381	13,273,199

The notes on pages 9 to 20 are an integral part of these consolidated financial statements.

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

CONSOLIDATED STATEMENT OF CASH FLOWS

AS AT 30 JUNE 2010

		Consolidated
	Note	2010	2009
Cash flows from operating activities
Payments to suppliers and employees		(801)	(114,600)
Interest received		4,999	30,627

Net cash from / (used in) operating activities	3	4,198	(83,973)

Cash flows from investing activities
Development of mining tenements		—	(788,243)

Net cash from / (used in) investing activities		—	(788,243)

Cash flows from financing activities
Guarantee fees paid		(623)	—

Net cash from / (used in) financing activities		(623)	—

Net increase / (decrease) in cash and cash equivalents		3,575	(872,216)
Cash and cash equivalents at beginning of year		149,552	1,021,768

Cash and cash equivalents at end of year	3	153,127	149,552

The notes on pages 9 to 20 are an integral part of these consolidated financial statements.

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

1.	STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Statement of compliance

Syntech Holdings II Pty Ltd (the “Company”) is a company domiciled in Australia. The address of the Company’s registered office is Level 17, 80 Albert Street, Brisbane, Queensland 4000. The consolidated financial statements of the Company as at and for the year ended 30 June 2010 comprise the Company and its subsidiaries (together referred to as the “Group”). Parent entity financial information has not been provided in this financial report.

In the opinion of the directors the Group is not a reporting entity. The financial report of the Group has been drawn up as a special purpose financial report for distribution to the members.

The special purpose financial report has been prepared in accordance with the recognition and measurement aspects of all applicable Australian Accounting Standards (“AASBs”) adopted by the Australian Accounting Standards Board (“AASB”).

The financial report does not include the disclosure requirements of the following pronouncements having a material effect:

• AASB 7	Financial instruments: disclosures

• AASB 112	Income taxes

• AASB 116	Property, plant & equipment

• AASB 118	Revenue

• AASB 123	Borrowing costs

• AASB 124	Related party disclosures

• AASB 132	Financial instruments: presentation

• AASB 137	Provisions, contingent liabilities and contingent assets

(b)	Basis of preparation

The financial report is presented in Australian dollars.

The financial report is prepared on the historical cost basis.

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements, and have been applied consistently by Group entities.

Going concern

The financial report has been prepared on a going concern basis which contemplates the continuity of normal business activities and the realisation of assets and settlement of liabilities in the normal course of business.

The ability of the Group to continue as a going concern is dependant upon funds being provided under loan facilities supported by GS Power Holdings LLC to a related party, Syntech Holdings Pty Ltd and/or as outlined in the following paragraphs, the Group obtaining alternative finance from its shareholders or third party financiers.

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

1.	STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONT)

(b)	Basis of preparation (cont.)

Going concern (cont.)

The ability of Syntech Holdings Pty Ltd to continue as a going concern is in turn dependent upon their loan facilities being available to Syntech Holdings Pty Ltd. The ability of Syntech Holdings Pty Ltd to continue as a going concern for 12 months from the date of this report is also dependent upon Syntech Holdings Pty Ltd being able to either obtain an extension of interest bearing notes (book value of $67,933,838 at 30 June 2010 which are repayable in August 2011) past August 2011 or Syntech Holdings Pty Ltd obtaining alternate finance facilities to enable the interest bearing notes to be repaid from shareholders or third party financiers.

The directors consider that:

•	the funding under the loan facilities disclosed from GS Power Holdings LLC will be provided, and

•

Syntech Holdings Pty Ltd will be able to provide funds, and Syntech Holdings Pty Ltd will continue as a going concern for 12 months from the date of this report as Syntech Holdings Pty Ltd will be able to either obtain an extension of interest bearing notes (book value of $67,933,838 at 30 June 2010 which are repayable in August 2011) past August 2011 or Syntech Holdings Pty Ltd obtaining alternate finance facilities to enable the interest bearing notes to be repaid.

In the event that the Group could not continue as a going concern, the Group may not be able to realise its assets and extinguish liabilities in the normal course of business and at the amounts stated in the financial statements.

(c)	Basis of Consolidation

(i) Subsidiaries

Subsidiaries are entities controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that presently are exercisable or convertible are taken into account. The financial statements of subsidiaries are included in the consolidated financial report from the date that control commences until the date that control ceases.

(ii) Transactions eliminated on consolidation

Intragroup balances, and any unrealised gains and losses or income and expenses arising from intragroup transactions, are eliminated in preparing the consolidated financial statements.

Unrealised losses are eliminated in the same way as unrealised gains, but only to the extent that there is no evidence of impairment.

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

1.	STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONT)

(d)	Foreign currency

Transactions

Transactions in foreign currencies are translated at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to Australian dollars at the foreign exchange rate ruling at that date. Foreign exchange differences arising on translation are recognised in profit or loss.

(e)	Taxation

Income tax on the profit or loss for the year comprises current and deferred tax. Income tax is recognised in profit or loss except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the balance sheet date, and any adjustments to tax payable in respect of previous years.

Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Deferred taxes are not recognised on temporary differences upon asset acquisitions that neither affect accounting profit or taxable income.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

(f)	Goods and services tax

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the taxation authority. In these circumstances, the GST is recognised as part of the cost of acquisition of the asset or as part of the expense. Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from or payable to, the ATO is included as a current asset or liability in the balance sheet.

Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising investing and financing activities which are recoverable from, or payable to, the ATO are classified as operating cash flows.

(g)	Cash

Cash comprises cash balances and deposits maturing within 3 months.

(h)	Trade and other receivables

Trade and other receivables are stated at their amortised cost using the effective interest method less any impairment losses.

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

1.	STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONT)

(i)	Property, plant and equipment

All assets acquired, including property plant and equipment, are initially recorded at their cost of acquisition at the date of acquisition, being the fair value of the consideration provided plus incidental costs directly attributable to the acquisition.

Expenditure is only recognised as an asset when the group controls future economic benefits as a result of the costs incurred that are probable and can be measured reliably.

Depreciation

All assets have limited useful lives and are depreciated using both the straight line method and diminishing value method over their estimated useful lives, taking into account estimated residual values. All assets are depreciated from when each asset is available for use, that is, when it is in the location and condition necessary for it to be capable of operating in the manner intended by management.

Depreciation rates and methods are reviewed annually for appropriateness. When changes are made, adjustments are reflected prospectively in current and future periods only. Depreciation amounts are expensed.

The estimated useful lives of assets in the current and comparative periods are as follows:

Plant and equipment	7.5 years
Low value pool	2.5 years
Motor vehicles	4.5 years
Office equipment	2.5 years
Furniture, fixtures and fittings	9 years
Computer equipment	2.5 years

(j)	Impairment

The carrying amounts of the group’s assets, other than deferred tax assets, are reviewed at each balance sheet date to determine whether there is any indication of impairment. If any such indication exists, the asset’s recoverable amount is estimated.

An impairment loss is recognised whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. The recoverable amount of an asset or a cash generating unit is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Impairment losses are recognised in profit or loss.

(k)	Trade and other payables

Trade and other payable are stated at their amortised cost using the effective interest method. Trade payables are non-interest bearing and are normally settled on 30-day terms.

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

1.	STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONT)

(l)	Mining tenement - exploration and evaluation costs

Mining tenement - exploration and evaluation costs, including the costs of acquiring assets and licences, are capitalised as exploration and evaluation assets on an area of interest basis. Mining tenements acquired by the Group are reflected at fair value upon acquisition. Costs incurred before the Group has obtained the legal rights to explore an area are recognised as an expense in profit or loss.

Mining tenement, exploration and evaluation assets are only recognised if the rights of the area of interest are current and either:

(i)	the expenditures are expected to be recouped through successful development and exploitation of the area of interest; or

(ii)	activities in the area of interest have not at the reporting date, reached a stage which permits a reasonable assessment of the existence or other wise of economically recoverable reserves and active and significant operations in, or in relation to, the area of interest are continuing.

Mining tenement, exploration and evaluation assets are assessed for impairment if sufficient data exists to determine technical feasibility and commercial viability and facts and circumstances suggest that the carrying amount exceeds the recoverable amount. For the purposes of impairment testing, exploration and evaluation assets are allocated to cash-generating units to which the exploration activity relates.

The cash generating unit shall not be larger than the area of interest.

Once the technical feasibility and commercial viability of the extraction of mineral holdings in an area of interest are demonstrable, exploration and evaluation assets attributable to that area of interest are first tested for impairment and reclassified to mining property and development assets within mining tenements.

(m)	Employee benefits

Wages, salaries, annual leave, sick leave and non-monetary benefits

Liabilities for employee benefits for wages, salaries, annual leave and sick leave that are expected to be settled within 12 months of the reporting date represent present obligations resulting from employees’ services provided to reporting date, are calculated at undiscounted amounts based on remuneration wages and salary rates that the entity expects to pay at reporting date including related on-costs, such as, workers compensation insurance and payroll tax.

Non-accumulating non-monetary benefits are expensed based on the net marginal cost to the entity as the benefits are taken by the employees.

Superannuation plan

Obligations for contributions to defined contribution superannuation funds are recognised as an expense in profit or loss as incurred.

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

1.	STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONT)

(n)	Convertible participating notes - converting note

Convertible participating notes issued by the Company are accounted for as compound financial instruments, containing liability and equity components

The liability component of the note is calculated as the present value of the expected stream of future contractual cash flows discounted at a market rate applicable to similar debt instruments without such a conversion option. The conversion feature of the note is accounted for as an equity component. The value ascribed to this feature is the residual, that is the fair value of the entire instrument less the value of the liability component determined above.

(o)	Option reserve

The fair value of options issued in connection with the provision of funding arrangements and recorded in the option reserve is based on the fair value of the options issued by the Company. The fair value of the options issued is based on an estimate of the fair value of the Group, determined using a discounted cash flow model of certain proven and probable reserves and evidence of the market value of the Group’s coal resources provided by recent sales of developing coal mines.

(p)	Issued capital

Shares issued as consideration for the acquisition of assets, including mining tenements, by the Company are recorded based on the fair value of the assets received by the Company in exchange for issuing the shares.

(q)	Finance income and expenses

Finance income comprises interest income on funds invested. Interest income is recognised as it accrues, using the effective interest method.

Finance expenses comprise interest expense on borrowings, amortisation of the liability component of convertible participating notes and amortisation of capitalised borrowing costs and other associated costs of borrowings. Borrowing costs incurred that are directly attributable to the acquisition, construction or production of a qualifying asset are capitalised as part of the cost of that asset. All other borrowing costs are recognised in profit or loss using the effective interest method.

(r)	Accounting estimates and judgements

The preparation of a financial report in conformity with Australian Accounting Standards requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. These accounting policies have been consistently applied by the Group.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

1.	STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONT)

(r)	Accounting estimates and judgements (cont.)

Management have determined with the directors the development, selection and disclosure of the consolidated entity’s critical accounting policies and estimates and the application of these policies and estimates. The estimates and judgements that have a significant risk of causing material adjustment to the carrying amounts are discussed below.

Fair value of mining tenements, exploration & evaluation assets and value of issued capital

Note 5 contains information and calculations about the basis used to measure the fair value of mining tenement exploration & evaluation assets upon acquisition by the Group.

Note 9 contains information about the basis of the issued capital, including amounts being recorded based on the fair value of the assets received by the Company, in exchange for issuing the shares.

Fair value of mining tenements, exploration & evaluation assets and value of issued capital (cont.)

These calculations involved making an estimation of the fair value of the Cameby Downs mining tenement asset acquired, which was based on an alternative acquirer valuation methodology through the value of a 65% equity interest acquired under the converting note (convertible participating note) for US$10m. The stage of development of the mining tenements has not enabled the fair value of the asset to be reliably determined under any other valuation approach, including the value in use of the asset.

Fair value of option issued

Note 11 contains information about the basis of the option reserve.

During the year options were issued to acquire a 20% interest in the Company. These options were issued in connection with the provision of funding arrangements to Syntech Holdings Pty Ltd, a related party, to enable the Group to progress the commercialisation of its mining tenements, including construction of related infrastructure, and have been brought to account at directors’ valuation. The directors’ valuation is supported by a discounted cashflow of certain proven and probable reserves of the Group and evidence of the market value of the Group’s coal resources provided by recent sales of developing coal mines.

Classification of convertible participating notes

Note 10 contains information about the basis for classification of convertible participating notes. The liability component was calculated as the present value of the estimated stream of future contractual interest cash flows. The equity component was determined to be the difference between the face value less the fair value of the liability component.

(s)	Change in accounting policy – presentation of financial statements

The Group applies revised AASB 101 Presentation of Financial Statements (2007), which became effective as of 1 July 2009. As a result, the Group presents in the consolidated statement of changes in equity all owner changes in equity, whereas all non-owner changes in equity are presented in the consolidated statement of comprehensive income.

Comparative information has been re-presented so that it is also in conformity with the revised standard.

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

2.	AUDITOR’S REMUNERATION

	0000000000000	0000000000000
	Consolidated
	2010	2009
Audit services:
Audit of the Group - KPMG Australia	26,000	25,410

	26,000	25,410

3.	CASH AND CASH EQUIVALENTS

	0000000000000	0000000000000
Bank balances	153,127	115,004
Call deposit	—	34,548

Cash and cash equivalents in the statement of cash flows	153,127	149,552

Reconciliation of cash flows from operating activities
Profit/(loss) for the period	(23,818)	(926,554)
Adjustments for:
Net finance expense	8,916,894	983,262
Borrowing costs capitalised	(8,911,004)	(983,259)
Unrealised foreign exchange (gain)/loss	(243,111)	668,942
Operating profit/(loss) before changes in working capital and provisions	(261,039)	(257,609)
Changes in operating assets and liabilities :
(Increase)/decrease in trade debtors and other receivables	1,886	6,293
(Increase)/decrease in prepayments	61,933	(18,620)
(Decrease)/increase in trade creditor and accruals	201,418	185,963

Net cash from operating activities	4,198	(83,973)

4.	RECEIVABLES

	0000000000000	0000000000000

CURRENT
GST receivable	4,770	4,864
Other debtors & receivables	800	2,686

	5,570	7,550

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

5.	MINING TENEMENTS

	0000000000000	0000000000000
	Consolidated
	2010	2009
EPC 562	2,001,367	1,366,259
EPC 873	19,674,281	13,430,898
MDL 246	744,505	508,246
MDL 247	5,660,398	3,864,143

Total Mining Tenements	28,080,551	19,169,546

The initial carrying value of the mining tenements was based on the fair value at acquisition of the asset using an alternate acquirer valuation methodology through the value of a 65% equity interest acquired in the tenements under the converting note issued to GS Power Holdings LLC for US$l0m, direct expenditure and associated costs.

The recoverability of the carrying value of the mining tenement - exploration and evaluation assets is dependent upon successful development of the tenements or alternatively the sale of the tenements.

6.	FINANCE FACILITY FEE

	0000000000000	0000000000000
Finance facility fee	20,079,461	79,462
Less accumulated amortisation	(7,993,326)	(18,406)

	12,086,135	61,056

The finance facility fee recognised at 30 June 2009 represented an allocation of the establishment fees paid on issue of the convertible note and options proportionate to the debt element brought to account in relation to the convertible note.

During the year ended 30 June 2010, the Company issued options in connection with the provision of funding arrangements to Syntech Holdings Pty Ltd, a related party, to enable the Group to progress the commercialisation of its mining tenements, including construction of related infrastructure.

The options entitle the holder to 20% of the share capital of the Company and have an estimated fair value of $20m. The fair value has been estimated based on the fair value of the Group, determined using a discounted cash flow model of certain proven and probable reserves and evidence of the market value of the Group’s coal resources provided by recent sales of developing coal mines.

7.	TRADE AND OTHER PAYABLES

	0000000000000	0000000000000
CURRENT
Trade creditors	—	50,967
Accruals	28,440	52,000
Loan from related party	—	247,109

	28,440	350,076

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

7.	TRADE AND OTHER PAYABLES (CONT.)

	$000,00000	$000,00000
	Consolidated
	2010	2009
NON-CURRENT
Loan from related party	574,936	—

	574,936	—

No interest is payable on creditors.

8.	CONVERTIBLE NOTE INTEREST

Deferred interest on converting note	3,973,072	3,973,072
Accrued interest since issue	2,508,682	1,610,197
Currency movement on USD liability	(465)	199,780

	7,633,171	5,785,058

The basis of recording the deferred interest on the converting note is outlined in note 10.

9.	ISSUED CAPITAL

Share capital 3,500,001 ordinary shares, fully paid (2009: 3,500,001)	6,318,490	6,318,490

The issued capital represents an amount recorded for the issue of 3,500,000 ordinary shares, based on the fair value of the net assets received, including shares in AMH (Chinchilla Coal) Pty Ltd, by the Company in exchange for issuing the shares. The fair value of the AMH (Chinchilla Coal) Pty Ltd shares acquired was based on the value of a 65% equity interest acquired under the Converting note for US$10m issued by the Company to GS Power Holdings LLC, plus 1 ordinary share issued for $1.00.

No dividends have been paid or declared by the Company since incorporation.

Terms and conditions

Holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at shareholders’ meetings.

In the event of winding up of the Group, ordinary shareholders rank after all other shareholders and creditors and are fully entitled to receive any proceeds of liquidation.

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

10.	CONVERTING NOTE

	Consolidated
	2010	2009
Converting note	7,761,264	7,761,264
Equity raising costs	(155,225)	(155,225)

	7,606,039	7,606,039

The convertible participating note has no stated maturity date and may only be redeemed in the event of liquidation of the Company or its subsidiaries. The agreement requires that interest be accrued at an interest rate of 11% p.a., payable on conversion of the note. The liability component of the note has been calculated as the present value of the estimated stream of future contractual interest cash flows discounted at a market rate applicable to similar debt instruments without such a conversion option. The liability component of the convertible note is disclosed in note 8.

Under the agreement, the Company has an obligation to issue shares upon occurrence of a conversion event. Conversion events include the allotment of shares allotted under an IPO, sale or transfer of substantially all of the assets and undertakings of the Company or its subsidiary, date of agreement of sale of 100% of issued shares to someone who is not a shareholder or reorganisation that would result in current holders owning less than 50% of voting shares. The equity component relating to this obligation is accounted for as the difference between the face value of the convertible participating note less the fair value of the liability component determined above.

11.	OPTION RESERVE

	Consolidated
	30 June 2010	30 June 2009
Option reserve	20,000,000	—

	20,000,000	—

During the year options were issued to acquire a 20% interest in the Company. These options were issued in connection with the provision of funding arrangements to Syntech Holdings Pty Ltd, a related party, to enable the Group to progress the commercialisation of its mining tenements, including construction of related infrastructure, and have been brought to account at directors’ valuation. The directors’ valuation is supported by a discounted cashflow of certain proven and probable reserves of the Group and evidence of the market value of the Group’s coal resources provided by recent sales of developing coal mines.

12.	RETAINED EARNINGS/(ACCUMULATED LOSSES)

Opening balance	(651,330)	275,224
Profit/(Loss) for the year	(23,818)	(926,554)

	(675,148)	(651,330)

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2010

13.	CONTROLLED ENTITIES

	Equity Interest % Held By Consolidated Entity
	30 June 2010	30 June 2009
Investment in subsidiaries	%	%
Comprising:
AMH (Chinchilla Coal) Pty Ltd	100	100

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

DIRECTORS’ DECLARATION

In the opinion of the directors of the Syntech Holdings II Pty Ltd (‘the Company’):

(a)	the Group is not a reporting entity;

(b)	the financial statements and notes, set out on pages 5 to 20:

(i)	present fairly the financial position of the Group as at 30 June 2010 and of its performance for the financial year ended on that date in accordance with the accounting policies described in Note 1; and

(ii)	comply with Australian Accounting Standards (including the Australian Accounting Interpretations) to the extent described in Note 1; and

(c)	there are reasonable grounds to believe that the Group will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the directors of Syntech Holdings II Pty Ltd:

Director

Brisbane

17 NOV 2010

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

INDEPENDENT AUDIT REPORT TO THE MEMBERS OF SYNTECH HOLDINGS II PTY LTD

We have audited the accompanying financial report, being a special purpose financial report, of Syntech Holdings II Pty Ltd (the “Company”) and its controlled entities (collectively the “Group”), which comprises the consolidated statement of financial position as at 30 June 2010, and the consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows for the year ended on that date, a summary of significant accounting policies and other explanatory notes set out on pages 5 to 20.

Directors’ responsibility for the financial report

The directors of the Company are responsible for the preparation and fair presentation of the financial report and have determined that the accounting policies described in Note 1 to the financial statements, which form part of the financial report, are appropriate to meet the needs of the members. The directors’ responsibility also includes establishing and maintaining internal control relevant to the preparation and fair presentation of the financial report that is free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.

Auditor’s responsibility

Our responsibility is to express an opinion on the financial report based on our audit, No opinion is expressed as to whether the accounting policies used, as described in Note 1, are appropriate to meet the needs of members. We conducted our audit in accordance with Australian Auditing Standards. These Auditing Standards require that we comply with relevant ethical requirements relating to audit engagements and plan and perform the audit to obtain reasonable assurance whether the financial report is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial report. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial report, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial report in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the financial report.

These procedures have been undertaken to form an opinion whether, in all material respects, the financial report is presented fairly in accordance with the basis of accounting described in Note 1 to the financial statements so as to present a view which is consistent with our understanding of the Group’s financial position, and of its performance and cash flows.

The financial report has been prepared for distribution to members. We disclaim any assumption of responsibility for any reliance on this report or on the financial report to which it relates to any person other than the members, or for any purpose other than that for which it was prepared.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

SYNTECH HOLDINGS II PTY LTD

ABN 30 126 174 847

Independence

In conducting our audit, we have complied with the independence requirements of the Australian professional accounting bodies.

Auditor’s opinion

In our opinion the financial report presents fairly, in all material respects, the financial position of the Group as at 30 June 2010 and of its financial performance and its cash flows for the year then ended in accordance with the accounting policies described in Note 1 to the financial statements.

KPMG

PG Steer

Partner

Brisbane

17 November 2010

Share Sale Agreement

Annexure B—Data Room

Part A—Data Room Index

Part B—Requests

© Mallesons Stephen Jaques 10658005_12	Share Sale Agreement	93

Part A - Data Room Index

Date from: 13-May-11
Document name	Uploaded / Modified
Syntech MatterWeb Rules and Procedures	09/02/2011
00. Site Index
Site Index	04/06/2008
01. Asset Overview and Financial Model
1633 - Syntech Overview - April 2009	08/05/2009
1787 - Syntech Financial Model - updated August 2010	23/08/2010
1787.01 - Syntech Financial Model - updated August 2010 (Bri only)	23/08/2010
2492 - Tax depreciation schedule at 30 June 2010	25/02/2011
2493 - Syntech Coal Sales Quality v2	25/02/2011
01. Additional Details
2468 - Data Room Queries February 2010	24/02/2011
2488 - COGS Jan 11	24/02/2011
2489 - Accounts Payable Aged Report as at 31 January 2011	24/02/2011
2490 - Provision for Rehabilitation	24/02/2011
02. Syntech Holdings
01. Corporate
1.01- Syntech Holdings
0185 - Company Certificate for Syntech Holdco	20/02/2008
0990 - Syntech Holdings Pty Ltd group structure Mar08	01/04/2008
1040 - Constitution Syntech Holdings	07/05/2008
1528 -SH ASIC Extract	25/11/2009
2269 - SH Amendment to Shareholders Agreement	07/09/2010
2276 - Share registers - Syntech Holdings	09/09/2010
2473 - SHI Register of Options	24/02/2011
1.02 - Syntech Resources
0187 - Enviromental Policy	20/02/2008
0189 - Safety and Health Policy	20/02/2008
0191 - Syntech Certificate of Registration and Change of Name	20/02/2008
1041 - Constitution Syntech Resources	07/05/2008
1532 - SR ASIC Details September 2009	25/11/2009
2277 - Share registers - Syntech Resources	09/09/2010
1.03- Mountfield Properties
0193 - Mountfiled Certificate of Registration	20/02/2008

1042 - Constitution Mountfield Properties	07/05/2008
1521 - MF ASIC Extract	25/11/2009
2275 - Share registers - Mountfield	09/09/2010
1.04 - Management CVs
1054 - Brett Purkiss Resume	12/05/2008
1056 - D Hielscher Detailed CV April 2008	12/05/2008
1591 - Paul Kelly CV 0708	24/11/2008
1.05 - Board Meetings
1.05.01 - 070628 28 June 2007
0194 - Agenda for a Meeting of Directors Jun07	20/02/2008
0195 - Directors Minutes 28 June 2007	20/02/2008
1.05.02 - 070802 2 August 2007
0196 - Agenda for a Meeting of Directors 2 Aug07	20/02/2008
0197 - Directors Minutes 2 August 2007	20/02/2008
0198 - Cash Reconciliation Jun07	20/02/2008
0199 - Draft 30 June Stats	20/02/2008
0200 - Letter re WICT Expressions of Interest	20/02/2008
0201 - Board Summary Port Access to Gladstone	20/02/2008
0202 - Board Summary Rail Access to Brisbane	20/02/2008
1.05.03 - 070913 13 September 2007
0203 - Agenda for a Meeting of Directors 13 Sep07	20/02/2008
0204 - Directors Minutes 13 September 2007	20/02/2008
0205 - Cash Reconciliation Aug07	20/02/2008
1.05.04 - 071129 29 November 2007
0207 - Agenda for a Meeting of Directors 29 Nov 07	20/02/2008
0208 - Directors Minutes 29 November 2007	20/02/2008
0209 - Cash Reconciliation Oct07	20/02/2008
0210 - Board Summary EPC 1165 Cooperation Deed	20/02/2008
0211 - Board Summary Syntech Additional Exploration	20/02/2008
0212 - Proposed 2008 Board Meeting Schedule	20/02/2008
1.05.05 - 080124 24 January 2008
0213 - Agenda for a Meeting of Directors 24 Jan 08	20/02/2008
0214 - Directors Minutes 24 January 2008	18/04/2008
1.05.06 - 080221 21 February 2008
0998 - Agenda for a Meeting of Directors 21 Feb 08	18/04/2008
0999 - Directors Minutes 21 February2008	18/04/2008

1.05.07 - 080403 3 April 2008
1417 - Agenda for a Meeting of Directors 3 Apr 08	13/06/2008
1418 - Directors Minutes 3 April 2008	13/06/2008
1.05.08 - 080606 6 June 2008
1430 - Directors Minutes 6 June 2008	19/06/2008
1431 - Agenda for a Meeting of Directors 6 Jun 08	19/06/2008
1432 - Summary of Coal Transport Service Agreement	19/06/2008
1433 - Summary of Access Facilitation Deed	19/06/2008
1434 - Cash ReconciliationMay08 v revised business plan Sep07	19/06/2008
1.05.09 - 080813 13 August 2008
1554 - Agenda for a Meeting of Directors 13 Aug 08	24/11/2008
1556 - Cash Reconciliation Jun08 v revised business plan Sep07	24/11/2008
1557 - Directors Minutes 13 Aug 2008	24/11/2008
1558 - Draft 30 June 08 Stats v 3 070808	24/11/2008
1613 - Agenda for a Meeting of Directors 13 Aug 08	24/11/2008
1614 - Cash Reconciliation Jun08 v revised business plan Sep07	24/11/2008
1616 - Draft 30 June 08 Stats v 3 070808	24/11/2008
1.05.10 - 081113 13 November 2008
1646 - Agenda for a Meeting of Directors SH 13 Nov 08	09/06/2009
1647 - SHI Directors Minutes 13 Nov 2008	09/06/2009
1.05.11 - 090525 25 May 2009
1702 - Agenda for a Meeting of SH Directors 25 May 2009	23/11/2009
1703 - SHI Directors Minutes 25 May 2009	23/11/2009
1.05.12 - 090819 19 August 2009
2364 - Syntech Holdings Pty Ltd - Board Minutes -19 August 2009	08/11/2010
1.05.13 - 100225 25 February 2010
2365 - Agenda for a Meeting of Directors SH - 25 February 2010	08/11/2010
2366 - SHI Directors Minutes - 25 February 2010	08/11/2010
1.05.14 - 100610 10 June 2010
2367 - Agenda for a Meeting of Directors - 10 June 2010	08/11/2010
2368 - SHI Directors Minutes -10 June 2010	08/11/2010
1.05.15 - 100812 12 August 2010
2369 - Agenda for a Meeting of Directors - 12 August 2010	08/11/2010
2389 - SHI Directors Minutes 12 August 2010 final	09/02/2011
1.05.16 - 100907 7 September 2010
2388 - SHI Directors Minutes 7 September 2010 final	09/02/2011

1.05.17 - 101117 17 November 2010
2390 - SHI Directors Minutes 17 November 2010	09/02/2011
1.05.18 - 110203 3 February 2011
2387 - Agenda for a Meeting of Directors 3 February 2011	09/02/2011
1.06 - Shareholders Agreement
0011 -08_SH_Agrmt_22032007	20/02/2008
1.07 - Organisational Structure
1708 - Project Management Organs Chart	25/01/2010
2337 - Syntech Organisational Chart	08/11/2010
02. Project Reports
2.01 - 2.2009.01 Project Reports
1669 - Syntech January 09 Monthly Report Final	09/06/2009
2.02 - 2.2009.02 Project Reports
1670 - Syntech February 09 Monthly Report Final	09/06/2009
2.03 - 2.2009.03 Project Reports
1671 - Syntech March 09 Monthly Report Final	09/06/2009
2.04 - 2.2009.04 Project Reports
1672 - Syntech April 09 Monthly Report Final	09/06/2009
2.05 - 2.2009.05 Project Reports
1674 - Syntech May 09 Monthly Report Final	16/07/2009
2.06 - 2.2009.06 Project Reports
1675 - Syntech June 09 Monthly Report Final	16/07/2009
2.07 - 2.2009.07 Project Reports
1676 - Syntech July 09 Monthly Report Final	26/10/2009
2.08 - 2.2009.08 Project Reports
1677 - Syntech August 09 Monthly Report Final	26/10/2009
2.09 - 2.2009.09 Project Reports
1678 - Syntech September 09 Monthly Report Final	26/10/2009
1679 - Cameby Downs Project Monthly Report - September 2009	26/10/2009
2.10 - 2.2009.10 Project Reports
1710 - Syntech October 20009 Monthly Report Final	25/01/2010
1711 - Cameby Downs Project Monthly Report- October 2009	25/01/2010
2.11 - 2.2009.11 Project Reports
1712 - Syntech November 20009 Monthly Report Final	25/01/2010
1713 - Cameby Downs Project Monthly Report - November 2009	25/01/2010

2.12 - 2.2009.12 Project Reports
1714 - Syntech December 20009 Monthly Report Final	25/01/2010
1715 - Combined Financial Management Report December 2009	25/01/2010
2.13 - 2.2010.01 Project Reports
1784 - Combined Syntech Holdings and Syntech Holdings II Pty Ltd -Summary of Financial Position January 2010	22/02/2010
1785 - Syntech Resources Pty ltd (Including AMH Chinchilla Coal) January 2010 Progress Report	22/02/2010
2.14 - 2.2010.02 Project Reports
2239 - Combined Financial Management Report February 2010	27/08/2010
2240 - Syntech February 2010 Monthly Report Final REDACTED	25/02/2011
2.15 - 2.2010.03 Project Reports
2241 - Combined Financial Management Report March 2010	27/08/2010
2242 - Syntech March 2010 Monthly Report Final REDACTED	25/02/2011
2.16 - 2.2010.04 Project Reports
2243 - Combined Financial Management Report April 2010	27/08/2010
2244 - Syntech April 2010 Monthly Report Final REDACTED	25/02/2011
2.17 - 2.2010.05 Project Reports
2245 - Combined Financial Management Report May 2010	27/08/2010
2246 - Syntech May 2010 Monthly Report Final REDACTED	25/02/2011
2.18 - 2.2010.06 Project Reports
2247 - Combined Financial Management Report June 2010	27/08/2010
2248 - Syntech June 2010 Monthly Report Final REDACTED	25/02/2011
2452 - Syntech FY2010 KPMG Board Report	21/02/2011
2469 - Combined Manangement Accounts Final version	24/02/2011
2.19 - 2.2010.07 Project Reports
2305 - Syntech July 10 Monthly Report Final REDACTED	25/02/2011
2.20 - 2.2010.08 Project Reports
2359 - Syntech August 10 Monthly Report Final REDACTED	25/02/2011
2360 - Syntech Combined Management Financials August 2010	08/11/2010
2.21 - 2.2010.09 Project Reports
2361 - Combined management financials September 2010	08/11/2010
2362 - Syntech September 2010 Monthly Report Final REDACTED	25/02/2011
2.22 - 2.2010.10 Project Reports
2400 - Combined Financial Report October 2010	09/02/2011
2402 - Syntech October 2010 Monthly Report Final REDACTED	25/02/2011

2.23 - 2.2010.11 Project Reports
2401 - Combined Financial Report November 2010	09/02/2011
2403 - Syntech November 2010 Monthly Report FINAL REDACTED	25/02/2011
2.24 - 2.2010.12 Project Reports
2434 - Discharge Report for Golden Spring REDACTED	25/02/2011
2450 - Combined Financial Management Report December 2010	23/02/2011
2.25 - 2.2011.01 Project Reports
2463 - Combined Financial Report January 2011	23/02/2011
2464 - Syntech December 2010 January 2011 Monthly Report Final	23/02/2011
2.26 - 2.2011.02 Project Reports
2680 - Combined Financial Report February 2011	29/03/2011
2681 - Syntech February 2011 Monthly Report Final	30/03/2011
2.27 - 2.2011.03 Project Reports
2697 - Syntech March 2011 Monthly Report Final	09/05/2011
2698 - Combined Financial Report March 2011	09/05/2011
03. Insurance
1650 - ISR Summary 2009_10	09/06/2009
1651 - Schedule 2009_10 SH D&O	09/06/2009
1652 - Schedule 2009_10 SHII D&O	09/06/2009
1653 - SH MV 2009_10	09/06/2009
1654 - Summary Construction PL	09/06/2009
1655 - Summary Construction Risk	09/06/2009
1656 - Summary PL 2009_10	09/06/2009
1657 - Syntech Apr 09 Insurance Sch	09/06/2009
2283 - Syntech Contract Works Material Damage COC 2010	09/09/2010
2284 - Syntech Construction Liability COC 2010	09/09/2010
2285 - Syntech MV COC 2010	09/09/2010
2286 - Syntech Public Liability COC 2010	09/09/2010
2287 - Syntech ISR COC 2010	09/09/2010
2375 - Certificate of Currency-Workcover 2010-11	23/11/2010
2393 - BI Work up paper	09/02/2011
2394 - Insurance Renewal Report December 2010	09/02/2011
2395 - ISR and Liability invoices	09/02/2011
2396 - ISR Policy Wording	09/02/2011
2397 - Liability Policy wording	09/02/2011
2398 - Machinery Breakdown work up	09/02/2011

2471 - Syntech ISR COC 2011	24/02/2011
2472 - Syntech Public Liability COC 2011	24/02/2011
2491 - Contractor Insurance	24/02/2011
04. Income Tax
0632 - Tax Sharing Agreement	21/02/2008
1013 - Syntech Holdings 2007 ITR with tax rec	21/04/2008
1014 - 0408 ACA letter Syntech Holdings	21/04/2008
1015 - Return Issues note Mar07+Jun07	21/04/2008
1648 - Final Tax Calcs Jun08	09/06/2009
1649 -SH Tax return - 2008	09/06/2009
1726 - EY advice on AMH CC Transaction	23/02/2011
1727 - EY advice on stamp duty implications on restructure of Syntech Resources	23/02/2011
1728 - Memorandum of Issues Letter-SHII-2008	23/02/2011
2254 - syn 0410 Syntech Holdings 2009 SOTI per EY	06/09/2010
2255 - SynL 0810 Lodged Syntech I 2009 ITR	06/09/2010
2256 - synL 0810 Memo of issues	06/09/2010
2257 - synL 0810 Transmittal letter	06/09/2010
2272 - Tax advice from EY on Proposed Merger in Draft	09/09/2010
2377 - Mallesons opinion on CPN clauses	25/11/2010
2378 - Memorandum of Issues Letter-SH-2008	25/11/2010
2379 - Syntech Holdings CPN clauses	25/11/2010
2380 - 2010 Tax calc SH	25/11/2010
2465 - MF Tax Return 23 Mar 2007	23/02/2011
2466 - SR Tax Return 23 Mar 2007	23/02/2011
2477 - SH Letter of confirmation of income tax consolidation	24/02/2011
2478 - SH notification of formation of an income tax consolidated group	24/02/2011
BAS
0635 - Mountfield BAS 010103 to 311206	21/02/2008
0636 - MF BAS Mar07	21/02/2008
0637 - MF BAS Apr07	21/02/2008
0638 - MF BAS May07	21/02/2008
0639 - MF BAS Jun 07	21/02/2008
0640 - MF BAS Jul 07	21/02/2008
0641 - MF BAS Aug07	21/02/2008
0642 - MF BAS Sep07	21/02/2008
0643 - MF BAS Oct07	21/02/2008
0644 - MF BAS Nov07	21/02/2008

0645 - MF BAS Dec07	21/02/2008
0646 - Syntech Resources BAS 010103 to 311206	21/02/2008
0647 - SR BAS Mar 07	21/02/2008
0648 - SR BAS Apr07	21/02/2008
0649 - SR BAS May07	21/02/2008
0650 - SR BAS Jun 07	21/02/2008
0651 - SR BAS Jul 07	21/02/2008
0652 - SR BAS Aug07	21/02/2008
0653 - SR BAS Sep07	21/02/2008
0654 - SR BAS Oct07	21/02/2008
0655 - SR BAS Nov07	21/02/2008
0656 - SR BAS Dec07	21/02/2008
0657 - SH BAS Apr07	21/02/2008
0658 - April Group BAS review	21/02/2008
0659 - SH BAS May07	21/02/2008
0660 - SH BAS Jun 07	21/02/2008
0661 - SH BAS Jul 07	21/02/2008
0662 - SH BAS Aug07	21/02/2008
0663 - SH BAS Sep07	21/02/2008
0664 - SH BAS Oct07	21/02/2008
0665 - SH BAS Nov07	21/02/2008
0666 - SH BAS Dec07	21/02/2008
1582 - MF BAS Jan08	24/11/2008
1583 - MF BAS Feb08	24/11/2008
1584 - MF BAS Mar08	24/11/2008
1585 - MF BAS Apr08	24/11/2008
1586 - MF BAS May08	24/11/2008
1587 - MF BAS Jun08	24/11/2008
1588 - MF BAS Jul 08	24/11/2008
1589 - MF BAS Aug08	24/11/2008
1590 - MF BAS Sep08	24/11/2008
1592 - SH BAS Jan08	24/11/2008
1593 - SH BAS Feb08	24/11/2008
1594 - SH BAS Mar08	24/11/2008
1595 - SH BAS Apr08	24/11/2008
1596 - SH BAS May08	24/11/2008

1597 - SH BAS Jun08	24/11/2008
1598 - SH BAS Jul08	24/11/2008
1599 - SH BAS Aug08	24/11/2008
1600 - SH BAS Sep 08	24/11/2008
1601 - SH Qrtly Jun08	24/11/2008
1602 - SH ITR Qrt Inst	24/11/2008
1603 - SR BAS Jan08	24/11/2008
1604 - SR BAS Feb08	24/11/2008
1605 - SR BAS Mar08	24/11/2008
1606 - SR BAS Apr08	24/11/2008
1607 - SR BAS May08	24/11/2008
1608 - SR BAS Jun08	24/11/2008
1609 - SR BAS Jul 08	24/11/2008
1610 - SR BAS Aug08	24/11/2008
1611 - SR BAS Sep08	24/11/2008
1666 - Mountfield Properties Pty Ltd - IASs Oct 08 to Apr 09	09/06/2009
1667 - Syntech Holdings Pty Ltd - BASs Oct 08 to Apr 09	09/06/2009
1668 - Syntech Resources Pty Ltd - IASs Oct 08 to Apr 09	09/06/2009
05. Financial
5.01 Banking
1567 - Albert St Guarantee	24/11/2008
1580 - GPC FFFA Initial Gtee	24/11/2008
1658 - CBA Bank Guarantee 11 Feb 09 - GPC	09/06/2009
1659 - CBA Bank Guarantee GPC May 2009	09/06/2009
1661 - QBH Gtee A$2m May 2009	09/06/2009
1674 - CBA Bank Guarantee Number 339429 -15 October 2009	27/10/2009
1675 - CBA Banker’s Undertaking in Respect of Provision in lieu of cash deposit obligations associated with Mining Lease ML50233 and associated Environmental Authority MIN100568007	27/10/2009
2293 - CBA Guarantee Est for A$3142133 re Bannana_Glad	14/09/2010
2294 - Establishment docs with CBA GPC 1,683,704	14/09/2010
2295 - Executed Bank Guarantee and LC Facility Agreement	14/09/2010
2309 - Syntech Reimbursement Agreement executed 16 June 2010	14/09/2010
2329 - QR Letter of Guarantee 7 July 2010	29/09/2010
2344 - CBA Guarantee Ergon retail $300k	08/11/2010
2383 - QBH Gtee A$18m - November 2010	29/11/2010
2384 - QR Bank Guarantee $1.4m - 19 November 2010	29/11/2010
2399 - Bank Guarantee WICET Stage 2	09/02/2011

2682 - 10.08.09 ML50233 Financial Assurance Option	01/04/2011
2683 - 12-08-02-08-04-001 Letter re Financial Assurance Option	01/04/2011
2684 - Additional QR Network Guarantee-A$58.52m-25-Mar-2011	01/04/2011
2688 - Schedule of Security Deposit held EPC732	01/04/2011
2689 - GPC Gtee $1261270 as replacement	21/04/2011
2695 - CBA Consent-Additional Financial Debt-April 2011	04/05/2011
5.02 Financial Statements
1563 - 2007 Annual Financial Report	24/11/2008
1564 - 2008 Annual Financial Report	24/11/2008
1700 - 2009 SH Annual Financial Report	03/09/2010
1716 - Syntech Holdings Pty Ltd-Financial Reports December 2009	29/01/2010
2404 - SH June 2010 Statutory Accounts Signed	09/02/2011
5.03 Loan Agreements
0004 - 01_SLF_Agreement	20/02/2008
0005 - 02_CPNS_Agrmt	20/02/2008
0013 - 10_LoanAgreement_ 22032007	20/02/2008
0014 - 11_LoanAgreement_22032007	20/02/2008
1692 - Deed of Variation of Senior Loan Facility Agreement dated 20 August 2009 (with annexures)	03/11/2009
1693 - Note Deed Poll dated 20 August 2009	03/11/2009
1694 - Note Subscription Deed dated 20 August 2009	03/11/2009
2308 - SH Reimbursement Agreement to GS	14/09/2010
2316 - SH Guarantee to GS	21/09/2010
2318 - GS Syntech Option Deed Additional Guarantee War	27/09/2010
2319 - 10469980 5 GS Syntech II Options Deed Additional Guarantee	27/09/2010
2320 - Amending Deed Execution version	27/09/2010
2321 - Annexure-Syntech Subordination Deed (2010 replacement)	27/09/2010
2322 - Annexure B-Amended and Restated Facilities Agreement	27/09/2010
2323 - Deed of Charge-Execution version	27/09/2010
2324 - Final Amended and Restated Reimbursement Agmnt	27/09/2010
2325 - Final Amending Agmnt-Reimbursement Agreement	27/09/2010
2326 - Final Amending Deed-Subordination Deed	27/09/2010
2327 - Guarantee and Indemnity Deed (Limited) - Execution version	27/09/2010
2328 - Syntech Deed of Priority-Execution Version	27/09/2010
2382 - Deed of Variation of Note Deed Poll and Note Subscription Deed - 11 November 2010	29/11/2010
2386 - Syntech Holdings Option Deed	29/11/2010
2406 - Deed Variation Note Deed Poll & Subscription Agreement	09/02/2011

2407 - Syntech Holdings II Option Deed	09/02/2011
2408 - Syntech Holdings Option Deed	09/02/2011
2440 - SH Option Deed (Additional Guarantee Warrants)	18/02/2011
2441 - SH II Option Deed (Additional Guarantee Warrants)	18/02/2011
2442 - SHI Additonal Guarantee Warrants (Oct-10)	18/02/2011
2443 - SHII Additional Guarantee Warrants (Oct-10)	18/02/2011
2448 - SHI Convertible Participating Note Certificate	21/02/2011
2677 - FIRB Approval for Additional 2% Funding Warrants	09/03/2011
2679 - Syntech - Additional Funding Warrant Option Certificate	29/03/2011
06. Land
0692 - Purchase Contract Cameby Downs	21/02/2008
0693 - Land Titles on Cameby Downs	21/02/2008
0694 - Purchase Contract Avon Downs	21/02/2008
0696 - Purchase Contract from Glennie	21/02/2008
0697 - Purchase Contact from Morris	21/02/2008
0699 - Map of Mine and Properties	21/02/2008
2260 - Strategic Cropping Lands Plan 31 Aug 2010	06/09/2010
2297 - Goldman Sachs Group Mortgage	14/09/2010
2298 - GS Power Mortgage	14/09/2010
07. Mining Tenements and JORC Report
2252 - Cooperation Deed re EPC 813 with Cockatoo Coal	02/09/2010
2262 - EPC 732 GS Group caveat	06/09/2010
2332 - AMHCC Tenement Register - Updated 4 November 2010	08/11/2010
7.01 - EPC 732
0712 - 071025 EPC 732 Instrument of Permit	02/11/2009
0713 - 071130 EPC 1165 Cooperation Deed Metrocoal	21/02/2008
0714 - 071217 EPC 732 renewal	21/02/2008
2253 - Environmental Authority No. M5433	03/09/2010
2410 - Exploration Permit No. EPC732 Amended June 2010	09/02/2011
2413 - 10.12.03 EPC732 Renewal - Work Program & Expenditure Request	09/02/2011
2414 - 10.12.03 EPC732 Renewal Relinquishment Request	09/02/2011
2415 - 101201 Copy of EPC 732 Renewal Application	09/02/2011
2416 - EPC 732 Expenditure Commitment	09/02/2011
7.02 - Statutory Reports
1664 - EPC732 REPORT_12 Months ended 1st May09	09/06/2009
2288 - EPC 732 Eighth Annual Report for the Period ended 1st May 2010	14/09/2010

7.03 - JORC Report
1625 - EPC732 Jan2009 JORC REPORT Text & Figures	02/02/2009
1786 - Cameby Downs Expansion Project Reserves Statement - Competent Person’s Report - February 2010	25/02/2010
7.04 - CSG Co-development Agreement
0735 - Final Form of Codevelopment agreement incl attachments	21/02/2008
0736 - ACBM letter to minister consent to ML	21/02/2008
08. Mining Lease
1513 - EA No MIN100568007	18/11/2008
1523 - Mining Lease Letter	18/11/2008
1524 - Mining Lease Plan	18/11/2008
1525 - Mining Lease Report	18/11/2008
1546 - Plan of Operations FINAL - 3 April 2009	18/11/2008
1635 - Environmental Authority - 11 February 2009	26/02/2009
1641 - Cameby EM Plan - Amended 22 December 2008	26/05/2009
1720 - Cameby Downs expansion Project final TOR	08/11/2010
1750 - Project Pulsar - Native Title Clearance Report - Final	08/11/2010
2251 - New EA for ML 50233	02/09/2010
2270 - Letter of consent to MLA from MetroCoal	09/09/2010
2271 - Confirmation of applications for ML 50258 to 50269	09/09/2010
2299 - Mortgage GSPower ML50233	14/09/2010
2300 - Mortgage GSG ML50233	14/09/2010
2313 - Plan of Operations 22 July 2010 including appendices	20/09/2010
2314 - Letter of acceptance re amendment to Plan of Operation dated 29 July 2010	20/09/2010
2331 - Deed of Access Defence and Syntech	22/10/2010
2357 - Consent to the Grant of Proposed Applications for Mining Lease	08/11/2010
2374 - Cameby Audit Report 20 August 2010	16/11/2010
2504 - ML 50233	02/03/2011
2505 - Approvals for Prospecting Permit Numbers 50768-50809	02/03/2011
8.01 - EM Plan
0752 - 8.12.01 EM Plan Cover Letter	21/02/2008
0753 - 8.12.02 Cameby EM Plan	21/02/2008
0754 - 8.12.03 EM Plan Figures	21/02/2008
0755 - 8.12.04 Appendix A - Soil and Land Assessment Study	21/02/2008
0756 - 8.12.05 Appendix B - Cameby & Avon Downs Terrestrial Flora & Fauna Report	21/02/2008
0757 - 8.12.06 Appendix C - Surface Water and Stream Sample Analysis Pt A	21/02/2008

0758 - 8.12.07 Appendix C - Surface Water and Stream Sample Analysis Pt B	21/02/2008
0759 - 8.12.08 Appendix C - Watershed Tables	21/02/2008
0760 - 8.12.09 Appendix D - Groundwater Report	21/02/2008
0761 - 8.12.10 Appendix E - Cameby Downs Traffic Report	21/02/2008
0762 - 8.12.11 Appendix F - Nosie	21/02/2008
0763 - 8.12.12 Appendix G - Air Quality Assessment of a Proposed Coal Mine	21/02/2008
0764 - 8.12.13 Appendix H - Indigenous Heritage Study-part 1	21/02/2008
0765 - 8.12.14 Appendix H - Indigenous Heritage Study-part 2	21/02/2008
0766 - 8.12.15 Appendix H - Indigenous Heritage Study-Appendix 1 part 1	21/02/2008
0767 - 8.12.16 Appendix H - Indigenous Heritage Study-Appendix 1 part 2	21/02/2008
0768 - 8.12.17 Appendix H - Indigenous Heritage Study-Appendix 1 part 3	13/03/2008
0769 - 8.12.18 Appendix I - Blasting	21/02/2008
0770 - 8.12.19 Appendix J - Geotechnical Characterisation	21/02/2008
0771 - 8.12.20 Appendix K - Community Consultation Report	21/02/2008
2356 - Cameby EM Plan Amendment May 2010 Vol 1	08/11/2010
8.02 - Mining Lease Applications
01. MLA Material Submitted 16.11.2009
2575 - Cameby Downs Expansion - Index to Mining Lease Applications as at 16 November 2009	08/03/2011
2576 - Application to amend an environmental authority (mining activities) s240_091109	08/03/2011
2577 - Cameby Downs Expansion Background Land Tenure to mining lease applications	08/03/2011
2578 - Cameby Downs Expansion IAS-September 2009	08/03/2011
2579 - Coal Mining Tenements and MLAs Plan 11 Nov09	08/03/2011
2580 - CSG Statement - Syntech -Cameby Downs Expansion	08/03/2011
2581 - Development Plan for Cameby Downs Expansion Project -12 November 2009 - Syntech	08/03/2011
2582 - Petroleum Mining Tenements and MLAs Plan 11 Nov09	08/03/2011
2583 - Syntech Holdings Pty Ltd Financial Report for YE 30.06.2009	08/03/2011
2584 - Syntech Resources Pty Ltd - Attachment D to Application for Mining Lease	08/03/2011
2585 - Syntech Resources Pty Ltd - Attachment E to Application for Mining Lease	08/03/2011
2586 - Syntech Resources Pty Ltd - Attachment F to Application for Mining Lease	08/03/2011
2587 - Syntech Resources Pty Ltd - Attachment G to Application for Mining Lease	08/03/2011
2588 - Syntech Resources Pty Ltd - Attachment H to Application for Mining Lease	08/03/2011

2589 - Syntech Resources Pty Ltd - Attachment I to Application for Mining Lease	08/03/2011
2590 - Syntech Resources Pty Ltd - Attachment J to Application for Mining Lease	08/03/2011
2591 - Syntech Resources Pty Ltd Certificate of Registration	08/03/2011
01. Mining Lease Application Descriptions and Sketches
2592 - Infrastructure MLA4 Columboola Creek Crossingx	08/03/2011
2593 - Columboola Creek Crossing	08/03/2011
2594 - MLA1 Cameby Downs Westx	08/03/2011
2595 - Cameby Downs West	08/03/2011
2596 - MLA2 Cameby Downs Northx	08/03/2011
2597 - Cameby Downs North	08/03/2011
2598 - MLA3 Cameby Downs Eastx	08/03/2011
2599 - Cameby Downs East	08/03/2011
2600 - MLA4 Rywungx	08/03/2011
2601 - Rywung	08/03/2011
2602 - MLA5 Rywung North Eastx	08/03/2011
2603 - Rywung North East	08/03/2011
2604 - MLA6 Rywung Eastx	08/03/2011
2605 - Rywung East	08/03/2011
2606 - MLA7 Rywung Southx	08/03/2011
2607 - Rywung South	08/03/2011
2608 - MLA8 Rywung North Westx	08/03/2011
2609 - Rywung North West	08/03/2011
2610 - MLA9 Rywung Centralx	08/03/2011
2611 - Rywung Central	08/03/2011
2612 - MLA10 Rywung Westx	08/03/2011
2613 - Rywung West	08/03/2011
2614 - MLA11 Rywung Northx	08/03/2011
2615 - Rywung North	08/03/2011
02. Real Property Searches as at 10.11.2009
01. CROWN PLAN BWR72
2616 - LOT 1 CROWN PLAN BWR72	08/03/2011
2632 - LOT 11 CROWN PLAN BWR72	08/03/2011
2659 -LOT 31 CROWN PLAN BWR72	08/03/2011
02. REGISTERED PLAN 206728
2617 - LOT 1 REGISTERED PLAN 206728	08/03/2011
2619 - LOT 2 REGISTERED PLAN 206728	08/03/2011

03. CROWN PLAN BWR149
2618 - LOT 2 CROWN PLAN BWR149	08/03/2011
2623 - LOT 4 CROWN PLAN BWR149	08/03/2011
2625 - LOT 5 CROWN PLAN BWR149	08/03/2011
2635 - LOT 13 CROWN PLAN BWR149	08/03/2011
2660 - LOT 33 CROWN PLAN BWR149	08/03/2011
04. REGISTERED PLAN 54114
2620 - LOT 2 REGISTERED PLAN 54114	08/03/2011
05. REGISTERED PLAN 54870
2621 - LOT 2 REGISTERED PLAN 54870	08/03/2011
06. REGISTERED PLAN 69707
2622 - LOT 2 REGISTERED PLAN 69707	08/03/2011
07. REGISTERED PLAN 187208
2624 - LOT 4 REGISTERED PLAN 187208	08/03/2011
2630 - LOT 9 REGISTERED PLAN 187208	08/03/2011
2631 - LOT 10 REGISTERED PLAN 187208	08/03/2011
2633 - LOT 11 REGISTERED PLAN 187208	08/03/2011
2634 - LOT 12 REGISTERED PLAN 187208	08/03/2011
08. CROWN PLAN BWR74
2626 - LOT 5 CROWN PLAN BWR74	08/03/2011
2629 - LOT 8 CROWN PLAN BWR74	08/03/2011
2645 - LOT 15 CROWN PLAN BWR74	08/03/2011
2653 - LOT 21 CROWN PLAN BWR74	08/03/2011
2658 - LOT 25 CROWN PLAN BWR74	08/03/2011
2664 - LOT 40 CROWN PLAN BWR74	08/03/2011
2671 - LOT 94 CROWN PLAN BWR74	08/03/2011
09. CROWN PLAN BWR160
2627 - LOT 6 CROWN PLAN BWR160	08/03/2011
2628 - LOT 7 CROWN PLAN BWR160	08/03/2011
10. CROWN PLAN BWR588
2636 - LOT 13 CROWN PLAN BWR588 1	08/03/2011
2637 - LOT 13 CROWN PLAN BWR588 2	08/03/2011
2638 - LOT 13 CROWN PLAN BWR588 3	08/03/2011
2639 - LOT 13 CROWN PLAN BWR588 4	08/03/2011
2640 - LOT 13 CROWN PLAN BWR588 5	08/03/2011
2641 - LOT 13 CROWN PLAN BWR588 6	08/03/2011

2642 - LOT 13 CROWN PLAN BWR588	08/03/2011
11. CROWN PLAN BWR178
2643 - LOT 14 CROWN PLAN BWR178	08/03/2011
12. REGISTERED PLAN 187207
2644 - LOT 14 REGISTERED PLAN 187207	08/03/2011
2646 - LOT 15 REGISTERED PLAN 187207	08/03/2011
2647 - LOT 16 REGISTERED PLAN 187207	08/03/2011
2648 - LOT 17 REGISTERED PLAN 187207	08/03/2011
2649 - LOT 18 REGISTERED PLAN 187207	08/03/2011
2651 - LOT 19 REGISTERED PLAN 187207	08/03/2011
2652 - LOT 20 REGISTERED PLAN 187207	08/03/2011
2654 - LOT 21 REGISTERED PLAN 187207	08/03/2011
2655 - LOT 22 REGISTERED PLAN 187207	08/03/2011
2656 - LOT 23 REGISTERED PLAN 187207	08/03/2011
2657 - LOT 24 REGISTERED PLAN 187207	08/03/2011
13. CROWN PLAN BWR459
2650 - LOT 19 CROWN PLAN BWR459	08/03/2011
14. CROWN PLAN BWR663
2661 - LOT 35 CROWN PLAN BWR663	08/03/2011
15. CROWN PLAN BWR796
2662 - LOT 36 CROWN PLAN BWR796	08/03/2011
16. CROWN PLAN BWR574
2663 - LOT 37 CROWN PLAN BWR574	08/03/2011
17. ROWN PLAN BWR154
2665 - LOT 64 CROWN PLAN BWR 154	08/03/2011
2666 - LOT 65 CROWN PLAN BWR154	08/03/2011
18. CROWN PLAN BWR159
2667 - LOT 72 CROWN PLAN BWR159	08/03/2011
19. CROWN PLAN BWR294
2668 - LOT 73 CROWN PLAN BWR294	08/03/2011
2669 - LOT 87 CROWN PLAN BWR294	08/03/2011
2670 - LOT 88 CROWN PLAN BWR294	08/03/2011
20. CROWN PLAN LY205
2672 - LOT 119 CROWN PLAN LY205	08/03/2011
21. SURVEY PLAN 116772
2673 - LOT 121 SURVEY PLAN 116772	08/03/2011

2674 - LOT 122 SURVEY PLAN 116772	08/03/2011
22. SURVEY PLAN 116411
2675 - LOT 321 SURVEY PLAN 116411	08/03/2011
23. SURVEY PLAN 116412
2676 - LOT 351 SURVEY PLAN 116412	08/03/2011
03. ML 1
2531 - Mining Lease Application - ML 1	08/03/2011
2532 - Attachment A for Application for Mining Lease 1	08/03/2011
2533 - Attachment B to Application for Mining Lease 1	08/03/2011
2534 - Attachment C to Application for Mining Lease 1	08/03/2011
04. ML 2
2535 - Mining Lease Application - ML 2	08/03/2011
2536 - Attachment A to Application for Mining Lease 2	08/03/2011
2537 - Attachment B to Application for Mining Lease 2	08/03/2011
2538 - Attachment C to Application for Mining Lease 2	08/03/2011
05. ML 3
2539 - Mining Lease Application - ML 3	08/03/2011
2540 - Attachment A to Application for Mining Lease 3	08/03/2011
2541 - Attachment B to Application for Mining Lease 3	08/03/2011
2542 - Attachment C to Application for Mining Lease 3	08/03/2011
06. ML 4
2543 - Mining Lease Application - ML 4	08/03/2011
2544 - Attachment A to Application for Mining Lease 4	08/03/2011
2545 - Attachment B to Application for Mining Lease 4	08/03/2011
2546 - Attachment C to Application for Mining Lease 4	08/03/2011
07. ML 5
2547 - Mining Lease Application - ML 5	08/03/2011
2548 - Attachment A to Application for Mining Lease 5	08/03/2011
2549 - Attachment B to Application for Mining Lease 5	08/03/2011
2550 - Attachment C to Application for Mining Lease 5	08/03/2011
08. ML 6
2551 - Mining Lease Application - ML 6	08/03/2011
2552 - Attachment A to Application for Mining Lease 6	08/03/2011
2553 - Attachment B to Application for Mining Lease 6	08/03/2011
2554 - Attachment C to Application for Mining Lease 6	08/03/2011

09. ML 7
2555 - Mining Lease Application - ML 7	08/03/2011
2556 - Attachment A to Application for Mining Lease 7	08/03/2011
2557 - Attachment B to Application for Mining Lease 7	08/03/2011
2558 - Attachment C to Application for Mining Lease 7	08/03/2011
10. ML 8
2559 - Mining Lease Application - ML 8	08/03/2011
2560 - Attachment A to Application for Mining Lease 8	08/03/2011
2561 - Attachment B to Application for Mining Lease 8	08/03/2011
2562 - Attachment C to Application for Mining Lease 8	08/03/2011
11. ML 9
2563 - Mining Lease Application - ML 9	08/03/2011
2564 - Attachment A to Application for Mining Lease 9	08/03/2011
2565 - Attachment B to Application or Mining Lease 9	08/03/2011
2566 - Attachment C to Application for Mining Lease 9	08/03/2011
12. ML 10
2567 - Mining Lease Application - ML 10	08/03/2011
2568 - Attachment A to Application for Mining Lease 10	08/03/2011
2569 - Attachment B to Application for Mining Lease 10	08/03/2011
2570 - Attachment C to Application for Mining Lease 10	08/03/2011
13. ML 11
2571 - Mining Lease Application - ML 11	08/03/2011
2572 - Attachment A to Application for Mining Lease 11	08/03/2011
2573 - Attachment B to Application for Mining Lease 11	08/03/2011
2574 - Attachment C to Application for Mining Lease 11	08/03/2011
14. IML 4
2527 - Mining Lease Application - Proposed IML 4	08/03/2011
2528 - Attachment A to Application - Proposed IML 4	08/03/2011
2529 - Attachment B to Application - Proposed IML 4	08/03/2011
2530 - Attachment C to Application for IML 4	08/03/2011
09. Rail
9.01 - Railing to Brisbane
0952 - Submission to Queensland Rail for Resumption of Rail Corridor	22/02/2008
Land
1506 - 1324 AFD Columboola	05/10/2009
1507 - 1324 RICD Columboola	05/10/2009
1531 - Signed 1mtpa CTSA	18/11/2008

1634 - Signed additional 0.4mtpa CTSA variation	12/02/2009
1638 - Letter from QRN 26-3-09 extension CP	02/04/2009
1779 - Rail Infrastructure Construction Deed (RICD) Clause 2.1 - Condition Precedent	19/02/2010
2307 - 10.07.23 Ltr to QLD Rail re Lease from Mountfield Properties Pty Ltd-Cameby Downs Project	14/09/2010
2317 - Letter from WDRC re Development Approval for Constr	27/09/2010
2330 - 101015 Signed letter amendment to CTSA?	22/10/2010
2363 - 20100730-0122 waiver of CP clause 2.1	08/11/2010
2456 - 100927 QR Ltr confirming Rolling Stock	22/02/2011
2483 - 110105 Access Charge from 110101	24/02/2011
2494 - QR Letter - FM Declaration	25/02/2011
2690 - Letter - Syntech - QR - AFD Acceleration Query - 8 March 2011	02/05/2011
2691 - Letter - QR AFD Acceleration Query Response - 22 March 2011	02/05/2011
2696 - Syntech AFD First Invoice Apr 2011	09/05/2011
2699 - QR National deferral letter - Signed	11/05/2011
9.02 - Surat Basin Rail to Gladstone
0810 - Surat Rail corridor	21/02/2008
0987 - Letter of Intent for Surat Basin Rail	18/03/2008
1425 - SBR_QR_GPC_common planning info	13/06/2008
1737 - SBR EOI Letter to Syntech	08/02/2010
2481 - QR Letter - Miles-Wandoan Upgrade	24/02/2011
2702 - SBR Joint Venture Materials and Draft Response - 4 May 2011	13/05/2011	<new>
10. Port
10.01 - Fishermans Island
1551 - 081116 CPSA-Syntech	16/07/2009
1621 - Appendix One	02/02/2009
1622 - Appendix Two	02/02/2009
1623 - Appendix Three	02/02/2009
1624 - Appendix Four	02/02/2009
2358 - QBH Letter Confirming Approvals for Expansion - 24 September 2010	08/11/2010
10.02 - Gladstone
1508 - 204815787_1 Consortium Agreement Wiggins Island Coal Export Terminal - signed (18.07.08)	18/11/2008
1509 - 2055387421 Amending Agreement - signed by Syntech Resources	18/11/2008
1516 - WICET Final Submission 1 August Part 1	18/11/2008
1517 - Final Submission 1 August Part 2	18/11/2008

1540 - wicet acceptance treasury terms	18/11/2008
1541 - WICET Syntech Accession Deed	18/11/2008
1552 - 9385197_32 Master Terms Deed - v 32 - fo	18/11/2008
1741 - WICET Finance Committee 100204	08/02/2010
1746 - 207099694_13 Amending Agreement No. 2 - (Final draft) -14 December 2009	08/02/2010
1747 - 208317508_3 Amended & Restated Consortium Agmt attach to ACA#2	08/02/2010
1753 - Feasibility Funding Facility Agreement-signed-081222	30/03/2011
2701 - WICET update 6 May 2011	13/05/2011	<new>
10.02.01 - Draft WICET Documents
1742 - 091204 - Wiggins Island Framework Deed (clean) v2	08/02/2010
1743 - 205158794_16 Pro-forma E Class ToP Agreement (WICET) v_16 (January 2010)	24/02/2010
1744 - 208154169-10 WICET Access Policy Draft 13 January 2010	19/02/2010
1745 - 208727288_1 WSComparison versions 14 &15 Capacity Commitment Deed 100113	19/02/2010
2376 - Draft WICET Terminal Operating Agreement	23/11/2010
10.02.02 - WICET Expression of Interest
1738 - WICET EOI Process Letter 091203	08/02/2010
1739 - EOI Package 091203	08/02/2010
1740 - Syntech EOI WICET form	08/02/2010
1748 - 12-10-03-01-001 Covering Letter to WICET on EOI	09/02/2010
2306 - WICET Supplementary EOI Process documents Lodged 30 August 2010	14/09/2010
2409 - 110105 FFD Final Allocation WICET Expansion	09/02/2011
11. Mine Information and Technical Data
1549 - Project Execution Plan_Cameby Downs PEP 0	18/11/2008
11.01 - Coal Quality
0516 - CD 2002-11 100mm Coal Quality	21/02/2008
0517 - walloon_coal utilisation report	21/02/2008
0518 - walloon_performance in power stations	21/02/2008
0519 - CD 2004-04 LD Coal Quality	21/02/2008
0520 - CD 2004-04 LD Dilution Quality	21/02/2008
0521 - CD 2007 Twin 100mm Coal Quality	21/02/2008
0522 - CD 2007 Twin 100mm Dilut Quality	21/02/2008
0523 - Moisture Energy Density Assump	21/02/2008
0525 - Spec CAMEBY Aug 07	21/02/2008
0526 - Cameby Downs QUALITY DATA 070510	21/02/2008
1075 - CD Product Moisture 080121_gcs	22/05/2008

1076 - CD Raw Moisture 080121_gcs	22/05/2008
1409 - Ascii_qual_2006	06/06/2008
1550 - CD Lab Results 111108	18/11/2008
2434 - Discharge Report for Golden Spring	11/02/2011
2503 - Total Moistures FINAL 20110228	01/03/2011
11.02 - Reports
0336 - Report 1340 Vr2 - Cameby Downs Factual Geotechnical Report 13 Nov 07	21/02/2008
0337 - Draft Geotechnical Investigation Report With Appendices	21/02/2008
1002 - Cameby Excavatability Getoech Report 14 April 2008 Mining One 1425	18/04/2008
1078 - Water corrosivity factors	22/05/2008
1079 - PROTECTIVE COATING RECOMMENDATIONS	22/05/2008
1709 - Plant Control System	25/01/2010
2475 - 110217_info_mining_combinedV7	24/02/2011
2476 - Minserve Comments on Cameby Production and Reconciliation Data 24 Feb 2011	24/02/2011
11.03 - Figures
0334 - Fig 3 - Working Section Schematic	21/02/2008
0335 - Fig 4 - Loss and Dilution Schematic	21/02/2008
11.04 - Washability
0365 - CD 2002-11 100mm Washability	21/02/2008
0366 - CD 2004-04 LD Dilut Washability	21/02/2008
0367 - CD 2004-04 LD Washability	21/02/2008
0368 - CD 2007-05 Twin 100mm Washability	21/02/2008
1083 - CD LIMN Yield vs Raw Ash Data to RH 071128	23/05/2008
11.05 - Yield
0369 - CD 2007 Cores LIMN Yield Summary	21/02/2008
0370 - CD LD & SC Simprep TopSize_38mm_lnd Yields.	21/02/2008
11.06 - Geology
1020 - CD 2007-05 100mm Raw Coal Results 071003_gcs_To VULCAN	24/04/2008
1021 - CD Raw Coal Data CD152C - CD171C 080131_gcs_To VULCAN	24/04/2008
1022 - EPC732_Lithology at Nov07_new	24/04/2008
1023 - EPC732_THERMAL COMPOSITES 100mm CORE	24/04/2008
1024 - EPC732_THERMAL COMPOSITES 200mm CORE	24/04/2008
1025 - EPC732_ORIGINAL RAW PLY DATABASE_at 31Aug06	24/04/2008
1062 - CD 2004 LD KG Composite Petros IP025820_ACIRL	19/05/2008

1063 - CD 2004 LD KG+MA1+MA2 Composite Petros IP025818_ACIRL	19/05/2008
1064 - CD 2004 LD MA1 Composite Petros IP025821_ACIRL	19/05/2008
1065 - CD 2004 LD MA2 Composite Petros IP025819_ACIRL	19/05/2008
1066 - CD 2007 CD119-CD125C (AB) WS07_WS26 MA2T Petros_ACIRL	19/05/2008
1067 - CD 2007 CD119-CD125C (AB) WS08_WS32 Seam MA2B Petros_ACIRL	19/05/2008
1068 - CD 2007 CD119C-AB WS02 KG3_KG4 Thermal Composite Petros IP029133_ACIRL	19/05/2008
1069 - CD 2007 CD120C_125C (AB) WS13_WS34 MA3-MA4 Thermal Blend 6 Composite Petros_ACIRL	19/05/2008
1070 - CD 2007 CD125C-AB WS29 Seam MA1 Thermal Coal Composite Petros IP104700_ACIRL	19/05/2008
1071 - CD 2007 CD125C-AB WS30 Seam MA2T Thermal Coal Composite Petros IP104701_ACIRL	19/05/2008
1090 - MA2B_ASH	30/05/2008
1091 - MA2B_AS_EPC	30/05/2008
1092 - MA2B_TK	30/05/2008
1093 - MA2B_TK_EPC	30/05/2008
1094 - CD 2008 Cores Client Results4	30/05/2008
1403 - EPC732_Lithology_14Jan08 to 30May08	04/06/2008
1406 - Ascii_grids_2006	05/06/2008
1419 - Selected LAS files	12/06/2008
1420 - KG_FLOOR	13/06/2008
1421 - KG_ROOF	13/06/2008
1422 - MA_FLOOR	13/06/2008
1423 - MA_ROOF	13/06/2008
1424 - TOPO_BOW	13/06/2008
1426 - inferred_limits.dxf	13/06/2008
1427 - Cameby_THERMAL COMPOSITES 200mm CORE	13/06/2008
1428 - indicated_limits.dxf	13/06/2008
1429 - Rywung_Drilling13062008	13/06/2008
1438 - Cameby Core Results 200608	20/06/2008
1441 - Cameby Core Results 240608	24/06/2008
1454 - CD 2008 Cores Client Results 260608	26/06/2008
12. Cultural Heritage
0541 - CamebyCultural Heritage Report	21/02/2008
0542 - Cultural Heritage Agreement - Barunggam People - Syntech Exploration Areas	21/02/2008
0543 - Cultural Heritage Management Plan - Barunggam People -Syntech Resources - Cameby Downs	21/02/2008
0544 - Cultural Heritage Activities 160108	21/02/2008

0549 - DNRWW CHMP Approval Letter 110907	21/02/2008
2250 - Cultural Heritage Management Plan with Western Wakka Wakka	02/09/2010
2261 - Native Title Clearance Report	06/09/2010
13. Long Term Resource Planning
0553 - Review of Coal Resources held by Syntech Holdings - HRM 18Feb08	21/02/2008
14. Water and Power
0992 - QGC080326-Syntech Final WSA-Executed	02/04/2008
1527 - QGC waiver of conditions precedent	18/11/2008
1537 - Syntech Resources agreement to waiver water agreement conditions precedent	18/11/2008
1706 - Offer Network Connection	01/12/2009
1754 - Boyle Water Pipeline Agreement-signed-FINAL	08/11/2010
1755 - Confirmation Statement - Boyle	08/11/2010
1756 - Curtis Water Pipeline Agreement-signed-FINAL	08/11/2010
1757 - Form 9 Easement (Curtis)-signed-FINAL	08/11/2010
1758 - Rowbotham Water Pipeline Agreement-signed-FINAL	08/11/2010
1759 - Form 9 Easement (Rowbotham)-signed-FINAL	08/11/2010
1760 - Western Downs Re pipeline corridor	08/11/2010
1777 - Deed of Amendment signed 16 June 2009	18/02/2010
2268 - Davies Water Agreement	07/09/2010
2310 - Beneficial Use Cover Page ENBU00979109	15/09/2010
2311 - FINAL SOC Pages 1 to 10 ENBU00979109	15/09/2010
2312 - Notice of DECISION ENBU00979109	15/09/2010
2315 - Ergon Energy Customer Connection Agreement	20/09/2010
2373 - Signed side letter with QGC - 29 October 2010	08/11/2010
2435 - Form 9 Easement - Boyle	18/02/2011
2436 - Form 9 Easement - Curtis	18/02/2011
2437 - Form 9 Easement - Rowbotham	18/02/2011
2438 - Letter - Beneficial Reuse Permit - Condition 16	18/02/2011
2453 - 10.11.10 Cover Letter-Future Electricity Network Requirement Surat Basin North West Area	22/02/2011
2454 - 10.11.10 Maintaing a Reliable Electricity Supply to the Surat Basin North West Area-Final Report	22/02/2011
2455 - 12-50-17-002 Future Supply Requirements Surat Basin North West Area Response to Application	22/02/2011
2458 - IA Notification 210111	22/02/2011
2467 - Proposed Davies Dam Pipeline Rev B 24 Nov 2010 Model (1)	23/02/2011
2470- Proposed Davies Dam Pipeline Rev B 24 Nov 2010 Model (1)	24/02/2011
2482 - Confirmation Statement - Boyle	24/02/2011

2484 - Beneficial Use Cover Page ENBU00979109	24/02/2011
2485 - FINAL SOC Pages 1 to 10 ENBU00979109	24/02/2011
2486 - 11.01.24 ATP676 Executed Conduct & Compensation Agreement	24/02/2011
2498 - Derm Registration	28/02/2011
2692 - Letter - QGC Land Rehab - 2008 09 22	02/05/2011
2693 - Letter - QGC Land Rehab - Response - 2008 11 10	02/05/2011
2694 - 2008 07 10 - QGC Well Est - Syntech Resources - LH Map SAT	02/05/2011
2703 - Capex update - Davies Pipeline and Ryalls Road Upgrade -13 May 2011	13/05/2011 <new>
15. Project Costs
2451 - Balance Sheet Account details -Dec 10	21/02/2011
03. Syntech Holdings II
01. Corporate
1.01 - Syntech Holdings II
0811 - Certificate of registration - SH II	21/02/2008
0820 - Syntech Holdings II Pty Ltd ownership chart	28/02/2008
1049 - Constitution SHII	07/05/2008
1544 - SHII ASIC Extract	25/11/2009
2274 - Share registers - SHII	09/09/2010
2474 - SHII Register of Options	24/02/2011
1.02 - AMH (Chinchilla Coal)
0821 - Certificate of Registration - AMH (Chinchilla Coal) Pty Ltd	21/02/2008
1050 - Consitution AMHCC	07/05/2008
1545 - AMHCC ASIC Extract	25/11/2009
2273 - Share registers - AMHCC	09/09/2010
1.03 - Board Meetings
1.03.01 - 070802 2 August 2007
0823 - Agenda for a Meeting of SHII Directors 2 Aug 07	21/02/2008
0824 - ProForma Accounts SHII	21/02/2008
0825 - SHII Directors Minutes 2 August 2007	21/02/2008
1.03.02 - 070913 13 September 2007
0826 - Agenda for a Meeting of SHII Directors 13 Sep 07	21/02/2008
0827 - SHII Directors Minutes 13 September 2007	21/02/2008
1.03.03 - 071129 29 November 2007
0828 - Agenda for a SHII Meeting of Directors 29 Nov 07	21/02/2008
0829 - Board Summary Chinchilla Additional Exploration	21/02/2008

0830 - Proposed 2008 Board Meeting Schedule	21/02/2008
0831 - SHII Directors Minutes 29 November 2007	21/02/2008
1.03.04 - 080124 24 January 2008
0832 - Agenda for a SHII Meeting of Directors 24 Jan 08	21/02/2008
0833 - SHII Directors Minutes 24 January 2008	21/02/2008
1.03.05 - 080221 21 February 2008
0996 - Agenda for a SHII Meeting of Directors21 Feb 08	18/04/2008
0997 - SHII Directors Minutes 21 February 2008	18/04/2008
1.03.06 - 080403 3 April 2008
1415 - Agenda for a SHII Meeting of Directors 3 Apr 08	12/06/2008
1416 - SHII Directors Minutes 3 April 2008	12/06/2008
1.03.07 - 080606 6 June 2008
1436 - Agenda for a SHII Meeting of Directors 6 Jun 08	19/06/2008
1437 - SHII Directors Minutes 6 June 2008	19/06/2008
1.03.08 - 080813 13 August 2008
1555 - Agenda for a SHII Meeting of Directors 13 Aug 08	24/11/2008
1559 - Draft SHII 30 June 08 v 3 070808	24/11/2008
1561 - SHII Directors Minutes 13 Aug 2008	24/11/2008
1617 - Agenda for a SHII Meeting of Directors 13 Aug 08	24/11/2008
1618 - Draft SHII 30 June 08 v 3 070808	24/11/2008
1619 - SHII Directors Minutes 13 Aug 2008	24/11/2008
1.03.09 - 081113 13 November 2008
1642 - Agenda for a Meeting of Directors SHII 13 Nov 08	09/06/2009
1643 - SHII Directors Minutes 13 Nov 2008	09/06/2009
1.03.10 - 090525 25 May 2009
1704 - Agenda for a Meeting of Directors SHII 25 May 2009	23/11/2009
1705 - SHII Directors Minutes 25 May 2009	23/11/2009
1.03.11 - 090819 19 August 2009
2370 - Syntech Holdings II Pty Ltd - Board Minutes - 19 August 2009	08/11/2010
1.03.12 - 100225 25 February 2010
2371 - SHII Directors Minutes - 25 February 2010	08/11/2010
1.03.13 - 100610 10 June 2010
2372 - SHII Directors Minutes - 10 June 2010	08/11/2010
1.03.14 - 100812 12 August 2010
2391 - SHII Directors Minutes 12 August 2010	09/02/2011

1.03.15 - 101117 17 November 2010
2392 - SHII Directors Minutes 17 November 2010	09/02/2011
1.04 - Shareholders Agreement
0110 - 14 Syntech Holdings II Shareholders Agreement	20/02/2008
2439 - SHII Amendment to Shareholders Agreement - 18-Mar-10 - Executed	18/02/2011
02. Insurance
1447 - SHII D&O 2009	25/06/2008
1530 - SHII Director Officer policy	18/11/2008
03. Tax
0864 - Tax Sharing Agrement	21/02/2008
1644 - SHII Tax return - 2008	09/06/2009
1645 - Tax Calcs SHII 2008	09/06/2009
2258 - SynL 0810 Lodged Syntech II 2009 ITR	06/09/2010
2259 - synS 0209 Syntech Holdings II 2009 SOTI per EY	06/09/2010
2381 - 2010 Tax calc SHII	25/11/2010
2479 - SH II notification of formation of an income tax consolidated group	24/02/2011
2480 - SH II Letter of confirmation of income tax consolidation	24/02/2011
BAS
0852 - AMHCC BAS Jun07Qrt	21/02/2008
0853 - AMHCC BAS Jul07	21/02/2008
0854 - AMHCC BAS Aug07	21/02/2008
0855 - AMHCC BAS Sep07	21/02/2008
0856 - AMHCC BAS Oct07	21/02/2008
0857 - AMHCC BAS Nov07	21/02/2008
0858 - AMHCC BAS Dec07	21/02/2008
1568 - AMHCC BAS Jan08	24/11/2008
1569 - AMHCC BAS Feb08	24/11/2008
1570 - AMHCC BAS Mar08	24/11/2008
1571 - AMHCC BAS Apr08	24/11/2008
1572 - AMHCC BAS May08	24/11/2008
1573 - AMHCC BAS Jun08	24/11/2008
1574 - AMHCC BAS Jul08	24/11/2008
1575 - AMHCC BAS Aug08	24/11/2008
1576 - AMHCC BAS Sep 08	24/11/2008
1577 - AMHCC Oct 08 BAS	24/11/2008
1665 - AMH (Chinchilla Coal) Pty Ltd - BASs Oct 08 to Apr 09	09/06/2009

04. Financial
4.01 Banking
0939 - BankGtee EPC 562	21/02/2008
0942 - BankGtee EPC 873	21/02/2008
0943 - BankGtee MDL 246	21/02/2008
0944 - BankGtee MDL 247	21/02/2008
4.02 Financial Statements
1565 - 2008 SHII Annual Financial Report	24/11/2008
1701 - 2009 SHII Annual Financial Report	03/09/2010
1717 - Syntech Holdings II Pty Ltd - Financial Reports December 2009	29/01/2010
2405 - SHII June 2010 Statutory Accounts Signed	09/02/2011
4.03 Loan Agreements
0109 - 13 Convertible Participating Note Subscription Agreement	20/02/2008
0140 - 44 Loan Agmt AMH & SHII - executed	20/02/2008
2385 - Syntech Holdings II Option Deed	29/11/2010
2449 - SHII Convertible Participating Note Certificate	21/02/2011
2678 - Syntech II - Additional Funding Warrant Option Certificate	29/03/2011
05. Mining Tenements and JORC Report
2267 - Removal AMH Caveat	06/09/2010
2345 - Syntech Resources Tenement Register - Updated 4 October 2010	08/11/2010
2457 - EPC562_Surrender	22/02/2011
5.01 - EPC 873
5.01.1 - Statutory Reports
1515 - EPC 873 Annual Report 2008	18/11/2008
2351 - Clients EPC873 Annual Report for period ended 6 September - 29 October 2009	08/11/2010
2355 - EPC873 Report 12 Months ended 6 September 2010	08/11/2010
5.01.2 - Tenement
0887 - EPC873 Environmental Authority	21/02/2008
0889 - EPC873_Instrument of Permit	02/11/2009
0890 - EPC 873 assignment	21/02/2008
1543 - Renewal EPC873 September 08	18/11/2008
1662 - Letter from DME varied relinquishment EPC 873 Jun09	09/06/2009
2265 - EPC 873 GS Group caveat	06/09/2010
2266 - EPC 873 GS Power caveat	06/09/2010
2296 - 10.04.22 Exploration Permit for Coal EPC873 - 7 Sep 2009 to 6 Sep 2014	14/09/2010

2353 - DEEDI Acceptance Variation of Conditions EPC873 - 29 October 2010	08/11/2010
2411 - 10.10.29 EPC873 - Endorsement of 68 sub blocks	09/02/2011
2412 - Exploration Permit for Coal EPC873 7 September 2009 to 6 September 2014 - 10.10.29	09/02/2011
5.01.3 - Expenditure Reports
1514 - EPC 873 Annual Expenditure 2008	18/11/2008
2352 - EPC 873 Expenditure Statement revised - 2 November 2009	08/11/2010
2354 - SoE for EPC 873 period ending 6 September 2010 - 10 September 2010	08/11/2010
5.01.4 - Geology
1028 - EPC873 (ZIP FILE)	24/04/2008
5.02 - EPC 562
5.02.1 - Statutory Reports
0899 - EXPLORATION REPORT EPC 562 2007	21/02/2008
2349 - EPC562 Report 12 Months ended 3 November 200	08/11/2010
2350 - EPC562 Report 12 Months ended 3 November 2009	08/11/2010
2418 - EPC562 Report 12 Months ended 3rd November 2010	09/02/2011
5.02.2 - Tenement
0902 - Environmental Authority M4594 - EPC 562	21/02/2008
0904 - EPC 562 assignment to AMHCC	21/02/2008
0905 - EPC 562 Variation to Conditions	21/02/2008
1082 - Instrument of Permit EPC 562	02/11/2009
1477 - EPC 562 Renewal	11/07/2008
2263 - EPC 562 GS Group caveat	06/09/2010
2264 - EPC 562 GS Power caveat	06/09/2010
2289 - EPC 562 Annual Report for the Period ended 3rd Nov 2008	14/09/2010
2290 - EPC 562 Annual Report for the Period ended 3rd Nov 2009	14/09/2010
2420 - 11.01.20 EPC562 Relinquishment Report Request DEED	09/02/2011
2421 - 11.01.31 Notice of Decision Partial Surrender Application	09/02/2011
2422 - EPC 562 partial relinquishment	09/02/2011
5.02.3 - Expenditure Reports
0909 - EPC562 Annual Expenditure 2007	21/02/2008
2346 - Letter DME EPC 562 Expenditure Statement 2008 - 22 October 2008	08/11/2010
2347 - Variation to Expenditure Commitment - 27 September 2010	08/11/2010
2348 - EPC562 Expenditure Statement	08/11/2010
2417 - EPC562 Expenditure Statement 2010	09/02/2011

2419 - Letter to DEEDI-EPC 562 Expenditure Commitment for Year 16 04.11.09 - 04.11.10	09/02/2011
5.03 - MDL 246
5.03.1 - Statutory Reports
0914 - MDL246 Annual Report 2007	21/02/2008
2339 - MDL 246 Annual Report 2008 - 6 November 2008	08/11/2010
2340 - MDL246 Annual Report 2010	08/11/2010
5.03.2 - Tenement
0915 - 071025 MDL 246 Instrument of Permit	02/11/2009
0918 - Environmental Authority M4505 - MDL 246	21/02/2008
1504 - MDL 246 renewal	14/08/2008
2291 - MDL 246 Annual Report for the Period ended 31st August 2009	14/09/2010
2301 - Mortgage GSG MDL 246	14/09/2010
2302 - Mortgage GSPower MDL 246	14/09/2010
2338 - Letter DME MDL 246 Expenditure Statement 2008 - 22 October 2008	08/11/2010
5.03.3 - Expenditure Reports
1518 - MDL 246 Annual Expenditure 2008	18/11/2008
5.03.4 - JORC Report
0923 - Sefton JORC Report	21/02/2008
0924 - C2013.App7_8	21/02/2008
0925 - C2013.LabResRep	21/02/2008
0926 - C2013.MainRep	21/02/2008
0927 - C2013.TableA2-1	21/02/2008
0959 - Block Reserves	26/02/2008
0966 - Appendix 1	26/02/2008
5.03.5 - Geology
1026 - SEFTON (ZIP FILE)	24/04/2008
5.04 - MDL 247
5.04.1 - Statutory Reports
1520 - MDL 247 Annual Report 2008	18/11/2008
2342 - MDL247 Annual Report Period ended 31st August 2009 Final - 30 September 2009	08/11/2010
2343 - MDL247 Report 12 Months ended 31st August 2010	08/11/2010
5.04.2 - Tenement
0934 - 071025 MDL 247 Instrument of Permit	02/11/2009
0935 - Environmental Authority M4506 - MDL 247	21/02/2008

2292 - MDL 247 Annual Report for the Period ended 31st August 2010	14/09/2010
2303 - Mortgage GSG MDL 247	14/09/2010
2304 - Mortgage GSPower MDL 247	14/09/2010
2423 - 101207 letter to QME enclosing renewal application MDL 247	09/02/2011
5.04.3 - Expenditure Reports
1519 - MDL 247 Annual Expenditure 2008	18/11/2008
2341 - Letter M&E MDL 247 Expenditure Statement period ended 31 August 2009 - 30 September 2009	08/11/2010
5.04.4 - JORC Report
1640 - MDL247&EPC873 JORC REPORT Text, Figures & Appendices 28-04-09	29/04/2009
5.04.5 - Geology
1017 - AMH Chinchilla 2007 Cores Quality 080418_gcs	22/04/2008
1018 - G16049 Chinchilla Final Report 080421	22/04/2008
1027 - RYWUNG (ZIP FILE)	24/04/2008
1429 - Rywung_Drilling13062008	20/06/2008
04. Syntech Transactions
01. 2007 Syntech Holdings Transaction
0006 - 03_OptionDeed	20/02/2008
0007 - 04_Syntech Security Deed (2)	20/02/2008
0008 - 05_CPNSA Syntech Security Deed	20/02/2008
0009 - 06_Mortgage_22032007	20/02/2008
0010 - 07_CPNSA_Mortgage_22032007	20/02/2008
0016 - 13_AMF_SH_Share_Sub_Agrmnt	20/02/2008
0017 - 14_ShareSaleAgreement_22032007	20/02/2008
0018 - 15_DeedofRelease22032007	20/02/2008
0021 - 18_Deed_of_Release	20/02/2008
0043 - 39_Caveat_EPC_732_22032007	20/02/2008
0044 - 40_Caveat_EPC_732_22032007	20/02/2008
0095 - 91_Mortgaged_Rights_Notice_22032007	20/02/2008
0096 - 92_Mortgaged_Rights_Notice_22032007	20/02/2008
1490 - Notice of Exercise Opt	04/08/2008
1491 - GSPH Share Certificate Mar08	04/08/2008
02. AMHCC Purchase and JV Agreements
0097 - 01 Joint Venture Agreement	20/02/2008
0098 - 02 Accession Deed	20/02/2008
0099 - 03 AMH documents - Amendment Agreement (No.1) (from corres 1)	20/02/2008

0100 - 04 AMH documents - Amendment Agreement (No.2) (from corres 1)	20/02/2008
0101 - 05 AMH documents - Amendment Agreement (No.3) (from corres 5)	20/02/2008
0102 - 06 Amendment Agreement 4	20/02/2008
0103 - 07 Sale & Purchase Agreement	20/02/2008
0106 -10 Share Sale Agreement - AMH & SHII	20/02/2008
0127-31 Deeds of Releases TSA - AMHCC	20/02/2008
0156 - AMH documents - Amendment Agreement (No.3) (from corres 4)	20/02/2008
0157 - AMH documents - Amendment Agreement with duty stamp (No.1) (from corres 1)	20/02/2008
0160 - Amendment Agreement (No.3)	20/02/2008
0161 - BDW Cover Letter	20/02/2008
03. 2009 Financing
1680 - Priority Deed dated 20 August 2009	03/11/2009
1681 - Syntech Holdings Option Deed (Guarantee Warrants) dated 20 August 2009	03/11/2009
1682 - Syntech Holdings II Option Deed (Guarantee Warrants) dated 20 August 2009	03/11/2009
1683 - Syntech Holdings Option Deed (Funding Warrants) dated 20 August 2009	03/11/2009
1684 - Syntech Holdings II Option Deed (Funding Warrants) dated 20 August 2009	03/11/2009
1685 - Syntech/GS Power Security Deed dated 20 August 2009 (including evidence of registration of securities)	03/11/2009
1686 - Syntech/GS Group Security Deed Poll dated 20 August 2009 (including evidence of registration of securities)	03/11/2009
1687 - Mortgage Form 2 and Form 20 (GSP and Mountfield) dated 20 August 2009.	03/11/2009
1688 - 12 Mortgage Form 2 and Form 20 (GSG and Mountfield) dated 20 August 2009	03/11/2009
1689 - QR Reimbursement Agreement dated 20 August 2009	03/11/2009
1690 - Holdings Letter of Guarantee (QR) dated 20 August 2009	03/11/2009
1691 -15 GSG Letter of Guarantee (QR) dated 20 August 2009	03/11/2009
2444 - SHI Funding Warrants	18/02/2011
2445 - SHII Funding Warrants	18/02/2011
2446 - SHI Guarantee Warrants	18/02/2011
2447 - SHII Guarantee Warrants	18/02/2011
05. Syntech Employee Agreements
0173 - Brett Purkiss Employment Agreement doc	04/11/2009
0174 - Darian Hielscher Employment Agreement	04/11/2009
0176 - Emply Agt Alan Newton	20/02/2008
0178 - Frank Smith Employment Ag	20/02/2008

1084 - Purkiss Executive Agreement signing page	27/05/2008
1085 - Hielscher Executive Agreement signing page	27/05/2008
1578 - Employment Agreement - Gaby Saunders	24/11/2008
1579 - Employment Agreement - Paul Kelly	24/11/2008
1630 - First Amendment to Services Agreement AG - SR 29 August 2008	03/02/2009
1631 - Second Amendment to Services Agreement AG - SR 30 September 2008	04/11/2009
1632 - Signed Services Agreement AG - SR April 2007	03/02/2009
1695 - Brett Purkiss Amending Deed	04/11/2009
1696 - Darian Hielscher Amending Deed	04/11/2009
1697- Paul Kelly Amending Deed	04/11/2009
1698 - Stuart Green Employement Agreement October 09	04/11/2009
1699 - Syntech and Erik Schaefer, LTIP	04/11/2009
2334 - Employment Agreement - Jane Kichen	08/11/2010
2335 - Employment Agreement - Leita Johnson	08/11/2010
2336 - Gaby Saunders promotion - September 2009	08/11/2010
2424 - 2010 Salary adjustment Brett Purkiss	09/02/2011
2425 - 2010 Salary adjustment Darian Hielscher	09/02/2011
2426 - 2010 Salary adjustment Paul Kelly	09/02/2011
2427- Alan Newton salary review July 2010	09/02/2011
2428 - Debbie Paterson salary review July 2010	09/02/2011
2429 - Frank Smith salary review July 2010	09/02/2011
2430 - Gaby Saunders salary review July 2010	09/02/2011
2431 - Jane Kirchin salary review July 2010	09/02/2011
2432 - Logisics officer - Debbie Paterson	09/02/2011
2433 - Stuart Green salary review July 2010	09/02/2011
2685 - Chandler Mcleod Terms of Business 07-Jan-2011	01/04/2011
2686 - Employment Agreement Debbie Paterson	01/04/2011
2687 - Employment Agreement Deborah Jennings	01/04/2011
Restricted Documents
2700 - Syntech - Employee Entitlments as at 30 April 2011	12/05/2011
06. Mine Operations
2495 - Steelwork Inspection - Coal Preparation Plant	25/02/2011
2496 - Steelwork Inspection - Loadout Facility	25/02/2011
2497 - Environmental Incident Report December 2010/January 2011	28/02/2011
2502 - Letter from DERM re noise complaints	01/03/2011

01. Mine Operations and Maintenance Contract
1788 - 0 Table of Contents Rev 0	12/04/2010
1789 - Appendices Cover Sheets	12/04/2010
1790 - Schedules Cover Sheets	12/04/2010
2249 - Scanned copy of mine contract signature pages, showing as signed	02/09/2010
2460 - 101130 Notice of Appointment of an Operator for a Coal Mine- Macmahon	23/02/2011
2462 - ADM.10.02.03_002 N Roberts 2010.10.21	23/02/2011
2487 - QLD - Contractors 2010 - 2011 COC	24/02/2011
06.01. 02 Contract - Final
1791 - General Conditions Rev 0	12/04/2010
1792 - Schedule 1 - Contract Particulars Rev 0	12/04/2010
1793 -Schedule 2 - Security Rev 0	12/04/2010
1794 - Schedule 3 - Insurance Rev 0	12/04/2010
1795 - Schedule 4 - Risk Allocation Matrix Rev 0	12/04/2010
1796 - Schedule 5 - Contract Specification Rev 0	12/04/2010
1797 - Schedule 6 - KPI Rev 0	12/04/2010
1798 - Schedule 7 - Contractor Pricing Schedules Rev 0	12/04/2010
1799 - Schedule 8 - Major Maintenance Cost Estimate Rev 0x	12/04/2010
1800 - Schedule 9 - Rise & Fall Rev 0	12/04/2010
06.02. 03 Appendices
06.02.01. Appendix A. Geology
JORC Resources Report
1801 - EPC732 JORC REPORT Text & Figures	12/04/2010
Vulcan Raw Coal Quality Grid Files (January 2009)
1802 -Model NOTE-READ	12/04/2010
1803 - Vulcan Raw Coal Quality Grid Files (January 2009)	12/04/2010
Vulcan Structural Grid Files (January 2009)
1804 - Vulcan Structural Grid Files (January 2009)	12/04/2010
06.02.02. Appendix B. Mining Lease Application Documents
EMP
Final EM Plan 22 Dec 08
Appendix A
1805 - Soil and Land Assessment Study - Figures Inserted	12/04/2010
Appendix B

1806 - Cameby & Avon Downs Terrestrial Flora & Fauna Report 14 12	12/04/2010
Appendix C
1807 - APP - C EB0704517 COANA	12/04/2010
1808 - APP - CE B0704517 SUB	12/04/2010
1809 - Watershed Tables Appendix C	12/04/2010
Appendix D
1810 - Groundwater Report	12/04/2010
Appendix E
1811 - Cameby Downs Traffic Report - Final n- App E	12/04/2010
Appendix F
1812-Nosie	12/04/2010
Appendix G
1813 - Air Quality Assessment of a Proposed Coal Mine	12/04/2010
Appendix H
1814 - Indigenous Heritage Study - Appendix 1 part 1	12/04/2010
1815 - Indigenous Heritage Study - Appendix 1 part 2	12/04/2010
1816 - Indigenous Heritage Study - Appendix 1 part 3	12/04/2010
1817 - Indigenous Heritage Study - part 1	12/04/2010
1818 - Indigenous Heritage Study - part 2	12/04/2010
Appendix I
1819 - Blasting	12/04/2010
Appendix J
1820 - Geotechnical Characterisation	12/04/2010
Appendix K
1821 - Community Consultation Report	12/04/2010
EM Plan
1822 - Cameby EM Plan AMENDED 221208	12/04/2010
Environmental Authority
1823 - Environmental Authority 11 02 09	12/04/2010
Mining Lease Conditions
1824 - Mining Lease Letter	12/04/2010
1825 - Mining Lease Plan	12/04/2010
1826 - Mining Lease Report	12/04/2010
Plan of Operations
1827 - Plan of Operations FINAL 030409	12/04/2010

06.02.03. Appendix C. Geotechnical Information Pack
1828 - Cameby Excavatability Getoech Report 14 April 2008 Mining On	12/04/2010
1829 - Report 1340 Vr2 - Cameby Downs Factual Geotechnical Report 1	12/04/2010
06.02.04. Appendix D. Water Quality
1830 - Appendix D. Water Analysis	12/04/2010
06.02.05. Appendix E. Mine Layout (PDF)
1831 - Fig 1 - Mine Layout Plan	12/04/2010
1832 - Fig 2 - Mine Layout Plan - OrthoPhoto Aug09	12/04/2010
1833 - Fig 3 - Typical Stratigraphic Section and Mine Area Working	12/04/2010
1834 - Fig 4 - Loss and Dilution Schematic	12/04/2010
06.02.06. Appendix F. Cartography Survey Vulcan Data
Mine Layout - Orthophoto
1835 - Mine Layout - Orthophoto	12/04/2010
Mine Layout - Topographic
1836 - Mine Layout - Topographic	12/04/2010
Mine Layout - Vulcan
1837 - tender basal layout Aug09	12/04/2010
1838 - tender basal layout Aug09	12/04/2010
1839 - tender shell Aug09	12/04/2010
1840 - tender shell Aug09	12/04/2010
1841 - tender shell Aug092	12/04/2010
1842 - tender shell Aug09	12/04/2010
06.02.07. Appendix G. Cultural Heritage Management Plan
1843 - Cultural Heritage Management Plan - Barunggam People - Synte	12/04/2010
1844 - Cultural Heritage Plan 12July07	12/04/2010
06.02.08. Appendix H. Block Quantity and Quality Data
1845 - Appendix H.Block Quantity & Quality Data Rev B v2 23.12.2009	12/04/2010
06.02.09. Appendix I. CHPP Infrastructure Drawings
Area 10
Civil
1846 - SRS0801-CVL10-001 ROM HANDLING CONCRETE ARRANGEMENT SHEET 1 & 2 REV 2	12/04/2010
General Arrangements
1847 - SRS0801-GEN10-001 ROM HANDLING ROM-DUMP STATION GENERAL ARRANGEMENT SHEET 10F1 REV 0	12/04/2010

Mechanical and Platework
1848 - SRA6DA-1	12/04/2010
1849 - SRS0801-MCH10-011- ROM HANDLING DUMP STATION 10-BN-101 ROM HOPPER SHEET 1 OF 1 REV 1	12/04/2010
1850 - SRS0801-MCH10-102-ROM HANDING 10-BN-101 HOPPER BODY RH FABRICATION SHEET 1 - 3 REV 1	12/04/2010
1851 - SRS0801-MCH10-106 ROM HANDLING DUMP STATION WING WALLS ASSEMBLE SHEET 1 OF 1 REV 0	12/04/2010
Piping
1852 - SRS0801-PIP10-120 ROM HANDLING-DUMP STATION DUST SUPPRESSION SPRAY MODULE ASSEMBLY SHEET 1 & 2 REV 0	12/04/2010
Area 20
Civil
1853 - SRS0801- CVL20-110 RAW HANDLING SIZING STATION CONCRETE ARRANGEMENT SHEET 1&2 REV 5	12/04/2010
General Arrangements
1854 -SRS080-2	12/04/2010
1855 - SRS0801-GEN20-003 RAW HANDLING SIZING STATION GENERAL ARRANGEMENT SHEET 1 - 3 REV 0	12/04/2010
1856 - SRS0801-GEN20-004 RAW HANDLING CPP PIPE BRIDGE ARRANGEMENT SHEET 1 OF 1 REV 0	12/04/2010
Mechanical and Platework
1857 - SR91AA-1	12/04/2010
1858 - SRC00B-1	12/04/2010
1859 -SREFE2-1	12/04/2010
1860-SRFE1E-1	12/04/2010
1861 - SRS0801-MCH20-011 RAW HANDLING SIZING STATION 20-FE-101 CRUSHER SHEET 1-3 REV 0	12/04/2010
1862 - SRS0801-MCH20-100 RAW HANDLING 20-CV-101 RAW COAL CONVEYOR SHEET 1 OF 1 REV 0	12/04/2010
1863 - SRS0801-MCH20-120 RAW HANDLING 20-CV-101 RAW COAL CONVEYOR SHEET 1 - 3 REV 0	12/04/2010
1864 - SRS0801-MCH20-160 RAW HANDLING SIZING STATION 20-BN-102 SURGE BIN SHEET 1 OF 1 REV 0	12/04/2010
1865 - SRS0801-MCH20-163 RAW HANDLING 20-FE-101 CRUSHER FEEDER 20-CH-128 SHEET 1 & 2 REV 0	12/04/2010
1866 - SRS0801-MCH20-165 RAW HANDLING SIZING STATION 20-CH-106 TERTIARY SHEET 1 & 2 REV 1	12/04/2010
1867 - SRS0801-MCH20-166 RAW HANDLING SIZING STATION 20-BN-102 SURGE BIN SHEET 1 OF 1 REV 0	12/04/2010
1868 - SRS0801-MCH20-167 RAW HANDLING SIZING STATION 20-BN-102 SURGE BIN SHEET 1 - 3 REV 1	12/04/2010
1869 - SRS0801-MCH20-168 RAW HANDLING SIZING STATION 20-CH-106 TERTIARY SHEET 1 & 2 REV 2	12/04/2010

Piping
1870 - SR4BD0-1	12/04/2010
1871 - SRS0801-PIP20-101 RAW HANDLING SIZING STATION PIPING ARRANGEMENT SHEET 1 & 2 REV 1	12/04/2010
Area 30
Civil
1872 - SRS0801-CVL30-001 COAL PREPARATION PLANT CONCRETE ARRANGEMENT SHEET 1 & 2 REV 1	12/04/2010
1873 - SRS0801-CVL30-006 COAL PREPARATION PLAN CONCRETE MAGNETITE PIT CONCRETE DETAILS SHT 1 & 2 REV 0	12/04/2010
General Arrangements
1874 - SRS0801-GEN30-001 COAL PREPARATION PLANT AREA 30 - GA ISOMETRIC SHEET 1-15 REV 1	12/04/2010
Mechanical and Platework
1875 - SRS0801-MCH30-010 COAL PREPARATION PLANT DMC MODULE MECHANICAL SHEET 1 - 3 REV 0	12/04/2010
1876 - SRS0801-MCH30-011 COAL PREPARATION PLANT DESLIM MODULE MECHANICAL SHEET 1 - 3 REV 0	12/04/2010
1877 - SRS0801-MCH30-012 COAL PREPARATION PLANT SPIRAL MODULE MECHANICAL SHEET 1 OF 1 REV 0	12/04/2010
1878 - SRS0801-MCH30-013 COAL PREPARATION PLANT FINES MODULE MECHANICAL SHEET 1 - 3 REV 0	12/04/2010
1879 - SRS0801-MCH30-600 COAL PREPARATION PLANT DESLIME MODULE 30-BX-101 SHEET 1 & 2 REV 0	12/04/2010
1880 - SRS0801-MCH30-603 COAL PREPARATION PLANT SPIRAL MODULE 30-BX-104 SHEET 1 OF 1 REV 0	12/04/2010
1881 - SRS0801-MCH30-604 COAL PREPARATION PLANT FINES MODULE 30-BX-105 SHEET 1 OF 1 REV 0	12/04/2010
1882 - SRS0801-MCH30-605 COAL PREPARATION PLANT DMC MODULE 30-BX-106 DENSE REV 1 & 2 REV 0	12/04/2010
1883 - SRS0801-MCH30-615 COAL PREPARATION PLANT DESLIMING MODULE 30-CH-108 SHT 1 - 2 REV 0	12/04/2010
1884 - SRS0801-MCH30-616 COAL PREPARATION PLANT DESLIME MODULE 30-CH-109 SHT 1 - 2 REV 0	12/04/2010
1885 - SRS0801-MCH30-617 COAL PREPARATION PLANT FINES MODULE 30-CH-121 SHT 10F 1 REV 0	12/04/2010
1886 - SRS0801-MCH30-618 COAL PREPARATION PLANT DMC MODULE 30-CH-113 SHT 1 - 2 REV 0	12/04/2010
1887 - SRS0801-MCH30-619 COAL PREPARATION PLANT DMC MODULE 30-CH-114 SHT1 - 2 REV 0	12/04/2010
1888 - SRS0801-MCH30-620 COAL PREPARATION PLANT DMC MODULE 30-CH-115 SHT 1 & 2 REV 0	12/04/2010
1889 - SRS0801-MCH30-621 COAL PREPARATION PLANT DMC MODULE 30-CH-116 SHT 1&2 REV 0	12/04/2010
1890 - SRS0801-MCH30-622 COAL PREPARATION PLANT DMC MODULE 30-CH-117 SHT1&2 REV 0	12/04/2010
1891 - SRS0801-MCH30-624 COAL PREPARATION PLANT FINES MODULE 30-CH-119 SHT 1&2 REV 0	12/04/2010

1892 - SRS0801-MCH30-625 COAL PREPARATION PLANT FINES MODULE 30-CH-120 SHT 1OF1 REV 0	12/04/2010
1893 - SRS0801-MCH30-628 COAL PREPARATION PLANT DESLIME MODULE 30-DS-103 SHT 1 & 2 REV 0	12/04/2010
1894 - SRS0801-MCH30-629 COAL PREPARATION PLANT DMC MODULE 30-DS-102 SHT 1OF1 REV 0	12/04/2010
1895 - SRS0801-MCH30-630 COAL PREPARATION PLANT DMC MODULE 30-CH-115 SHT 1 & 2 REV 0	12/04/2010
1896 - SRS0801-MCH30-631 COAL PREPARATION PLANT DMC MODULE 30-CV-115 SHT 1OF1 REV 0	12/04/2010
1897 - SRS0801-MCH30-632 COAL PREPARATION PLANT DMC MODULE 30-CH-115 SHEET 1OF1 REV 0	12/04/2010
1898 - SRS0801-MCH30-700 COAL PREPARATION PLANT SUMPS & PUMPS 30-SU-103 SHEET 1 OF 1 REV 0	12/04/2010
1899 - SRS0801-MCH30-701 COAL PREPARATION PLANT SUMPS & PUMPS 30-SU-105 SHEET 1 OF 1 REV 0	12/04/2010
1900 - SRS0801-MCH30-702 COAL PREPARATION PLANT DESLIME MODULE 30-SU-106 SHEET 1 & 2 REV 0	12/04/2010
1901 - SRS0801-MCH30-703 COAL PREPARATION PLANT SUMPS & PUMPS 30-SU-107 SHEET 1 OF 1 REV 0	12/04/2010
1902 - SRS0801-MCH30-704 COAL PREPARATION PLANT SUMPS & PUMPS 30-SU-108 SHEET 1 OF 1 REV 0	12/04/2010
1903 - SRS0801-MCH30-705 COAL PREPARATION PLANT SUMPS & PUMPS 30-SU-109 SHEET 1 OF 1 REV 0	12/04/2010
1904 - SRS0801-MCH30-707 COAL PREPARATION PLANT SUMPS & PUMPS ARRANGEMENT SHT 1OF1 REV 0	12/04/2010
1905 - SRS0801-MCH30-710 COAL PREPARATION PLANT SUMPS & PUMPS SCREEN BOX SHT 1OF 1 REV 0	12/04/2010
1906 - SRS0801-MCH30-711 COAL PREPARATION PLANT SUMPS & PUMPS SCREEN BOX SHT 1OF1 REV 0	12/04/2010
1907 - SRS0801-MCH30-715 COAL PREPARATION PLANT SUMPS & PUMPS HDP SUMP SHEET 1 OF 1 REV 0	12/04/2010
1908 - SRS0801-MCH30-716 COAL PREPARATION PLANT SUMPS & PUMPS HDPE SUMP SHEET 1 OF 1 REV 0	12/04/2010
Piping
1909 - SRS0801-PIP30-002 COAL PREPARATION PLANT PIPING-CARBON STEEL PIPE ARRANGEMENT SHEET 1- 3 REV 0	12/04/2010
1910 - SRS0801-PIP30-004 COAL PREPARATION PLANT PIPING - BASALT LINED PIPE ARRANGMENT SHT 1 - 2 REV 0	12/04/2010
1911 - SRS0801-PIP30-005 COAL PREPARATION PLANT PIPING-POLYETHYLENE (PE) PIPE ARRANGEMENT SHEET 1 - 3 REV 0	12/04/2010
Area 40
General Arrangements
1912 - SRS0801-GEN40-001 PRODUCT AND REJECT HANDLING GENERAL ARRANGEMENT SHEET 1 OF 1 REV 0	12/04/2010
Mechanical and Platework
1913 - SR1AB2-1	12/04/2010
1914 - SR3FD3-1	12/04/2010

1915 - SR53BC-1	12/04/2010
1916-SR5FAC-1	12/04/2010
1917 - SR7A0F-1	12/04/2010
1918-SR7A7D-1	12/04/2010
1919-SRD2B2-1	12/04/2010
1920 -SRDBF2-1	12/04/2010
1921 - SRDE7D-1	12/04/2010
1922 - SRS0801-MCH40-003 PROD & REJECT HANDLING 40- CV-103 REJECTS CONVEYORT SHEET 10F1 REV 0	12/04/2010
1923 - SRS0801-MCH40-004 PROJECT & REJECT HANDLING CO-DISPOSAL MECHANICAL SHEET 1 - 3 REV 0	12/04/2010
1924 - SRS0801-MCH40-015 PRODUCT & REJECT HANDLING 40-CV-102 PRODUCT SHEET 1 OF 1 REV 0	12/04/2010
1925 - SRS0801-MCH40-100 PRODUCT & REJECT HANDLING 40-CV-012 PRODUCT SHEET 1 OF 1 REV 1	12/04/2010
1926 - SRS0801-MCH40-105 PROD & REJECT HANDLING 40- CV-103 REJECTS SHEET 1 OF 1 REV 0	12/04/2010
1927 - SRS0801-MCH40-155 PRODUCT & REJECT HANDLING 40-BN-103 REJECTS BIN SHEET 1 OF 2 REV 0	12/04/2010
1928 - SRS0801-MCH40-157 PROD & REJECT HANDLING CO- DISPOSAL MECHANICAL SHT 1 OF 1 REV 0	12/04/2010
1929 - SRS0801-MCH40-160 PRODUCT & REJECT HANDLING 40-BN-103 REJECTS SHEET 1 OF 1 REV 0	12/04/2010
1930 - SRS0801-MCH40-211 PROD & REJECT HANDLING 40- CV-103 REJECTS CONVEYOR SHEET 10F1 REV 0	12/04/2010
Piping
1931 - SRS0801-PIP40-101 CO-DISPOSAL PUMPING STATION PIPING ARRANGEMENT SHEET 1 -F 2 REV 0	12/04/2010
1932 - SRS0801-PIP40-1057 CO-DISPOSAL PUMPING STATION PIPING ARRANGEMENT SHEET 1 - 2 REV 0	12/04/2010
1933 - SRS0801-PIP40-1091 CO-DISPOSAL PUMPING STATION PIPING ARRANGEMENT SHEET 1 OF 1 REV 0	12/04/2010
1934 - SRS0801-PIP40-1146 CO-DISPOSAL PUMPING STATION PIPING ARRANGEMENT SHEET 1 OF 1 REV 0	12/04/2010
1935 - SRS0801-PIP40-1224 CO-DISPOSAL PUMPING STATION PIPING ARRANGEMENT SHEET 1 OF 1 REV 0	12/04/2010
1936 - SRS0801-PIP40-1340 CO-DISPOSAL PUMPING STATION PIPING ARRANGEMENT SHEET 1 OF 1 REV 0	12/04/2010
Area 50
Civil
1937 - SRS0801-CVL50-002 LOADOUT FACILITY TRAIN LOADING STATION CONCRETE SHEET 1 - 2 REV 1	12/04/2010
1938 - SRS0801-CVL50-003 LOADOUT FACILITY RECLAIM HOPPER-FEEDER CONCRETE SHEET 1 OF 1 REV 1	12/04/2010
1939 - SRS0801-CVL50-010 LOADOUT FACILITY 50-CV-104 LOADOUT CONVEYOR SAMPLE STATION SHEET 1 & 2 REV 0	12/04/2010

1940 - SRS0801-CVL50-109 LOADOUT FACILITY RECLAIM HOPPER-FEEDER MAIL SLAB CONCRETE SHEET 1 - 3 REV 0	12/04/2010
1941 - SRS0801-CVL50-110 LOADOUT FACILITY TRAIN LOADING STATION CONCRETE SPILLAGE PIT SHEET 1 - 2 REV 0	12/04/2010
General Arrangements
1942 - SRS0801-GEN50-001 LOADOUT FACILITY GENERAL ARRANGEMENT SHEET 1 OF 1 REV 1	12/04/2010
1943 - SRS0801-GEN50-002 LOADOUT FACILITY 50-CV-104 LOADOUT CONVEYOR GA SHEET 1 OF 1 REV 0	12/04/2010
1944 - SRS0801-GEN50-004 LOADOUT FACILITY TRAIN LOADING STATION GA SHEET 1 - 2 REV 0	12/04/2010
Mechanical and Platework
1945 -SR8CED-1	12/04/2010
1946 - SRS0801-MCH50-002 LOADOUT FACILITY 50-CV-104 LOADOUT CONVEYOR SHEET 1 OF 1 REV 0	12/04/2010
1947 - SRS0801-MCH50-004 LOAD OUT FACILITY TRAIN LOADING STATION BASE SHEET 1OF1 REV 0	12/04/2010
1948 - SRS0801-MCH50-010 LOADOUT FACILITY 50-CV-104 TRAIN LOADOUT SHEET 1 OF 1 REV 3	12/04/2010
1949 - SRS0801-MCH50-100 LOADOUT FACILITY 50-CV-104 LOADOUT SHEET 1 OF 1 REV 0	12/04/2010
1950 - SRS0801-MCH50-106 LOADOUT FACILITY 50-CV-104 LOADOUT SHT 1 OF 1 REV 0	12/04/2010
1951 - SRS0801-MCH50-110 LOADOUT FACILITY 50-CV-104 LOADOUT SHEET 1 OF 1 REV 0	12/04/2010
1952 - SRS0801-MCH50-115 LOADOUT FACILITY 50-CV-104 LOADOUT SHT 1 OF 1 REV 0	12/04/2010
1953 - SRS0801-MCH50-120 LOADOUT FACILITY 50-CV-104 LOADOUT CONVEYOR SHEET 1 - 3 REV 0	12/04/2010
1954 - SRS0801-MCH50-130 LOADOUT FACILITY 50-CV-104 LOADOUT CONVEYOR SHEET 1 OF 1 REV 0	12/04/2010
1955 - SRS0801-MCH50-132 LOADOUT FACILITY 50-CV-104 LOADOUT CONVEYOR SHEET 1 OF 1 REV 0	12/04/2010
1956 - SRS0801-MCH50-135 LOADOUT FACILITY 50-CV-104 LOADOUT CONVEYOR SHEET 1 OF 1 REV 0	12/04/2010
1957 - SRS0801-MCH50-140 LOADOUT FACILITY 50-CV-104 LOADOUT CONVEYOR SHEET 1 OF 1 REV 0	12/04/2010
1958 - SRS0801-MCH50-141 LOADOUT FACILITY 50-CV-104 LOADOUT CONVEYOR SHEET 1 OF 1 REV 0	12/04/2010
1959 - SRS0801-MCH50-150 LOADOUT FACILITY TRAIN LOADING STATION SHEET 1 - 2 REV 0	12/04/2010
1960 - SRS0801-MCH50-160 LOADOUT FACILITY 50-FE-103 RECLAIM HOPPER-FEEDER SHT 10F1 REV 0	12/04/2010
1961 - SRS0801-MCH50-200 LOADOUT FACILITY 50-CV-104 LOADOUT CONVEYOR SHEET 1 - 3 REV 0	12/04/2010
Civil
1962 - 07015 002 MINE SITE INFRASTRUCTURE STAGE 1 - CIVIL SITE PLAN REV D	12/04/2010
1963 - 07015 003 MINE SITE INFRASTRUCTURE STAGE 1 - CIVIL	12/04/2010

OVERALL LAYOUT PLAN REV D
1964 - 07015 004 MINE SITE INFRASTRUCTURE STAGE 1 - CIVIL DETAIL LAYOUT PLAN SHEET 1 OF 2 REV D	12/04/2010
1965 - 07015 005 MINE SITE INFRASTRUCTURE STAGE 1 - CIVIL DETAIL LAYOUT PLAN SHEET 2 OF 2 REV D	12/04/2010
1966 - 07015 008 MINE SITE INFRASTRUCTURE STAGE 1 - CIVIL ROADWORKS AND DRAINAGE LAYOUT - PLAN 1 OF 14 REV D	12/04/2010
1967 - 07015 009 MINE SITE INFRASTRUCTURE STAGE 1 - CIVIL ROADWORKS AND DRAINAGE LAYOUR - PLAN 2 OF 14 REV D	12/04/2010
1968 - 07015 012 MINE SITE INFRASTRUCTURE STAGE 1 - CIVIL ROADWORKS AND DRAINAGE LAYOUR - PLAN 5 OF 14 REV D	12/04/2010
1969 - 07015 013 MINE SITE INFRASTRUCTURE STAGE 1 - CIVIL ROADWORKS AND DRAINAGE LAYOUR - PLAN 6 OF 14 REV D	12/04/2010
1970 - 07015 014 MINE SITE INFRASTRUCTURE STAGE 1 - CIVIL ROADWORKS AND DRAINAGE LAYOUR - PLAN 7 OF 14 REV D	12/04/2010
1971 - 07015 015 MINE SITE INFRASTRUCTURE STAGE 1 - CIVIL ROADWORKS AND DRAINAGE LAYOUR - PLAN 8 OF 14 REV D	12/04/2010
1972 - 07015 016 MINE SITE INFRASTRUCTURE STAGE 1 - CIVIL ROADWORKS AND DRAINAGE LAYOUR - PLAN 9 OF 14 REV D	12/04/2010
1973 - 07015 018 MINE SITE INFRASTRUCTURE STAGE 1 - CIVIL ROADWORKS AND DRAINAGE LAYOUR - PLAN 11 OF 14 REV D	12/04/2010
1974 - 07015 019 MINE SITE INFRASTRUCTURE STAGE 1 - CIVIL ROADWORKS AND DRAINAGE LAYOUR - PLAN 12 OF 14 REV D	12/04/2010
1975 - 07015 020 MINE SITE INFRASTRUCTURE STAGE 1 - CIVIL ROADWORKS AND DRAINAGE LAYOUR - PLAN 13 OF 14 REV D	12/04/2010
1976 - 07015 039 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL OFFICE AND CARPARK LAYOUT PLAN REV D	12/04/2010
1977 - 07015 040 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL RUN OF MINE LAYOUT PLAN REV D	12/04/2010
1978 - 07015 041 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL CHPP LAYOUT PLAN AND DETAILS REV D	12/04/2010
1979 - 07015 042 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL CONTRACTORS BYPASS AREA LAYOUT PLAN AND DETAILS REV	12/04/2010
1980 - 07015 043 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL RAIL LOADOUT LAYOUT PLAN REV D	12/04/2010
1981 - 07015 045 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL RAW WATER DAM LAYOUT PLAN REV D	12/04/2010
1982 - 07015 049 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL DIRTY WATER DAM No.2 LAYOUT PLAN REV D	12/04/2010
1983 - 07015 051 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL REJECTS DAM No.1 LAYOUT PLAN REV D	12/04/2010
1984 - 07015 052 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL REJECTS DAM No.1 SECTIONS AND DETAILS REV D	12/04/2010
1985 - 07015 053 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL SERVICES LAYOUT PLAN SHEET 1 OF 2 REV D	12/04/2010
1986 - 07015 054 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL SERVICES LAYOUT PLAN SHEET 2 OF 2 REV D	12/04/2010
1987 - 07015 055 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL SEWERAGE LAYOUT PLAN SHEET 1 OF 2 REV D	12/04/2010
1988 - 07015 056 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL SEWERAGE LAYOUT PLAN SHEET 2 OF 2 REV D	12/04/2010

1989 - 07015 057 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL WATER LAYOUT PLAN REV D	12/04/2010
1990 - 07015 058 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL RAW WATER DETAIL PLAN SHEET 1 OF 2 REV D	12/04/2010
1991 - 07015 059 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL RAW WATER DETAIL PLAN SHEET 2 OF 2 REV D	12/04/2010
1992 - 07015 060 MINE SITE INFRASTRUCUTRE STAGE 1 - CIVIL STORM WATER DRAINAGE CATCHMENT PLAN REV D	12/04/2010
1993 - 07015 M1 STAGE 1 - CIVIL PUMP CONTROL-DAM LEVEL CONTROL-MONI	12/04/2010
1994 - 07015-C-SK01 PROPOSED CIVIL WORKS MINE SITE INFRASTRUCTURE P	12/04/2010
1995 - 07015-C-SK02 PROPOSED CIVIL WORKS MINE SITE INFRASTRUCTURE P	12/04/2010
1996 - 07015-C-SK11 PROPOSED CIVIL WORKS MINE SITE INFRASTRUCTURE P	12/04/2010
Electrical
1997 - 0801-DRG-ELC00-001 COAL PREPARATION PLANT HV POWER DISTRIBUTION SINGLE LINE DIAGRAM SHEET 1 REV G	12/04/2010
1998 - 0801-DRG-ELC00-002 COAL PREPARATION PLANT HV POWER DISTRIBUTION SINGLE LINE DIAGRAM SHEET 2 REV 1	12/04/2010
1999 - 0801-DRG-ELC00-800 CHPP PROJECT ELECTRICAL & INSTRUMENT GA TYPICAL LEGENDS REV A	12/04/2010
2000 - 0801-DRG-ELC00-801 CHPP PROJECT SITE LAYOUT GENERAL ARRANGEMENT REV A	12/04/2010
2001 - 0801-DRG-ELC00-802 CHPP PROJECT 10,20,30,40 & 50 ROM, CHPP & TLO GA REV A	12/04/2010
2002 - 0801-DRG-ELC00-803 CHPP PROJECT AREA 72 SERVICES AREA GENERAL ARRANGEMENT REV A	12/04/2010
2003 - 0801-DRG-ELC00-804 CHPP PROJECT AREA 71 RETURN WATER GENERAL ARRANGMENT REV A	12/04/2010
2004 - 0801-DRG-INS00-401 CHPP PROJECT CHPP CONTROL SYSTEM BLOCK DIAGRAM REV E	12/04/2010
2005 - 0801-DRG-INS00-403 CHPP PROJECT TELEPHONE SYSTEM BLOCK DIAGRAM REV D	12/04/2010
2006 - 0801-DRG-INS00-404 CHPP PROJECT FIRE ALARM SYSTEM BLOCK DIAGRAM REV A	12/04/2010
Equipment Drawings
001 - Feeder Breaker
2007 - SR2172-1	12/04/2010
2008 - SR29E4-1	12/04/2010
2009 - SR45DB-1	12/04/2010
2010 - SR7CEA-1	12/04/2010
2011 - SRDFF3-1	12/04/2010
2012 - SRS080-3	12/04/2010
2013-SRS080-4	12/04/2010
002 - Feeder Reclaim Feeder

2014 - SRS080-2	12/04/2010
2015 - SRS080-3	12/04/2010
2016 - SRS0801-V002-080618-008 GENERAL ARRANGEMENT RF60-51 Rev 0	12/04/2010
003 - Crushers
2017 - SRS0801-V003-6160HSS-08137 GENERAL ARRANGEMENT SHEET 1 & 2 REV 2	12/04/2010
2018 - SRS0801-V003-7160HSC-08137 GENERAL ARRANGEMENT SHEET 1 & 2 REV 2	12/04/2010
004 - Belt Weighers
2019 - SR0060-1	12/04/2010
2020-SR1C63-1	12/04/2010
2021 - SR4D49-1	12/04/2010
2022 -SR5C81-1	12/04/2010
2023 - SR6C6A-1	12/04/2010
2024 - SR80EC-1	12/04/2010
2025 - SR88CB-1	12/04/2010
2026 -SRCDDA-1	12/04/2010
2027 - SRD2FD-1	12/04/2010
2028 - SRDE54-1	12/04/2010
2029 - SRF53F-1	12/04/2010
2030 - SRFEB9-1	12/04/2010
2031 - SRS080-1	12/04/2010
2032 - SRS080-2	12/04/2010
2033 - SRS080-3	12/04/2010
2034 - SRS080-4	12/04/2010
2035 - SRS0801-V004-42610015 METAL DETECTOR MODEL MDX1 GENERAL ARRANGEMENT REV 0	12/04/2010
2036 - SRS0801-V004-42610018 CONTROL PANEL NAME PLATE COMPONENT DETAILS REV 0	12/04/2010
006 - Conveyor Mechanical Components
2037 - SR06FA-1	12/04/2010
2038 - SR2CE7-1	12/04/2010
2039 - SR33A9-1	12/04/2010
2040 - SR356F-1	12/04/2010
2041 - SR366B-1	12/04/2010
2042 - SR3EAE-1	12/04/2010
2043 - SR3F39-1	12/04/2010
2044 - SR437B-1	12/04/2010
2045 - SR43B5-1	12/04/2010

2046 - SR4A43-1	12/04/2010
2047 - SR55C2-1	12/04/2010
2048 - SR737E-1	12/04/2010
2049 - SR806E-1	12/04/2010
2050 - SR8C16-1	12/04/2010
2051 - SR8DE1-1	12/04/2010
2052 - SR8F8E-1	12/04/2010
2053 - SR9616-1	12/04/2010
2054 - SR9DE9-1	12/04/2010
2055 - SRA7DC-1	12/04/2010
2056 - SRB86D-1	12/04/2010
2057 - SRCOA0-1	12/04/2010
2058 - SRC64D-1	12/04/2010
2059 - SRC807-1	12/04/2010
2060 - SRD214-1	12/04/2010
2061 - SRD3BE-1	12/04/2010
2062 - SRDE4A-1	12/04/2010
2063 - SRE217-1	12/04/2010
2064 - SRE302-1	12/04/2010
2065 - SREE5B-1	12/04/2010
2066 - SRFBC8-1	12/04/2010
2067 - SRS080-1	12/04/2010
2068 - SRS080-2	12/04/2010
2069 - SRS080-3	12/04/2010
2070 - SRS080-4	12/04/2010
2071 - SRS0801-V006-208159 CONVEYOR 40-CV-102 HEAD P1 PULLEY REV 0	12/04/2010
2072 - SRS0801-V006-208173 CONVEYOR 20-FE-101 TAIL P2 PULLEY REV 0	12/04/2010
2073 - SRS0801-V006-B-S-T-CUTOUT PIT BOSS CUT OUT DIMENSIONS REV 1	12/04/2010
2074 - SRS0801-V006-PB41530D THM530 LST-FS-FSQ.	12/04/2010
008 - Conveyor Drives
2075 - SR7C1F-1	12/04/2010
2076 - SRA798-1	12/04/2010
2077 - SRS080-2	12/04/2010
2078 - SRS080-3	12/04/2010
2079 - SRS080-4	12/04/2010
2080 - SRS0801-V008-FK-165 155 170B RIGID FLANGE COUPLING	12/04/2010

009 - Product Conveyor Sampler
2081 - SRS0801-V009-080914-010-01 PLAN REV E	12/04/2010
2082 - SRS0801-V009-080914-010-02 REV E	12/04/2010
2083 - SRS0801-V009-080914-010-03 REV E	12/04/2010
2084 - SRS0801-V009-080914-010-04 REV E	12/04/2010
2085 - SRS0801-V009-080914-010-05 REV F	12/04/2010
2086 - SRS0801-V009-080914-011 REV 0	12/04/2010
2087 - SRS0801-V009-080914-020-01 REV E	12/04/2010
2088 - SRS0801-V009-080914-020-02 REV E	12/04/2010
2089 - SRS0801-V009-080914-020-03 REV E	12/04/2010
2090 - SRS0801-V009-080914-020-04 REV E	12/04/2010
2091 - SRS0801-V009-080914-020-05 REV F	12/04/2010
2092 - SRS0801-V009-080914-021 REV 0	12/04/2010
010 - Vibrating Screens
2093 - SR4671-1	12/04/2010
2094 - SR52A7-1	12/04/2010
2095 - SRS080-2	12/04/2010
2096 - SRS080-3	12/04/2010
2097 - SRS080-4	12/04/2010
2098 - SRS0801-V010-KEE-6-4B	12/04/2010
011 - Cyclones
2099 - SR22A2-1	12/04/2010
2100 - SR3209-1	12/04/2010
2101 - SR71D4-1	12/04/2010
2102 - SR8E38-1	12/04/2010
2103 - SRA5A7-1	12/04/2010
2104 - SRA9AD-1	12/04/2010
2105 - SRF36E-1	12/04/2010
2106 - SRS0801-V011-CD1-2639 BOTTOM FEED D2-60 2 INCLINED HA600-15-1 120 OD SPIGOT REV 2	12/04/2010
2107 - SRS0801-V011-CY1P2200	12/04/2010
2108 - SRS0801-V011-CY1P2201	12/04/2010
2109 - SRS0801-V011-CY2P1779	12/04/2010
2110 - SRS0801-V011-CY2P1786	12/04/2010
2111 - SRS0801-V011-CY3P3501	12/04/2010
2112 - SRS0801-V011-CY3P3514	12/04/2010
2113 - SRS0801-V011-FL-FMAX800200-LH FASTENER LIST FMAX800200 LEFT HAND REV 1	12/04/2010

2114 - SRS0801-V011-FMAX800200-RH FASTENER LIST FMAX800200 RIGHT HAND REV 1	12/04/2010
2115 - SRS0801-V011-MAX800200-LH GEN ARRANGEMENT MAX 800-20-0 LEFT HAND REV 2	12/04/2010
2116 - SRS0801-V011-PL-PMAX800200-LH PARTS LIST PMAX800200 LEFT HAND REV 2	12/04/2010
2117 - SRS0801-V011-PMAX800200-RH PARTS LIST PMAX800200 RIGHT HAND REV 1	12/04/2010
012 - Magnetic Separator
2118 - SRS080-1	12/04/2010
2119 - SRS080-2	12/04/2010
013 - Coarse Coal Centrifuge
2120 - SRS080-1	12/04/2010
2121 - SRS0801-V013-Centrifuge Control Philosophy & Block Diagrams Model	12/04/2010
2122 - SRS0801-V013-Centrifuge Control Philosophy & Block Diagrams Model-1	12/04/2010
014 - Fine Coal Centrifuge
2123 - SRS0801-V014-1-2740-GENERAL ARRANGEMENT H1000 CENTRIFUGE REV 1	12/04/2010
2124 - SRS0801-V014-1-2790 GENERAL ARRAGEMENTCENTRIFUGE H1000 REV 4	12/04/2010
2125 - SRS0801-V014-2-3094-WIRING DIAGRAM CENTRIFUGE H1000 REV 2	12/04/2010
2126 - SRS0801-V014-2-3511 -WIRING DIAGRAM FINE COAL CENTRIFUGE H1000 REV 1	12/04/2010
015A - Slurry and Sump Pumps A
2127 - SR1EF0-1	12/04/2010
2128 - SR2AF5-1	12/04/2010
2129 - SR6AC8-1	12/04/2010
2130 - SR9ABE-1	12/04/2010
2131 - SRC4B9-1	12/04/2010
2132 - SRC9B5-1	12/04/2010
2133 - SRDCE0-1	12/04/2010
2134 - SRE4B9-1	12/04/2010
2135 - SRF188-1	12/04/2010
2136 - SRFD4F-1	12/04/2010
2137 - SRS080-2	12/04/2010
2138 - SRS080-3	12/04/2010
2139 - SRS080-4	12/04/2010
2140 - SRS0801-V015A-ELECTRIC MOTOR LIST	12/04/2010

017 - Spiral Bank
2141 - Drawings with Explanation	12/04/2010
2142 - SR9408-1	12/04/2010
2143 - SRDE85-1	12/04/2010
2144 - SRS0801-V017-CY9-0094 BOX EXTRA HEAVY DUTY MAX LOAD 1500 kg REV 5	12/04/2010
2145 - SRS0801-V017-CY9-0095 BOX HEAVY DUTY MAX LOAD 1000 kg REV 5	12/04/2010
2146 - SRS0801-V017-CY9-0096 BOX MEDIUM DUTY MAX LOAD 700 kg REV 5	12/04/2010
2147 - SRS0801-V017-CY9-0097 BOX LIGHT DUTY MAX LOAD 400 kg REV 6	12/04/2010
2148 - SRS0801-V017-SPIRAL DATA SHEET-B	12/04/2010
018 - Thickener
2149 - SRS0801-V018-P0987-T10-0001	12/04/2010
2150 - SRS0801-V018-P0987-T10-0030	12/04/2010
2151 - SRS0801-V018-P0987-T10-0050	12/04/2010
2152 - SRS0801-V018-P0987-T10-0060	12/04/2010
2153 - SRS0801-V018- P0987-T10-0070	12/04/2010
2154 - SRS0801-V018-P0987-T10-0080	12/04/2010
2155 - SRS0801-V018-P0987-T10-0100	12/04/2010
2156 - SRS0801-V018-P0987-T10-0200	12/04/2010
2157 - SRS0801-V018-P0987-T10-0230	12/04/2010
2158 - SRS0801-V018-P0987-T10-0240	12/04/2010
2159 - SRS0801-V018-P0987-T10-0250	12/04/2010
020 - Train Loadout System
2160 - SRS0801-V020-SRL-1898-400	12/04/2010
2161 - SRS0801-V020-SRL-1898-401	12/04/2010
2162 - SRS0801-V020-SRL-1898-402	12/04/2010
2163 - SRS0801-V020-SRL-1898-404	12/04/2010
2164 - SRS0801-V020-SRL-1898-408	12/04/2010
2165 - SRS0801-V020-SRL-1898-410	12/04/2010
2166 - SRS0801-V020-SRL-1898-419	12/04/2010
2167 - SRS0801-V020-SRL-1898-420	12/04/2010
2168 - SRS0801-V020-SRL-1898-421	12/04/2010
2169 - SRS0801-V020-SRL-1898-450	12/04/2010
2170 - SRS0801-V020-SRL-1898-499	12/04/2010
2171 - SRS0801-V020-SRL-1898-500	12/04/2010
2172 - SRS0801-V020-SRL-1898-501	12/04/2010

Piping and Instrument Diagrams (P and IDs)
2173 - SRS0801-PID30-101 CHPP COAL PREPARATION PLANT DESLIMING CIRCUIT P & I REV 3	12/04/2010
2174 - SRS0801-PID30-102 CHPP COAL PREPARATION PLANT COARSE COAL CIRCUIT P & I REV 1	12/04/2010
2175 - SRS0801-PID30-103 CHPP COAL PREPARATION PLANT COARSE COAL CIRCUIT P & I REV 3	12/04/2010
2176 - SRS0801-PID30-104 CHPP COAL PREPARATION PLANT FINE COAL CIRCUIT P & I REV 3	12/04/2010
2177 - SRS0801-PID30-105 CHPP THICKENER AREA TAILINGS AREA P & I DIAGRAM REV 3	12/04/2010
2178 - SRS0801-PID30-106 CHPP RAW AND FIRE WATER RAW AND WATER SERVICE P & I REV 2	12/04/2010
2179 - SRS0801-PID30-108 CHPP THICKENER AREA FLOCCULANT PLANT P & I DIAGRAM REV 0	12/04/2010
2180 - SRS0801-PID40-101 CHPP PRODUCT HANDLIND PRODUCT CONVEYOR P & I DIAGRAM REV 3	12/04/2010
2181 - SRS0801-PID40-130 CHPP REJECTS HANDLING REJECT CONVEYOR P & I DIAGRAM REV 1	12/04/2010
2182 - SRS0801-PID40-131 CHPP REJECTS HANDLING CO- DISPOSAL P & I DIAGRAM REV 3	12/04/2010
Process Flow Diagrams
2183 - SRS0801-PFD20-001 CHPP RAW COAL HANDLING REV 0	12/04/2010
2184 - SRS0801-PFD30-001 CHPP COAL PREPARTION PLANT REV 0	12/04/2010
2185 - SRS0801-PFD30-002 CHPP COAL PREPARATION PLANT REV 0	12/04/2010
2186 - SRS0801-PFD40-001 CHPP PRODUCT AND REJECT HANDLING REV 0	12/04/2010
2187 - SRS0801-PFD40-002 CHPP CO-DISPOSAL REV 0	12/04/2010
2188 - SRS0801-PFD50-001 CHPP TRAIN LOAD OUT FACILITY REV 0	12/04/2010
Superceded
2189 - 07015 002C - Site Plan	12/04/2010
2190 - 07015 004C - Detail Layout Plan (1 of 2)	12/04/2010
2191 - 07015 005C -Detailed layout Plan (2 of 2)	12/04/2010
2192 - 07015 039C - Principal Office & Carpark	12/04/2010
2193 - 07015 040C - ROM	12/04/2010
2194 - 07015 041C - CHPP	12/04/2010
2195 - 07015 042C - Bypass	12/04/2010
2196 - 07015 043C - Rail Loadout	12/04/2010
2197 - 07015 049C - Dirty Water Dam No.2	12/04/2010
2198 - 07015 051C - Rejects Dam No.1	12/04/2010
2199 -07015 053C - Services (1 of 2)	12/04/2010
2200 - 07015 054C - Services (2 of 2)	12/04/2010

2201 - 07015 055C - Sewerage (1 of 2)	12/04/2010
2202 - 07015 056C - Sewerage (2 of 2)	12/04/2010
2203 - 07015 057C - Water Layout Plan	12/04/2010
2204 - 07015 058C - Raw Water Detail (1of 2)	12/04/2010
2205 - 07015 059C - Raw Water Detail (2 of 2)	12/04/2010
2206 - Glen Eden Cameby Pipeline Schematic Aerial Approx With Cross	12/04/2010
06.02.10. Appendix J. CHPP Lists
2214 - srs0801-sch-mch00-001-2 equip list rev2	12/04/2010
Electrical Equipment List
2207 - srs0801-das-elc00-210-2 Local Control Stations & Marshalling Boxes	12/04/2010
2208 - SRS0801-SCH-ELC00-002-A Electrical Equipment List	12/04/2010
2209 - SRS0801-SCH-ELC00-005-A Lighting Model Details	12/04/2010
2210 - SRS0801-SCH-ELC00-006-A Lighting Quantities List	12/04/2010
Instrument List
2211 -srs0801-SCH-ELC00-004-A Instrument List	12/04/2010
Mechanical Equipment List
2212 - srs0801-sch-mch00-001-2 equip list rev 2	12/04/2010
Pipeline List
2213 - SRS0801-SCH-PIP00-001-2 Line List rev 2	12/04/2010
Superceded
2215 - srs0801-sch-mch00-001-2 equip list rev2	12/04/2010
06.02.11. Appendix K. CHPP Specifications
CHPP Functional Specification
2216 - srs0801-spc-elc00-100-1 Plant Control System Functional Specification	12/04/2010
Painting Specification
2217 - srs0801-spc-str00-001-4 Surface Protection	12/04/2010
Pipe Specification
2218 - srs0801-spc-pip00-001-2	12/04/2010
Principals Project Requirements
2219 - Appendix 1 - Site Layout	12/04/2010
2220 - Appendix 10 - Concrete & Structural Steel Design Critera	12/04/2010
2221 - Appendix 11 - Mechanical Design Criteria	12/04/2010
2222 - Appendix 12 - Piping Design Criteria	12/04/2010
2223 - Appendix 13 - E&l Design Criteria	12/04/2010

2224 - Appendix 14 Environmental Authority	12/04/2010
2225 - Appendix 2 Cameby Process Flowsheet Selection R5 200507	12/04/2010
2226 - Appendix 3 Water Quality & Surface Protection	12/04/2010
2227 -Appendix 4 Bulk Solids Characterisation	12/04/2010
2228 - Appendix 5 Slurry Rheology Testwork & Pumping Criteria	12/04/2010
2229 - Appendix 6 - Floculation Testwork	12/04/2010
2230 - Appendix 7 - Thickening Testwork	12/04/2010
2231 - Appendix 8 - Geotechnical Investigation minus App A & C	12/04/2010
2232 - Appendix 8 - Geotechnical Investigation	12/04/2010
2233 - Appendix 9 - Civil Design Criteria	12/04/2010
2234 - srs0801-spc-gen00-001 Cameby PPR V2 - RC 081218	12/04/2010
Wear Resistant Lining Specification
2235 - srs0801-spc-mch00-002-0 Wear Resistant Linings	12/04/2010
02. Mining Contractor Insurance
2459 - Macmahon Insurance Policy Certificates	22/02/2011
03. Safety
2499 - ADM 10 02 03_002 N Roberts 2010 10 21 (2)	28/02/2011
2500 - Org chart	28/02/2011
2501 - Advisory Council Competencies 11 October 2010	28/02/2011
2506 - 10.03.31 Directive 35111 - Review of Drug & Alcohol Policy- Change Management	03/03/2011
2507 - 10.05.07 Directive - Guarding of Drill Rotation	03/03/2011
2508 - 10.05.31 Substandard Systems, Conditions and Practices Identified & Directives Issued - Signed	03/03/2011
2509 - 10.06.07 Response - Guarding of Drill Rotation - Substandard Condition or Practice	03/03/2011
2510 - Macmahon MRE	03/03/2011
2511 - Response to MRE 35111	03/03/2011
2512 - Access Procedures Rev 2	04/03/2011
2513 - Attachment A - Visio-Cameby Downs-Org Chart-01.06.2010	04/03/2011
2514 - Attachment B - 10572-C01-A	04/03/2011
2515 - Attachment B - 10572-C02-A	04/03/2011
2516 - Attachment B - 10572-C03-A	04/03/2011
2517 - Attachment B - 10572-C04-A	04/03/2011
2518 - Attachment B - Cameby Site Facility Program	04/03/2011
2519 - Attachment B - Master Layout Version 3	04/03/2011
2520 - Attachment C - C&G PHASE 1	04/03/2011

2521 - Attachment C - ORICA - 41230_0	04/03/2011
2522 - Attachment C - ORICA - Specification - Procurement - Fencing and Gates Rev1	04/03/2011
2523 - Attachment C - ORICA -40763_0	04/03/2011
2524 - Attachment C - Topo V3	04/03/2011
2525 - Attachment C - Waste Dump Review V1	04/03/2011
2526 - Attachment D - CD Roster 2010.06.10 (minimised)	04/03/2011
Black team question and answer documents and reports
Q&A Report as at 1 March 2011	01/03/2011
Q&A Report as at 18 February 2011	18/02/2011
Q&A Report as at 21 February 2011	21/02/2011
Q&A Report as at 22 February 2011	22/02/2011
O&A Report as at 23 February 2011	23/02/2011
Q&A Report as at 24 February 2011	24/02/2011
Q&A Report as at 25 February 2011	25/02/2011
Q&A Report as at 28 February 2011	28/02/2011
Q&A Report as at 4 March 2011	04/03/2011
Q&A Report as at 9 March 2011	09/03/2011

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-001	High	Answered	Corrs Chambers Westgarth	11/02/2011 17:04	The data room does not contain a copy of the design and/or construction contract(s) for the CHPP and associated mine infrastructure. Please confirm the status of these items and whether (and when) the agreement(s) will be made available in the data room?

With regard to design documents, the mining contract includes a number of appendices with design drawings and specifications, which can be found in the data room under section 06.02. Specifically the following folders should be helpful:

06.02.05. Appendix E. Mine Layout (PDF)

06.02.09. Appendix I. CHPP Infrastructure Drawings

06.02.10. Appendix J. CHPP Lists

06.02.11. Appendix K. CHPP Specifications

With regard to a construction contract, Syntech itself acted as lead contractor for the project, so there is no design and construct contract. The facility Is finished and is currently operating. Any other remaining work is intended to be completed by Jun-11 before closing.

18/02/2011 9:20

BLACK-002	High	Answered	Corrs Chambers Westgarth	15/02/2011 10:37	The Syntech Holdings P/L shareholders agreement (SHA)(data room reference 0011) was amended by a Deed of Variation (data room ref 2269). Please confirm whether there have been any other amendments to the SHA? If so, please provide a copy of any deed of amendment/variation or other document evidencing the amendment or variation.	Yes, the Deed of Variation dated 18-Mar-2010 is the only amendment to the SHA.	18/02/2011 9:22

BLACK-003	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 10:38	Please confirm that no other securities have been issued in Syntech Resources P/L other than 10079363 fully paid ordinary shares. If this is not the case please provide a copy of the relevant compay register or other document including any certificate evidencing the issue of the securities.	Yes, no other shares have been issued.	18/02/2011 9:30

BLACK-004	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 10:38	Please confirm that no other securities have been issued in Mountfield Properties other than 100 fully paid ordinary shares. If this is not the case please provide a copy of the relevant compay register or other document including any certificate evidencing the issue of the securities.	Yes, no other shares have been Issued.	18/02/2011 9:31

BLACK-005	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 10:39	Please confirm that no other securities have been issued in AMH Chincilla Coal P/L other than 1 fully paid ordinary share. If this is not the case please provide a copy of the relevant company register or other document including any certificate evidencing the issue of the securities.	Yes, no other shares have been issued.	18/02/2011 9:33

BLACK-006	High	Answered	Corrs Chambers Westgarth	15/02/2011 10:40	Please confirm that the proposed restructuring of Syntech Holdings P/L and Syntech Holdings II P/L discussed in the tax advice (data room reference 2272) did not take place.	Yes, the proposed restructuring of Syntech Holdings P/L and Syntech Holdings II P/L has not yet taken place.	18/02/2011 9:36

BLACK-007	High	Answered	Corrs Chambers Westgarth	15/02/2011 10:41	Please provide a copy of the Register of Noteholders of Syntech Holdings P/L as required by clause 6 of the Convertible Participating Note Subscription Agreement (data room reference 0005).	GS is the only noteholder.	21/02/2011 17:26

BLACK-008	High	Answered	Corrs Chambers Westgarth	15/02/2011 10:42	Please provide a copy of the Convertible Note Certificate for GS Power Holdings issued under the Convertible Participating Note Subscription Agreement for Syntech Holdings P/L (data room reference 0005).	This document has been uploaded to the data room in folder Document Home >> 02. Syntech Holdings >> 05. Financial >> 5.03 Loan Agreements entitled: 2448 - SHI Convertible Participating Note Certificate.	21/02/2011 10:01

BLACK-009	Low	Answered	Corrs Chambers Westgarth	15/02/2011 10:43	Please provide a copy of the change of name certificate for AMH Chincilla Coal P/L. It’s previous name was AMH Chincilla P/L.	Please clarify which documents have referenced AMH Chinchilla P/L.	18/02/2011 9:36

BLACK-010	High	Answered	Corrs Chambers Westgarth	15/02/2011 10:44	Please confirm whether the shareholders agreement for Syntech Holdings II dated 29 June 2007 (data room reference 0010) has been amended or varied. If so, please provide a copy of any deed of amendment/variation or other document evidencing the amendment or variation.	This agreement was amended via a Deed of Variation dated 18-Mar-2010. This document has been uploaded to the data room in folder Document Home >> 03. Syntech Holdings II >> 01. Corporate >> 1.04 - Shareholders Agreement entitled: 2439 - SHII Amendment to Shareholders Agreement - 18-Mar-10 -Executed	18/02/2011 10:43

BLACK-011	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 10:44	Please confirm whether each of the Purchaser’s Post Completion Obligations set out in Schedule 6 of the Share Sale Agreement (data room reference 0017) has been fulfilled, if not, please list the obligations that remain outstanding.	Yes, conditions have been fulfilled.	18/02/2011 9:37

13 May 2011	10722640v1	Page 1

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-012	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 10:45	Please confirm whether each of the Purchase’s Post Completion Obligations set out in clause 6 of the Sale and Purchase Agreement (data room reference 0103) has been fulfilled, if not, please list the obligations that remain outstanding.	Yes, conditions have been fulfilled.	18/02/2011 9:38

BLACK-013	High	Answered	Corrs Chambers Westgarth	15/02/2011 10:45	Please provide a copy of the Register of Noteholders of Syntech Holdings II P/L required to be maintained under clause 6 of the Convertible Participating Note Subscription Agreement (data room reference 0109).	GS is the only noteholder.	21/02/2011 17:27

BLACK-014	High	Answered	Corrs Chambers Westgarth	15/02/2011 10:46	Please provide a copy of the Convertible Note certificate for GS Power Holdings issued under the Convertible Participating Note Subscription Agreement for Syntech Holdings II P/L (data room reference 0109).	This document has been uploaded to the data room in folder Document Home >> 03. Syntech Holdings II >> 04. Financial >> 4.03 Loan Agreements entitled: 2449 - SHII Convertible Participating Note Certificate.	21/02/2011 10:02

BLACK-015	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 12:16	Please advise when the Connection Date under the Customer Connection Agreement occurred and provide all relevant documents. [Document number 2315]	All construction and commissioning work was completed in July 2010, and the site was energised in August 2010.	21/02/2011 17:28

BLACK-016	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 12:17	Please provide the indicative Annual Network Charge at 2010/2011 rates (see Schedule 1, Item 14). [Document number 2315]

Since entering into the Connection Agreement with Ergon we elected to commence operations on a franchise tariff (Tariff 43), whereby our shared network charges are included in the franchise tariff rate.

Our consultants have estimated that for a full year’s operation at 2010/11 rates our electricity charge would be A$1,891,517.

25/02/2011 17:42

BLACK-017	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 12:20	Please provide a copy of any electricity supply contract entered into for the supply of electricity to the Cameby Downs Mine. [Document number 2315]	Ergon is the sole energy supplier	18/02/2011 9:38

BLACK-018	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 12:21	Please provide details of any request Ergon has made to Syntech Resources pursuant to clause 18.6 of the Connection Agreement to provide a new or substitute Security (including copies of any new or substitute Security provided to Ergon Energy and the Security Amount). [Document number 2315]	Please refer to 2344 - CBA Guarantee Ergon retail $300k in 02._Syntech_Holdings\05._Financial\5.01_Banking\ which states the A$300,000 that has been put up as guarantee. No other request made.	18/02/2011 9:39

BLACK-019	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 12:22	Please provide a copy of the registered Form 9 Easements referred to in the Water Pipeline Agreement between Syntech Resources and each of Boyle and Boyle, Curtis and Curtis and Rowbotham and Rowbotham. [Document reference: 1754, 1755, 1756, 1757, 1758, 1759]

The easements have been uploaded to the data room in folder Document Home >> 02. Syntech Holdings >> 14. Water and Power entitled:

* 2435 - Form 9 Easement - Boyle * 2436 - Form 9 Easement - Curtis * 2437 - Form 9 Easement - Rowbotham

18/02/2011 10:26

BLACK-020	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 12:23	Please confirm the date of the Water Pipeline Agreements and/or the date of execution of the Water Pipeline Agreements between Syntech Resources and each of Boyle & Boyle, Curtis & Curtis and Rowbotham & Rowbotham. [Document references 1754, 1756 and 1758]	Boyle - 16/6/2009. Curtis - 16/6/2009. Rowbotham - 16/6/2009.	18/02/2011 9:35

BLACK-021	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 12:24	Please provide a copy of Schedule 2 of each Water Pipeline Agreement. [Document references: 1754, 1756, 1758)	Schedule 2 refers to the easements which were provided in response to BLACK-019.	18/02/2011 9:36

BLACK-022	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 12:25	What volume of water is expected to be produced from the Dedicated Water Production Area per day over the term of the Water Supply Agreement? (See clause 18) [Document reference 0992]	Details are confidential to QGC and will not be disclosed by QGC.	18/02/2011 9:36

BLACK-023	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 12:26	Please provide the details of any Firm Municipal Water Supply Agreements that exist with QGC in relation to ATP610, ATP632 and ATP620 and any other agreements to sell or supply water affecting Syntech’s priority which Syntech may have consented to under clause 11. [Document reference 0992]	Details are confidential to QGC and will not be disclosed by QGC.	18/02/2011 9:36

BLACK-024	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 12:27	Please confirm that clause 1.1 of the Deed of Amendment is intended to refer to the Water Supply Agreement dated 28 March 2008 between QGC and Syntech and/or provide a copy of the Water Supply Agreement dated 29 March 2008. [Document reference 1777]	Clause 1.1 of the Deed of Amendment is intended to refer to the Water Supply Agreement dated 26 March 2008.	18/02/2011 9:36

BLACK-025	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 12:27	Please provide the date that the pump was installed by Syntech Resources at the Delivery Point, commissioned and operational (see clause item 2). [Document reference 2373]	Pump installation and commissioning completed and pumping of water commenced on 4-Nov-10.	18/02/2011 9:37

13 May 2011	10722640v1	Page 2

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-026	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 12:29	Has the Interim Term referred to in item 3 of the Agreement between QGC and Syntech Resources dated 27 January 2010 been extended and if so, please provide the expiry date of the Interim Term. [Document reference 2373]	Interim Term has been extended until 28-Feb-2010.	18/02/2011 9:37

BLACK-027	Medium	Answered	Corrs Chambers Westgarth	I5/02/2011 12:30	Please provide a copy of the written confirmation that Syntech Resources provided to the Department of Environment and Resource Management pursuant to condition A16(f) of the Beneficial Reuse Approval (see clause 10). [Document reference: 2373]	This document has been uploaded to the data room in folder Document Home >> 02. Syntech Holdings >> 14. Water and Power entitled: 2438 - Letter -Beneficial Reuse Permit - Condition 16.	18/02/2011 10:28

BLACK-028	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 12:30	Please confirm whether the Water Supply Agreement has commenced? (See definition of “Commencement Date”) [Document reference: 2268]	Davles Water Supply Agreement has commenced on 3-Sep-2010,	18/02/2011 9:37

BLACK-029	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 12:31	Please provide an update on the progress of the construction of the Water Pipeline from the Supplier’s property to the Cameby Downs Mine. (Document reference: 2268]	Construction has not commenced.	18/02/2011 9:38

BLACK-030	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 12:32	Please confirm whether the Supplier is a registered Water Supplier, as per clause 3(a). [Document reference: 2268]	Carmel Davies has been registered as a Water Service Provider and this was confirmed by Syntech prior to signing the Davies Water Agreement.	18/02/2011 9:38

BLACK-031	Medium	Answered	Corrs Chambers Westgarth	15/02/2011 12:32	Please provide a list of the Water Approvals held or required to be held by each of Syntech and the Supplier pursuant to clause 3(b) and confirm whether such approvals have been obtained. [Document reference: 2268]	Development Application for the construction of the pipe line has been lodged with the Western Downs Regional Council.	18/02/2011 9:38

BLACK-032	High	Answered	Corrs Chambers Westgarth	16/02/2011 9:31	Please confirm whether the Call Option or Put Option in clause 8 of the Joint Venture Agreement (data room reference 0097} has been excersied. If the Call Option or Put Option has been exercised please confirm whether an election in relation to the Payment Method was made in accordance with clause 6.4 of the Joint Venture Agreement and what that election was. Please provide documentary evidence of any payments made to the Original Developers in relation to the exercise of the Call Option or the Put Option.	Neither the Call Option nor the Put Option have been exercised.	18/02/2011 9:38

BLACK-033	High	Answered	Corrs Chambers Westgarth	16/02/2011 9:32	Please confirm whether the Joint Venture in the Joint Venture Agreement (data room reference 0097) has been terminated and If so under which provision of the Joint Venture Agreement.	The Joint Venture Agreement has not been terminated; AMH’s Interest In the JV Agreement was assigned to AMH Chinchilla which is a subsidiary of Syntech Holdings II P/L.	18/02/2011 9:39

BLACK-034	High	Answered	Corrs Chambers Westgarth	16/02/2011 9:33	Please confirm whether AMH or AMH subsidiary made any buy out of the Royalty under clause 12 of the Joint Venture Agreement (data room reference 0097} and If so please provide documentary evidence of the payment(s).	No such buy out has occurred.	18/02/2011 9:39

BLACK-035	High	Answered	Corrs Chambers Westgarth	16/02/2011 9:34	Please confirm if AMH or AMH Subsidiary have or are currently making any Royalty payments to the Original Developers under the Joint Venture Agreement (data room reference 0097). If so please provide documentary evidence of the amount paid to date and the amount to be paid in the future (other than the Joint Venture Agreement itself).	No Royalty payments have been or are currently being made to the Original Developers, as no production has been sourced from this area.	18/02/2011 9:39

BLACK-036	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:15	Please provide a copy of the annual returns for each of the environmental authorities identified in the data room (ie. EA No M5433, EA MIN 100568007 for ML 50233, EA MIN 500217003 for EPC 873, EA M4594 for EPC 562, EA M4506 for MDL 247 and EA M4505 for MDL 246) for the last three years. [Document references: 2253, 1513, 0887, 0902, 0935, 0918]	There are no separate returns for the environmental authority, All returns are in the dataroom.	21/02/2011 17:29

BLACK-037	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:16	Please provide a copy of any external audit reports dealing with compliance with EA conditions or Environmental Management Plan conditions for the last three years.	Pls refer to document 2374 - Cameby Audit Report 20 August 2010 in 02._Syntech_Holdings\08._Mining_Lease\.	I8/02/2011 9:39

BLACK-038	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:16	Please provide a copy of any correspondence with regulators (EPA/DERM) in relation to environmental compliance/EA issues over the last three years.	No major environmental issues have been reported. Any environmental related updates will be mentioned in the monthly reports.	18/02/2011 9:40

BLACK-039	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:17	Please provide a copy of any notices received from the regulator (EPA/DERM) for the last three years in the nature of, environmental protection orders, notices to conduct environmental investigations or evaluations.	No major environmental issues have been reported. Any environmental related updates will be mentioned in the monthly reports.	18/02/2011 9:40

BLACK-040	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:17	Please provide a copy of any documents relating to internal and external reporting of environmental incidents or non-compliance with EA or EM Plan conditions and requirements for the last three years.	No major environmental issues have been reported. Any environmental related updates will be mentioned in the monthly reports.	18/02/2011 9:40

13 May 2011	10722640v1	Page 3

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-041	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:18	Are any of the coal assets currently affected by floodwaters (e.g., is there a need to dispose of excess water from any site)?	No coal assets ware affected. All excess water has been disposed on site.	18/02/2011 9:40

BLACK-042	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:20	Is the vendor aware of any environmental incidents that have or should have been reported over the last three years?	No environmental issues have been reported other than those disclosed in the monthly reports.	18/02/2011 9:41

BLACK-043	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:21	What is the current level of Financial Assurance provided for each of the EA’s?	All other financial assurance is listed in the monthly reports.	18/02/2011 9:41

BLACK-044	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:21	Have regulators (DERM/EPA) have visited the site(s) over the last two years?	Yes.	18/02/2011 9:41

BLACK-045	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:22	If regulators (DERM/EPA) have visited the site(s) over the last two years, please describe the purpose of the visit.	Yes, routine inspections have been conducted.	18/02/2011 9:41

BLACK-046	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:22	If regulators (DERM/EPA) have visited the site(s) over the last two years, please describe the the outcome of the visit.

Representatives of the Department of Environment and Resource Management (DERM) have visited site on 4 occasions:

1) Sarah Horton (Project Manager for central region) visited in late August 2010 for the purpose of becoming familiar with the site layout.

2) Sarah also visited in early October 2010, primarily to catch up on changes to site layout and to visit local residents’ properties to assist her in determining what action may need to be taken (If any) to mitigate ongoing noise issues for some of those complainants).

An outcome of this visit was agreement between DERM/Syntech/Macmahon to conduct noise monitoring of residents properties in the area to gain the data necessary to identify issues and resolve the complaints. Please see “2502 - Letter from DERM re noise complaints” under folder 06._Mine_Operations\. This monitoring was undertaken by Ask, independent noise consultants.

1/03/2011 17:21

3) Sarah again visited the site in December 2010, primarily to further discussions with Syntech/Macmahon on resolving issues surrounding noise complaints.

The Ask noise report, whilst showing that the noise levels from the mine are within statutory limits for most properties from which complaints have been received, there are two properties that are being affected by noise levels in excess of statutory limits. Further requirements for noise mitigation at the mine site were discussed, as well as potential for mitigation at the land owners property (e.g compensation for the installation of double glazing). We await final comment from DERM as to what is recommended to resolve the outstanding noise complaints.

4) Ryan Wagner has now replaced Sarah Horton as Project Manager for central region. Ryan has been to site once in 2011, after the flooding in January, to check up what actions were taken to manage water on site. Ryan is now also in charge of the noise negotiations that will eventually take place between DERM and some local residents.

BLACK-047	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:23	If regulators (DERM/EPA) have visited the site(s) over the last two years, please provide any written record from the regulator (DERM) relating to the visit.	Please refer to BLACK-046.	1/03/2011 17:22

BLACK-048	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:23	If regulators (DERM/EPA) have visited the site(s) over the last two years, please describe any corrective action taken by the vendor as a result of any such visit.	Please refer to BLACK-046.	1/03/2011 17:22

BLACK-049	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:24	Do vendors or associated companies have any Transitional Environmental Programmes under the Environmental Protection Act 2004 in place for any of the assets or matter related to them.	No.	18/02/2011 9:42

BLACK-050	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:24	Has the vendor or associated companies entered into any agreements with Native Title Groups (such as Indigenous Land Use Agreements) in relation to mining activities or other “future acts”.	There are no Indigenous Land Use Agreements. All Cultural Management plans are disclosed in dataroom in 02._Syntech_Holdings\12._Cultural_Heritage\.	18/02/2011 9:42

BLACK-051	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:35	Is the vendor or associated companies currently engaged in any negotiations with Traditional Owners in relation to Aboriginal Cultural Heritage matters or Native Title matters including, in particular, in relation to the 12 MLAs involved in the Cameby Downs Expansion Project? If so, please provide details.	Yes, a cultural management heritage plan has been signed with the Western Wakka Wakka and is disclosed in dataroom in 02._Syntech_Holdings\12._CulturaLHeritage\. Another agreement with the Barunggam people is still under negotiation.	18/02/2011 9:42

13 May 2011	10722640v1	Page 4

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-052	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 12:37	Is there an expected lodgement date for the Cameby Downs Expansion EIS? If so, please provide details.	No, this is still work in progress.	18/02/2011 9:42

BLACK-053	High	Answered	Corrs Chambers Westgarth	16/02/2011 16:06	Please confirm that the Convertible Notes referred to in the second paragraph of the ‘Finance’ section of the board minutes of Syntech Holdings P/L (data room reference 0204) are the Convertible Notes issued under the Syntech Holdings P/L Convertible Participating Note Subscription Agreement dated 22 March 2007 (data room reference 0005)	The Convertible notes refer to both (i) Convertible Notes issued under the Syntech Holdings P/L Convertible Participating Note Subscription Agreement dated 22 March 2007 (data room reference 0005) and (ii) Convertible Notes issued under the Syntech Holdings II P/L Convertible Participating Note Subscription Agreement (data room reference 0109).	18/02/2011 9:43

BLACK-054	High	Answered	Corrs Chambers Westgarth	16/02/2011 16:06	Please provide a copy of the Syntech Executive Share Option Plan Rules referred to in the ‘Matters Arising from the Minutes’ section of the board minutes of Syntech Holdings P/L (data room reference 0204)	Not disclosing employee arrangements at this stage.	18/02/2011 9:43

BLACK-055	High	Answered	Corrs Chambers Westgarth	16/02/2011 16:08	Please provide a copy of the Syntech Executive Share Option Plan referred to in the ‘Matters Arising from the Minutes’ section of the board minutes of Syntech Holdings P/L (data room reference 0214)	Not disclosing employee arrangements at this stage.	18/02/2011 9:43

BLACK-056	High	Answered	Corrs Chambers Westgarth	16/02/2011 16:09	Page 2 and 3 of the board minutes of Syntech Holdings P/L (data room reference 0214) are redacted. Please confirm the basis on which the redaction is made and a summary of the issues that the redacted material relates to.	Redacted items were related to preparation for a sale process.	18/02/2011 9:43

BLACK-057	High	Answered	Corrs Chambers Westgarth	16/02/2011 16:10	Page 1, 2 and 3 of the board minutes of Syntech Holdings P/L (data room reference 0999) are redacted. Please confirm the basis on which the redaction is made and a summary of the issues that the redacted material relates to.	Redacted items were related to preparation for a sale process.	18/02/2011 9:44

BLACK-058	High	Answered	Corrs Chambers Westgarth	16/02/2011 16:10	Page 1 of the board minutes of Syntech Holdings P/L (data room reference 1417) is redacted, can you please provide an overview of those matters discussed and provide a summary of the issues they relate to.	Redacted items were related to preparation for a sale process.	18/02/2011 9:44

BLACK-059	High	Answered	Corrs Chambers Westgarth	16/02/2011 16:10	Page 2 and 3 of the board minutes of Syntech Holdings P/L (data room reference 1418) are redacted, can you please provide an overview of those matters discussed and provide a summary of the issues they relate to.	Redacted items were related to preparation for a sale process.	18/02/2011 9:44

BLACK-060	High	Answered	Corrs Chambers Westgarth	16/02/2011 16:11	The board minutes of Syntech Holdings P/L (data room reference 1430) states that following discussions of the Option Plan for management, alternative arrangements to provide for equivalent benefits have been incorporated within revised employment agreements. Please advise what these alternative arrangements are and provide a copy of the employment agreements which contain this alternative arrangement.	Not disclosing employee arrangements at this stage.	18/02/2011 9:44

BLACK-061	Low	Answered	Corrs Chambers Westgarth	16/02/2011 16:11	The document referred to in data room reference 1615 is exactly the same as the document with data room reference 1557- please confirm that they are supposed to be the same document	Yes, data room reference 1557 and data room reference 1615 are the same documents. Data room reference 1615 will be removed.	18/02/2011 9:45

BLACK-062	High	Answered	Corrs Chambers Westgarth	16/02/2011 16:11	Please provide a copy of the Group Long Term Incentive Plan referred to in the board minutes of Syntech Holdings P/L (data room reference 2364). Please confirm who (if any) has been issued with any securities under the plan and documentary evidence of the same.	Not disclosing employee arrangements at this stage.	18/02/2011 9:45

BLACK-063	High	Answered	Corrs Chambers Westgarth	16/02/2011 16:11	The board minutes of Syntech Holdings II P/L (2371) state that a Deed of Variation of the Syntech Holdings II Shareholders was executed. Please provide a copy of that Deed of Variation.	Please see answer to BLACK -010.	18/02/2011 9:50

BLACK-064	High	Answered	Corrs Chambers Westgarth	16/02/2011 16:12	The document with data room reference (2387) is an agenda for the board meeting of Syntech Holdings P/L to be held on 3 February 2011, please provide a copy of the minutes of that board meeting	Minutes will be approved at the next board meeting and uploaded to the dataroom in due course.	18/02/2011 9:45

13 May 2011	10722640v1	Page 5

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-065	High	Answered	Corrs Chambers Westgarth	16/02/2011 16:48	Under the ‘Status of Development’ section of the board minutes or Syntech Holdings P/L dated 2 August 2007 (data room reference 0197), it states that there had been one safety incident concerning an outburst from a pressurised drill hole striking the site geologist. Please confirm whether any claims (including but not limited to worker’s compensation claims) were made against Syntech Holdings P/L in relation to this incident. If any claims were made, please confirm whether those claims have been settled and if if not please list any outstanding claims, liabilities or obligations that Syntech Holdings P/L has in relation to the Incident.	No claims have been lodged.	18/02/2011 9:46

BLACK-066	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 20:51	Please provide a copy of the Coal Sale Agreement entered into with Ho-Ping and advise of the status of negotiations with other customers (see page 5). [Document reference: 2403]	Please refer to BLACK-245.	25/02/2011 16:02

BLACK-067	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 20:52	Please provide an update in relation to the negotiations between Syntech and the “local farmer” in relation to the water pipeline, including a copy of the agreement reached with the local farmer (see page 8). [Document reference: 2403]	Please refer to 2268 - Davies Water Agreement in 02._Syntech_Holdings\14,_Water_and_Power\.	18/02/2011 9:47

BLACK-068	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 20:53	Please provide an update on the negotiation of Co-Development Agreements with each of APLNG and ACBM (see page 12). [Document reference: 2403]	Updates are disclosed in the monthly reports. There are no signers to date.	18/02/2011 9:49

BLACK-069	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 20:54	Please provide a copy of the request submitted to Powerlink for a “Connection Agreement” Including any response received from Powerlink (see page 11). [Document reference: 2362]	Requests are covered in the monthly reports on an ongoing basis and are disclosed on the Powerlink website.	18/02/2011 9:49

BLACK-070	Medium	Answered	Corrs Chambers Westgarth	16/02/2011 20:55	Please provide a copy of the agreement with the Australian Defence Force and their representatives (see page 22). [Document reference: 2246]	Please refer to 2331 - Deed of Access Defence and Syntech in 02._Syntech_Holdings\08._Mining_Lease\.	18/02/2011 9:34

BLACK-071	Medium	Answered	UBS	17/02/2011 11:57	(PwC) Are Syntech monthly reports available for the months December 2010 and January 2011 (similar to document 2403 for November 2010)? Is so, can you provide?	Please refer to the documents uploaded to the data room in folders 02._Syntech_Holdlngs\02._Project__Reports\2.24 - 2.2010.12 Project Report and 02._Syntech_Holdings\02._Project_Reports\2.25_-_2.2011.01_Project_Reports\.	23/02/2011 19:31

BLACK-072	Medium	Answered	UBS	17/02/2011 11:58	(PwC) Are combined financial reports available for the months of December 2010 and January 2011 (similar to document 2401 for November 2010)? Is so, can you provide?	Please refer to the documents uploaded to the data room in folders 02._Syntech_Holdings\02._Project_Reports\2.24 - 2.2010.12 Project Report and 02._Syntech_Holdings\02._Project_Reports\2.25_-_2.20 11.01l_Project_Reports\.	23/02/2011 19:31

BLACK-073	Medium	Answered	UBS	17/02/2011 11:58	(PwC) Capital expenditure detailed reconciliation was provided in the 30 June 2010 combined financial report (document 2247 - pages 5 and 6). Are these reports available for November 2010, December 2010 and January 2011? (or alternatively in the format provided in the September 2010 progress report -document 2362 pages 27 to 29)?	No. Project capital expenditures are in the process of being finalized. Please refer to BLACK-075.	24/02/2011 22:40

BLACK-074	Medium	Answered	UBS	17/02/2011 11:58	(PwC) Reconciliation provided in 30 June 2010 financial report (2247 - pages 5 and 6) was reconciled to balance sheet headings ‘Cameby Downs Stage 1’ and Cameby Downs Expansion Project’. These balance sheet lines were subsequently amended in the following months and in statutory accounts? Can you provide an updated reconciliation (showing changes for capitalised interest etc.)?	Differences are due to accounting adjustments as discussed between Syntech CFO and PWC. Please refer to the document uploaded to the data room in folder 01._Asset_Overview_and_Financial_Model\01._Additional_Details entitled: 2468 - Data Room Queries February 2010.	24/02/2011 22:48

BLACK-075	Medium	Answered	UBS	17/02/2011 11:58	(PwC) Are breakdowns available to support the balance sheet headings for ‘Mining tenement - EPCs and MDLs’ and ‘Mining tenement ML50233’ for the months of June 2010, November 2010, December 2010 and January 2011? If so, can you provide?	Please refer to the document uploaded to the data room in folder 01._Asset_Overview_and_Financial_Model\01._Additional_Details entitled: 2468 - Data Room Queries February 2010.	24/02/2011 22:52

BLACK-076	Medium	Answered	UBS	17/02/2011 11:58	(PwC) Are mining costs being capitalised through November 2010, December 2010 and January 2011? If so, can you provide details of all these costs capitalised (if not provided further to question 3 above)?	Please refer to the document uploaded to the data room in folder Document Home >> 02. Syntech Holdings >> 15. Project Costs entitled: 2451 - Balance Sheet Account details -Dec10.	21/02/2011 18:09

BLACK-077	Medium	Answered	UBS	17/02/2011 11:59	(PwC) What is current anticipated date for final commissioning of the mine (including CHPP) and commencement of expensing of all mining costs? (January 2011 noted as expected completion date in 30 November progress report)	Most of the project work related costs have been completed as of Jan-11. Expensing of mine-related costs started in Dec-10 with the first sale of product coal.	21/02/2011 17:31

BLACK-078	Medium	Answered	UBS	17/02/2011 11:59	(PwC) How have recent floods impacted the commissioning and production at the mine, including access issues for contractors, production, ability to rail coal from the mine? What measures have been put in place to mitigate issues arising?	Mine site remained intact. Excess water has been removed from the pit and pumped out on site. Outside of the mine site, the rail operator, QR National, is currently repairing certain portions of the rail loop to Brisbane that have been damaged.	21/02/2011 17:32

13 May 2011	10722640v1	Page 6

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-079	Medium	Answered	UBS	17/02/2011 11:59	(PwC) What damage or losses (business interruption etc.), have been incurred by the group companies arising from the floods? Has the company estimated costs arising there from (impairment of assets, potential damages arising from inability to meet rail/port/sales contracts)? What insurance arrangements are in place to cover losses?	No asset write-downs have occurred as a result of the flood. Main loss has been business interruption due to lack of rail access. Although Syntech has business interruption insurance coverage, this event was not covered due to standard exclusions in such policies that relate to general flooding and logistical disruption.	22/02/2011 18:46

BLACK-080	Medium	Answered	UBS	17/02/2011 11:59	(PwC) Can you provide a reconciliation of the combined net income before tax and EBIT of Syntech and Syntech II (document 2247 - page 3) to the statutory accounts of Syntech Holdings and Syntech Holdings II?	Please refer to the document uploaded to the data room in folder 02._Syntech_Holdings\02._Project_Reports\2.18_-_2.2010.06_Project_Reports\ entitled: 2469 - Combined Management Accounts Final version. Combined net income before tax and EBIT is a simple sum of Syntech and Syntech II.	24/02/2011 22:55

BLACK-081	Medium	Answered	UBS	17/02/2011 11:59	(PwC) Can you provide a breakdown of the receivables balance at 30 Nov 2011 of $12,195,230 (document 2401)?	Please refer to the document uploaded to the data room in folder 01._Asset_Overview_and_Financial_Model\01._Additional_Details entitled: 2468 - Data Room Queries February 2010.	24/02/2011 22:54

BLACK-082	Medium	Answered	UBS	17/02/2011 11:59	(PwC) Can you provide a breakdown of the trade and other payables balance of $22,163,484 as at 30 Nov 2010 (document 2401)? Where there are significant accruals, can you provide a further breakdown of these amounts (together with comparative for 30 June 2010)?	Please refer to the document uploaded to the data room in folder 01._Asset_Overview_and_Financial_Model\01._Additional_Details entitled: 2468 - Data Room Queries February 2010.	24/02/2011 22:59

BLACK-083	Medium	Answered	UBS	17/02/2011 12:00	(PwC) Can you provide supporting calculations for the stock on hand figure at 30 November 2010 of $9,131,245 (document 2401)?	Please refer to BLACK-222 and BLACK-225.	24/02/2011 20:52

BLACK-084	Medium	Answered	UBS	17/02/2011 12:00	(PwC) If balance sheets are available for 31 December 2010 and 31 January 2011, can you provide details as requested in 11 to 13 above for those month end balances?	Please refer to the document uploaded to the data room in folder 01._Asset_Overview_and_Financial_Model\01._Additional_Details entitled: 2468 - Data Room Queries February 2010.	24/02/2011 22:59

BLACK-085	Medium	Answered	UBS	17/02/2011 12:00	(PwC) The 30 November 2010 progress report notes that project completion costs are expected to total $119m (document 2403 - page 4). Is there a revised projected cost of completion available and can you provide support for forecast changes, if any?	Project costs are tracking to be within the expected A$119m.	21/02/2011 17:34

BLACK-086	Medium	Answered	UBS	17/02/2011 12:00	(PwC) The 30 November 2010 progress report notes that there is an expected insurance claim which is to be lodged with ATW. Has this occurred and what is expected recovery of losses incurred?	Settlement amounts and recovery timing is difficult to estimate; we would aim to address value of any outstanding claims at the time of closing.	23/02/2011 10:57

BLACK-087	Medium	Answered	UBS	17/02/2011 12:00	(PwC) Has QGC met their commitment to supply water at 4.0ML/day from 1 January 2011? Did supply at the lesser value of 1.0ML/Day impact the ability of the plant to operate at expected capacity or did the mine incur additional costs to source additional water up to 31 December 2010?	Interim agreement to supply water at the rate of 1.0ML/day was extended to 28-Feb-2011. There has been no additional cost to production during this period.	21/02/2011 17:35

BLACK-088	Medium	Answered	UBS	17/02/2011 12:00	(PwC) What is the current status of the review of the mining contract with Macmahon (moving from a 3 year contract to a 5 year contract and change of rates)? Can you provide details of the proposed rates reductions which were presented to Macmahon?	Extension of mining contract still under negotiation. Nil to report to date.	21/02/2011 17:36

BLACK-089	Medium	Answered	UBS	17/02/2011 12:00	(PwC) Have any sales off-take agreements been secured with customers to secure 2011 shipments?	Please refer to BLACK-245.	25/02/2011 16:02

BLACK-090	Medium	Answered	UBS	17/02/2011 12:00	(PwC) Syntech has decided to reduce its tonnage request for Stage 2 of WICET to 5 mtpa form 10 mtpa. Has this change been factored into the forecast modelling for the CDEP project?	Reduction has not been factored into the indicative Stage II forecast modeling provided in the data room. There may be potential for an increase from 5 to 10 Mtpa as secondary markets for port capacity develop, especially in light of the number of participants with capacity, but without any production.;	21/02/2011 17:37

BLACK-091	Medium	Answered	UBS	17/02/2011 12:00	(PwC) Has the inability of Syntech to qualify for Stage 1 of WICET been factored into the future forecast modelling of the CDEP project? Has Syntech incurred any costs under Stage 1 feasibility which were previously capitalised end need to be written off?	No, CDEP model is based on 10mtpa coal shipments in 2nd half of Cal 2016, timing in line with the expected completion of Stage 2 WICET. GPC guarantees and interest are expected be received on closing for Stage 1. We do not expect any other costs to need to be written off.	21/02/2011 17:37

BLACK-092	Medium	Answered	UBS	17/02/2011 12:01	(PwC) Has Syntech completed any forecast cost analysis for the Miles to Wandoan upgrade, based on QR’s advice that they would not consider funding the development themselves?	No updates to estimate in financial model. There may be additional players/users in the process, which would reduce cost to Syntech.	21/02/2011 17:38

13 May 2011	10722640v1	Page 7

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-093	Medium	Answered	UBS	17/02/2011 12:01	(PwC) Has the review by Minserve of Macmahon’s ability to produce timely and accurate production information been completed? Can you provide their report, if available?	Syntech has not received the final review. Will provide when completed.	21/02/2011 17:39

BLACK-094	Medium	Answered	UBS	17/02/2011 12:02	(PwC) What is the Davies pipeline referred to on page 8 of document 2403? Does this relate to water being supplied by QGC? What is the cost impact of using a different route?

Pls refer to 2268 - Davies Water Agreement in 02._Syntech_Holdings\14._Water_and_Power\.

Please also refer to the document uploaded to the data room in folder 02._Syntech_Holdings\14._Water_and_Power\ entitled: 2470 - Proposed Davies Dam Pipeline Rev B 24 Nov 2010 Model (1).

The Davies pipe line project is to source a secondary supply of water to provide emergency back-up to the supply from QGC. A contract for supply of a minimum of 300Ml /annum has been agreed with Mr Davies. Document in Data room. A copy of the registration of Carmel Davies as a registered water service provider will be forwarded when it is received.

24/02/2011 22:58

Initially, a direct route from the Davies property to the mine site for the delivery pipe line was preferred, requiring agreement with another local farmer, Mr Ryan, to cross his land. We have been unable to reach a commercial agreement with Mr Ryan and recently decided to construct the pipe line on a slightly less direct route. This route has the pipe line leaving the Davies property and traversing local council roads, before entering Syntech property, thereby not requiring the involvement of any other land holder.

The Development Application for the new route is now being progressed with the local council.

The revised total cost for the installation of the Davies pipeline, which will be owned by Syntech Resources, is now A$550k, and this amount is included in our current budget.

BLACK-095	Medium	Answered	UBS	17/02/2011 12:02	(PwC) What is the estimated cost of removing UXO ordinance on the Cameby Downs site (page 19, document 2403)? Is this required only for the expansion project? Has the company committed to any expenditure at this time?	The Company has not committed any expenditure, as UXO ordinance removal and associated costs are handled by the Australian Army. Removal of UXO is required for the expansion project as part of additional mining areas.	21/02/2011 17:40

BLACK-096	Medium	Answered	UBS	17/02/2011 12:02	(PwC) Are there any hedging arrangements in place (commodity or foreign exchange) at 30 November 2010, 31 December 2010 or 31 January 2011 (in relation to loan draw downs or other risk management strategies)? If so, can you provide details? Are any such arrangement expected to be closed out prior to the proposed sale of the companies?	No hedging arrangements were in place at Syntech as of those dates, nor are there any currently in place.	21/02/2011 17:40

BLACK-097	Medium	Answered	UBS	17/02/2011 12:02	(PwC) Can you provide a list of any material contracted commitments and contingencies (litigation etc.) which are in place or known as at today’s date?	All material contracted commitments and contingencies are disclosed and available in the dataroom.	21/02/2011 17:41

BLACK-098	Medium	Answered	UBS	17/02/2011 12:02	(PwC) Can you provide further details of the fx gains/losses realised/unrealised in the 30 November 2010, 30 June 2009 and 30 June 2010 YTD management accounts (loan or trading related)?	FX gains/losses are related to cash funding and interest on GS loans, which are denominated in USD.	21/02/2011 17:41

BLACK-099	Medium	Answered	UBS	17/02/2011 12:02	(PwC) A number of changes were made to the original 30 June 2010 management accounts balance sheet (document 2257) in subsequent management accounts presented (where they are shown as a comparative). Can you provide details of these changes/reclassifications (arising from late changes, audit adjustments etc.)?	Please refer to BLACK-074.	24/02/2011 20:52

BLACK-100	Medium	Answered	UBS	17/02/2011 12:02	(PwC) Is it possible to obtain a copy of the FY10 KPMG report issued to the Board at the Board meeting held on 17 November 2010 or access to KPMG management letter for FY10	Please refer to the document uploaded to the data room in folder 02._Syntech_Holdings\02._Project_Reports\2.18_-_2.2010.06_Project_Reports\ entitled: 2452 - Syntech FY2010 KPMG Board Report.	21/02/2011 18:11

13 May 2011	10722640v1	Page 8

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-101	High	Answered	UBS	17/02/2011 12:26

The loss and dilution factors for the Cameby Downs project are stated in the IMC report as:

“Coal roof and floor loss and dilution 0.025m”

Need to know if this is 0.025 loss and dilution at the top of seam and an additional 0.025m loss and dilution at the base of the seam?

						Coal roof and floor loss and dilution are detailed in mining operations contract. Syntech confirms 0.025m loss and dilution at both the top of seam and base of seam.	21/02/2011 17:42

BLACK-102	High	Answered	Corrs Chambers Westgarth	17/02/2011 12:56	Please confirm the calendar date of the Commencement Date - Operating Works under the Mining Contract (which triggers commencement of the 3 year mining term). Did this occur on 1 October 2010 or some later date? [Document reference: 1791-1800]	Mining Commencement Date occurred on 1-Dec-10.	21/02/2011 17:42

BLACK-103	High	Answered	Corrs Chambers Westgarth	17/02/2011 12:58

Please provide copies of all construction contracts between the Principal (or, if not the Principal, the entity contracting as Principal under those contracts) and the various constructors/designers involved in the construction of the mine infrastructure.

Please provide an anticipated timeframe for making these documents available in the data room.

[Document reference: 1791-1800]

						There exists a large number of construction contracts. Not sure of relevance of this question; Shameek Konar will discuss with Terry on 23-Feb-2011 (Wed).	21/02/2011 17:43

BLACK-104	High	Answered	Corrs Chambers Westgarth	17/02/2011 13:00	In the November 2010 Progress Report, reference is made to the Principal having made an offer to the Mining Contractor (Macmahon Contractors Pty Ltd) to extend the Mining Contract (from a 3 year) to a 5 year term. Please provide details of the current status (and any outcome) of this offer and any discussions between the Principal and the Mining Contractor in this regard. [Document reference: 2403]	Extension of mining contract still under negotiation. Nil to report to date	21/02/2011 17:44

BLACK-105	High	Answered	Corrs Chambers Westgarth	17/02/2011 13:02	Please confirm that the Mining Contractor has provided the security ($1 million unconditional undertaking) required by clause 8 of the General Conditions of Contract and provide a copy of this undertaking in the data room. [Document reference: 1791-1800]	Security will be in the form of an insurance bond; draft form has been agreed with Macmahon and this is expected to be finalized soon.	21/02/2011 17:44

BLACK-106	High	Answered	Corrs Chambers Westgarth	17/02/2011 13:03	Please provide documentary evidence that the Mining Contractor has taken out each of the insurances required pursuant to items 1.1, 1.2, 1.3 and 1.4 of Schedule 3 (Insurance Schedule). [Document reference 1791-1800]	Please refer to the document uploaded to the data room in folder 06._Mine_Operations\02._Mining_Contractor_Insurance entitled: 2459 -Macmahon Insurance Policy Certificates.	22/02/2011 19:16

BLACK-107	High	Answered	Corrs Chambers Westgarth	17/02/2011 13:04	Please provide documentary evidence that the Principal has taken out the insurances required by item 2.1 of Schedule 3 (Insurance Schedule). [Document reference: 1791-1800]	Please refer to the documents uploaded to the data room in folder 02._Syntech_Holdings\03._Insurance\	24/02/2011 22:27

BLACK-108	High	Answered	Corrs Chambers Westgarth	17/02/2011 13:05	Please provide documentary evidence that the Mining Contractor has been appointed as “operator” of the mine under the Coal Mining Safety and Health Act. [Document reference: 1791-1800]	Please refer to the document uploaded to the data room in folder 06._Mine_Operations\01._Mine_Operations_and_Maintenance_Contract entitled: 2460 - 101130 Notice of Appointment of an Operator for a Coal Mine-Macmahon.	23/02/2011 11:02

BLACK-109	High	Answered	Corrs Chambers Westgarth	17/02/2011 13:06	Please provide documentary evidence of the appointment by the Mining Contractor of an SSE for the mine under the Coal Mining Safety and Health Act. [Document reference: 1791-1800]	Please refer to the document uploaded to the data room in folder 06._Mine_Operations\01._Mine_Operations_and_Maintenance_Contract\ entitled: 2462 - ADM.10.02.03_002 N Roberts 2010.10.21.	23/02/2011 11:04

BLACK-110	Medium	Answered	UBS	17/02/2011 14:58	(PwC) Please provide any stamp duty advice obtained in relation to any acquisition of businesses, assets or shares by the Target Group in the last 4 years.	No business acquisitions have taken place subsequent to the GS purchase.	21/02/2011 17:45

BLACK-111	Medium	Answered	UBS	17/02/2011 14:58

(PwC) Please provide details of any corporate reconstructions involving the transfer of any Australian assets or companies that have occurred within the last 4 years. Please provide details (and supporting documents) of any stamp duty exemptions obtained.

						No restructuring other than acquisition of Syntech Resources group in March 2007 as detailed in data room documents.	21/02/2011 17:45

BLACK-112	Medium	Answered	UBS	17/02/2011 14:59	(PwC) Please provide a breakdown, on a jurisdiction by jurisdiction basis, of the market value of any Australian land or interests in land (e.g. leases, buildings, fixtures, etc.) held directly or indirectly by the Target.	We have applied a value of A$27,642,326 to the NSW assets being the carrying book value of shares in subsidiaries in Syntech Holdings. All other assets are Queensland jurisdiction.	1/03/2011 17:22

13 May 2011	10722640v1	Page 9

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date

BLACK-113	Medium	Answered	UBS	17/02/2011 14:59	(PwC) Please provide details of any Australian asset/business transfers between Target Group entities in the last 4 years, and provide details of any stamp duty paid (or exemption granted) in relation to these.	There is a loan between the two groups of approximatly $500,000. There is another aproximate $500,000 of expenditure on SHII tenements carried by SHI in anticipation of merger of the two groups. There are no stamp duty implications. The merger of SHI and SHII has not happened.	21/02/2011 17:46

BLACK-114	Medium	Answered	UBS	17/02/2011 15:02	(PwC) Please provide any correspondence from any revenue authorities in the last 4 years.	There has been no correspondance with the Taxation Office other than normal compliance lodgements as required.	21/02/2011 17:46

BLACK-115	High	Answered	Corrs Chambers Westgarth	18/02/2011 9:54	Please provide a copy of the register of option holders for Syntech Holdings P/L which Syntech Holdings P/L is required to maintain in accordance with section 168(l)(b) of the Corporations Act.	Please refer to the document uploaded to the data room in folder 02._Syntech_Holdings\01._Corporate\1.01_-_Syntech_Holdings\ entitled: 2473 - SHI Register of Options.	24/02/2011 22:28

BLACK-116	High	Answered	Corrs Chambers Westgarth	18/02/2011 9:54	Please provide a copy of the register of option holders for Syntech Holdings II P/L which Syntech Holdings II P/L is required to maintain in accordance withsection 168(l)(b) of the Corporations Act.	Please refer to the document uploaded to the data room in folder 03._Syntech_Holdings_II\01._Corporate\1.01_-_Syntech_Holdlngs_II\ entitled: 2474 - SHII Register of Options.	24/02/2011 22:29

BLACK-117	Low	Answered	Corrs Chambers Westgarth	18/02/2011 9:54	The document with data room reference 2408 is exactly the same as the document with data room reference 2386, please confirm that they are suppose to be the same document.	Yes, both documents are intended to be the same.	21/02/2011 17:47

BLACK-118	Low	Answered	Corrs Chambers Westgarth	18/02/2011 9:54	The document with data room reference 2385 is exactly the same as the document with data room reference 2407, please confirm that they are suppose to be the same document.	Yes, both documents are intended to be the same.	21/02/2011 17:48

BLACK-119	High	Answered	Corrs Chambers Westgarth	18/02/2011 9:55	Please provide a copy of the option certificate required to be issued to GS Power Holdings under the Syntech Option Deed (Additional Funding Warrants) (data room reference 2408)	Please refer to “2677 - FIRB Approval for Additional 2% Funding Warrants” under 02._Syntech_Holdings\05._Financial\5.03_Loan_Agreements\. The certificates will be issued in due course.	9/03/2011 19:05

BLACK-120	High	Answered	Corrs Chambers Westgarth	18/02/2011 9:55	Please provide a copy of the option certificate required to be issued to GS Power Holdings P/L under the Syntech II Option Deed (Additional Funding Warrants) (data room reference 2407)	Please refer to “2677 - FIRB Approval for Additional 2% Funding Warrants” under 02._Syntech_Holdings\05._Financial\5.03_Loan_Agreements\. The certificates will be issued in due course.	9/03/2011 19:06

BLACK-121	High	Answered	Corrs Chambers Westgarth	18/02/2011 9:55	The Syntech Option Deed (Additional Guarantee Warrants) (data room reference 2318) is undated and not executed. Please provide a dated and executed copy of that document.	This document has been uploaded to the data room in folder 02._Syntech_Holdings\05._Financial\5.03_Loan_Agreements\ entitled: 2440 - SH Option Deed (Additional Guarantee Warrants).	18/02/2011 17:45

BLACK-122	High	Answered	Corrs Chambers Westgarth	18/02/2011 9:55	The Syntech II Option Deed (Additional Guarantee Warrants) (data room reference 2319) is undated and not executed. Please provide a dated and executed copy of that document.	This document has been uploaded to the data room in folder 02._Syntech_Holdings\05._Financial\5.03_Loan_Agreements entitled: 2441 - SH II Option Deed (Additional Guarantee Warrants).	18/02/2011 17:46

BLACK-123	High	Answered	Corrs Chambers Westgarth	18/02/2011 9:55	Please provide a copy of the option certificate required to be issued to GS Power Holdings P/L under the Syntech Option Deed (Additional Guarantee Warrants) (data room reference 2318)	This document has been uploaded to the data room in folder 02._Syntech_Holdings\05._Financial\5.03_Loan_Agreements entitled: 2442 - SHI Additonal Guarantee Warrants (Oct-10).	18/02/2011 17:46

BLACK-124	High	Answered	Corrs Chambers Westgarth	18/02/2011 9:55	Please provide a copy of the option certificate required to be issued to GS Power Holdings P/L under the Syntech II Option Deed (Additional Guarantee Warrants) (data room reference 2319)	This document has been uploaded to the data room in folder 02._Syntech_Holdings\05._Financial\5.03_Loan_Agreements entitled: 2443 - SHII Additional Guarantee Warrants (Oct-10).	18/02/2011 17:47

BLACK-125	High	Answered	Corrs Chambers Westgarth	18/02/2011 9:56	Please provide a copy of the option certificate required to be issued to GS Power Holdings under the Syntech Option Deed (Funding Warrants) (data room reference 1683)	This document has been uploaded to the data room in folder 04._Syntech_Transactions\03._2009_Financing entitled: 2444 - SHI Funding Warrants.	18/02/2011 17:47

BLACK-126	High	Answered	Corrs Chambers Westgarth	18/02/2011 9:56	Please provide a copy of the option certificate required to be issued to GS Power Holdings under the Syntech II Option Deed (Funding Warrants) (data room reference 1684)	This document has been uploaded to the data room in folder 04._Syntech_Transactions\03._2009_Financing entitled:[2445 - SHII Funding Warrants.	18/02/2011 17:47

BLACK-127	High	Answered	Corrs Chambers Westgarth	18/02/2011 9:56	Please provide a copy of the option certificate required to be issued to GS Power Holdings P/L under the Syntech Option Deed (Guarantee Warrants) (data room reference 1681)	This document has been uploaded to the data room in folder 04._Syntech_Transactions\03._2009_Financing entitled: 2446 - SHI Guarantee Warrants.	18/02/2011 17:47

BLACK-128	High	Answered	Corrs Chambers Westgarth	18/02/2011 9:56	Please provide a copy of the option certificate required to be issued to GS Power Holdings under the Syntech II Option Deed (Guarantee Warrants) (data room reference 1682)	This document has been uploaded to the data room in folder 04._Syntech_Transactions\03._2009_Financing entitled: 2447 - SHII Guarantee Warrants.	18/02/2011 17:47

13 May 2011	10722640v1	Page 10

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-129	High	Answered	Corrs Chambers Westgarth	18/02/2011 9:56	Please confirm which of the first, second and third tranche funding options have been issued to GS Power Holdings in accordance with the Syntech Option Deed (Funding Warrants) (data room reference 1683) and provide documents to evidence the issue of each tranche of funding options.	All 3 funding option tranches have been issued to GS.	18/02/2011 17:24

BLACK-130	High	Answered	Corrs Chambers Westgarth	18/02/2011 9:56	Please confirm which of the first, second and third tranche funding options have been issued to GS Power Holdings in accordance with the Syntech II Option Deed (Funding Warrants) (data room reference 1684) ad provide documents evidencing the issue of each tranche of the options.	All 3 funding option tranches have been issued to GS,	18/02/2011 17:25

BLACK-131	Medium	Answered	UBS	18/02/2011 16:59	Please provide any correspondences with State Revenue Authorities and any advice obtained in relation to the acquisition of Syntech Resources Pty Ltd and AMH (Chinchilla Coal) Pty Ltd by Syntech Holdings Pty Ltd and Syntech Holdings II Pty Ltd respectively.	No correspondence with the State Revenue Authorities.	21/02/2011 17:52

BLACK-132	High	Answered	UBS	18/02/2011 17:00	Please provide any correspondences with State Revenue Authorities and any advice obtained in relation to the acquisition of the tenements acquired by AMH (Chinchilla Coal) Pty Ltd from Ecarlate Pty Ltd and Chandail Pty Ltd. (Doc reference number 0103).	No correspondence with the State Revenue Authorities.	21/02/2011 17:52

BLACK-133	High	Answered	UBS	18/02/2011 17:16

Below is an email sent to Nick Dowsley from Kevan Shah that had attachments. This question is a reference to that email to allow for follow up.

* * *

Hi Nick,

Per our call, here are the files and required information.

<< 1102l7_info_mining.xlsx >> << 110218__request forms01.pdf >>

We’d like to request additional information re mining assessment. This information is not in the dataroom yet. Specifically:

Strip reserve reconciliation - forms and spreadsheet shown on attached files Calendar of operation 2010 and 2011 (plan and actual) - forms and spreadsheet shown on attached files

Production Statistics by month - Year 2010 and 2011 - forms and spreadsheet shown on attached files

Budget and actual Reports for 2010 and 2011

Production Schedules and Plan/s - Stage -1 ( 2010 - 2016)

Could you please arrange to provide this information?

Regards,

Kevan

* * *

Please refer to the document uploaded to the data room in folder 02._Syntech_Holdings\11._Mine_Information_and_Technical_Data\11.02_-_Reports\ entitled: 2475 - 110217_info_mining_combinedV7.

Please also refer to the letter entitled 2476 - Minserve Comments on Cameby Production and Reconciliation Data 24 Feb 2011 uploaded to the same folder, which explains the reasons for being unable to complete the strip reserve reconciliation schedule as requested, and providing the context for the production figures supplied in the Calendar and the Production Statistics files.

24/02/2011 22:18

BLACK-134	Medium	Answered	UBS	18/02/2011 17:28

Please provide the following documents:

l.Syntech Resources income tax return for the period to 23 March 2007;

2.Mountfield Properties income tax return for the period to 23 March 2007;

3.Issues memo for the Syntech Holdings II 2008 income tax return.

						Please refer to the documents uploaded to the data room in folder 02._Syntech_Holdings\04._Income_Tax\. Additional documents have also been included in this folder as a result of the telephone call between PWC and Syntech CFO, Brett Purkiss, on 23 February 2011, 1 p.m. (Sydney).	23/02/2011 19:31

BLACK-135	Medium	Answered	UBS	18/02/2011 17:28	Please provide Business Activity Statements from March, June and October for all Syntech Holdings and Syntech Holdings II entities for the past 3 years	Please refer to the documents uploaded in response to BLACK-182. More statements will be posted in due course.	24/02/2011 20:21

13 May 2011	10722640v1	Page 11

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-136	Medium	Answered	UBS	18/02/2011 17:28	For each significant sale or purchase of capital assets or businesses since January 2007 (eg. the transfer of shares in Syntech Resources to Syntech Holdings and AMH (Chinchilla Coal) to Syntech Holdings II), please provide details of the date of the transaction, amount of consideration, and Goods and Services Tax treatment. Please also provide a copy of the contract (particularly any Goods and Services Tax clause, warranties and indemnities).

Please refer to 04._Syntech_Transactions\01._2007_Syntech_Holdings_Transaciton\and 04._Syntech_Transactions\02._AMHCC_Purchase_and_JV_Agreements\for details on major Syntech related transactions. Specifically, the following documents would be helpful:

0017 - 14_ShareSaleAgreement_22032007 under

04._Syntech_Transactions\0l._2007_Syntech_Holdings_Transaction

0103 - 07 Sale & Purchase Agreement under

04._Syntech_Transactions\02._AMHCC_Purchase_and_JV_Agreements 0106 - 10 Share Sale Agreement - AMH & SHII under

04._Syntech_Transactions\02._AMHCC_Purchase_and_JV_Agreements\

7/03/2011 16:12

BLACK-137	Medium	Answered	UBS	18/02/2011 17:28	Please provide copies of the elections to consolidate prepared by the head companies of the Syntech Holdings and Syntech Holdings II consolidated groups	Please refer to the documents uploaded to the data room in folder 02._Syntech_Holdings\04 ._Income_Tax\	24/02/2011 22:30

BLACK-138	Medium	Answered	UBS	18/02/2011 17:29	Please provide any consolidation advice or calculations that were prepared in relation to the Syntech Holdings II group.	Shortly after SHI, similar structural arrangements for SHI were used for SHII.	24/02/2011 20:21

BLACK-139	Medium	Answered	UBS	18/02/2011 17:29	Please advise of the basis for exploration deductions claimed. Has the claim relied on the accounts or has a detailed review of exploration expenditure been conducted to determine the amount that is Immediately deductible for tax purposes?	Exploration deductions are separately assessed and reviewed at the time of preparation of each return.	21/02/2011 17:53

BLACK-140	Medium	Answered	UBS	18/02/2011 17:29	Please provide a copy of the tax fixed asset register, including any details of business related costs that have been deducted under $40-880	Please refer to the document uploaded to the data room in folder 01._Asset_Overview_and_Financial_Model\01._Additional_Details entitled: 2492_Tax depreciation schedule at 30 June 2010.	25/02/2011 16:05

BLACK-141	Medium	Answered	UBS	18/02/2011 17:29	Please advise whether any Syntech Holdings or Syntech Holdings II entities have received rulings from the ATO. If so, please provide details	None.	21/02/2011 17:54

BLACK-142	Medium	Answered	UBS	18/02/2011 17:29	Please advise whether Syntech Holdings or Syntech Holdings II have any outstanding disputes with the ATO	None.	21/02/2011 17:55

BLACK-143	Medium	Answered	UBS	18/02/2011 17:29	Please provide any transfer pricing advice that has been received in relation to the interest paid on any of the debt facilities (including convertible notes)	None. Convertible notes interest is non-deductible.	21/02/2011 17:55

BLACK-144	Medium	Answered	UBS	18/02/2011 17:30	In respect of the interest paid on any debt facilities, has interest withholding tax been remitted to the ATO? If not, what advice do you have to suggest withholding tax is not applicable?	All interest payments made have had withholding tax deducted.	21/02/2011 17:56

BLACK-145	High	Answered	Corrs Chambers Westgarth	18/02/2011 20:27	Please confirm that no other securities (which includes convertible notes, options, warrants or any other convertible securities) have been issued in Mountfield Properties other than 100 fully paid ordinary shares.	Please refer to the answer provided for BLACK-004. Yes, no other scurities have been issued.	22/02/2011 18:47

BLACK-146	High	Answered	Corrs Chambers Westgarth	18/02/2011 20:27	Please confirm that no other securities (which includes convertible notes, options, warrants or any other convertible securities) have been issued in Syntech Resources P/L other than 10079363 fully paid ordinary shares.	Please refer to the answer provided for BLACK-005. Yes, no other securities have been issued.	22/02/2011 18:47

BLACK-147	High	Answered	Corrs Chambers Westgarth	18/02/2011 20:27	Please confirm that no other securities (which includes convertible notes, options, warrants or any other convertible securities) have been issued in AMH Chincilla Coal P/L other than 1 fully paid ordinary shares.	Please refer to the answer provided for BLACK-005. Yes, no other securities have been issued.	22/02/2011 18:47

BLACK-148	High	Answered	Corrs Chambers Westgarth	18/02/2011 20:27	From the corporate structure sent to us by Nicholas Anthony (GS Power) on 31/1/11, the name of the subsidiary of Suntech II Holdings P/L is AMH Chincilla P/L. However the documents all show the name as being AMH Chincilla Coal P/L. Please advise if there was a change of name and If so provide a compny of the change of name certificate.	There is an error in the corporate structure document. There is no change of name and the subsidiary remains AMH Chincilla Coal P/L.	22/02/2011 18:48

13 May 2011	10722640v1	Page 12

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-149	High	Answered	Corrs Chambers Westgarth	18/02/2011 20:27

Please confirm whether AMH Chinchilla Coal P/L has nominated the payment method (by lump sum or by royalty) for the exercise of the Put or Call Option. We understand that neither the Put and Call option has been exercised but note that the Joint Venture Agreement (data room reference 0097) provides that an election of payment may be made before the exercise of the Put or CALL

oPTION.

						No payment method has been nominated.	22/02/2011 18:48

BLACK-150	High	Answered	UBS	19/02/2011 15:32

Can you upload this document in the same manner as all other documents - i.e. can be printed? File says it is encrypted and does not print at all or only prints a small section.

Relates to document: 1741 - WICET Finance Committee 100204

These documents were uploaded without encryption, so they should be able to be opened and printed in the same manner as the other documents in the data room.

Please contact Vikki A’Vard on +61 9643 5184 during business hours (or email vikki.avard@mallesons.com) if you are still having technical issues opening these documents.

23/02/2011 11:54

BLACK-151	High	Answered	UBS	19/02/2011 15:35	Can you upload documents 1746 and 1747 re: ports in the same manner as all other documents - i.e. can be printed? Files appear ot be encrypted and cannot print at all.

These documents were uploaded without encryption, so they should be able to be opened and printed in the same manner as the other documents in the data room.

Please contact Vikki A’Vard on +61 9643 5184 during business hours (or email vikki.avard@mallesons.com) if you are still having technical issues opening these documents.

23/02/2011 11:54

BLACK-152	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 10:47	Has any part of the project, including infrastructure and essential services for the project, been affected by flooding / the cyclone? If so, what is the impact on the project / services and what is the expected recovery time (if applicable)?	Please refer to the answers provided for BLACK-041, BLACK-078 and BLACK-079. Mine site is relatively unaffected. Main disruption is to the rail line, which QRNational is in the process of repairing. QRNational has estimated potential completion of all repairs by early-mid April.	22/02/2011 18:55

BLACK-153	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:19	Please provide an update in relation to the claim against the administrator (see page 22). [Document reference 1676]	No claim was lodged against the administrator.	22/02/2011 18:55

BLACK-154	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:22	Please provide an update in relation to the potential compensation claim against the US Army in relation to the live ordnances found on site (see page 17 of May 2009 Progress Report, page 16 of June 2009 Progress Report, page 17 of July 2009 Progress Report and page 19 of September 2009 Progress Report) [Document references 1674, 1675, 1676, 1678]	Syntech bore some costs in locating / identifying the ordnances, but did not lodge any claim against the US Army. The Australian Defense Force (ADF) is handling all costs going forward related to ordinance disposal.	22/02/2011 18:56

BLACK-155	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:23	Please provide a status update in relation to the acquisition of land required for the expansion of Cameby Downs Mine.	No land has been purchased or any agreements signed.	22/02/2011 18:56

BLACK-156	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:24	Please provide documentary evidence of inventories or supply arrangements entered into by Syntech Resources for the provision of critical spares and Major Service Parts (listed in Schedule 8 of the Mining Contract). [Document reference 1791-1800]	Payment for & storage of spares is the responsibility of Macmahons under the mining contract.	22/02/2011 18:56

BLACK-157	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:26	The November 2010 Progress Report (p. 11) states that a notification and review process is underway for the MLA over the water reserve at Rywung. Syntech expected to receive native title clearance for this area by 29 December 2010. Please provide an update on the status of the native title clearance. [Document reference 2403]	Syntech’s understanding is that the native clearance has been approved, but Syntech has not yet received official notification.	22/02/2011 18:56

BLACK-158	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:27	Could you please provide the document evidencing Syntech Resources Pty Ltd assigning access rights sufficient for QRNational to transport 1.388mtpa? [Document reference 1634]	Please refer to the document uploaded to the data room in folder 02._Syntech_Holdings\09.-RaiI\9.01_-_Railing_to_Brisbane\ entitled: 2456 -100927 QR Ltr confirming Rolling Stock.	22/02/2011 19:25

BLACK-159	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:28	Could you please provide the document evidencing QRNational’s confirmation it has sufficient access rights (and rollingstock and crew available) to transport 1.388mtpa from Columboola to Fisherman Islands? [Document reference 1634]	Please refer to the document uploaded to the data room in folder 02._Syntech_Holdings\09._Rail\9,01_-_Railing_to_Brisbane\ entitled: 2456 -100927 QR Ltr confirming Rolling Stock.	22/02/2011 19:26

BLACK-160	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:29	Could you please provide the document evidencing QRNational is satisfied the rail infrastructure from Columboola to Fisherman Islands (including Cameby Downs spur and ballon loop) has been commissioned to QRNational’s satisfaction? [Document reference 2230]	Please refer to the document uploaded to the data room in folder 02._Syntech_Holdings\09._Rail\9.01_-_Railing_to_Brisbane\ entitled: 2461 -110202 CommencementDate_confirmationLetter.	23/02/2011 11:13

BLACK-161	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:30	Please confirm whether Syntech responded to this letter advising of its interest in participating in the Customer EOI process and, if so, please provide a copy of the response and information provided. [Document reference 1737]	Syntech did not respond to the Surat Basin Rail (“SBR”) letter, as the proposal is out of alignment with current timing on WICET. Syntech is waiting for SBR to respond with a modified proposal.	22/02/2011 18:57

13 May 2011	10722640v1	Page 13

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-162	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:31	Please provide a copy of QR’s formal advice in relation to the proposed QR rail network upgrade for Moura/Gladstone and Wandoan/Miles (see section 6.6 of the Report), and a copy of all other related correspondence with QR. [Document reference 2403]	The advice only applies to Wandoan/Miles section, not Moura/Gladstone section. Please refer to the document uploaded to the data room in folder 02._Syntech_Holdings\09._Rail\9.O2_-_Surat_Basin_Rail_to_Gladstone\ entitled: 2481 - QR Letter - Miles -Wandoan Upgrade.	24/02/2011 22:32

BLACK-163	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:32	Please provide a copy of the related Transfer Facilities Lease. [Document reference 1506, 1507]	Still being negotiated.	22/02/2011 18:57

BLACK-164	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:33	Please advise If QR Network required amendment to the Preliminary Costing and Program in the Project Plan, and/or the $ amounts specified in clause 4.2 of the RICD, following its agreement to extend the condition precedent date from 1 February 2010 to 30 June 2010. [Document reference 1779]	QR has provided an updated project cost estimate of A$53.2 million (before GST).	22/02/2011 18:57

BLACK-165	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:34	Please provide a copy of the form of lease stated to be agreed by QR and Mountfield Pty Ltd. [Document reference 2307, 2363]	Lease still being negotiated with government.	22/02/2011 18:57

BLACK-166	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:34	Please provide a copy of the DTMR consents referred to in section 6.2 of the Report. [Document reference 2403]	Lease still being negotiated with government.	22/02/2011 18:57

BLACK-167	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:35	Please provide evidence of the current amount of the Goldman Sachs bank guarantee provided as security under the AFD. [Document reference 1506]	Current amount of guarantee is A$48 million; this will likely be increased in the coming weeks to A$58.5 million (including GST), to match updated project cost estimate provided by QR.	22/02/2011 18:58

BLACK-168	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:36	Could you please provide confirmation that QR National is satisfied or has waived the condition precedent in clause 2(1) of the Coal Transport Service Agreement. [Document reference 1531]	Please refer to documents uploaded in response to BLACK-158 to BLACK-160. There is no separate express waiver/expression of satisfaction of CP in clause 2(1), but commencement of the Agreement is implicit in other correspondence.	24/02/2011 20:22

BLACK-169	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:38	Please confirm the Access Date (as that term is defined in the AFD). [Document reference 1506]	Access Date was 1-Dec-10.	22/02/2011 18:58

BLACK-170	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:40	The Water Pipeline Agreements are in the name of Syntech Resources. However, according to our searches the registered easements are in favour of Mountfield Properties. Please confirm whether Syntech Resources has transferred its interest in the Water Pipeline Agreements to Mountfield Properties and provide documentary evidence of the transfer. [Document reference 1754, 1756, 1758]	No transfer has occurred between Syntech and Mountfield. The Water Pipeline needs to pass through land registered under Mountfield and therefore the easements are registered in favour of Mountfield.	22/02/2011 18:58

BLACK-171	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:41	We note the Ergon Customer Connection Agreement (2315) has been provided in the data room. However, this is not an agreement for the sale of electricity - it is an agreement for connection services. Please provide a copy of the agreement entered into with Ergon for the sale of electricity. [Document reference 2315]	Syntech is a retail customer and therefore there is no need for a separate sale of electricity agreement.	24/02/2011 20:22

BLACK-172	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:42	Please provide a map of the proposed Davies water pipeline route including title reference details for the properties which will be impacted by the proposed route. [Document reference 2268, 2403]	Please refer to the document uploaded to the data room in folder 02._Syntech_Holdings\14._Water_and_Power\ entitled: 2467 - Proposed Davies Dam Pipeline Rev B 24 Nov 2010 Model (1).	23/02/2011 19:31

BLACK-173	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:45	What volume of water does QGC expect to supply pursuant to the Water Supply Agreement over the next 12 months? Please provide the monthly rates. [Document reference 0992]	From 1-Mar-11, Syntech & QGC anticipate 4.0ML/day to be available.	23/02/2011 11:14

BLACK-174	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:47	Please provide a copy of the Development Application for the Davies water pipeline. [Document reference: 2268]	Syntech initially submitted an application while negotiating surface rights; company is currently dealing with a difficult landowner and is in the process of updating the application to reflect a change in the path of the pipeline. As the mine is getting adequate water supply from QGC, this is no longer viewed as a critical path issue.	22/02/2011 18:58

BLACK-175	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:48	Has Syntech Resources Pty Ltd approved of any agreements which affect (or may affect) its priority under clause 11.1 of the Water Supply Agreement? [Document reference: 0992]	No.	22/02/2011 18:58

BLACK-176	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:49	Please provide evidence that the National Australia Bank Limited, as a registered mortgagee of Lot 33 on CP BWR106, consented to the registration of the easement granted by Lindsay Boyle and Ann Boyle in favour of Mountfield Properties Pty Ltd. [Document reference 1755, 2435]	Please refer to the document uploaded to the data room in folder 2._Syntech_Holdings\14._Water_and_Power\ entitled: 2482 - Confirmation Statement - Boyle.	24/02/2011 23:01

BLACK-177	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:50	Please provide an explanation for the extension of the Interim Term to 28 February 2010. [Document reference 2373]	Floods affected QGC operations which resulted in QGC extending the interim terms. Please refer to the answer to BLACK-178.	22/02/2011 18:59

13 May 2011	10722640v1	Page 14

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-178	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:51	Please provide documentary evidence that QGC and Syntech Resources Pty Ltd agreed to the extension of the Interim Term to 28 February 2010. [Document reference 2373]	Please refer to the document uploaded to the data room in folder 02._Syntech_Holdings\14._Water_and_Power\ entitled: 2458 - IA Notification 210111.	22/02/2011 19:32

BLACK-179	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:59	Please provide a status update on negotiations with landowners affected by the proposed Davies water pipeline route. [Document reference 2403]	Negotiations with landowners have been difficult and new application is being prepared to reflect an alternate route; this is no longer viewed as a critical path issue due to adequate water supply being obtained from QGC.	22/02/2011 18:59

BLACK-180	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 12:51	Please provide details of Syntech’s request for connection (see page 11). [Document reference 2362)

Please refer to the documents uploaded to the data room in folder 02._Syntech_Holdings\14._Water_and_Power\ entitled:

- 2453 - 10.11.10 Cover Letter-Future Electricity Network Requirement Surat Basin North West Area

- 2454 - 10.11.10 Maintaing a Reliable Electricity Supply to the Surat Basin North West Area-Final Report

- 2455 - 12-50-17-002 Future Supply Requirements Surat Basin North West Area Response to Application

22/02/2011 19:34

BLACK-181	Medium	Answered	Corrs Chambers Westgarth	21/02/2011 13:14	The Progress Report contains a reference to two co-development agreements being negotiated with ACBM and APLNG. Please provide copies of the draft agreements and an update on the status of these negotiations. [Document reference 2403]	Documents are still being negotiated; drafts are not in very detailed form at this point.	22/02/2011 18:59

BLACK-182	Medium	Answered	UBS	21/02/2011 20:45	GST— In addition to the request for Business Activity Statements (BAS’s) (per MatterWeb ID BLACK-135), could you please also provide copies of BAS workpapers (i.e. any workpapers prepared in relation to lodgement of the respective BAS’s) for these periods	Please refer to the documents uploaded to the data room in folders 02._Syntech_Holdings\04._Income_Tax\BAS and 03._Syntech_Holdings_II\03._Tax\BAS.	23/02/2011 19:31

BLACK-183	Medium	Answered	UBS	21/02/2011 20:45	GST— Please provide any GST advice received by the Syntech entities in the last 4 years	No GST advice have been received other than at time of acquisition.	22/02/2011 19:00

BLACK-184	Medium	Answered	UBS	21/02/2011 20:45	GST-Please advise whether the Syntech entities have GST manuals or procedure documents, and if so, provide copies of these documents	No manuals have been created.	22/02/2011 19:00

BLACK-185	High	Answered	UBS	22/02/2011 9:08	Can you please upload tenure maps detailing the 2 blocks we have surrendered in EPC 562, and the 5 blocks we intend to surrender in EPC 732?	Please refer to the document uploaded to the data room in folder 03._Syntech_Holdings_II\05._Mining_Tenements_and_JORC_Report\ entitled: 2457 - EPC562_Surrender.	22/02/2011 19:36

BLACK-186	High	Answered	UBS	22/02/2011 9:10	Only summaries of the Access Facilitation Deed and Port Agreement have been uploaded. Please upload copies of the Access Facilitation Deed and Port agreement.

Access Facilitation Deed - please refer to the document currently in the data room in folder 02._Syntech_Holdings\09._Rail\9.01_-_Railing_to_Brisbane\ entitled: “1506 - 1324 AFD Columboola.

Port Agreement - please refer to the document currently in the data room in folder 02._Syntech_Holdings\10._Port\10.01_-_Fishermans_Island\ entitled: 1551 - 081116 CPSA - Syntech.

24/02/2011 20:22

BLACK-187	High	Answered	UBS	22/02/2011 9:11

We note that a dispute occured with a welding contractor in respect to the quality of his work.

We presume that this related to the CHPP or train load out station. Please provide a copy of the structural integrity reports for both items of plant.

						Please refer to the documents uploaded to the data room in folder 06._Mine_Operations entitled: 2495 - Steelwork Inspection - Coal Preparation Plant and 2496 - Steelwork Inspection - Loadout Facility.	25/02/2011 18:12

BLACK-188	High	Answered	Corrs Chambers Westgarth	22/02/2011 11:30

Please provide a status update in relation to the negotiations between Syntech and the “local farmer” who wanted Syntech to buy his property outright in relation to the Davies water pipeline route (November 2010 Progress Report, p. 8). Please also provide:

1. details of the negotiation with the local farmer (including details of any price asked for / being negotiated); and

2. details of the alternative available (including details of any additional costs involved) if the pipeline has to be re-routed.

(Document reference: 2403)

						Please refer to responses to BLACK-094, BLACK-174 and BLACK-179.	24/02/2011 20:53

13 May 2011	10722640v1	Page 15

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-189	High	Answered	Corrs Chambers Westgarth	22/02/2011 14:47

Please confirm that there are no securities or convertible securities (including but not limited to shares, options, warrants and convertible notes) in Syntech Holdings P/L other than:

1.8,045,200 fully paid ordinary shares issued to Australian Mining Finance I GMBH & CO UK;

2.1,954,800 ordinary fully paid shares issued to AMH Syntech Holdings P/L;

3. 3,333,333 ordinary fully paid shares issued to GS;

4.15,238,095 options issued to GS under the Syntech Convertible Participating Note Subscription Agreement;

5.4,761,906 options issued to GS under the Syntech Option Deed (Guarantee Warrants);

6.33,333,333 options issued to GS under the Syntech Option Deed (Funding Warrants);

7.13,333,335 options issued to GS under the Syntech Option Deed (Additional Guarantee Warrants); and

8. X options to be issued to GS under the Syntech Option Deed (Additional Funding Warrant).

						Confirmed that there are no other securities.	24/02/2011 20:23

BLACK-190	High	Answered	Corrs Chambers Westgarth	22/02/2011 14:48

Please confirm that there are no securities or convertible securities (including but not limited to shares, options, warrants and convertible notes) in Syntech Holdings II P/L other than:

1.3,500,000 ordinary fully paid shares issued to AMH Syntech Holdings P/L; 2. 1 ordinary fully paid shares issued to GS;

3.6,500,001 options issued to GS under the Syntech II Convertible Participating Note Subscription Agreement;

4.1,666,667 options issued to GS under the Syntech II Option Deed (Guarantee Warrants);

5.11,666,653 options issued to GS under the Syntech II Option Deed (Funding Warrants);

6.4,666,680 options issued to GS under the Syntech II Option Deed (Additional Guarantee Warrants); and

7. X options to be issued to GS under the Syntech II Option Deed (Additional Funding Warrant).

						Amended answer Confirmed that there are no other securities	18/03/2011 16:15

BLACK-191	Medium	Answered	Corrs Chambers Westgarth	22/02/2011 18:18	The Cooperation Deed between Metrocoal and Syntech refers to a Royalty Deed to be entered into within 3 months of ML 50233 being granted. Please confirm whether the Royalty Deed has been entered into and provide a copy of the Deed. (Doc 0713)	The cooperation deed does not refer to ML50233 but to a mining lease being granted over the cooperation area of EPC1165. ML50233 does not overlap with the cooperation area. There is an MLA over this area as part of stage 2 and as this has not been granted yet there is no royalty deed in place.	24/02/2011 20:23

BLACK-192	Medium	Answered	Corrs Chambers Westgarth	22/02/2011 18:57	Please confirm if there is an executive share option plan or a similar employee incentive plan for employees of Syntech Holdings II P/L	Not disclosing employee arrangements at this stage	2/03/2011 10:25

BLACK-193	Low	Answered	Corrs Chambers Westgarth	21/02/2011 13:11	A recent title search shows the registered owner of Lot 64 on CP BWR154 as the State of Queensland (represented by the Department of Environment and Resource Management). Was this lot sold recently? If so, please provide relevant documentation. [Document reference 0694]	Lot 64 is being amalgamated with former government-owned land needed for connection of rail loop to main line. The assignment of Lot 64 to the State of Queensland reflects a temporary arrangement whereby the State of Queensland has taken possession of Lot 64 for amalgamation before re-assigning land back to Syntech. This is still in process.	24/02/2011 20:53

BLACK-194	High	Answered	UBS	23/02/2011 9:40

The QR National Coal Transport Agreement enables it to charge the customer the access charge it incurs from QR Network for rail access.

Please provide details of:

1. Access rights/train paths available/committed to Syntech

2. The access charge and

3. Access Agreement QR National has with QR Network for and on behalf of Syntech

1. Please refer to documents uploaded in response to BLACK-158 to BLACK-160, in which QR National states they have sufficient access rights to transport 1.388 Mt.

2. Please refer to the document uploaded to the data room in folder 02._Syntech_Holdings\09._Rail\9.01_-_Railing_to_Brisbane\ entitled; 2483 -110105 Access Charge from 110101

3. This agreement is between QR and QR National and is commercial in confidence to them.

24/02/2011 22:38

13 May 2011	10722640v1	Page 16

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-195	High	Answered	UBS	23/02/2011 10:11	Please advise the status of negotiations with the one farmer whose property is needed to secure the optimal route for water pipeline access	Please refer to BLACK -094.	24/02/2011 20:53

BLACK-196	High	Answered	UBS	23/02/2011 10:12	With regards to WICET Stage 2, is Syntech able to increase Its allocation beyond 5Mtpa should it wish to?	Please refer to BLACK-090.	24/02/2011 20:24

BLACK-197	High	Answered	UBS	23/02/2011 10:43

[Urgent]

Please upload the mine plans supporting the financial models (documents 1787.01 and 178710).

Specifically with reference to:

- strip reserves database

- major mining equipment and calendar

- production schedules, and

- plan(s)

						We suggest that Yancoal’s technical personnel / advisors discuss this directly with Syntech.	24/02/2011 20:54

BLACK-198	Medium	Answered	Corrs Chambers Westgarth	23/02/2011 18:24	The November 2010 Progress Report (p. 4) noted that the QGC power station remained shut down for maintenance. Please confirm whether this maintenance was routine maintenance. If not, please provide further information in relation to the shut-down and maintenance. [Document reference 2403]	We are not aware of the status of the QGC power station, as this is owned by QGC and has no contractual relationship to Syntech.	24/02/2011 20:24

BLACK-199	Medium	Answered	Corrs Chambers Westgarth	23/02/2011 18:25	Please provide a map of the proposed ACBM water pipeline route including title reference details for the properties which will be impacted by the proposed route, the proposed owner of the pipeline, and the status of negotiation with relevant landowners (including copies of any agreements for access or easements). [Document reference 2268]	There is no ACBM pipeline; this doc refers to the Davies water agreement. Please refer to BLACK-094.	24/02/2011 20:54

BLACK-200	Medium	Answered	Corrs Chambers Westgarth	23/02/2011 18:26	Please provide a copy of “Water Approvals” held by the Supplier including a copy of the Supplier’s registration as a “Water Service Provider”. [Document reference 2268]	Please refer to the document uploaded to the data room in folder 02._Syntech_Holdings\14._Water_and_Power\entitled: 2498 - Derm Registration.	28/02/2011 16:33

BLACK-201	Medium	Answered	Corrs Chambers Westgarth	23/02/2011 18:28	Please provide a copy of approvals held by ACBM to supply water produced from its petroleum activities to Syntech Resources. [Document reference 2403]	QGC holds a beneficial reuse permit from the relevant government department. Please refer to the documents uploaded in the dataroom in folder 02._Syntech_Holdings\14 .._Water_and_Power\.	24/02/2011 22:40

BLACK-202	Medium	Answered	Corrs Chambers Westgarth	23/02/2011 18:28	Please provide details of the source of the water to be provided under the Water Supply Agreement with Carmel Davies. [Document reference 2268]	Water would be sourced from a dam located on Carmel Davies’ property.	24/02/2011 20:25

BLACK-203	Medium	Answered	Corrs Chambers Westgarth	23/02/2011 18:29	Please confirm whether the reference to “3 March 2010” in relation to the referral of the agreement with the Barunggam people to the Land Court should instead be “3 March 2011” (see p. 12 of the November 2010 Progress Report). [Document reference 2403]	This is correct in reading 3 March 2010, as that was the date on which the Land Court option became available. Please refer to December 2010 / January 2011 Progress Report for the latest progress on this subject [in folder 02. Syntech Holdings » 02. Project Reports » 2.25 - 2.2011.01 Project Reports, document entitled: 2464 - Syntech December 2010 January 2011 Monthly Report Final].	24/02/2011 20:25

BLACK-204	Medium	Answered	Corrs Chambers Westgarth	23/02/2011 18:29	Please advise the current state of negotiations with the Barunggam people in relation to cultural heritage. [Document reference 2403]	Please refer to p. 17 of December 2010 / January 2011 Progress Report [in folder 02. Syntech Holdings » 02. Project Reports » 2.25 - 2.2011.01 Project Reports, document entitled 2464 - Syntech December 2010 January 2011 Monthly Report Final].	24/02/2011 20:30

BLACK-205	Medium	Answered	Corrs Chambers Westgarth	23/02/2011 18:30	Please provide a copy of the compensation agreement with QGC in relation to the location of the temporary exploration well on Avon Downs (see p. 16 of December 2010/January 2011 Progress Report).	Please refer to the document uploaded to the data room in folder 2486 - 11.01.24 ATP676 Executed Conduct & Compensation Agreement entitled: 02._Syntech_Holdings\l4._Water_and_Power.	24/02/2011 23:02

BLACK-206	Medium	Answered	Corrs Chambers Westgarth	23/02/2011 18:31	Please provide an update on discussions with QGC regarding the positioning of a second exploration well on Cameby Downs (see p. 17 of the December 2010/January 2011 Progress Report).	The December 2010 / January 2011 Progress Report [in folder 02. Syntech Holdings » 02. Project Reports » 2.25 - 2.2011.01 Project Reports, document entitled 2464 - Syntech December 2010 January 2011 Monthly Report Final] reflects the latest status.	24/02/2011 20:29

BLACK-207	Medium	Answered	Corrs Chambers Westgarth	23/02/2011 18:32	Please provide further details of the claim by Reeds against Syntech for $761,017.35 (see p. 23 of the December 2010/January 2011 Progress Report).	Please refer to BLACK-219.	24/02/2011 20:54

13 May 2011	10722640v1	Page 17

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-208	Medium	Answered	Corrs Chambers Westgarth	23/02/2011 18:33	Please provide an update in relation to the progress of claims against McLanahan, Outotec, UPA and Concept Control (see p. 23 of the December 2010/ January 2011 progress Report).	The December 2010 / January 2011 Progress Report [Document reference 2464] reflects the latest status.	24/02/2011 20:32

BLACK-209	High	Answered	Corrs Chambers Westgarth	23/02/2011 18:40	In question 106, we requested documentary evidence that the Mining Contractor has taken out each of the insurances required pursuant to items 1.1, 1.2, 1.3 and 1.4 of Schedule 3 (Insurance Schedule). In response to this question (dated 22.2.11) no evidence was provided in respect of items 1.3 (Motor Vehicle & Plant Insurance) and 1.4 (CTP insurance). Please provide evidence of these insurances as requested. [Document reference 1791-1800]	Please refer to the document uploaded to the data room in folder 06._Mine_Operations\02._Mining_Contractor_Insurance entitled: 2491 -Contractor Insurance.	25/02/2011 16:05

BLACK-210	High	Answered	Corrs Chambers Westgarth	23/02/2011 18:41	In question 106, we requested documentary evidence that the Mining Contractor has taken out each of the insurances required pursuant to items 1.1, 1.2, 1.3 and 1.4 of Schedule 3 (Insurance Schedule). In response to this question (dated 22.2.11) evidence was provided in respect of item 1.1 (Public Liability Insurance) and 1.2 (Workers Compensation Insurance). The Workers Compensation Insurance policy referred to is relevant to WA (not Queensland). Please provide evidence that the Mining Contractor holds a WorkCover policy as required by Queensland legislation. [Document reference: 1791-1800]	Please refer to the document uploaded to the data room in folder 06._Mine__Operations\01._Mine_Operations_and_Maintenance_Contract\ entitled: 2487 - QLD - Contractors 2010 - 2011 COC.	24/02/2011 23:02

BLACK-211	Medium	Answered	UBS	23/02/2011 19:52	Could you please provide further details on the Water Supply Agreement with Carmel Davies of “Brooklyn” - location of source, purpose of supply, maximum quantities, progress with registration as a water service provider?	Please refer to BLACK-172, BLACK-174, BLACK-179 and BLACK-202.	24/02/2011 20:55

BLACK-212	Medium	Answered	UBS	23/02/2011 19:55	What is the progress on reaching agreement with Baruggam people on the Cultural Heritage Management plan	Please refer to p. 17 of December 2010 / January 2011 Progress Report [Document reference 2464].	24/02/2011 20:32

BLACK-213	Medium	Answered	UBS	23/02/2011 19:55	What land areas are covered by the Barunggam people and that of the West Wakka Wakka people?	The land areas covered by the Barunggam people and that of the West Wakka Wakka people are the same area as they both claim to be the original inhabitants of the region.	24/02/2011 20:34

BLACK-214	Medium	Answered	UBS	23/02/2011 19:55	Apart from Australian CBM Pty Ltd, has there been any other discussions in relation to co-development agreement with holders of EPP Or PL’s?	Please refer to p. 16 of December 2010 / January 2011 Progress Report [Document reference 2464]	24/02/2011 20:33

BLACK-215	Medium	Answered	UBS	23/02/2011 19:56	December 2010/January 2011 progress report notes that there is a combined monthly financial report (section 5.9) attached to this report. Can you provide in the dataroom?	Please refer to document 2463.	24/02/2011 20:48

BLACK-216	Medium	Answered	UBS	23/02/2011 19:56	An excavator was involved in a high potential incident in January 2011. Was this equipment owned by Macmahons? Is there any cost arising from the incident for Syntech?	This equipment was owned by Macmahons; there is no cost to Syntech.	24/02/2011 20:48

BLACK-217	Medium	Answered	UBS	23/02/2011 19:56	Are the outstanding claims ($3.1m for December and other claims $0.7m) payable to Macmahon (but not certified) included in either trade creditors or accruals in the December financial report?	$3.1m December claim has been included; $0.7m other claims have not been.	24/02/2011 20:49

BLACK-218	Medium	Answered	UBS	23/02/2011 19:56	Are the loans and advances of $7.7m owing from WICET (as disclosed in the 30 June 2010 report) still outstanding as at 31 January 2011? If so, what is the expected date for recovery of these amounts and what conditions need to be met to allow these amounts to be recovered?	These were still outstanding as at 31 January 2011, and are recoverable upon Financial Close of Stage 1 of WICET. As discussed on p. 18 of December 2010 / January 2011 Progress Report, parties included in Stage 1 are continuing to work toward Financial Close. Insurance Brokers and Financial Arrangers (ANZ) have been appointed and have signalled strong interest from the financial markets in support of the debt raising. WICET has made a submission to the State Goverment to extend their mandate indicating a proposed financial dose date on or before April 2011 and this has now been approved.	24/02/2011 20:49

BLACK-219	Medium	Answered	UBS	23/02/2011 19:56	Can you provide further details of the claims received from Reeds, the major civil contractor as noted in section 5.6 of the December 2010/January 2011 progress report? Have these amounts been provided for in the management accounts?	Reeds related claims were reviewed and rejected twice before as the claims cannot be substantiated. As such, Reeds claims have not been provided for.	24/02/2011 20:49

BLACK-220	Medium	Answered	UBS	23/02/2011 19:56	Can you provide further details on the negative ‘previously rejected claim’ against Syntech of $0.8m as included in the table under 5.6 of the December 2010/January 2011 progress report? Have these been provided for in the management accounts?	Please refer to BLACK-219.	24/02/2011 20:49

13 May 2011	10722640v1	Page 18

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-221	Medium	Answered	UBS	23/02/2011 19:56	Can any of the claims under the two previous questions impact the expected forecast completion costs of $119m, should they become payable?	Yes, if Reeds claims under BLACK-219 and BLACK-220 were ever to be paid, the claim value would increase the cost of completion.	24/02/2011 20:49

BLACK-222	Medium	Answered	UBS	23/02/2011 19:57	Section 5.9 of the December 2010/January 2011 progress report states that lower budgeted production rates since mining commenced have resulted in elevated costs per tonne? Have the stock valuations appropriately considered any write downs of stock to ensure they are not stated in excess of net realisable value?	Yes; this is held at lower of cost or net realisable value. Please refer to December 2010 / January 2011 Progress Report (p. 24) and the document uploaded to the data room in folder 01._Asset_Overview_and_Financial_Mlodel\01._Additional_Details entitled: 2488 - COGS Jan 11.	24/02/2011 22:42

BLACK-223	Medium	Answered	UBS	23/02/2011 19:57	Can you provide the most recent aged creditors listing and current terms of trading with the major creditors? Can you highlight any capital creditors which are outstanding on this creditors listing?	Please refer to the document uploaded to the data room in folder 01._Asset_Overview_and_Financial_Model\01._Additional_Details entitled: 2489 - Accounts Payable Aged Report as at 31 January 2011.	24/02/2011 22:46

BLACK-224	Medium	Answered	UBS	23/02/2011 19:57	Can you provide the most recent debtors listing and current terms of trading with any customers with whom we have negotiated sales with to date?	Terms of trade usually within 14 days receivable. Please refer to document in BLACK-084.	24/02/2011 20:49

BLACK-225	Medium	Answered	UBS	23/02/2011 19:57	Can we discuss the methodology used to determine the mine operating costs, port costs and rail costs which have been expensed in the 31 December 2010 accounts (and 31 January 2011 accounts if available)?	Methodology has been discussed between Syntech CFO and PWC. Please also refer to the document uploaded to the data room in folder 01._Asset_Overview_and_Financial_Model\01._Additional_Details entitled: 2488 - COGS Jan 11.	24/02/2011 22:44

BLACK-226	Medium	Answered	UBS	23/02/2011 19:57	Can you elaborate with details on the Joint Venture Agreement between Australian Mining Holdings and Chandail and Ecarlate? Are there options still to be issued under this agreement?	Please refer to BLACK-032-035.	24/02/2011 20:50

BLACK-227	Medium	Answered	UBS	23/02/2011 19:57	Can you provide the supporting calculations for the rehabilitation provision as at 31 January 2011 (or 31 December 2010 if Jan balances are not available)? Can you confirm if this calculation has been updated since June 2010? If not, can you provide details of any significant assumptions which would have changed since the 30 June 2010 calculation (hectares to be rehabilitated etc.)?	Rehabilitiation provisions have not been updated since Jun-10 - please refer to June 2010 statutory accounts. Management can discuss with PWC directly if there are further questions. Please also refer to the document uploaded to the data room in folder 01._Asset_Overview_and_Financial_Model\01._Additional_Details entitled: 2490 - Provision for Rehabilitation.	24/02/2011 22:47

BLACK-228	Medium	Answered	UBS	23/02/2011 19:57	Can you provide details and support for the closing provision balance as at 31 December 2010 ($246,899)? Have all employee provision balances (annual leave, long service leave) been updated and provided for as at this date?	Provisions have been updated. Management can discuss with PWC directly if there are further questions, as this provision includes some sensitive information regarding employee compensation.	24/02/2011 20:50

BLACK-229	High	Answered	UBS	24/02/2011 12:43	Can you please upload the appointment notice for the Site Senior Executive (SSE)	Please refer to response for BLACK-109.	25/02/2011 16:02

BLACK-230	Medium	Answered	UBS	24/02/2011 12:43	Can you please upload SSE’s BOE Notice of examination and RIIRIS601A (otherwise known as 43 competency)

Please refer to page 8 of the letter of appointment for Noel Roberts for the BOE Notice, uploaded to the data room in folder 06._Mine_Operations\03._Safely entitled: 2499 - ADM 10 02 03_002 N Roberts 2010 10 21 (2).

Please also refer to page 9 of the letter of appointment for Noel Roberts for the Risk Management Qualification.

Noel holds qualification in Minerals Industry Risk Management – MMME 7033, which is equivalent to G3 and is accepted by the Coal Mining Safety and Health Advisory committee.

28/02/2011 17:38

BLACK-231	Medium	Answered	UBS	24/02/2011 12:44	Can you please provide details on the status of the SHMS

The mine now operates under the Macmahon SHMS, which has been developed and implemented in line with their corporate requirements and the Queensland Coal Mining Safety and Health Act.

Syntech has plans to audit their SHMS in April 2011.

1/03/2011 17:22

BLACK-232	Medium	Answered	UBS	24/02/2011 12:44	Can you please provide a copy of management structure as required under section 55 of the CMSH Act	Please refer to the document uploaded to the data room in folder 06._Mine_Operations\03._Safety entitled: 2500 - Org chart.	28/02/2011 17:41

13 May 2011	10722640v1	Page 19

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-233	Medium	Answered	UBS	24/02/2011 12:44	Can you please provide d Details on the senior management person holding the RIIOHS601 competency (otherwise referred to as G7)

Three senior Macmahon staff members are attending a attending RIIOHS601A (please note we believe there is a typo in the question, as it is the RIIOHS601A course that is required under the legislation, refer “2501 - Advisory Council Competencies 11 October 2010” uploaded to the folder 06._Mine_Operations\03._Safety) course in April 2011.

The SSE has until the 30th June 2011 to ensure that he, or a person named in a senior position under s55 of the Coal Mining Safety and Health Act 1999, must obtain the competency unit RIIOHS601A (previously MNCG1107A).

28/02/2011 17:38

BLACK-234	Medium	Answered	UBS	24/02/2011 12:45	Can you please provide any audit and review of the SHMS conducted by McMahon as the coal mine operator	No audit has been conducted by Macmahon to date. Under Section 41 of the Queensland Coal Mining Safety and Health Act it would be expected that Macmahon conduct such an audit within the first 12 months of operations, and we expect they will do so by June 2011. In the meantime, Syntech has planned to conduct its own audit in April 2011.	1/03/2011 17:19

BLACK-235	Medium	Answered	UBS	24/02/2011 12:45	Can you please provide any instructions or approvals issued by Syntech in regard to the SHMS	No instructions or approvals have been issued to Macmahon by Syntech in regard to the SHMS to date.	28/02/2011 17:39

BLACK-236	Medium	Answered	UBS	24/02/2011 12:45	Can you please provide copies of any directives or SCP’s issued to the mine by the inspectorate

Please see directives/SCP’s received by the mine from the Inspectorate uploaded to the dataroom in folder 06._Mine_Operations\03._Safety.

All of the SCP’s in the directives have been carried out to the inspector’s satisfaction, except SCP #5 in the directive issued to Macmahon on 20/12/2010.

SCP#5 raised issues with the Installation of the bypass crusher. Macmahon have attempted to deal with the issue by conducting two risk assessments, one by themselves and one by the equipment manufacturer. However, the inspector has now rejected this approach, and in consultation with the inspector Macmahon are in the process of organising a full HAZOP review by an external consultant, to be conducted in March 2011.

3/03/2011 19:13

BLACK-237	High	Answered	Corrs Chambers Westgarth	24/02/2011 15:08	Referring to the answer for BLACK - 119, while the option certificate to be issued to GS Power under the Syntech Option Deed (Additional Funding Warrant) is pending FIRB approval, please confirm the number of shares in Syntench that the option would entitle GS power to.	Please refer to Annexure C, Scenario 11 and 12 of 2386 - Syntech Holdings Option Deed under 02._Syntech__Holdings\05._Financial\5.03_Loan_Agreements\.	25/02/2011 16:03

BLACK-238	High	Answered	Corrs Chambers Westgarth	24/02/2011 15:09	Referring to the answer for BLACK - 120, while the option certificate to be issued to GS Power under the Syntech II Option Deed (Additional Funding Warrant) is pending FIRB approval, please confirm the number of shares in Syntech II that the option would entitle GS Power to.	Please refer to Annexure C, Scenario 11 and 12 of 2385 - Syntech Holdings II Option Deed under 03._Syntech_Holdings_II\04._Financial\4.03_Loan_Agreements.	25/02/2011 16:03

BLACK-239	High	Answered	Corrs Chambers Westgarth	24/02/2011 15:14	Referring to the answer for BLACK - 119, please advise whether a FIRB Application has been lodged and when FIRB Approval is expected to be obtained	Please refer to “2677 - FIRB Approval for Additional 2% Funding Warrants” under 02._.Syntech_Holdings\05._Flnancial\5.03_Loan_Agreements\.	9/03/2011 19:04

BLACK-240	High	Answered	Corrs Chambers Westgarth	24/02/2011 15:15	Referring to the answer for BLACK 120, please advise whether a FIRB Application has been lodged and when FIRB Approval is expected to be obtained	Please refer to “2677 - FIRB Approval for Additional 2% Funding Warrants” under 02._Syntech_Holdings\05._Flnancial\5.03_Loan_Agreements\.	9/03/2011 19:03

BLACK-241	Medium	Answered	Corrs Chambers Westgarth	24/02/2011 18:35	Please confirm that the water pipeline easements are for the purpose of the QGC water pipeline. Please provide the details of any other water pipelines which require the benefit of these easements. [Document reference: 0992, 2435, 2436, 2437]	We confirm the water pipe line easements are for the purpose of the QGC water pipe line. No other easements are required for any other water pipe line.	25/02/2011 16:03

BLACK-242	Medium	Answered	Corrs Chambers Westgarth	24/02/2011 18:36

Please provide further information in relation to the claim by Reeds against Syntech including the context/basis for the claim and the basis for resubmission of the claim (given that it has already been rejected)(see p. 23 of the December 2010/January 2011 Progress Report).

						Please refer to BLACK 219-221.	25/02/2011 16:04

BLACK-243	High	Answered	Corrs Chambers Westgarth	24/02/2011 18:36	Please provide further details and documentary evidence in relation to how QR declared force majeure (page 4 of the December 2010/January 2011 Progress Report).	Please refer to the document uploaded to the data room in folder 02._Syntech_Holdings\09._Rail\9.01_-_Railing_to_Brisbane entitled: 2494 - QR Letter - FM Declaration.	25/02/2011 16:05

13 May 2011	10722640v1	Page 20

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-244	Medium	Answered	Corrs Chambers Westgarth	24/02/2011 18:37	Please provide a copy of the “four environmental damage reports” referred to in the December 2010/January 2011 Progress Report.	Please refer to document 2497 - Environmental Incident Report December 2010/January 2011 under 06._Mine_Operations. None of these environmental damage incidents were of a nature that required external reporting to DERM, including the minor failure to the wall of the sediment dam, which is not classified as a Hazardous Dam.	28/02/2011 16:17

BLACK-245	Medium	Answered	Corrs Chambers Westgarth	24/02/2011 18:37	Please provide a copy of all sales contracts in relation to the sale of coal produced from the Cameby Downs Project.

As sale contracts are subject to confidentiality restrictions with customers, we are unable to provide them at this point without getting specific waivers from our customers. We have instead provided a spreadsheet with a summary of key terms and quality metrics for the two sales that have been completed and the one forward sale that has been committed, as per 2493 - Syntech Coal Sales Quality v2 under folder 01._Asset_Overview_and_Financial_Model\01._Additional_Details. Please note that typical specs will continue to be reviewed as more production data becomes available.

Syntech currently does not have any long term sales agreements with customers, however we have been working with various Japanese, Korean, Taiwanese and Chinese plants / utilities to test burn the coal.

25/02/2011 16:04

Syntech completed its first sale of 73,864 mt In December, at a realized price of $79.85 (reflecting a Contract Price of $84.46 basis 6,000 gar) and second sale of 37,891 mt was completed in January, at a realized price of $101.23 / mt (reflecting a Contract Price of $111.65 basis 6,000 nar). The actual realized prices were adjusted for CV and moisture (which was higher than then anticipated due to the extreme rains in January / December). In addition, the second sale was for the quantity available at the port as the rail link had been destroyed by the flooding at this time.

The company has fixed one sale for May, at a Base Price equal to monthly NEWC SCoTA Index less $4.50 basis 6000 nar. Other than this, no other forward commitments have been made.

Syntechs coal has been trialed by a Japanese utility and a Taiwanese utility with a further sale pending to another Japanese utility.

BLACK-246	Medium	Answered	Corrs Chambers Westgarth	25/02/2011 10:21	The Mining Lease Letter (Doc 1824) contains the grant of ML 50233 however there is not a copy of the original instrument of grant. Please provide a copy of the original instrument of grant for ML 50233.	Syntech does not have a copy of the formal instrument of lease and has requested one from the relevant government. This may take a few months to issue. The documentation available to Syntech and the public records (see document in folder 02._Syntec–Holdings\08._Mining_Lease entitled : 2504 - ML 50233) show that Syntech is the holder of ML 50233	2/03/2011 14:34

BLACK-247	Medium	Answered	Corrs Chambers Westgarth	25/02/2011 10:21	The Certificates of Application for MLAs 50258 - 50269 (Doc 2271) have been provided however the original applications for the MLAs have not been provided. Please provide copies of the original applications.	Please refer to the documents uploaded to folder 02._Syntech_Holdings\08._Mining_Lease\8.02_-_Mining_Lease_Applications.	9/03/2011 17:57

BLACK-248	Medium	Answered	Corrs Chambers Westgarth	1/03/2011 10:27	The December 2010/January 2011 progress Report indicates that SBR will provide “detailed information of the new processes in Q12011” (see p. 18). Please provide a copy of any such information, including any information in relation to the SBR joint venture processes.	Please refer to response from BLACK-161. No updates have been received from SBR thus far.	1/03/2011 17:23

BLACK-249	High	Answered	Corrs Chambers Westgarth	1/03/2011 10:28	Please provide a copy of the draft Environmental Impact Statement documents (see page 11). [Document reference: 2403]	A draft EIS document has not been finalised to date as this is still work in progress.	1/03/2011 17:23

BLACK-250	High	Answered	Corrs Chambers Westgarth	1/03/2011 10:29	Please provide information in relation to any regulatory action taken in respect of the draft Environmental Impact Statement documents (see page 11). [Document reference: 2403]	No regulatory action has been taken.	1/03/2011 17:23

13 May 2011	10722640v1	Page 21

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-251	High	Answered	Corrs Chambers Westgarth	1/03/2011 10:29	The December 2010/January 2011 Progress Report refers to 15 “action items” arising from the annual compliance audit. Please provide details of any outstanding remedial actions required to rectify non-compliances and address the “action items” (see page 12).

There are 4 outstanding action items:

1) Access to allow completion of the sediment dam (not completed at time of audit) had been restricted due to on-going wet weather in 2010. Work is presently being undertaken by civil contractors to complete the rock lined dam by-wash and to apply seeded topsoil to the dam walls to minimize potential for erosion.

During the recent rain events there was a small (3m x 3m) failure in the wall of the sediment dam which collects the rain water run-off that is channeled around the north eastern area of the open mine pit and out-of-pit spoil dumps. This dam is not classed as a hazardous dam and no environmental reporting requirement was triggered. To date access to the area has been restricted due to the wet weather. However, the minor repairs required will be effected as soon as it is safe to enter and work in the area.

2/03/2011 10:24
2) The remaining three action items relate to noise complaints from local residents received since mining commenced. The action items involved developing a monitoring programme to review noise levels in the mine area and provide a report to DERM for their review, which has been done, and we await recommendations on further action from DERM concerning two identified affected properties. DERM may recommend both further mitigation strategies in the mine area, and/or negotiations with the owners of the affected properties to provide compensation payments for noise mitigation at the owners’ residences e.g. double glazing/noise insulation. In the meantime, we are working with Macmahon to continue developing noise mitigation strategies in and around site, e.g. moving the shift equipment “go line” to an area deeper within the mine area

BLACK-252	Medium	Answered	Corrs Chambers Westgarth	1/03/2011 10:30	Please provide a copy of the draft Indigenous Land Use Agreement which is being negotiated with the Barunggam people.	There is no ILUA been negotiated with the Barunggam people. A CHMP (cultural heritage management plan) is been negotiated for stage 2 areas with the Barunggam and is still in draft form and not suitable for distribution. It is intended to negotiate an ILUA for the area required for the rail turnout for stage 2 with all interested aboriginal parties but this is still work in progress.	1/03/2011 17:23

BLACK-253	High	Answered	Corrs Chambers Westgarth	2/03/2011 15:26	Please provide copies of the instruments for all prospecting permits used as pre-requisite tenements for mining lease applications 50258 - 50269.	Please refer to the document uploaded to the data room in folder 02._Syntech_Holdings\08._Mining_Lease entitled: 2505 - Approvals for Prospecting Permit Numbers 50768-50809.	2/03/2011 18:27

BLACK-254	High	Answered	Corrs Chambers Westgarth	3/03/2011 8:57	Please provide a status update in relation to all Mining Lease Applications lodged by the Syntech Group Including estimated timeframes for grant and any indication of the likely terms and conditions.	The mining lease applications are on hold pending the submission of the EIS. This is the normal process so there are no estimated times for grant or likely terms and conditions available at this stage.	3/03/2011 19:14

BLACK-255	Medium	Answered	Corrs Chambers Westgarth	3/03/2011 13:06

What steps has Syntech taken to ensure it complied with its obligations under section 40 of the Coal Mining Safety and Health Act in that (without limitation) :

a) Did Syntech inform McMahon Contractors of all relevant information that Syntech had available to it to ensure that McMahon Contractors was able to develop and implement the mine’s safety and health management system and hazard management plans?

b) Did Syntech enter into a contract appointing McMahon Contractors as coal mining operator which included an obligation to establish a safety and health management system for the mine?

a) In requesting Macmahon fulfill the roles of both Mine Operator and SSE, Syntech provided all relevant information to Macmahon to allow the designated SEE to develop and implement a safety and health management system for the mine and to prepare and implement principal hazard management plans for the mine.

b) Refer to Section 18.2 of the General Conditions of contract.

4/03/2011 18:54

BLACK-256	Medium	Answered	Corrs Chambers Westgarth	3/03/2011 13:07	What steps has Syntech taken to ensure that McMahon Contractors is complying with its obligations under section 41 of the Coal Mining Safety and Health Act?	The Syntech Site Manager attends weekly meetings with Macmahon of which safety and SHMS development and implementation are reviewed. The Syntech Site Manager makes regular inspections of the mine to ensure Macmahon are implementing safety procedures on a day-to-day basis.	4/03/2011 18:54

BLACK-257	Medium	Answered	Corrs Chambers Westgarth	3/03/2011 13:07	What steps has Syntech taken to ensure that McMahon Contractors has the ability to safely manage the coal mine?

During the tender submission process Syntech reviewed the safety performance of Macmahon at other operations where coal mining is undertaken.

The organisation chart submitted and accepted by Syntech includes two safety professionals which in Syntechs opinion is sufficient to provide support to line management in an operation of this size.

4/03/2011 18:54

13 May 2011	10722640v1	Page 22

Part B – Requests

MatterWeb ID	Priority	Question Status	Organisation Asked By	Date Question Submitted	Question	Answer	Answer Date
BLACK-258	Medium	Answered	Corrs Chambers Westgarth	3/03/2011 13:07	What steps has Syntech taken to ensure that McMahon Contractors’ employees have the necessary qualifications required by the Coal Mining Safety and Health Act and Regulations?	During the transition phase from construction to mine operations all competencies of Macmahon employees who performed work on or about the construction site (including statutory positions) were reviewed by the Syntech site senior executive. These competencies will be reviewed further during April’s SHMS implementation audit.	4/03/2011 18:55

BLACK-259	Medium	Answered	Corrs Chambers Westgarth	3/03/2011 13:07	The Q&As state that Syntech plans to audit McMahon Contractors’ safety and health management system in April 2011. What steps has Syntech taken to date to ensure that McMahon Contractors’ safety and health management system for the mine is adequate and no-one is exposed to an unacceptable level of risk?	The Syntech Site Manager attends weekly meetings with Macmahon during which safety and SHMS development and implementation are reviewed. Weekly inspections of the mining excavation are undertaken by the Syntech Coal Quality Superintendent to ensure geological hazards are adequately controlled.	4/03/2011 18:55

BLACK-260	Medium	Answered	Corrs Chambers Westgarth	3/03/2011 13:08	Please provide details of any documents Syntech reviewed when considering McMahon Contractors’ Site Access Procedures in accordance with clause 6.1 of the contract, whether the Site Access Procedures were approved or rejected and the reasons for such approval or rejection, and the current status of the Site Access Procedures?	Macmahon provided a site access procedures document of which a draft electronic copy is attached (a final hard copy version is available on site) under 06._Mine_Operations\03._Safety (documents 2512 to 2526). This document is specific to the mobilisation and construction activities for Macmahon personnel while developing the contractor’s infrastructure, as well as a staged handover of the mine site from Syntech to Macmahon.	4/03/2011 18:55

BLACK-261	Medium	Answered	Corrs Chambers Westgarth	3/03/2011 13:08	Were the regulatory authorities notified in respect of the safety incident referred to in the board minutes of 2 August 2007?	The safety incident in 2007 related to an exploration activity and occurred while the statutory Mine Operator and SSE roles were fulfilled by a drilling contractor. It is our understanding that the incident was reported to the inspectorate. No claims relating to the incident have been received or are expected.	4/03/2011 18:55

BLACK-262	Medium	Answered	Corrs Chambers Westgarth	3/03/2011 13:09	Please confirm whether any other safety incidents have occurred and, if so, whether the regulatory authorities were notified of such incidents, whether any claims have been made in respect of such safety incidents and what the status of those claims is.

Other than the incident in 2007 above, there have been 4 incidents at the mine requiring reporting to the regulator in the period that Syntech has fulfilled the roles of Mine Operator and SSE. There was also an incident in 2009 whereby a contractor committed suicide on the mine site, for reasons unrelated to his employment and the authorities involved have requested that details related to this incident are kept private. All these 5 incidents were reported to the regulator. No claims relating to these incidents have been received.

Since Macmahon took over the roles of Mine Operator and SSE, there have been 4 incidents at the mine requiring reporting to the regulator. All these incidents were reported to the regulator. No claims relating to these incidents have been received.

4/03/2011 18:56

BLACK-263	High	Pending Answer	Corrs Chambers Westgarth	7/03/2011 20:51	Please provide the employment contracts for all employees of Syntech, Syntech II, Syntech Resources, AMH Chinchilla Coal and Mountfield Properties

13 May 2011	10722640v1	Page 23

Share Sale Agreement

Annexure C – Estimated Adjustment Statement

A separate Estimated Adjustment Statement is to be prepared for each of Syntech and Syntech II.

		Estimated Tonnes	Estimate as at Completion Date ($m)
Cash	A	—
Accounts Receivable	B	—
Stock on Hand[1]	C
Total Receivables	D=A+B+C	—
Trade and other payables[2]	E	—
Total Payables	E	—
Estimated Adjustment Amount	F=D-E	—

[1]

Stock on Hand is to be valued using cost methodology consistent with that used by Syntech previously including in the preparation of the January 2011 management accounts. Stock on Hand is to include ROM Non-Bypass, ROM Bypass, Product Non-Bypass, Product Bypass, and Port stocks, each valued at the lower of cost and net realisable value, and. Total Stock on Hand is to be no more than 120,000 tonnes.

[2]	Payables incorporates an adjustment for an amount in accordance with clause 6.2 to reflect any foreign exchange gain or loss for tax purposes that arises from the repayment of the External Debts

© Mallesons Stephen Jaques 10658005_12	Share Sale Agreement	94

Share Sale Agreement

Annexure D – Adjustment Statement

A separate Adjustment Statement is to be prepared for each of Syntech and Syntech II.

		Estimated Tonnes[3]	Estimate as at Completion Date ($m)[4]	Actual Tonnes	Actual as at Completion date ($m)
Cash	A	—		—
Accounts Receivable	B	—		—
Stock on Hand[5]	C
Total Receivables	D=A+B+C	—		—
Trade and other payables[6]	E	—		—
Total Payables	E	—		—
Adjustment Amount	F=D-E	—		—

[3]	From Annexure C
[4]	From Annexure C
[5]

Stock on Hand is to be valued using cost methodology consistent with that used by Syntech previously including in the preparation of the January 2011 management accounts. Stock on Hand is to include ROM Non-Bypass, ROM Bypass, Product Non-Bypass, Product Bypass, and Port stocks, each valued at the lower of cost and net realisable value. Total Stock on Hand is to be no more than 120,000 tonnes.

[6]	Payables include an amount in respect of income tax arising in respect of repayment of External Debts, in accordance with clause 6.2.

© Mallesons Stephen Jaques 10658005_12	Share Sale Agreement	95

Share Sale Agreement

Annexure E - Current Budget

Syntech Group

Capital Budget

	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11	Total
Haul Road Dams	—	—	75,000	—	—	—	—	—	75,000
Davies Pipeline	—	—	—	—	650,000	—	—	—	650,000
Generator & Tank @ QGC Dam	—	—	—	—	75,000	—	—	—	75,000
Civils - Ryalls Road Upgrade Exploration/Tenement Maintenance	—	—	—	70,000	650,000 70,000	70,000	—	—	650,000 210,000
Critical Spares			50,000	50,000	50,000				150,000
Stage 2 costs	59,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	549,000

Total Capex	59,000	70,000	195,000	190,000	1,565,000	140,000	70,000	70,000	2,359,000

© Mallesons Stephen Jaques 10658005_12	Share Sale Agreement 13 May 2011	96

Share Sale Agreement

Annexure F- Form of Escrow Deed

© Mallesons Stephen Jaques 10658005_12	Share Sale Agreement	97

ESCROW DEED

COMPUTERSHARE INVESTOR SERVICES PTY LIMITED

ABN 48 078 279 277

Austar Coal Mine Pty Ltd

ABN 67 111 910 822

GS Power Holdings LLC

A limited liability company formed under the laws of the State of Delaware, USA

10698809_5

Contents

1	Interpretation	3
	1.1 Definitions	3
	1.2 Construction	4
	1.3 Headings	5

2	Escrow Account	5
	2.1 Establishment of Escrow Account	5
	2.2 Computershare to hold Escrow Amount	5
	2.3 Escrow Account signatory	5
	2.4 Buyer Account nomination	5

3	Release of Escrow Amount	5
	3.1 Completion Release Notice	5
	3.2 Released Amounts and Interest	6

4	Termination of this Deed	6
	4.1 Termination after Final Release Notice	6
	4.2 Survival of clauses	6

5	Provisions relating to Computershare	6
	5.1 Computershare as stakeholder	6
	5.2 Duties and obligations	6
	5.3 Substitution of Computershare	6
	5.4 Computershare not liable	6
	5.5 Computershare’s charges and expenses	7
	5.6 Interest	7
	5.7 Indemnity	7
	5.8 Independence of indemnities	7
	5.9 Computershare’s lien	7

6	Legal and other costs and expenses	7

7	GST	8
	7.1 Interpretation	8
	7.2 Recipient of supply to pay GST	8
	7.3 Reimbursement of expenses	8
	7.4 Supplier to provide tax invoice	8

8	General	8
	8.1 Amendment	8
	8.2 Waiver	8
	8.3 Severance	8
	8.4 Further steps	9
	8.5 Governing law and jurisdiction	9
	8.6 Assignment	9
	8.7 Counterparts	9
	8.8 Authorised Signatories	9

9	Notices	9
	9.1 General	9
	9.2 Particulars for delivery of notices	10

10698809_5	page ii

DEED	Dated 2011

BETWEEN	Computershare Investor Services Pty Limited ACN 078 279 277 of 452 Johnston Street, Abbotsford, Victoria 3067 (Computershare)

AND	Austar Coal Mine Pty Ltd ACN 111 910 822 of Suite 1105, Level 11, 68 York Street, Sydney NSW 2000 (Buyer)

AND	GS Power Holdings LLC A limited liability company formed under the laws of the State of Delaware, USA of 200 West Street, New York, NY 10282 - 2198 (Seller)

RECITALS

The parties have agreed that Computershare will provide escrow services to the Escrow Parties on the terms of this Deed and in accordance with the Timetable.

1	Interpretation

1.1	Definitions

In this Deed:

Authorised Signatory means a Buyer Authorised Signatory or a Seller Authorised Signatory (as the case may be).

Business Day means:

(a)	for receiving a notice under clause 9, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the notice is received; and

(b)	for all other purposes, a day that is not a Saturday, Sunday, public holiday or bank holiday in Melbourne, Australia or Perth, Australia.

Buyer Authorised Signatory means any one of the persons whose name and specimen signature is set out in Part 1 of Schedule 2 on behalf of the Buyer, as amended by Buyer from time to time by giving each other party to this Deed written notice.

Commencement Date means the date of this Deed.

Completion Date means the date on which completion occurs under the Share Sale Agreement.

Completion Release Notice means the Release Notice given by the Seller only to Computershare after notice is given by the Buyer and the Seller of the date on which completion occurs under the Share Sale Agreement, in accordance with clause 2.1(d).

Deed means this document including any schedule or annexure to it.

Escrow Account means a corporate trust account held with National Australia Bank Limited in the joint name of the Buyer and the Seller, details of which have been notified to the Escrow Parties pursuant to clause 2.1(a)(ii).

Escrow Amount means the Initial Escrow Amount, less:

(a)	any amount paid to the Escrow Parties in accordance with clauses 0; and

(b)	any authorised charges and expenses payable from the Escrow Account under clause 5.5, from time to time.

Escrow Parties means the Buyer and the Seller.

Establishment Fee means A$3,500.

Initial Escrow Amount means A$202,500,000, as adjusted in accordance with the Share Sale Agreement.

10698809_5

Interest means interest on the Escrow Amount calculated at the rate of interest that is equal to the Reserve Bank of Australia Cash Rate from time to time less 85 basis points credited to the Escrow Account from time to time.

Loss means any loss (including loss of profit and loss of expected profit), claim, action, liability, damage, cost, charge, expense, outgoing, payment, diminution in value or deficiency of any kind or character which Computershare pays, suffers or incurs or is liable for including, but not limited to:

(c)	liabilities on account of Tax;

(d)	interest and other amounts payable to third parties; and

(e)	legal (on a full indemnity basis) and other expenses incurred in connection with investigating or defending any claim or action, whether or not resulting in any liability and all amounts paid in settlement of any claim or action.

Released Amount means the amount to be released from the Escrow Account, as specified in a Release Notice.

Release Notice means a notice delivered to Computershare under clause 3.1 of this Deed, including the Completion Release Notice.

Seller Authorised Signatory means any one of the persons whose name and specimen signature is set out in Part 2 of Schedule 2 on behalf of the Seller, as amended by the Seller from time to time by giving each other party to this Deed written notice.

Share Sale Agreement means the Share Sale Agreement between the Seller, the Buyer and Yancoal Australia Limited dated on or before the date of this Deed.

Tax includes:

(f)	all taxes levied, imposed or assessed under the Tax Act or any other statute, ordinance or law in Australia or elsewhere; and

(g)	taxes in the nature of sales tax, consumption tax, value added tax, payroll tax, group tax, PAYG, undistributed profits, fringe benefits tax, recoupment tax, withholding tax, land tax, water rates, municipal rates, stamp duties, gift duties or other state, territorial, Commonwealth or municipal charges or impositions levied, imposed or collected by any governmental body, together with any additional tax, interest, penalty, charge, fee or other amount of any kind assessed, charged or imposed in relation to the late or short payment of the same or the failure to file any return.

Tax Act means the Income Tax Assessment Act 1936 and the Income Tax Assessment Act 1997.

Timetable means the timetable for the establishment and operation of the Escrow Account as set out in this Deed and summarised in Schedule 3.

1.2	Construction

Unless expressed to the contrary, in this Deed:

(a)	words in the singular include the plural and vice versa;

(b)	any gender includes the other genders;

(c)	if a word or phrase is defined its other grammatical forms have corresponding meanings;

(d)	“includes” means includes without limitation;

(e)	no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it;

(f)	a reference to:

(i)	a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

10698809_5	page 4

(ii)	a person includes the person’s legal personal representatives, successors, assigns and persons substituted by novation;

(iii)	a right includes a benefit, remedy, discretion or power;

(iv)	time is to local time in Melbourne, Victoria;

(v)	“$” or “dollars” is a reference to Australian currency;

(vi)	this or any other Deed includes the Deed as novated, varied or replaced and despite any change in the identity of the parties;

(vii)	writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions;

(viii)	this Deed includes all schedules and annexures to it; and

(ix)	a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this Deed;

(g)	if the date on or by which any act must be done under this Deed is not a Business Day, the act must be done on or by the next Business Day; and

(h)	where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

1.3	Headings

Headings do not affect the interpretation of this Deed.

2	Escrow Account

2.1	Establishment of Escrow Account

(a)	On the Commencement Date, Computershare will:

(i)	open the Escrow Account; and

(ii)	notify each Escrow Party of the details of the Escrow Account.

(b)	The Buyer must pay into the Escrow Account the Initial Escrow Amount, in immediately available cleared funds, no later than three Business Days before the Completion Date.

(c)	The Buyer and the Seller must give Computershare at least three Business Days’ notice of the Completion Date.

(d)	The Buyer and the Seller must notify Computershare of the actual Completion Date on the date on which completion occurs under the Share Sale Agreement.

2.2	Computershare to hold Escrow Amount

Computershare must deal with the Escrow Amount in accordance with this Deed.

2.3	Escrow Account signatory

Only Computershare and the Authorised Signatories can effect transactions in relation to the Escrow Account.

2.4	Buyer Account nomination

The Buyer must provide the notification to Computershare no later than one Business Day before the Completion Date of the account details to pay the Interest to in the form of the “Buyer Notification” set out in Schedule 1 signed by a Buyer Authorised Signatory.

3	Release of Escrow Amount

3.1	Completion Release Notice

The Completion Release Notice relating to the Escrow Account must be given in the form set out in Schedule 1 of this Deed which must be completed and signed by the Seller Authorised Signatory only.

10698809_5	page 5

3.2	Released Amounts and Interest

On receipt of the Completion Release Notice Computershare must:

(a)	withdraw the initial Escrow Amount and pay that amount in immediately available cleared funds in accordance with the instructions in the Completion Release Notice; and

(b)	withdraw the Interest and pay that amount in immediately available cleared fund to the Buyer (in accordance with the instructions provided to Computershare under clause 2.4).

4	Termination of this Deed

4.1	Termination after Final Release Notice

This Deed will terminate on payment of the Released Amount and Interest in accordance with clause 3.2.

4.2	Survival of clauses

Clauses 5.4,5.5, 5.7, 5.8 and 5.9 survive termination of this Deed.

5	Provisions relating to Computershare

5.1	Computershare as stakeholder

(a)	Computershare holds the Escrow Amount and the Interest as a stakeholder.

(b)	This Deed is not intended to create a partnership, joint venture or agency relationship between the parties.

5.2	Duties and obligations

Computershare’s only duties and obligations are those set out in this Deed.

5.3	Substitution of Computershare

(a)	Computershare may resign upon giving 90 days prior written notice to the Escrow Parties.

(b)	Computershare may be immediately removed and replaced following the delivery of a written notice to Computershare signed by the Escrow Parties jointly.

(c)	If either of the events set out in clause 5.3(a) or clause 5.3(b) occur, the duties of Computershare terminate immediately following:

(i)	receipt of a notice given under clause 5.3(a) or clause 5.3(b) as applicable (or any earlier date that may be agreed between all of the parties); and

(ii)	the delivery by Computershare of the Escrow Amount to a successor escrow service provider appointed by the Escrow Parties and whose identity is notified to Computershare in writing.

(d)	If the Escrow Parties are unable to agree upon a successor escrow service provider, or have failed to appoint a successor escrow service provider prior to the receipt of the notice given under clause 5.3(a) or clause 5.3(b), Computershare may at the cost of the Escrow Parties petition the Supreme Court of Victoria for the appointment of a successor escrow service provider or for other appropriate relief, and any resulting appointment is binding upon all of the parties to this Deed.

(e)	Upon acknowledgment by any successor escrow service provider of the receipt of the Escrow Amount, Computershare is fully released and relieved of all duties, responsibilities, and obligations under this Deed.

(f)	Computershare ceasing to act and being released from the terms of this Deed under this clause 5.3 does not affect the indemnities in clause 5.7.

5.4	Computershare not liable

Computershare is not liable for:

10698809_5	page 6

(a)	any loss occasioned by any depositing of the Escrow Amount in accordance with this Deed and the party entitled to the Escrow Amount or any portion of it bears the risk of such loss of the Escrow Amount except where the loss is caused by the negligence, fraud or dishonesty of Computershare

(b)	investigating the authenticity, accuracy or content of a Release Notice or the capacity of any person who signs or purports to sign a Release Notice as an Authorised Signatory;

(c)	any payment made in accordance with clauses 0 which appears on its face to be a Release Notice, if it appears on the face of that document to be signed by persons described in it as Authorised Signatories;

(d)	confirming the identity, authority or rights of any person signing or delivering or purporting to sign or deliver this Deed; or

(e)	any other act it may do or omit to do except where that act or omission is negligent, fraudulent or dishonest.

5.5	Computershare’s charges and expenses

(a)	The Buyer must pay the Establishment Fee, which must be paid to Computershare on the Commencement Date by direct deposit into the Escrow Account.

(b)	The Escrow Parties must pay Computershare’s charges and expenses (other than the Establishment Fee) in equal shares, being disbursements and out-of-pocket expenses reasonably incurred in connection with this Deed.

(c)	The Escrow Parties authorise Computershare to deduct from the Escrow Amount the Establishment Fee, charges and expense described in clause 5.5(b).

5.6	Interest

The Buyer is entitled to all of the Interest (less any deductions made by Computershare in accordance with this Deed) payable in accordance with clause 3.2.

5.7	Indemnity

The Seller (as to 50%) and the Buyer (as to 50%) indemnify Computershare against all Loss arising directly or indirectly be imposed on or incurred by Computershare in the course of Computershare acting as Computershare under this Deed or otherwise endeavouring to carry out its duties under this Deed, including any litigation arising from this Deed or involving the subject matter of this Deed except to the extent that the relevant Loss is caused by the negligence, fraud or dishonesty of Computershare.

5.8	Independence of indemnities

(a)	Each indemnity in this Deed is a continuing obligation, separate and independent from the other obligations of the Escrow Parties and survives the termination of this Deed or the substitution of Computershare in accordance with clause 5.3.

(b)	It is not necessary for Computershare to incur an expense or make a payment before enforcing any indemnity conferred by this Deed.

5.9	Computershare’s lien

The Computershare has a lien on the Escrow Amount and the Interest to the extent of any money owing to it.

6	Legal and other costs and expenses

Each Escrow Party must pay:

(a)	its own legal and other costs and expenses of negotiating, preparing, executing and performing its obligations under this Deed and any other expenses relating directly or indirectly to this Deed; and

10698809_5	page 7

(b)	its share of the costs and expenses in connection with the substitution of Computershare as contemplated by clause 5.3(d).

7	GST

7.1	Interpretation

(a)	Definitions

(i)	In this Deed, “price” has its ordinary meaning and not the special meaning given to it in the GST Act.

(ii)	In this clause:

GST means GST within the meaning of the GST Act and includes penalties and interest.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (as amended).

(b)	Construction

Expressions used in this clause and in the GST Act have the same meanings as when used in the GST Act.

7.2	Recipient of supply to pay GST

(a)	Except where this Deed specifies otherwise, an amount payable by a party under this Deed in respect of a taxable supply by the other party represents the value of the supply or the net amount under clause 7.3.

(b)	The recipient of the supply must, in addition to that amount and at the same time, pay to the supplier the amount of GST payable in respect of the supply.

7.3	Reimbursement of expenses

If this Deed requires a party to pay for, reimburse or indemnify against any expense or liability (reimbursable expense) incurred by the other party (payee) to a third party, the amount to be paid, reimbursed or indemnified is the amount of the reimbursable expense net of any input tax credit to which the payee is entitled in respect of the reimbursable expense (net amount).

7.4	Supplier to provide tax invoice

A party is not obliged, under clause 7.2, to pay an amount for GST in respect of a taxable supply to it, until given a valid tax invoice for the supply.

8	General

8.1	Amendment

This Deed may only be varied or replaced by a Deed executed by the parties.

8.2	Waiver

The failure of a party at any time to require performance of any obligation under this Deed is not a waiver of that party’s right:

(a)	to insist on performance of, or claim damages for breach of, that obligation unless that party acknowledges in writing that the failure is a waiver; and

(b)	at any other time to require performance of that or any other obligation under this Deed.

8.3	Severance

The parties agree that:

(a)	in any construction of this Deed by any person with authority to do so (including a court), a construction of this Deed that results in all provisions of this Deed being legal and enforceable is to be applied; and

10698809_5	page 8

(b)	if, despite a construction in accordance with clause 8.3(a), a provision is illegal or unenforceable then:

(i)	if the provision would not be illegal or unenforceable if a word or words were omitted, that word or those words are severed; or

(ii)	in any other case, the provision is severed,

and the rest of this Deed continues to be legal and enforceable.

8.4	Further steps

Each party must promptly do whatever any other party reasonably requires of it to give effect to this Deed and to perform its obligations under it.

8.5	Governing law and jurisdiction

(a)	This Deed is governed by and is to be construed in accordance with the laws applicable in Victoria.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Victoria and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

8.6	Assignment

The parties may only assign this Deed or any rights under this Deed with the prior written consent of all the other parties, which consent must not be withheld unreasonably.

8.7	Counterparts

This Deed and any Release Notice executed in accordance with this Deed may consist of a number of counterparts and, if so, the relevant counterparts taken together constitute one document.

8.8	Authorised Signatories

Each Escrow Party appoints each of its Authorised Signatories as its agent with authority to sign on its behalf each notice and other deed (including any notices under clauses 3.1 and 5.3(b)) signed by the relevant Escrow Party under or in connection with this Deed.

9	Notices

9.1	General

(a)	A notice, demand, consent, approval or communication under this Deed (Notice) must be:

(i)	in writing in English and signed by a person duly authorised by the sender;

(ii)	directed to the recipient’s address set out in this Deed or as varied by written notice;

(iii)	sent by pre-paid registered post, hand delivery, or facsimile to that address,

(b)	A Notice will be deemed to be duly given:

(i)	in the case of hand delivery, on the day of delivery;

(ii)	two Business Days after the date of posting by pre-paid registered post; or

(iii)	if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the entire Notice, unless within eight business hours after the transmission, the recipient informs the sender that it has not received the entire Notice, but if the delivery, receipt or transmission is not on a Business Day or is after 5:00pm in the place of receipt, the notice is taken to be received at 9:00am on the next Business Day.

10698809_5	page 9

9.2	Particulars for delivery of notices

(a)	The particulars for delivery of notices are initially:

Buyer

Address:	Suite 1105, Level 11 68 York Street Sydney NSW 2000

Fax:	+61 2 8243 5399

Email:	lling@yancoal.com.au

Attention:	Laura Zhang

Copy to:	Andrew Lumsden, Corrs Chambers Westgarth andrew.lumsden@corrs.com.au Fax: (02) 9210 6611

Seller

Address:	GS Power Holdings, LLC 200 West Street New York NY 10282-2198 USA

Fax:	+1 212 256 5669

Email:	shameek.konar@gs.com john.thomas@gs.com

Attention:	Shameek Konar and John Thomas Global Commodities Principal Investments

Computershare

Address:	Yarra Falls, 452 Johnston Street, Abbotsford, VIC 3067

Fax:	+ 61 3 9473 2434

Attention:	Mr Greg Bertram

(b)	Each party may change its particulars for delivery of notices by notice to each other party.

10698809_5	page 10

SCHEDULE 1

COMPLETION RELEASE NOTICE

To:	Computershare Investor Services Pty Ltd

Yarra Falls, 452 Johnston Street,

Abbotsford, VIC 3067

Fax:	[ ]

Date

Dear Sir/Madam

[insert] Escrow Account: Completion Release Notice

We refer to the [insert] Escrow Account established in our name pursuant to the Escrow Deed dated [insert] between Computershare Investor Services Pty Ltd, Austar Coal Mine Pty Ltd and GS Power Holdings LLC (Escrow Deed). Terms not otherwise defined in this document have the meaning set out in the Escrow Deed.

This document is the Completion Release Notice as defined in the Escrow Deed, delivered to you in accordance with clause 3.1 of the Escrow Deed.

We irrevocably instruct you to transfer from the [insert] Escrow Account the amount of $[        ], being the Initial Escrow Amount (Released Amount as follows:

Payee	Bank account details	Allocation of Released Amount
Commonwealth Bank of Australia	[to be inserted]	[All amounts owing to CBA in connection with the facilities mentioned in schedule 11 of the Share Sale Agreement (being A$30,000,000), plus any accrued interest and fees and any termination fees which arise).]

Australian Taxation Office	[to be inserted]	[ The Estimated Withholding Tax as notified under the Share Sale Agreement]

Goldman Sachs Power Holdings LLC (Seller)	[to be inserted]	Balance of the Released Amount

For clarity, this Completion Release Notice is only required to be signed by the Seller.

Yours faithfully

for and on behalf of the Seller

10698809_5

BUYER NOTIFICATION

To:	Computershare Investor Services Pty Ltd

Yarra Falls, 452 Johnston Street,

Abbotsford, VIC 3067

Fax:	[ ]

Date

Dear Sir/Madam

[insert] Escrow Account: Interest Payment

We refer to the [insert] Escrow Account established in our name pursuant to the Escrow Deed dated [insert] between Computershare Investor Services Pty Ltd, Austar Coal Mine Pty Ltd and GS Power Holdings LLC (Escrow Deed). Terms not otherwise defined in this document have the meaning set out in the Escrow Deed.

This document is a Buyer Notification in accordance with clause 2.4 of the Escrow Deed. This document is not the Completion Release Notice.

We irrevocably instruct you to transfer from the [insert] Escrow Account on the Completion Date the Interest accrued on it as follows:

[insert details of recipients, bank account details and amounts]

For clarity, this Buyer Notification is only required to be signed by the Buyer.

Yours faithfully

for and on behalf of the Seller

10698809_5	page 12

SCHEDULE 2

PART 1: BUYER AUTHORISED SIGNATORIES

Authorised Signatory	Signature Specimen
Terence Crawford
Murray Bailey
Vincent O’Rourke

PART 2: SELLER AUTHORISED SIGNATORIES

Authorised Signatory	Signature Specimen
Greg Agran
Robert Mancini
Shameek Konar

10698809_5

SCHEDULE 3

Timetable

Event	Date
Establish Escrow Account	Commencement Date

Seller to notify Buyer of:	Ten Business Days before the Completion Date

• Estimated Adjustment Statement; • Estimated Withholding Tax; • Estimated Restructure Fee; and • Estimated Repayment Amount (as defined in the Share Sale Agreement)

Buyer pay Initial Escrow Amount	Three Business Days before the Completion Date

Buyer and Seller notify Computershare of the Completion Date	Three Business Days before the Completion Date

Buyer to notify Computershare of Account details for payment of Interest	One Business Day before the Completion Date

Buyer and Seller notify Computershare of the actual date on which completion occurs under the Share Sale Agreement	Completion Date

Completion Release Notice	Completion Date

Pay Released Amount in accordance with instructions in Completion Release Notice	Completion Date

Pay Interest to Buyer in accordance with instructions given in the Buyer Notification	Completion Date

10698809_5

Executed as a deed and delivered on the date shown on the first page.

Executed by Computershare	)
Investor Services Pty Limited	)

Company Secretary/Director		Director

Name of Company Secretary/Director (print)		Name of Director (print)

Executed by Austar Coal Mine Pty	)
Ltd	)

Secretary/Director		Director

Name of Secretary/Director (print)		Name of Director (print)

Signed, sealed and delivered by GS	)
Power Holdings LLC by its duly	)
authorised representative

Witness		Authorised representative

Name of witness (print)		Name of authorised representative (print)

10698809_5

Share Sale Agreement

Signing page

DATED: 13/5/11

EXECUTED by GS POWER	)
HOLDINGS LLC by its duly	)
authorised representative	)
)
)
)
Signature of witness	)	Signature of representative
)
)
)
Name of witness (block letters))		Name of representative (block letters)

EXECUTED by AUSTAR COAL	)
MINE PTY LIMITED by authority of	)
its directors:	)
)
)
)
Signature of director	)	Signature of director/company
	)	secretary*
	)	*delete whichever is not applicable
)
)
Name of director (block letters))		Name of director/company secretary*
(block letters)
*delete whichever is not applicable

EXECUTED by YANCOAL	)
AUSTRALIA LIMITED by authority	)
of its directors:	)
)
)
)
Signature of director	)	Signature of director/company secretary*
	)	*delete whichever is not applicable
)
)
)
Name of director (block letters))		Name of director/company secretary*
(block letters)
*delete whichever is not applicable

© Mallesons Stephen Jaques 10658005_12	Share Sale Agreement	91